As filed with the Securities and Exchange Commission


                                on April 25, 1996

                                                       Registration No. 333-1979

- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4


                       Pre-Effective Amendment Number One


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                       NEW ENGLAND COMMUNITY BANCORP, INC.
             (Exact name of Registrant as specified in its charter)

                                   ----------
       DELAWARE                      0-14550                   06-1116165
       --------------              ----------                  ----------
       (State or other          (Primary Standard            (I.R.S. Employer
       jurisdiction of          Classification Code       Identification No.)
       incorporation or         Number)
       organization)

                       NEW ENGLAND COMMUNITY BANCORP, INC.
                                OLD WINDSOR MALL
                                  P.O. BOX 130
                           WINDSOR, CONNECTICUT 06095
                               TEL. (860) 688-5251
                               -------------------
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                OLD WINDSOR MALL
                                  P.O. BOX 130
                           WINDSOR, CONNECTICUT 06095
                           --------------------------
          (Address of principal place of business or intended principal place of business)

                                DAVID A. LENTINI
                                OLD WINDSOR MALL
                                  P.O. BOX 130
                           WINDSOR, CONNECTICUT 06095
                               TEL. (860) 688-5251
                               -------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                      With copies of all communications to:
                                 J. J. CRANMORE
                          CRANMORE, FITZGERALD & MEANEY
                             49 WETHERSFIELD AVENUE
                           HARTFORD, CONNECTICUT 06114
                            TELEPHONE (860) 522-9100
                                   ----------
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                                   ----------
     If any of the securities being registered on this Form are to be offered: in connection with the Formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

        Title of           Proposed       Proposed
     Each Class of         Maximum        Maximum
      Securities            Amount        Offering     Aggregate     Amount of
         to be              to be         Price Per    Offering    Registration
      Registered          Registered        Unit         Price        Fee (*)
- --------------------------------------------------------------------------------
    Class A Common
    Stock par value        549,300          N/A           N/A         $999.92
    $.10 per share

     * Estimated solely for the purpose of calculation of the registration fee. Pursuant to Rule 457 (f)(1) under the Securities Act of 1933, the registration fee is based on the market value of the 100,000 shares of the common stock of Manchester State Bank to be exchanged in the Reorganization ($2,900,000), has not been allocated among the Common Stock of the registrant to be issued in the Reorganization and is not based on the market value of such securities. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       NEW ENGLAND COMMUNITY BANCORP, INC.
         Cross-Reference Sheet Between Items in Form S-4 and Prospectus
                    Pursuant to Item 501(b) of Regulation S-K


ITEM NO.  FORM S-4 CAPTION                          HEADING IN PROSPECTUS
- --------  ----------------                          ---------------------

          A. INFORMATION ABOUT THE TRANSACTION

Item 1.   Forepart of Registration Statement and    Cover Page of Registration
          Outside Front Page                        Statement; Cross Reference
          Front Cover Page of Prospectus            Sheet; Outside Front Cover
                                                    Page of Prospectus

Item 2.   Inside Front and Outside Back Cover       Inside Front Cover Page of
          Pages of Prospectus                       Prospectus; Available
                                                    Information; Table of
                                                    Contents

Item 3.   Risk Factors, Ratio of Earnings to        Summary; Introduction; The
          Fixed Charges and Other Information       Reorganization Information
                                                    Regarding NECB; Information
                                                    Regarding  MSB

Item 4.   Terms of the Transaction                  Summary; The Reorganization;
                                                    Description  of NECB's
                                                    Capital Stock; Comparison of
                                                    the Rights of Shareholders

Item 5.   Pro Forma Financial Information           Summary; Unaudited Pro Forma
                                                    Condensed Combined Financial
                                                    Information

Item 6.   Material Contracts with the Company       Summary
          Acquired

Item 7.   Additional Information Required for       *
          Reoffering by Persons and Parties
          Deemed to be Underwriters

Item 8.   Interests of Named Experts and Counsel    *

Item 9.   Disclosure of Commission Position on      *
          Indemnification for Securities Act
          Liabilities

          B. INFORMATION ABOUT THE REGISTRANT

Item 10.  Information with Respect to S-3           *
          Registrants

Item 11.  Incorporation of Certain Information by   *
          Reference

Item 12.  Information with Respect to S-2 or S-3    *
          Registrants

Item 13.  Incorporation of Certain Information by   *
           Reference

Item 14.  Information with Respect to Registrants   Available Information;
          Other than S-2 or S-3 Registrants         Summary; The Reorganization;
                                                    Unaudited Pro Forma
                                                    Condensed Combined Financial
                                                    Information; Information
                                                    Regarding NECB

          C.  INFORMATION ABOUT THE COMPANY
                 BEING ACQUIRED

Item 15.  Information with Respect to S-3 Companies *

Item 16.  Information with Respect to S-2 or S-3    *
          Companies

Item 17.  Information with Respect to Companies     Available Information;
          Other than S-2 or S-3 Companies           Summary; Information
                                                    Regarding MSB

          D.  VOTING AND MANAGEMENT INFORMATION

Item 18.  Information if Proxies, Consents or       Summary; Introduction; The
          Authorizations Are to be Solicited        Reorganization

Item 19.  Information if Proxies, Consent or        *
          Authorization Are Not to be Solicited
          or in an Exchange Offer

- ----------
* Omitted because inapplicable or answer is in the negative.

                               (LETTERHEAD OF MSB)


                                                            May 3, 1996




To Our Shareholders:


     You are cordially invited to attend a Special Meeting of Shareholders of Manchester State Bank, ("MSB") to be held on June 7, 1996, at 10:00 a.m., at Manchester Country Club, 305 South Main Street, Manchester, Connecticut.


     The purpose of the meeting is to consider and vote upon the enclosed Plan and Agreement of Reorganization dated December 19, 1995, (the "Reorganization Agreement") pursuant to which New England Community Bancorp, Inc. ("NECB") the bank holding company of New England Bank and Trust Company ("NEBT") and The Equity Bank ("EQBK"), Connecticut chartered commercial banks, will acquire all of the outstanding common stock of Manchester State Bank ("MSB"). Pursuant to the Reorganization Agreement, as a shareholder of MSB, you will receive $35.20 payable in cash (the "Cash Portion") and 5.493 shares (together the "Per Share Consideration") of NECB common stock (the "Reorganization Shares") in exchange for each share of MSB common stock which you own, as described in the Proxy Statement-Prospectus.

     Consummation of the Reorganization is subject to certain conditions, including the approval of the Reorganization Agreement by MSB shareholders and the approval of the Reorganization by various regulatory agencies. Subject to the foregoing conditions, the Reorganization is currently expected to close in mid 1996.

     YOUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED REORGANIZATION IS IN THE BEST INTERESTS OF MSB AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE "FOR" THE REORGANIZATION. The Board has also received the opinion of First Albany Corporation to the effect that the Per Share Consideration to be paid by NECB in the proposed reorganization is fair, from a financial point of view, to the shareholders of MSB. Enclosed are a Notice of the Special Meeting and a Proxy Statement-Prospectus containing information about NECB and the proposed Reorganization. The affirmative vote of two-thirds of the outstanding shares of MSB Common Stock is required to approve the Reorganization Agreement. CONSEQUENTLY, A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO READ THIS MATERIAL CAREFULLY AND SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.

     The Reorganization is an important step for MSB and its shareholders. On behalf of the Board of Directors, I urge you to vote "FOR" the proposal.

                                             Very truly yours,


                                             Nathan G. Agostinelli
                                             President and Chief
                                             Executive Officer

                              MANCHESTER STATE BANK
                                1041 MAIN STREET
                            MANCHESTER, CT 06045-1400


                                 (860) 646-4004




                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                        To Be Held on June 7, 1996

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Manchester State Bank ("MSB") will be held at 10:00 a.m., on June
7, 1996 at Manchester Country Club, 305 South Main Street, Manchester, Connecticut for the following purpose:


     1. To consider and vote upon a proposal to adopt a Plan and Agreement of Reorganization, dated as of December 19, 1995 (the "Reorganization Agreement") by and among New England Community Bancorp, Inc. ("NECB"), New England Bank and Trust Company, a wholly owned subsidiary of NECB and Manchester State Bank ("MSB") which provides, among other things, for NECB to acquire all of the outstanding common stock of MSB ( the "MSB Common Stock") in exchange for $35.20 payable in cash and 5.493 shares of NECB Common Stock for each share of MSB Common Stock.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.


     Only holders of common stock of MSB of record at the close of business on April 26, 1996 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.


     ALL SHAREHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON.

                                          By Order of the Board of Directors
Manchester, Connecticut                   Ronald Jacobs,


May 3, 1996                               Secretary


     WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.


                                          May 3, 1996

                                 PROXY STATEMENT

                                   MANCHESTER
                                   STATE BANK
                           SPECIAL MEETING TO BE HELD


                            ON JUNE 7, 1996


                                   PROSPECTUS

                       NEW ENGLAND COMMUNITY BANCORP, INC.
                                  COMMON STOCK
                           (PAR VALUE $.10 PER SHARE)


     This Proxy Statement-Prospectus is being furnished to the holders of common stock, par value $10.00 per share (the "MSB Common Stock"), of Manchester State Bank, a Connecticut chartered commercial bank, with its principal place of business in Manchester, Connecticut ("MSB"), in connection with the solicitation of proxies by the MSB Board of Directors for use at a Special Meeting of MSB's shareholders to be held on June 7, 1996, at 10:00 a.m., at Manchester Country Club, 305 South Main Street, Manchester, Connecticut and at any adjournments or postponements thereof (the "MSB Meeting").

     At the MSB Meeting, the shareholders of record of MSB Common Stock as of the close of business on Apil 26, 1996, will consider and vote upon a proposal to approve the Plan and Agreement of Reorganization, dated as of December 19, 1995 (the "Reorganization Agreement"), by and among MSB, New England Community Bancorp, Inc., a Delaware corporation ("NECB"), the bank holding company for New England Bank and Trust Company ("NEBT"), a Connecticut chartered commercial bank with its principal place of business in Windsor, Connecticut, and The Equity Bank ("EQBK"), a Connecticut chartered commercial bank, with its principal place of business in Wethersfield, Connecticut and NEBT which provides, among other things, for the acquisition of all outstanding shares of MSB Common Stock by NECB and the issuance of $35.20 payable in cash and 5.493 shares of NECB Common Stock in exchange for each share of MSB Common Stock. For a description of the Reorganization Agreement, which is included in its entirety as Appendix A to this Proxy Statement-Prospectus, see "THE REORGANIZATION."


     This Proxy Statement - Prospectus constitutes a prospectus of NECB in respect of up to 549,300 Shares of NECB Common Stock.

     The outstanding shares of NECB Common Stock are traded over the counter on the Nasdaq National Market System under the symbol "NECB."


     This Proxy Statement-Prospectus and the accompanying proxy cards are first being mailed to shareholders of MSB on or about May 3, 1996.


                      ------------------------------------
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------


     THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS May 3, 1996.

                              AVAILABLE INFORMATION


     New England Community Bancorp, Inc. ("NECB") is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission.") The reports, proxy statements and other information filed by NECB with the Commission can be inspected and copied at public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by NECB can be inspected at the offices of the National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006.


     Manchester State Bank ("MSB") is also subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements, and other information with the Federal Deposit Insurance Corporation (the "FDIC.") The reports, proxy statements and other information filed by MSB with the FDIC can be inspected and copied at public reference facilities maintained by the FDIC at its Public Files in the Registration and Disclosure Section at Room F-643, 1776 F Street N.W., Washington D.C., 20006. Copies of such material may be ordered from such Section by telephone request at prescribed rates by calling (202) 898-8920. Information regarding MSB may also be obtained from the Federal Reserve Board's Publication Department; 600 Atlantic Avenue, Boston, Massachusetts 02106. Inquires can further be directed to Nathan G. Agostinelli, President of MSB, 1041 Main Street, Manchester, Connecticut, telephone (860) 646-4004.


     NECB has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereof, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of NECB Common Stock to be issued pursuant to the Reorganization Agreement. This Proxy Statement-Prospectus does not contain all the information set forth in the first paragraph in the Registration Statement and exhibits thereto. Such additional information may be inspected and copied as set forth above. Statements contained in this Proxy Statement-Prospectus or in any document incorporated by reference in this Proxy Statement-Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

     No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Proxy Statement-Prospectus in connection with the Reorganization and offering covered by this Proxy Statement-Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by NECB or MSB. This Proxy Statement-Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the NECB Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Proxy Statement-Prospectus nor any issuance of securities made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Proxy Statement-Prospectus or in the affairs of NECB or MSB since the date hereof.

                               TABLE OF CONTENTS                       PAGE
                               -----------------                       ----


AVAILABLE INFORMATION
SUMMARY
COMPARATIVE PER SHARE DATA
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF NECB
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF MSB

INTRODUCTION
     General
     Parties To The Reorganization

THE MSB MEETING
     MSB Meeting
     Vote Required
     Recommendation of the Board of Directors

THE REORGANIZATION
     Background of the Reorganization
     Reasons for the Reorganization
     Opinions of Financial Advisors
     Effect of the Reorganization
     Shareholders' Agreements
     Effective Time
     Procedures for Exchange of Certificates
     Conditions to Consummation of the Reorganization
     Regulatory Approvals Required for the Reorganization
     Conduct of Business Pending the Reorganization
     Termination, Amendment and Waiver
     Interest of Certain Persons in the Reorganization
     Employee Matters
     Fees and Expenses
     Anticipated Accounting Treatment
     Resales of NECB Common Stock received in the Reorganization
     Trading Market for NECB Common Stock
     Federal Income Tax Consequences
     Appraisal Rights of Dissenting Shareholders

INFORMATION REGARDING NECB
     Business-General Development of Business
     Competition and General Business Conditions
     Lending Activities
     Loan Portfolio
     Investment Securities
     Deposits and Other Funding Services
     Return on Equity and Assets
     Asset/Liability Management
     Certain Supervisory Matters
     Employees
     Legislation, Regulation and Supervision

     Properties
     Legal Proceedings
     Market For NECB's Common Stock and Related Stockholder
      Matters
     Changes In and Disagreements With Accountants On Accounting
      And Financial Disclosure

MANAGEMENT'S DISCUSSION AND ANALYSIS
 OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS OF NECB

MANAGEMENT OF NECB
     Management
     Executive Compensation
     Security Ownership of Certain Beneficial
      Owners and Management

CERTAIN RELATIONSHIPS AND RELATED MATTERS OF NECB

INFORMATIONREGARDING MSB
     General - Description of Business
     The Banking Industry
     MSB's Market Area
     Competition
     Lending Activities
     Loan Portfolio
     Interest Rates
     Nonperforming Loans
     Securities Activities
     Deposits
     Return on Equity and Assets
     Properties
     Legal Proceedings
     Market for MSB's Common Stock
      and Related Stockholder Matters
     Dividend Policy
     Employees

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS OF MSB

MANAGEMENT OF MSB
     Management
     Executive Compensation
     Security Ownership of Certain Beneficial Owners and
      Management

CERTAIN RELATIONSHIPS AND RELATED MATTERS OF MSB

UNAUDITED PRO FORMA CONDENSED COMBINED
 FINANCIAL INFORMATION

DESCRIPTION OF NECB'S CAPITAL STOCK
     Common Stock
     Preferred Stock
     Absence of Cumulative Voting
     Procedures for Certain Business Combinations

COMPARISON OF THE RIGHTS OF SHAREHOLDERS
     Authorized Capital Stock
     Issuance of Capital Stock
     Voting Rights
     Dividends and Other Distributions
     Classification and Size of Board of Directors
     Director Vacancies and Removal of Directors
     Special Meetings of Shareholders
     Shareholder Nominations and Proposals
     Shareholder Action Without a Meeting
     Amendment of Governing Instruments
     Reorganizations, Consolidations and Sale
      of Assets
     Appraisal Rights
     Dissolution
     Limitation of Director Liability
     Indemnification of Directors and Officers

LEGAL MATTERS
EXPERTS
OTHER MATTERS

INDEX TO FINANCIAL STATEMENTS

Appendix A - Reorganization Agreement
Appendix B - Opinion of First Albany Corporation, the Financial
             Advisor to MSB
Appendix C - Opinion of HAS Associates, Inc., the Financial
             Advisor to NECB
Appendix D - Connecticut Statutes Governing Appraisal Rights Appendix E - Form of Shareholder's Agreement and Approval of
             Banking Commissioner regarding same

                                     SUMMARY

     The following summary of certain information contained elsewhere in the Proxy Statement-Prospectus is not intended to be a complete description of all material facts regarding NECB and MSB and the matters to be considered at the meetings and is qualified in all respects by the information appearing elsewhere in this Proxy Statement-Prospectus and the attachments, including the Agreement, a copy of which is attached hereto as Appendix A, and the information incorporated herein by reference. Shareholders are urged to read carefully all such information.

PARTIES TO THE REORGANIZATION

     NEW ENGLAND COMMUNITY BANCORP, INC. ("NECB") is the bank holding company for NEW ENGLAND BANK AND TRUST COMPANY ("NEBT"), a Connecticut chartered commercial bank located in Windsor, Connecticut and THE EQUITY BANK ("EQBK") a Connecticut chartered commercial bank located in Wethersfield, Connecticut. NECB is committed to providing through its banking subsidiaries commercial and consumer banking products and services to its customers and the communities which they serve. NECB's principal executive offices are located at Old Windsor Mall, P.O. Box 130, Windsor, Connecticut 06095. Telephone: (860) 688-5251.

     NECB has built its community banking network through both internal growth and acquisition. NECB was founded in 1984 and became the bank holding company for Windsor Bank & Trust Company in 1985. In 1986, NECB acquired NEBT. In 1988, Windsor Bank and Trust Company was merged with and into NEBT. In 1995, NECB acquired all of the outstanding common stock of EQBK and operates EQBK as a separate bank subsidiary. EQBK was founded in 1987.

     NECB operates NEBT and EQBK as community-oriented institutions dedicated to providing personalized service. NEBT and EQBK believe that their maintenance of professional, personalized service has resulted in their ability to obtain and service many of the small to medium sized commercial credits in their market areas. As part of NECB's internal growth strategy, NEBT and EQBK intend to continue to provide personalized banking services by expanding current commercial and consumer products to new and existing relationships, aggressively seek new business at the expense of other banks, and, when economically justified, by opening new branch locations in attractive contiguous markets.

     NEBT's and EQBK's deposits are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act.

     NECB provides a wide range of commercial and consumer banking services through a branch network located in North Central Connecticut. NEBT's branch offices are located in the towns of Canton, East Windsor, Ellington, Enfield, Somers, Suffield, Windsor and Poquonock (Windsor). EQBK's office is located in Wethersfield, Connecticut and serves the surrounding communities.

     MANCHESTER STATE BANK, ("MSB") is a Connecticut chartered commercial bank serving the Town of Manchester, Connecticut and surrounding communities. MSB's deposits are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act. MSB was founded in 1970. The main office of MSB is located at 1041 Main Street, Manchester, Connecticut telephone (860) 646-4004. MSB's two other branch offices are also located in Manchester, Connecticut. MSB's business consists primarily of attracting deposits from the general public and small businesses and loaning or investing their deposits. MSB originates loans collateralized by mortgages on commercial and residential properties and engages in secured and unsecured consumer installment and commercial lending. MSB's primary regulatory authorities are The Federal Deposit Insurance Corporation ("FDIC") and the State of Connecticut Department of Banking.

     MSB offers a broad range of commercial and consumer banking services, including loans and deposit accounts for small and medium-sized businesses, professionals and consumers. MSB operates as a community bank and competes effectively for banking business by stressing personal service, on site decision making and by being flexible and responsive to the needs of its customers.

MSB MEETING


     The MSB Shareholder Meeting (the "MSB Meeting") will be held at 10:00 a.m., on June 7, 1996 at Manchester Country Club, 305 South Main Street, Manchester, Connecticut. The purpose of the MSB Meeting is to consider and vote upon the Reorganization Agreement, dated December 19, 1995, pursuant to which all of the MSB Common Stock will be exchanged for cash and common stock of NECB Common Stock and MSB will merge with and into NEBT. Shareholders of MSB are entitled to receive $35.20 payable in cash (the "Cash Portion") and 5.493 shares of NECB's Common Stock (together the "Per Share Consideration") in exchange for each share of MSB Common Stock owned by them. See "THE MSB MEETING."

VOTE REQUIRED AND RECORD DATE

     At their respective  meetings on December 19, 1995, the Boards of Directors
of  both  MSB  and  NECB   unanimously   approved  the  Plan  and  Agreement  of
Reorganization.

     NECB. Shareholders of NECB are not required to vote for the Reorganization.


     MSB. Only MSB Shareholders of record at the close of business on April 26, 1996 (the "MSB Record Date") will be entitled to vote at the MSB Meeting. The affirmative vote of the holders of two thirds of the shares outstanding on such date is required to approve the Reorganization Agreement. As of the MSB Record Date, there were 100,000 shares of MSB Common Stock outstanding and entitled to be voted.


     The directors and executive officers of MSB beneficially owned, as of March 15, 1996, 28,700 shares or 28.7% of the outstanding MSB Common Stock. All of the executive officers and all of the directors of MSB who are shareholders have agreed to vote for the Reorganization and have executed Shareholder Agreements indicating that in exchange for the compensation set forth therein, they will support the Reorganization and that following the Reorganization, they will not engage in certain activities relating to NECB. See "THE REORGANIZATION - Shareholders' Agreements."

REASONS FOR THE REORGANIZATION; RECOMMENDATION OF BOARDS OF DIRECTORS

     The Board of Directors of MSB (the "MSB Board") has unanimously approved the Reorganization Agreement and has determined that the Reorganization is fair to and in the best interests of MSB and its shareholders. The MSB Board therefore unanimously recommends that holders of MSB Common Stock vote "FOR" the approval of the Reorganization Agreement. The MSB Board believes that the Reorganization will provide an opportunity for MSB Shareholders to receive consideration well in excess of the book value of their shares and an increase in dividends over those previously paid to MSB Shareholders. In reaching its decision to approve the Reorganization, the MSB Board consulted with its legal and financial advisors regarding the terms of the proposed transaction. See "THE REORGANIZATION - Reasons For the Reorganization, Opinions of Financial Advisors"; "THE MSB MEETING - Recommendation of Board of Directors."

OPINIONS OF FINANCIAL ADVISORS

     HAS Associates, Inc. ("HAS") has served as financial advisor to NECB in connection with the Reorganization, and has rendered an opinion to the NECB Board that the Per Share Consideration is fair, from a financial point of view, to NECB shareholders. First Albany Corporation ("First Albany") has served as financial advisor to MSB in connection with the Reorganization, and has rendered an opinion to the MSB Board that the Per Share Consideration is fair, from a financial point of view, to MSB's shareholders. For additional information, see "THE REORGANIZATION-Opinions of Financial Advisors." The opinion of HAS is attached as Appendix C and the opinion of First Albany is attached as Appendix B to this Proxy Statement-Prospectus. MSB shareholders are urged to read such opinions in their entirety.

EFFECTIVE TIME

     The Reorganization will become effective on the last day of the month in which the filing of the Plan and Agreement of Reorganization, certified by the Banking Commissioner, along with his approval of the Reorganization, is filed with the Secretary of State of the State of Connecticut. The filing will be made after the expiration of all applicable waiting periods in connection with approvals of governmental authorities and all conditions to the consummation of the Reorganization are satisfied or waived. (the "Effective Time.") If the Effective Time does not occur by December 31, 1996, either MSB or NECB may abandon the Reorganization and terminate the Reorganization Agreement. See "THE REORGANIZATION-Conditions to Consummation of the Reorganization, Regulatory Approvals Required for the Reorganization."

     If the Reorganization is approved by the shareholders of MSB and MSB receives the required state and federal regulatory approvals, subject to certain conditions described herein, the Effective Time is expected to occur in mid-1996.

SHAREHOLDERS' AGREEMENTS

     Concurrently with the execution of the Reorganization Agreement, the directors of MSB executed shareholders' agreements, (the "Shareholders' Agreements") which contains provisions agreed to by NECB, MSB and each director of MSB to support the Reorganization. See "THE REORGANIZATION-Shareholders' Agreements." Pursuant to Connecticut law, such agreements may not be enforceable without the approval of the Banking Commissioner. Such approval was obtained on December 13, 1995. See "THE REORGANIZATION-Shareholders' Agreements."

CONDITIONS, REGULATORY APPROVALS

     Consummation of the Reorganization is subject to various conditions, including receipt of the shareholder approvals solicited hereby, receipt of the necessary regulatory approvals, and satisfaction of other customary closing conditions.

     The regulatory approvals and consents necessary to consummate the Reorganization include the approval of the Federal Deposit Insurance Corporation (the "FDIC") and the Commissioner of Banking of the State of Connecticut. See "THE REORGANIZATION-Regulatory Approvals Required for the Reorganization."

FEES AND EXPENSES UNDER CERTAIN CIRCUMSTANCES

NO SOLICITATION OF TRANSACTIONS

     MSB has agreed in the Reorganization Agreement that MSB shall not solicit, approve or recommend to its shareholders, or undertake or enter into with or without shareholder approval, either as the surviving or disappearing or the acquiring or acquired corporation, any other reorganization, consolidation, assets acquisition, tender offer or other takeover transaction, or furnish or cause to be furnished any information concerning its business, properties or assets to any person or entity (other than NECB) interested in any such transaction (except for directors and executive officers of MSB and such other persons as may be required by law), and MSB will not authorize or permit any officer, director, employee, investment banker or other representative, directly or indirectly, to solicit, encourage or support any offer from any person or entity (other than NECB) to acquire substantially all of the assets of MSB, to acquire 10% or more of the outstanding stock of MSB, to enter into an agreement to merge with MSB, or to take any other action that would have substantially the same effect as the foregoing, without the written consent of NECB (any such solicitation, approval, undertaking, authorization, permission or other action referred to in this sentence being sometimes referred to as an "unauthorized action"). If the Reorganization is not consummated in accordance with the terms set forth in the Reorganization Agreement because of any action or omission by MSB; MSB shall on demand pay to NECB the sum of (a) NECB's out-of-pocket expenses, including without limitation, reasonable attorney, accountant and investment banker fees and expenses, incurred by NECB in connection with the Reorganization and the transaction provided for in the Reorganization Agreement, plus (b) $500,000 as liquidated damages.

BREACHES OF REPRESENTATIONS AND WARRANTIES

     If either MSB or NECB fails to perform any material covenant or agreement in the Reorganization Agreement, or if any representation or warranty by MSB or NECB is determined to be materially untrue the party which fails to perform or who makes the untrue representation or warranty (the "Breaching Party"), and if at the time of the failure or untrue representation or warranty by the Breaching Party, the other party is not a Breaching Party (the "Non-Breaching Party"), and if the Agreement is thereafter terminated prior to the Effective Time, then the Breaching Party shall on demand pay to the Non-Breaching Party the out-of-pocket expenses incurred by the Non-Breaching Party in connection with the Reorganization and the transactions provided for in the Reorganization Agreement; provided, however, that the amount payable shall not exceed $250,000.

PROHIBITED TRANSACTIONS WITH THIRD PARTIES

     In addition, in the event MSB does not take any unauthorized action, if MSB shareholders do not approve the Reorganization, and so long as NECB does not breach the Reorganization Agreement, should an agreement to acquire or merge with MSB at $88.00 of value per share or more to the MSB shareholders be executed on or before December 1, 1997 with an entity that makes an offer during the term of the Reorganization Agreement, MSB shall pay to NECB upon execution of such agreement the sum of all out-of-pocket expenses, incurred by NECB in connection with the Reorganization and the transactions provided for in the Reorganization Agreement; provided that if the transaction agreed to with such other entity shall not close, NECB shall thereupon promptly repay such amount to MSB.

ANTICIPATED ACCOUNTING TREATMENT

     It is anticipated that the Reorganization will be treated as a "purchase" for accounting and financial reporting requirements. The unauditited pro forma condensed consolidated financial information contained in this Proxy Statement-Prospectus has been prepared using the purchase method of accounting to account for the Reorganization. See "Unaudited Pro Forma Condensed Combined Financial Information."

FEDERAL INCOME TAX CONSEQUENCES

     It is intended that the Reorganization will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Consummation of the Reorganization is conditioned upon receipt of an opinion of tax counsel stating that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the facts existing at the Effective Time, (i) the Reorganization will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by NECB, NEBT or MSB as a result of the Reorganization, and (iii) gain or loss if any will be recognized by the shareholders of MSB who exchange their MSB Common Stock for NECB Common Stock pursuant to the Reorganization only to the extent of the Cash Portion of the Per Share Consideration received and any cash received in lieu of a fractional share of NECB Common Stock. A summary of the opinion of Reid and Reige, P.C. regarding these matters is set forth in this Proxy Statement-Prospectus and the opinion is included as an exhibit to the
Registration   Statement.   See   "THE    REORGANIZATION-Federal    Income   Tax
Consequences."

CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS

     At the Effective Time, shareholders of MSB, except shareholders who perfect dissenters' rights in accordance with Section 36a-181(a) of the Connecticut
General Statutes, automatically will become shareholders of NECB and their rights as shareholders of NECB will be determined by the Delaware Corporation Law and by NECB's Certificate of Incorporation and Bylaws. The rights of the present shareholders of NECB differ from rights of the present shareholders of MSB with respect to certain matters, including without limitation their right to remove directors, call special meetings, amend its bylaws and certificate of incorporation, nominate director candidates and propose new business at shareholder meetings. For a summary of these differences, see "COMPARISON OF RIGHTS OF SHAREHOLDERS."

DISSENTERS' RIGHTS

     Dissenters' rights are available to shareholders of MSB who object to the Reorganization. Under the Connecticut General Statutes, shareholders can obtain payment of the value of their shares. In the event of a disagreement as to the value of the MSB Common Stock, such value will be determined by three disinterested persons, to be selected as follows: one by the dissenting shareholder(s); one by MSB; and one to be chosen by the two thus selected. Shareholders of MSB who wish to exercise dissenters' rights must fully comply with applicable law, including the requirements of Section 36a-125(h) of the Connecticut General Statutes. Dissenting shareholders must give MSB two written notices: one, an objection, on or before the date of the Special Meeting, and the second, a written demand for payment, within ten days after the date on which the vote on the Reorganization is taken which complies with the requirements of C.G.S. Section 33-374, that MSB purchase all of his or her shares at fair value. Accordingly, shareholders of MSB who wish to dissent are urged to read carefully "Appraisal Rights of Dissenting Shareholders" and Appendix D attached to this Proxy Statement-Prospectus, and to consult with their own legal and tax advisors. See "THE REORGANIZATION-Appraisal Rights of Dissenting Shareholders."

MARKETS AND MARKET PRICES


     NECB Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System. MSB Common Stock is traded only on a limited basis and is not traded on any stock exchange or quoted on any automated quotation system. The following table sets forth the closing price per share of NECB Common Stock, the last reported sale price per share of MSB Common Stock and the equivalent per share prices for MSB Common Stock giving effect to the Reorganization on December 19, 1995, the last trading day preceding public announcement of the signing of the Reorganization Agreement and on April 15, 1996. The equivalent per share price of MSB Common Stock at each specified date represents the closing price of a share of NECB Common Stock on such date multiplied by 5.493, the Exchange Ratio provided for in the Reorganization Agreement. See "THE REORGANIZATION-Effect of the Reorganization."


                                    NECB         MSB        EQUIVALENT
                                   COMMON       COMMON      PER SHARE
                                   STOCK        STOCK         PRICE
                                   ------       ------      ----------


Market Value Per Share at:
   December 19, 1995.......        $10 1/4      $29           $56.30
   April 15, 1996..........        $11 1/4      $29           $61.79


     MSB shareholders are advised to obtain current market quotations for NECB Common Stock and MSB Common Stock. No assurance can be given concerning the market price of NECB Common Stock before or after the Effective Time of the Reorganization (as defined below). The market price for NECB Common Stock will fluctuate between the date of this Proxy Statement-Prospectus and the Effective Time of the Reorganization. Because the Exchange Ratio is fixed, it will not be affected by changes in the market value of NECB or MSB Common Stock. The Reorganization Agreement may not be terminated by either party due to a decrease in the market value of either NECB or MSB Common Stock.

PRO FORMA CAPITALIZATION


     The table below sets forth the equity capital of NECB and MSB at December 31, 1995 (historical) and the combined pro forma equity capital of NECB, which reflects the pro forma effects of the Reorganization:


                                    NECB                MSB              Pro Forma          Combined
                                (Historical)        (Historical)        Adjustments         Pro Forma
                                ============        ============        ===========         ==========
Equity:
  Common Stock:                          308               1,000               (945) (1)           363
  Surplus                             21,522                 850             (3,520) (2)
                                                                               (375) (3)
                                                                                (22) (4)
                                                                             (8,642) (5)        27,097
  Retained Earnings                    8,492               4,684             (4,684) (6)         8,492

  Unrealized losses
    on securities
    available-for-sale, net              158                                                       158
                                         ---               -----               ----                ---

Total Equity                          30,480               6,534               (904)            36,110
                                      ======               =====               ====             ======



Shares outstanding                     3,084                 100                449              3,633
Book value per share              $     9.88           $   65.34                              $   9.94
Tangible book value
  per share                       $     9.75           $   65.34                              $   9.00
Tangible Equity Assets                  8.82%               6.89%                                 7.44%


- ---------------
     1. Elimination of 100,000 MSB Common shares with a Par Value of $10.00 per share and the issuance of 549,000 shares of NECB Common shares with a Par Value of $0.10 per share.

     2. Represents liability for cash payment of $35.20 per share for each share of MSB Common stock.

     3. Represents liability for fees and expenses related to the transaction.

     4. Adjustments to MSB's Surplus reflecting fair value of assets and liabilities:


          Increase in investments                        $    3
          Decrease in loans                                (253)
          Real Estate Owned                                 600
          Increase in deposits                             (372)
                                                         ------
          Total                                            ($22)
                                                         ======

     5. Represents additional paid in capital as shown:

          Decrease in common stock                       $  945
          Elimination of retained earnings                4,684
          Excess of purchase price paid                   3,013
                                                         ------
             Total                                       $8,642
                                                         ======


     6. Represents the elimination of retained earnings.

     The information set forth above should be read in conjunction with the historical and financial information of NECB and MSB appearing elsewhere in this Proxy Statement-Prospectus and in conjunction with the Unaudited Pro Forma Condensed Combined Financial Information on pages 142 to 147 of the Proxy Statement-Prospectus.


     The capital ratios at December 31, 1995 of NECB (current and pro forma), NEBT (current and pro forma) and MSB are summarized below:


                                      Minimum
                                     Regulatory                                     NECB         NEBT
                                    Capital Level     NECB     NEBT      MSB      Pro Forma    Pro Forma
                                   --------------    ------   ------    -----     ---------    ---------

Tier 1 leverage capital ratio .....     4.00%        11.89%    7.34%     6.95%       9.43%        6.15%
Tier 1 risk-based capital ratio ...     4.00%        12.25%   10.42%     9.91%      10.49%        8.78%
Total risk-based capital ratio ....     8.00%        13.49%   11.67%    11.72%      11.86%       10.23%

     For a detailed discussion of the capital of NECB and MSB, respectively, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NECB - Capital" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FNANCIAL CONDITION AND RESULTS OF OPERATIONS OF MSB - Capital".

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share, pro forma combined per share and pro forma equivalent per share information with respect to NECB Common Stock and MSB Common Stock for the year ended December 31, 1995. The pro forma combined per share information for the NECB Common Stock reflects the pro forma effects of the Reorganization. The information set forth below should be read in conjunction with the historical and financial information of NECB and MSB appearing elsewhere in this Proxy Statement-Prospectus and in conjunction with the Unaudited Pro Forma Condensed Combined Financial Information on pages 142 to 147 of this Proxy Statement-Prospectus.

Comparative Per Share Data

                                            Per Common Share
                               -------------------------------------------------
                                   Historical              Pro Forma
                               ------------------  -----------------------------

                                                 Exchange Ratio 5.493 per



                                                 share of NECB to 1 share of MSB


                                                 -------------------------------
                                                                Equivalent
                                                      NECB        Per MSB
                                 NECB      MSB      Combined       Share  (1)(2)
                               --------  -------   ----------   ----------


For the year ended December
 31, 1995


    Income from continuing
      operations               $0.91      $ 3.41    $0.81 (3)        $ 4.45
    Cash dividends
      declared                 $0.205     $ 0.50    $0.205(4)        $ 1.13
    Book value at end
      of period                $9.88      $65.34    $9.94 (5)        $54.60


      (1) Equivalent per MSB share data is derived by applying the exchange ratio of 5.493 to 1 Pro Forma NECB data.

      (2) Equivalent per MSB share data does not account for the cash portion received by MSB shareholders in the amount of $35.20 per share.


      (3) Amount is based upon average shares outstanding for the year ended December 31, 1995.

      (4) Amount is based upon pro forma average shares outstanding for the year ended December 31, 1995.

      (5) Cash dividend declared for NECB Combined reflects actual historical dividend payment on NECB Common Stock.

      (6) Amount is based upon actual shares outstanding at December 31, 1995.

      (7) Amount is based upon pro forma actual shares outstanding at December 31, 1995.

      SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF NECB

The following table sets forth selected consolidated financial and other data of NECB at the dates and for the periods indicated. The data at December 31, 1995, 1994, 1993, 1992 and 1991 and for the years then ended has been derived from the audited Consolidated Financial Statements and related Notes of NECB included elsewhere herein. The selected consolidated financial and other data set forth below should be read in conjunction with, and are qualified in its entirety by, the more detailed information, including the Consolidated Financial Statements and related Notes, included elsewhere herein.


                            Years Ended December 31,
                     (000's omitted, except per share data)


                                                                          1995         1994        1993         1992         1991
                                                                      --------     --------    --------     --------     --------

Earnings:
Interest income                                                       $ 16,300     $ 12,551    $ 13,185     $ 15,343     $ 17,835
Interest expense                                                         5,736        3,974       4,962        6,497       10,480
                                                                      --------     --------    --------     --------     --------
Net interest income                                                     10,564        8,577       8,223        8,846        7,355
Provisions for loan loss                                                   700          530         764        2,679        3,400
                                                                      --------     --------    --------     --------     --------
Net interest income after provision for loan losses                      9,864        8,047       7,459        6,167        3,955
Non-interest income                                                      1,692        1,616       2,115        2,350        1,822
Non-interest expense                                                     8,591        7,895       9,337        7,272        6,493
                                                                      --------     --------    --------     --------     --------
Income (loss) before income tax expense (benefit) and change in          2,965        1,768         237        1,245         (716)
  accounting principle
Income tax expense (benefit)                                               985          665          56          872          (97)
                                                                      --------     --------    --------     --------     --------
Income (loss) before effect of change in accounting principle            1,980        1,103         181          373         (619)
Cumulative effect of change in accounting principle                                                 228
                                                                      --------     --------    --------     --------     --------
Net income (loss)                                                     $  1,980     $  1,103    $    409     $    373     $   (619)
                                                                      ========     ========    ========     ========     ========

Per share data:
  Net income (loss)                                                   $   0.91     $   0.82    $   0.31     $   0.29     $  (0.49)
  Dividends declared                                                      0.205        0.05
  Book value (as of end of year)                                          9.88         8.88        9.99         9.47         9.31
  Tangible book value (as of end of year)                                 9.75         8.88        9.99         9.47         9.31

Balance sheet data as of end of year:
  Loans (1)                                                           $222,235     $132,624    $115,696     $135,322     $146,931
  Allowance for possible loan losses                                     4,446        2,565       2,784        3,197        3,442
  Investments                                                           82,129       47,807      59,274       49,357       42,751
  Assets                                                               341,561      216,690     203,184      211,727      214,845
  Deposits                                                             307,161      196,872     188,466      196,178      201,856
  Shareholders' equity                                                  30,480       18,473      13,012       12,334       11,812
  Nonperforming assets                                                   5,453        3,548       4,224        8,905       12,672

Operating Ratios:
  Return on average assets                                               0.91%        0.56%       0.20%        0.18%      (0.29)%
  Return on average equity                                               9.61%        8.34%       3.26%        3.08%      (5.18)%
  Interest rate spread (2)                                               4.31%        4.30%       4.20%        4.40%        3.10%
  Net interest margin (2)                                                5.28%        4.80%       4.60%        4.80%        3.90%
  Tangible equity / total assets                                         8.76%        8.53%       6.40%        5.83%        5.50%
  Tier 1 risk-based capital ratio (minimum 4%)                          12.25%       13.99%      10.30%        8.76%        8.25%
  Total risk based capital ratio (minimum 8%)                           13.49%       15.25%      11.66%       10.03%        9.52%

(1) Does not include mortgages held for sale.
(2) Computed on a fully tax-equivalent basis.

                    SELECTED FINANCIAL AND OTHER DATA OF MSB

The following table sets forth selected consolidated financial and other data of MSB at the dates and for the periods indicated. The data at December 31, 1995, 1994, 1993 1992 and 1991 and for the year ended has been derived from the audited Consolidated Financial Statements and related notes of MSB included elsewhere herein. The selected financial and other data set forth below should be read in conjunction with, and are qualified in its entirety by, the more detailed information, including the Consolidated Financial Statements and related Notes, included elsewhere herein.

                            Years Ended December 31,
                     (000's omitted, except per share data)

                                                              1995          1994           1993            1992           1991
                                                              ----          ----           ----            ----           ----
Earnings:
Interest income                                              $7,356         $6,714         $7,790         $8,771         $10,321
Interest expense                                              2,733          2,398          3,120          4,086           5,854
                                                          ---------      ---------      ---------      ---------        --------
Net interest income                                           4,623          4,316          4,670          4,685           4,467
Provision for loan losses                                       475            700          1,814          2,188           1,954
                                                          ---------      ---------      ---------      ---------        --------


Net interest income after provision for loan losses           4,148          3,616          2,856          2,497           2,513
Non-interest income                                             398            487            478            546             546
Non-interest expense                                          3,824          3,712          3,257          2,913           2,979
                                                          ---------      ---------      ---------      ---------        --------
Income before income tax expense                                722            391             77            130              80


Income tax expense                                              381            188             68            111              36
                                                          ---------      ---------      ---------      ---------        --------
Net income                                                   $  341         $  203         $    9         $   19         $    44
                                                          =========      =========      =========      =========        ========


Per share data:
  Net income                                                 $ 3.42         $ 2.33         $ 0.09         $ 0.19         $  0.44
  Dividends declared                                         $ 0.50
  Book value (as of end of period)                           $65.34         $62.72         $60.40         $60.30         $ 60.12

Balance sheet data as of end of year:
  Loans                                                     $71,501        $74,387        $83,540        $95,106        $100,898
  Allowance for loan losses                                   1,435          1,460          2,313          2,813           2,668
  Investments in securities                                  17,834         15,526         12,471         10,863           2,172
  Assets                                                     94,771         95,447        103,655        113,956         113,360
  Deposits                                                   87,134         88,781         97,616        105,484         106,622
  Shareholders' equity                                        6,534          6,272          6,040          6,030           6,012
  Nonperforming assets                                        2,644          4,900          8,279          9,238           8,157

Operating Ratios:
  Return on average assets                                    0.36%          0.21%          0.01%          0.02%           0.08%
  Return on average equity                                    5.23%          3.30%          0.15%          0.32%           1.46%
  Interest rate spread (1)                                    4.99%          4.65%          5.03%          4.66%           4.35%
  Net interest margin (1)                                     5.23%          5.03%          4.62%          4.48%           4.32%
  Tangible equity / total assets                              6.89%          6.57%          5.83%          5.29%           5.30%
  Tier 1 risk-based capital ratio (minimum 4%)                9.91%          9.48%          7.88%          7.04%           7.88%
  Total risk based capital ratio (minimum 8%)                11.72%         11.11%          9.13%          8.31%           9.16%

(1) Computed on a fully tax-equivalent basis.

                           PROXY STATEMENT-PROSPECTUS

                                  INTRODUCTION

GENERAL


     This Proxy Statement-Prospectus is being furnished to the holders of common stock, par value $10.00 per share (the "MSB Common Stock"), of Manchester State Bank ("MSB"), 1041 Main Street Manchester, Connecticut 06045-1440 in connection with the solicitation of proxies by the Board of Directors of MSB (the "MSB Board") for use at the Special Meeting of MSB shareholders to be held on June 7, 1996, at 10:00 a.m., at Manchester Country Club, 305 South Main Street, Manchester, Connecticut, and at any adjournments or postponements thereof
(the "MSB Meeting").


     At the MSB Meeting, shareholders of record of MSB as of the close of business on the MSB Record Date will consider and vote upon a proposal to approve the Plan and Agreement of Reorganization, dated as of December 19, 1995 (the "Reorganization Agreement"). The Reorganization Agreement provides, among other things, for the acquisition of all of the outstanding common stock of MSB by NECB. Concurrent with the acquisition of the MSB Common Stock, MSB will merge with and into NECB's subsidiary New England Bank and Trust Company ("NEBT").
NECB shall issue shares of its common stock (the "NECB Common Stock") in exchange for the shares of MSB Common Stock so that when the Reorganization becomes effective, nondissenting MSB shareholders will receive $35.20 payable in cash (the "Cash Portion") and 5.493 shares of NECB Common Stock for each share of MSB Common Stock owned by them (the "Reorganization Shares")(together the "Per Share Consideration").

     The Proxy Statement-Prospectus also constitutes a prospectus of NECB in respect to the offering and issuance of the Reorganization Shares.

PARTIES TO THE REORGANIZATION

     NECB is a multi-bank holding company incorporated under the laws of the State of Delaware, with its principal offices at Old Windsor Mall, Windsor, Connecticut, 06095, telephone (860) 688-5251. NECB conducts commercial banking businesses through its subsidiaries New England Bank and Trust Company ("NEBT") and The Equity Bank ("EQBK"), state-chartered commercial banks with deposits insured by the Federal Deposit Insurance Corporation pursuant to the Federal Deposit Insurance Act. NEBT operates seven (7) branches and has filed an application with the FDIC to establish a branch in West Hartford, Connecticut. EQBK's office is located at 1160 Silas Deane Highway, Wethersfield, Connecticut. EQBK has no branches other than the main office.

     Through NEBT and EQBK, NECB offers a broad range of financial services to both commercial and retail customers located throughout their service areas in Connecticut. NECB's principal assets and sources of income are its investments in its operating subsidiaries. There are federal and state limitations on the extent to which bank subsidiaries may finance or otherwise supply funds to their parents.

     NECB focuses its marketing efforts toward individuals and small-to-medium-sized businesses (including corporations, small businesses, and professional firms), which are the predominant types of businesses in its market area, located in north central, Connecticut. NECB's loan products include a variety of commercial, consumer and real estate loans. NECB employs 129 full-time and 41 part-time employees.

     MSB's business consists primarily of attracting deposits from the general public and small businesses and loaning or investing these deposits. MSB originates loans collateralized by mortgage liens on commercial and residential properties and engages in making secured and unsecured consumer installment and commercial loans. MSB employs 37 full-time employees and 9 part-time employees.

     MSB offers a broad range of commercial and consumer banking services, including loans and deposit accounts for small and medium-sized businesses, professionals and consumers. MSB operates as a community bank and competes effectively for banking business by stressing personal service, on-site decision-making, flexibility and responsiveness to the needs of its customers. Management believes strongly in its ability to serve the banking needs of Manchester and the surrounding communities.

                                 THE MSB MEETING
MSB MEETING


     Each copy of this Proxy Statement-Prospectus mailed to holders of MSB Common Stock is accompanied by a proxy card furnished in connection with the MSB Board's solicitation of proxies for use at the MSB Meeting. The MSB Meeting is scheduled to be held on June 7, 1996, at 10:00 a.m., at Manchester Country Club, 305 South Main Street, Manchester, Connecticut. Only holders of record of MSB Common Stock at the close of business on the MSB Record Date are entitled to receive notice of and to vote at the MSB Meeting. At the MSB meeting, shareholders will consider and vote upon the Reorganization

Agreement pursuant to which NECB will acquire all of the outstanding MSB Common Stock and such other matters as may properly be brought before the MSB Meeting. On each matter to be considered at the MSB Meeting, shareholders will have one vote for each share of MSB Common Stock held of record on the MSB Record Date.

     HOLDERS OF MSB COMMON STOCK ARE REQUESTED TO PROMPTLY SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD TO MSB IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE MSB MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE REORGANIZATION AGREEMENT.

     Any holder of MSB Common Stock who has delivered a proxy may revoke it any time before it is voted by giving notice of revocation in writing, or submitting a signed proxy card bearing a later date to Manchester State Bank, 1041 Main
Street, Manchester, Connecticut 06045-1440, Attention: Nathan G. Agostinelli, President, provided that such notice or proxy card is actually received by MSB before the vote of shareholders or by casting a contrary vote at the MSB Meeting. The shares of MSB Common Stock represented by properly executed proxies received at or prior to the MSB Meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxies received will be voted "FOR" approval of the Reorganization Agreement and the exchange of shares. If any other matters are properly presented at the MSB Meeting for consideration, the persons named in the MSB proxy card enclosed herewith will have discretionary authority to vote on such matters in accordance with their best judgment; provided, however, that such discretionary authority will only be exercised to the extent permissible under applicable federal and state securities, corporation and banking laws. As of the date of this Proxy Statement-Prospectus, MSB is unaware of any other matter to be presented at the MSB Meeting.

     The costs of soliciting proxies from holders of MSB Common Stock will be borne by MSB and is not expected to exceed $7,500. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers, and employees of MSB (who will receive no additional compensation for such efforts). In addition, MSB will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals.

                      MSB SHAREHOLDERS ARE REQUESTED NOT TO
             FORWARD THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS

VOTE REQUIRED

     The directors and executive officers of MSB and NECB beneficially owned, as of March 15, 1996, in the aggregate 28,800 shares, or approximately 28.8% of the outstanding shares of MSB Common Stock.

     The Directors of MSB unanimously approved the Reorganization Agreement and all of the executive officers and directors of MSB, who are shareholders, representing 28,700 shares or 28.7% of the outstanding common stock of MSB have agreed to vote FOR the Reorganization.

     In the aggregate, the beneficial stock ownership of the officers and directors of NECB and MSB represents 846,198 shares or approximately 27.4% of the total number of NECB shares on a pro forma basis which are expected to be outstanding following the consummation of the transaction.

     Only holders of record of shares of MSB Common Stock on the MSB Record Date will be entitled to vote at the MSB Meeting. The affirmative vote of two-thirds of the shares of MSB Common Stock outstanding on such date is required in order to approve the Reorganization Agreement. Therefore, a failure to return a properly executed proxy card or to vote in person at the MSB Meeting will have the same effect as a vote against the Reorganization Agreement. As of March 15, 1996, there were 100,000 shares of MSB Common Stock outstanding and entitled to vote at the MSB Meeting, with each share being entitled to one vote. Votes withheld and non-votes are not treated as having voted in favor of any proposal. Consequently, a failure to vote will have the same effect as a vote against the proposal.

     The directors and executive officers of MSB beneficially owned, as of March 15, 1996, 28,700 shares or 28.7% of MSB's outstanding Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The MSB Board has unanimously approved the Reorganization Agreement and has determined that the Reorganization is in the best interests of MSB and its shareholders and unanimously recommends that shareholders vote "FOR" the Reorganization. The MSB Board has also received the opinion of its financial advisor, First Albany Corporation, to the effect that the Per Share

     Consideration   to  be  received  by  MSB   shareholders  in  the  proposed
Reorganization is fair, from a financial point of view, to such shareholders. The MSB Board therefore unanimously recommends that MSB shareholders vote "FOR" approval of the Reorganization Agreement and the transactions contemplated thereby. For the reasons described below, the MSB Board believes that the Reorganization will provide significant value to MSB shareholders and also enable them to participate in enhanced opportunities for growth in shareholder value. See "THE REORGANIZATION - Shareholders' Agreements; Interests of Certain Persons in the Reorganization."


                               THE REORGANIZATION

     The following information, insofar as it relates to matters contained in the Reorganization Agreement, is qualified in its entirety by the Reorganization Agreement, which is incorporated herein by reference and attached hereto as Appendix A. MSB shareholders are urged to read carefully the Reorganization Agreement.

BACKGROUND OF THE REORGANIZATION

     Over the past several years, MSB's management attention has been directed principally towards the resolution of problem assets and compliance with regulatory capital levels. The deterioration of the Connecticut economy during the early 1990s adversely affected the financial condition and operating results of MSB, causing the bank to incur increased levels of non performing assets and subsequently increased loan loss reserve requirements. In December 1992, MSB entered into an agreement with the FDIC and the Commissioner to cease and desist from certain activities and to effect certain changes in the operation of the bank to enhance its operating performance and capital levels (the "Order").

     Following the imposition of the Order, the attention of MSB management and the Board of Directors was directed primarily to addressing the issues raised thereby. In addition, beginning in 1993 and increasingly thereafter, MSB regularly considered matters of long term planning for the bank, including the viability of small community banks in response to increased competition from larger financial institutions. MSB believed itself capable of providing premium service and attention to its customers, but increasing regulatory requirements were driving the costs of delivery of such services to impractical levels. At the same time, the ongoing consolidation in the banking industry was significantly reducing the costs for large financial institutions to deliver the same services.

     During 1994 and 1995, MSB management and the Board of Directors met on several occasions with representatives of First Albany Corporation to discuss strategic issues, including the possibility of a sale of the bank. In 1994, independent of its discussions with First Albany, MSB entered into discussions with another Connecticut based institution. However, the parties were unable to reach a definitive agreement as to the terms of the merger, and subsequently MSB terminated the negotiations.

     In April 1995, First Albany made a presentation to the Board regarding the current merger and acquisition market for banks. The Board and management gave careful consideration to the various options and alternative possibilities for the future of MSB, and resolved to retain First Albany to explore the possibility of a sale of the bank.

     First Albany was retained by MSB on May 5, 1995. In the ensuing months, management and First Albany worked together to develop information materials for prospective buyers or merger partners. Subsequently, with the approval of the Board of MSB, First Albany contacted eleven financial institutions. In August 1995, one of the three parties which initially expressed significant interest in MSB indicated that it was not interested in proceeding with discussions or due diligence. MSB continued preliminary discussions and conducted preliminary due diligence reviews with two parties through November 1995.

     In December 1995, with the authorization of the Board of Directors MSB negotiated with NECB involving a transaction whereby NECB would acquire MSB and MSB would merge with and into NEBT. Following negotiations and due diligence, on December 19, 1995, the Board of Directors of MSB met to review a proposed Reorganization Agreement with its financial and legal advisors. At the conclusion of this meeting, the MSB Board of Directors voted unanimously to approve the transaction.

REASONS FOR THE REORGANIZATION

     The terms of the Plan and Agreement of Reorganization, including the consideration to be received by shareholders of MSB, were reached on the basis of arms' length negotiations between MSB and NECB. In concluding that the terms of the Reorganization are fair, the Board of Directors considered, among other things, the market value, book value, earnings per share, and dividends paid to shareholders of NECB Common Stock. The Board of Directors concluded that the Reorganization provides an opportunity for the shareholders of MSB to receive consideration well in excess of the book value of their shares and an increase in dividends over those previously paid to MSB shareholders. The Board of Directors also considered the financial information provided by NECB regarding NECB's historical financial performance, including results of operations, financial condition, growth in earnings, dividend history and growth in book value per share.

     The Board of Directors of MSB considered the Reorganization relative to other merger and acquisition transactions involving similar institutions. Among other things, the Board considered the size of the selling institution, the price to tangible book value, the price to earnings for the twelve months preceding announcement of a transaction, the price to assets, the form of consideration, and the primary market area of the target institution.

     MSB also considered alternatives immediately available to MSB as well as the long-term prospects for smaller financial institutions (such as MSB). Among the strategic alternatives available to MSB, the Board of Directors considered remaining independent or seeking other merger partners before determining to proceed with the Reorganization.

     Based on the strategic review of MSB's primary market area, the Board of Directors determined that the increasingly competitive environment was diminishing the economic opportunities available for smaller financial institutions, and concluded that the positive impact of affiliation with a larger institution which possessed substantially greater resources would have a materially positive impact on the business of the bank and the delivery of services to its existing and perspective customer base. Furthermore, the management of MSB believes that merging with NECB will result in a significantly enhanced liquidity for MSB shareholders, as well as enhanced earnings and book value per share based on the number of shares and percentage of common stock received by MSB shareholders in the Reorganization.

     The Board of Directors of MSB also considered the fairness opinion of First Albany which stated that the consideration to be received by the MSB shareholders in the Reorganization was fair to such shareholders from a financial point of view. First Albany's fairness opinion was presented to MSB with an accompanying presentation on December 19, 1995. A copy of First Albany's fairness opinion, dated as of the date hereof, is included as Appendix B. A discussion of First Albany's fairness opinion is included below. See "Opinions of Financial Advisor."

     In reviewing the provisions of the Reorganization Agreement relating to the requirement that MSB pay to NECB a termination fee of $500,000 in the event the merger is not consummated as a result of certain actions on the part of MSB, the Board of Directors was aware that the existence of such provision would give a competitive bidding advantage to NECB over a third party offering a price significantly higher than that of the consideration in the Reorganization. MSB was aware that the existence of such provision might significantly discourage a potential competing acquirer from making an offer. The Board of Directors of MSB was also aware that its acceptance of this provision was a condition of NECB s entering into the Reorganization.

OPINIONS OF FINANCIAL ADVISORS

MSB. Pursuant to an engagement letter dated as of May 3, 1995, MSB retained First Albany as its financial advisor in connection with the possible sale of MSB. First Albany is an investment banking firm and as part of its investment banking business engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for tax, corporate and other purposes. MSB selected First Albany as its financial advisor on the basis of its experience and expertise in transactions similar to the Reorganization and its reputation in the banking and investment communities.

     On December 19, 1995, First Albany delivered its written opinion to the MSB Board to the effect that, as of December 19, 1995, the consideration to be received by MSB shareholders was fair, from a financial point of view, to the shareholders of MSB Common Stock. Such opinion was reconfirmed in writing as of the date of this Proxy Statement-Prospectus.

THE FULL TEXT OF THE OPINION OF FIRST ALBANY DATED AS OF THE DATE OF THIS PROXY STATEMENT-PROSPECTUS, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY FIRST ALBANY, IS ATTACHED HERETO AS APPENDIX
B. MSB SHAREHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. FIRST ALBANY'S OPINION IS DIRECTED ONLY TO THE CONSIDERATION TO BE RECEIVED BY MSB SHAREHOLDERS IN THE REORGANIZATION FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY MSB SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE MSB SPECIAL MEETING. THE SUMMARY SET FORTH IN THIS PROXY STATEMENT-PROSPECTUS OF THE OPINION OF FIRST ALBANY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with its opinion, First Albany reviewed and analyzed, among other things: (a) the Plan and Agreement of Reorganization; (b) certain publicly available reports issued by MSB and NECB; (c) certain other publicly available financial and other information concerning MSB and NECB and the trading markets (or absence thereof) for the securities of MSB and NECB; (d) certain other internal information, including projections, relating to MSB and NECB, prepared by the managements of MSB and NECB and furnished to First Albany for purposes of its analysis; and (e) certain publicly available information concerning certain other banking and savings institutions, the trading markets for their securities, and the nature and terms of certain other merger and acquisition transactions which First Albany believed were relevant to its inquiry. First Albany also met with certain officers and representatives of MSB and NECB to discuss the foregoing as well as other matters First Albany believed were relevant to its inquiry. First Albany also considered such financial and other factors as it deemed appropriate under the circumstances and took into account its assessment of general economic, market, and financial conditions, and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. First Albany's opinion is necessarily based on conditions as they existed and could be evaluated on the respective dates thereof and on the information made available to First Albany through the respective dates thereof.

     In conducting its review and in arriving at its opinion, First Albany relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available and did not attempt independently to verify the same. First Albany relied upon the managements of MSB and NECB as to the reasonableness and achievability of the projections (and the assumptions and bases therefor) provided to First Albany, and assumed that such projections reflected the best currently available estimates and judgments of such managements and that such projections would be realized in the amounts and in the time periods estimated by such managements. First Albany also assumed, without independent verification, that the aggregate allowances for loan losses for MSB and NECB were adequate to cover such losses. First Albany did not make or obtain any evaluations or appraisals of the property of MSB or NECB, nor did First Albany examine any individual loan credit files. First Albany did not address MSB's underlying business decision to proceed with the Reorganization and is not making any recommendation to the MSB common shareholders with respect to any approval of the Reorganization.

     In connection with rendering its opinion to the MSB Board, First Albany performed a variety of financial analyses which are summarized below. First Albany believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying First Albany's opinions. The preparation of the fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In its analyses, First Albany also took into account its assessment of general economic, market, and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of the banking industry in general. With respect to the comparable company analyses and bank merger transaction analysis summarized below, no public company utilized in the comparisons is identical to MSB or NECB and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or public trading values of the companies concerned. Any estimates contained in First Albany's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis.

     The projections reviewed by First Albany were prepared by the managements of MSB and NECB. Neither MSB nor NECB publicly discloses internal management projections of the type provided to First Albany in connection with its review of the Reorganization. Such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including without limitation factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections. Furthermore, for purposes of its analysis in connection with preparing its opinion, First Albany adjusted the balance sheet of MSB as of September 30, 1995 to reflect the impact of funding MSB's Founding Directors' Plan, as defined below:

     The following is a brief summary of certain of the analyses performed by First Albany in connection with its opinion dated December 19, 1995 and reconfirmed as of the date of this Proxy Statement-Prospectus:

ANALYSIS OF SELECTED PUBLICLY TRADED CONNECTICUT DEPOSITORY INSTITUTIONS

     In preparing the opinion, First Albany compared selected financial data and financial ratios of MSB to the corresponding data and ratios of selected depository institutions located in Connecticut whose stock is listed on a nationally recognized exchange and whose total assets exceeded $100 million but were less than $500 million (the "Comparable Group"). Financial data and financial ratios compared included recent earnings, total assets, total deposits, book value, tangible book value, asset quality ratios, and loan loss reserve levels and ratios. The 13 Companies in the Comparable Group, included:
American Bank of Connecticut; Bancorp Connecticut, Inc.; BNH Bancshares, Inc.; Branford Savings Bank; The Bank of Southington; Hometown Bancorporation, Inc; MidConn Bank; The New Milford Bank & Trust; NewMil Bancorp, Inc.; Norwalk Savings Society, Inc.; People's Savings Financial Corp. (New Britain); Tolland Bank, and Village Bancorp. As of December 18, 1995, the multiples of the market price of the common stock of the Comparable Group to such selected financial data was: median price/trailing twelve months earnings, 14.6 times; mean price/trailing twelve months earnings, 12.1 times; mean price/tangible book value, 121.4%; median mean price/tangible book value, 101.5%. Based on the closing price of NECB on December 19, 1995 ($10.25 per share), the consideration to be received for the MSB Common Stock would reflect an implied price/trailing twelve months earnings of 14.4 times and an implied price/tangible book value of 149.2%.

     First Albany noted in this analysis that the ratios derived from MSB financial data for tangible capital as a percentage of assets, nonperforming assets as a percentage of total assets, and return on assets were less than the mean and median for the Comparable Group; net interest margin exceeded the mean and median for the Comparable Group; and efficiency ratio (defined as operating expenses as a percentage of net interest income and other income) and return on equity were approximately equal to the mean and median of the Comparable Group. First Albany further noted that the total assets of MSB were $93.8 million, and that the mean and median total assets for the Comparable Group were $296.5 million and $296.5 million, respectively.

SELECTED TRANSACTIONS ANALYSIS

     First Albany analyzed 23 selected New England bank and thrift acquisitions (the "Acquisition Comparables"), each with aggregate consideration between $4 and $61 million, announced since January 1, 1994. In each such acquisition, First Albany calculated the ratio of the offer value to the market value of the acquired institution 30 days prior to announcement of the transaction, the price/earnings multiple, the price/deposits, price/assets and the price/tangible book value. This analysis produced the following results: (i) a range of ratios of offer values to market values 30 days prior to announcement of the transaction of 111.3% - 192.3%, with a median of 139.9% and a mean of 144.3%, compared to the same ratio for the Reorganization of 261.4% (ii) a price/earnings multiple range of 7.9 times - 22.9 times, with a median multiple of 12.8 times and a mean of 13.5 times, compared to a transaction multiple for the Reorganization of 14.4 times (note that in this analysis of the Acquisition Comparables, First Albany did not include those institutions comprising the Acquisition Comparables whose ratio of price / net income exceeded 30.0 times);
(iii) a price/deposit range of 7.6% - 25.9%, with a median of 14.7% and a mean of 15.0%, compared to the same ratio for the Reorganization of 10.6%; and (iv) a price/tangible book value multiple range of 113.3% - 224.5%, with a median of 161.8% and a mean of 161.8%, compared to a transaction multiple for the Reorganization of 149.2%.

DISCOUNTED CASH FLOW ANALYSIS

     Using a discounted earnings analysis, First Albany estimated the net present value of holding MSB Common Stock through December 31, 1998 in anticipation of a sale of MSB at that time (the "Net Present Value"). The Net Present Value was determined by applying a range of multiples to forecasted 1998 earnings (12.0 times - 14.0 times) and forecasted book value per share at December 31, 1998 (130% - 140%) and discounting the value back three years. Earnings were projected assuming MSB performed in accordance with forecasted results of operations and certain variations thereof; no dividends were assumed. The range of discount rates (15.0% to 17.0%) was chosen to reflect different assumptions regarding the required rate of return of holders or prospective buyers of MSB Common Stock, resulting in a range of Net Present Values of $77.92 to $98.71 per share of MSB Common Stock compared to an implied transaction value of MSB at $91.50 per share. This analysis was based upon MSB management's projections of earnings and financial condition. Such projections were based upon many factors and assumptions, many of which are beyond MSB's control. This analysis is not necessarily indicative of actual values or of actual future results and does not purport to reflect the prices at which any securities may trade at the present time or at any time in the future.

Pro Forma Merger Analysis
- -------------------------


     First Albany prepared pro forma analyses of the financial impact of the Reorganization upon shareholders of MSB Common Stock. Based on NECB s closing price of $10.25 on December 19, 1995, holders of MSB Common Stock would receive consideration comprised of approximately 38.5% cash and 61.5% common stock. In order to compare the income per share and tangible book value per share of the NECB shares received in the Reorganization on an equivalent basis to each share of MSB Common Stock held prior to the Reorganization, First Albany multiplied the projections for MSB earnings per share and tangible book value per share provided by the management of MSB by 0.615 (the earnings per share and tangible book value per share data presented on this basis are referred to below as "Reorganization Adjusted.")


     In performing this analysis, First Albany used 1995, 1996 and 1997 earnings estimates for MSB and NECB prepared by their respective managements and based on certain assumptions regarding potential expense reductions in the merged company. First Albany compared the estimated 1995, 1996 and 1997 Reorganization Adjusted earnings per share of Manchester on a stand alone basis to the pro forma 1995, 1996 and 1997 earnings per share of the combined companies. Based on such analyses, First Albany concluded that the pro forma earnings per share exceeded the Reorganization Adjusted stand alone projections of earnings per share by more than 10% annually, commencing in 1996. Additionally, the analysis resulted in a pro forma tangible book value per share which was in excess of 15% greater than MSB's Reorganization Adjusted tangible book value per share on a stand alone basis.

Historical Stock Trading Analysis
- ---------------------------------

     MSB's Common Stock is not traded on any national or regional exchange or quoted on the National Association of Securities Dealers Automated Quotation System. There is no active trading market for the Common Stock. Prior to the announcement of the Reorganization, MSB was not aware of any trades in its common stock in the last calendar year. The price of the last known trade was $35.00 per share. The consideration offered by NECB is approximately 2.6 times this amount.

     Pursuant to an engagement letter, MSB has agreed to pay First Albany a total fee of approximately $165,000 for acting as financial advisor to MSB in connection with the Reorganization, including rendering its opinion. $25,000 of this fee was paid to First Albany upon execution of the engagement letter, and $45,000 was paid to First Albany upon the rendering of its opinion. The balance of this fee is payable to First Albany upon consummation of the Reorganization. Whether or not the Reorganization is consummated, MSB has agreed to reimburse First Albany for certain reasonable out-of-pocket expenses and also has agreed to indemnify First Albany, its affiliates and each of its directors, officers, agents and employees against certain liabilities, including liabilities under federal securities laws, related to or arising out of its engagement.

     In December 1994, First Albany acted as financial advisor and placement agent to NECB in connection with its offering of 778,260 shares of common stock. First Albany also acted as financial advisor and rendered a fairness opinion to NECB in connection with its merger with EQBK which was announced in March 1995. In each of these assignments First Albany received customary investment banking fees from NECB. First Albany is not currently engaged by NECB as its financial advisor in any capacity. Additionally, First Albany acts as a market maker in the common stock of NECB. As of the date of the announcement of the Reorganization, First Albany had a long position in the common stock of NECB.

NECB. NECB retained HAS Associates, Inc. ("HAS") of Nashua, New Hampshire to provide NECB with an opinion on the proposed reorganization between MSB and NEBT. HAS is a regional bank consulting firm which, as part of its business, is engaged in the valuation of bank and bank holding companies' securities in connection with mergers/acquisitions and for various other purposes.

     On December 19, 1995, HAS delivered its written opinion to the NECB Board of Directors to the effect that, as of December 19, 1995, the consideration being offered in the Reorganization Agreement by and among NEBT and MSB was fair, from a financial point of view, to the shareholders of NECB Common Stock. This opinion was reconfirmed in writing as of the date of this Proxy Statement-Prospectus.

     The full text of the HAS opinion is attached as Appendix C to this Proxy Statement-Prospectus and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Appendix C.

     The HAS opinion does not constitute a recommendation to any MSB shareholder as to how such shareholder should vote at the Special Meeting.

     In connection with its opinion, HAS reviewed, analyzed and relied upon material relating to the financial and operating conditions of MSB including, among other things, the following: (i) the Reorganization Agreement; (ii) Annual Reports to Stockholders and Annual Reports on Form F-2 for the three years ended December 31, 1992, 1993, and 1994, of MSB; (iii) certain Quarterly Reports on Form F-4, proxy solicitation material of MSB and certain other communications from MSB to its shareholders; (iv) other financial information concerning the business and operations of MSB furnished to HAS by MSB for purposes of its analysis, including certain internal financial analyses and forecasts for MSB prepared by the senior management of MSB; (v) corporate minutes of MSB for three years; (vi) audit reports certified by the independent accountants of MSB for three years; (vii) regulatory filings of MSB for three years; (viii) MSB polices and procedures, certain loan files, its investment portfolio; and (ix) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions HAS considered relevant to its inquiry. In addition, HAS reviewed certain market information concerning MSB, analyzed data concerning private and publicly owned banks in New England, reviewed stock market data of other banks generally deemed comparable whose securities are publicly traded, publicly available information concerning certain recent business combinations, and such additional financial and other information as HAS deemed necessary. Furthermore, HAS reviewed the public financial information available concerning NECB. In addition, HAS reviewed certain internal reports and documents of MSB including loan lists grouped by risk rating, past due and non-accrual loan reports, internal loan watch list, loan relationship reports, restructured loan reports, OREO and ISF reports, loan loss reserve analysis reports, 1995 operating budget and forecast, securities portfolio-book value and market value reports, and schedule of threatened or pending litigations. HAS also held discussions with senior management of MSB concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

     In conducting its review and arriving at its opinion, HAS relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and HAS did not attempt to verify such information independently or undertake an independent appraisal of the assets and liabilities of MSB. HAS relied upon the accuracy and opinion of the audit reports prepared by the MSB's independent accountants. HAS assumes no responsibility for the accuracy and completeness of the financial and other information relied upon.

     The preparation of a fairness opinion involves various methods and determinations which vary from bank to bank and the use of different factors depending upon location, size, method of operation, etc. The determination of the opinion is a subjective process which uses qualitative judgements, but does not rely solely upon one approach. The analyses should be considered as a whole and, that considering any portion of such analyses and of the factors considered without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the process of developing a fairness opinion.

     The fairness opinion process made numerous assumptions concerning the economy, banking industry performance, and general business conditions which may or may not have an impact on NECB. Any estimates counted in these analyses are not necessarily indicative of actual values or predictive of future result or value, which may be significantly more or less favorable than is set forth therein.

     The following is a summary of certain of the analyses performed by HAS in connection with it opinion dated December 19, 1995 and reconfirmed as of the date of this Proxy Statement-Prospectus.

OVERALL FINANCIAL AND ENVIRONMENTAL ASSESSMENT

     MSB's  main  office  is  located  in  downtown   Manchester,   Connecticut.
Additional branch banking offices are located at 1046 Tolland Turnpike and 185 Spencer Street, Manchester, Connecticut.

     As of September 30, 1995, MSB had total assets of $93.8 million, total shareholder equity of $6.7 million and year to date earnings of $484,000. During the three year period prior to 1995 MSB had minimal earnings averaging 0.07% ROAA which was the result of increased contributions to loan loss reserves and writedowns on OREO. During 1995, earnings have improved and are approaching peer group levels.

     The New England and Connecticut economies have stabilized and are showing some signs of economic growth with a slight recovery in real estate values.

STOCK PRICE AND TRADING HISTORY

     The common stock of MSB is not listed on the NASDAQ National Market System or any other major stock exchange.

SELECTED GROUP ANALYSIS

     Using publicly available information, HAS compared the financial performance and stock market valuation of MSB and 11 selected banks (the "Comparable Group") deemed relevant by HAS. Indications of financial performance and stock market evaluations evaluated by HAS included profitability expressed as a return on average assets of 0.65% for the Comparable Group and 0.66% for MSB; return on equity of 7.8% for the Comparable Group and 9.8% for MSB; the ratio of equity capital to average assets of 8.75% for the Comparable Group and 6.83% for MSB; the ratio of non-performing loans to equity plus loan loss reserve of 36.4% for the Comparable Group and 45.9% for MSB; the net interest margin of 5.03% for the Comparable Group and 5.43% for MSB; the loan to deposit ratio of 75.2% for the Comparable Group and 87.3% for MSB; Non-interest income as a percent of average assets of .69% for the Comparable Group and .48% for MSB; Non-interest expense as a percent of average assets of 3.86% for the Comparable Group and 3.48% for MSB.

     The above ratios are based on the most recent publicly available financial information for the Comparable Group. In this comparison, HAS concluded that MSB compares favorably in return on average assets, return on equity, ratio of equity capital to average assets, net interest market, loan to deposit ratio and non-interest expense as a percent of average assets. HAS further concluded that MSB compares less favorably in the ratio of non-performing loans to equity plus loan loss reserves and non-interest income as a percent of average assets.

     Because of the inherent differences between the operations of MSB and the Comparable Group, HAS believed that a purely quantitative comparable analysis would not be the sole criteria in developing our opinion in the context of the proposed Reorganization. HAS believed that an appropriate use of the comparable analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of MSB and the selected companies which would affect the market value of MSB and the selected companies. The qualitative judgments made by HAS in connection with its opinion included HAS' views as to business conditions and prospects in various markets in which these selected companies operate, business mix, sources of revenue and risk profile for these selected companies.

COMPARABLE TRANSACTION ANALYSIS

     Using publicly available information, HAS reviewed certain terms and financial characteristics of ten bank merger and acquisition transactions completed in 1995 (the "1995 Comparable Transaction Group") and six pending bank merger and acquisition transactions announced in 1995 but not yet concluded (the "1995 Comparable Pending Group"), which HAS deemed to be comparable to the Reorganization. The average values for the 1995 Comparable Transaction Group price to trailing 12 month earnings ratio and price to book value ratio before announcement were 13.44 times and 1.59 times, respectively. The average values for the 1995 Comparable Pending Group for price to trailing 12 month earnings ratio and price to book value ratio were 11.69 times and 1.85 times, respectively. The price to trailing 12 month earnings ratio and price to book value ratio for the Reorganization are 13.85 times and 1.30 times, respectively, as of September 30, 1995. The price to trailing twelve month earnings ratio for the Reorganization was greater than the 1995 Comparable Transaction Group and the 1995 Comparable Pending Group average. The price to book value for the Reorganization was less than both the 1995 Comparable Transaction Group and the 1995 Comparable Pending Group. Because the reasons for and circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences between the operations of MSB and the selected companies, HAS believed that a purely quantitative comparative transaction analysis would not be the sole criteria in developing our opinion in the context of the Reorganization. HAS believed that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Reorganization which would affect the acquisition value of MSB. The qualitative judgments made by HAS in connection with its opinion include HAS' views as to the universe of potential buyers in each of these transactions, their potential levels of interest in an acquisition of these companies and the ability of the acquirors to implement cost savings at and business synergies with the acquired companies and, in addition, HAS' views as to the business conditions and prospects in the various markets in which these acquired companies operate and business mix, sources of revenue, risk profile and prospects for these acquired companies.

     The summary set forth above does not purport to be a complete description of the presentations by HAS to NECB of the analyses performed by HAS. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. HAS believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses without considering all analyses, or selecting part or all of the above summary without considering all factors and analyses, would create an incomplete view of the process underlying the analyses set forth in HAS' presentations and opinion. In addition, HAS may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the valuations resulting from any particular analysis described above should not be taken to be HAS' view of the actual value of MSB. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

     In performing its analyses, HAS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NECB. The analyses performed by HAS are not necessarily indicative of actual values of actual future results which may be significantly different than those suggested by analyses. Such analyses were prepared solely as part of HAS' analysis of the fairness of the Per Share Merger Consideration and were provided to NECB's Board in connection with the delivery of HAS' opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company actually might be sold or the process at which any securities may trade at the present time or at any time in the future. In addition, and described above, HAS' opinion, along with its presentations to the NECB Board of Directors, is just one of many factors taken into consideration by the NECB Board.

CONCLUSION

     Based upon the above analyses, which represent a summary of our findings, HAS found that it could at this time render the opinion which will be part of the Proxy Statement-Prospectus provided to Shareholders of MSB.

     In conducting its review, HAS relied upon the occurrence, fairness and completeness of all information reviewed by it. HAS did not independently verify any such information or undertake an independent appraisal of the assets and/or liabilities of MSB. HAS also relied upon the accuracy of the audit reports provided by MSB's certified public accountants. HAS did not assume responsibility for the accuracy and completeness of any financial or other financial that it relied on.

EFFECT OF THE REORGANIZATION

     The shares of the capital stock of NECB issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding from and after the Effective Time, shall not be converted and shall not be changed by the Reorganization.

     In the Reorganization, each share of MSB Common Stock issued and outstanding immediately prior to the Effective Time, with certain exceptions, will automatically be converted into the right to receive $35.20 in cash and
5.493 shares of NECB Common Stock.

     Shares of MSB Common Stock with respect to which dissenters' rights are perfected in accordance with Connecticut Banking Law will not be converted into the right to receive the Per Share Consideration.

     On and after the Effective Time, the shares of MSB Common Stock shall cease to exist. Holders of certificates for shares of MSB Common Stock shall cease to have any rights as shareholders of MSB, and the holders of such shares shall thereafter be entitled only to the shares of NECB Common Stock and the right to receive the Per Share Consideration, subject to any rights of dissenting shareholders. Until certificates for MSB Common Stock are presented to NECB, each such certificate shall be deemed for all purposes to represent ownership of the number of shares of NECB Common Stock and the right to receive cash into which such shares of NECB Common Stock shall have been converted pursuant to the Reorganization. Unless or until such outstanding certificates are surrendered, no dividend or other distribution, if any, payable to holders of record of NECB Common Stock will be paid to the holder of such outstanding certificate, but upon surrender of such outstanding certificate there will be paid to the record holder thereof the amount, without interest thereon, of dividends and other distributions, if any, which were declared and became payable with respect to the number of Shares of NECB Common Stock represented thereby.

     In lieu of the issuance of fractional shares of NECB Common Stock, cash adjustments without interest will be paid to the holders of NECB Common Stock with respect to any fractional share that would otherwise be issuable. The price to be paid for any fractional share shall be determined by multiplying (i) the closing price of NECB's Common stock as quoted on the NASDAQ Quotation System, NASDAQ National Market System as reported by The Wall Street Journal for the trading day immediately preceding the date of the Effective Time by (ii) the fraction of a share of NECB Common Stock to which the holder would otherwise be entitled to receive pursuant to the Reorganization Agreement. For purposes of determining whether and in what amounts a particular holder of MSB Common Stock would be entitled to receive such cash adjustments, shares of record held by one holder and represented by two or more certificates will be aggregated.

     For a discussion of the rights of dissenting shareholders, See "Appraisal Rights of Dissenting Shareholders."

SHAREHOLDERS' AGREEMENTS

     Concurrently with the execution of the Reorganization Agreement, the directors of MSB executed shareholders' agreements (the "Shareholders' Agreements") which contain provisions to support the Reorganization. More specifically, MSB's directors have agreed to vote their MSB Common Stock "FOR" approval of the Reorganization and have agreed to vote against approval of any other agreement providing for any reorganization, consolidation, sale of assets or other business combination of MSB and any other person, entity or bank. A copy of a Shareholder's Agreement is set forth in Appendix E to this Proxy Statement-Prospectus.

     The directors also agreed that they will not, prior to the closing of the transaction, transfer any of their MSB Common Stock except by will or operation of law unless such transfer is agreed to in writing by NECB. Moreover, the directors have agreed not to solicit, encourage or initiate any communication with any other person or entity with respect to any proposal for a reorganization, consolidation, sale of assets or other business combination involving MSB or encourage any person, firm, corporation, group or other entity to engage in such a transaction.

     For a period of at least two (2) years after the Effective Time, each director has agreed, consistent with his past practice, fiduciary duty and prudent business judgment, to use his reasonable efforts to assist in the development and growth of the business, prospects and operations of NEBT and has agreed to provide to NEBT his personal and business banking business.

     Each director of MSB has agreed consistent with his past banking practice, fiduciary duty and business judgment not to directly or indirectly encourage any other person to provide business to any other banking business in Hartford or Tolland County. Further, the directors have agreed that they will not serve as a member of the governing board or on any committee, advisory committee or as an organizer or incorporator of any bank or bank holding company which has 25% or more of its deposits or assets in Hartford and Tolland County. In consideration of these agreements and in exchange for a release of all claims which such person may have against MSB pursuant to the Founding Directors Plan as defined below which the Shareholders of MSB adopted in 1988, each of the designated founding directors (except Nathan Agostinelli) of MSB will receive either a lump sum payment of $27,500 or an annuity of $5,000 per annum for life as set forth below:

Paul Aceto                              $27,500    Lump Sum
Andrew Ansaldi, Jr.                       5,000    Annuity
Anthony  Dzen                            27,500    Lump Sum
Ronald Jacobs                             5,000    Annuity
Nicholas LaPenta                         27,500    Lump Sum
Roxie Leone                               5,000    Annuity
Francis R. Murray                        27,500*   Lump Sum
William Oleksinski                       27,500    Lump Sum
Samual D. Pierson                         5,000    Annuity
Edward J. Tomkiel                        27,500    Lump Sum

- ----------
* Mr. Murray is a Founding Director of MSB and retired from MSB's Board in December, 1994. Mr. Murray serves as a consultant to MSB.


     Pursuant to Connecticut law, such agreements may not be enforceable without the approval of the Banking Commissioner. Such approval was obtained on December 13, 1995. In 1988, MSB adopted a plan to provide benefits for the President and founding directors in the event that over fifty percent of the outstanding stock of MSB is sold or transferred to a person, corporation or any other entity, provided such new owners are acting in concert to gain control of MSB. For a detailed discussion of the Founding Directors' Plan, see "Management of MSB - EXECUTIVE COMPENSATION - Founding Directors' Plan."


EFFECTIVE TIME

     The Reorganization will become effective on the last day of the month in which a copy of the Reorganization Agreement, certified by the Banking
Commissioner of the State of Connecticut along with his approval of the Reorganization, is filed with the Secretary of State of the State of Connecticut in accordance with applicable law (the "Effective Time.")

     If the Reorganization is approved by the shareholders of MSB, subject to the satisfaction or waiver of certain conditions described herein, the Effective Time currently is expected to occur in mid 1996.

PROCEDURES  FOR  EXCHANGE OF CERTIFICATES

     Promptly after the Effective Time, each holder of record of MSB Common Stock will be provided with transmittal materials, together with instructions for the exchange of such holder's certificates representing shares of MSB Common Stock for the number of shares of NECB Common Stock together with a check in exchange and in payment for their shares of MSB Common Stock.

     HOLDERS OF MSB COMMON STOCK SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS AND THE INSTRUCTIONS FROM NECB.

     Upon transmittal of one or more certificates of MSB Common Stock, together with transmittal materials duly executed and completed in accordance with the instructions thereto (or upon completion of reasonable procedures pertaining to lost certificates), NECB shall promptly cause to be issued to the persons entitled thereto the Per Share Consideration to which such persons are entitled.

     After the Effective Time, there will be no transfers on MSB's stock transfer books of shares of MSB Common Stock issued and outstanding immediately prior to the Effective Time. If certificates representing shares of MSB Common Stock are presented to NECB after the Effective Time they will be cancelled and exchanged for the number of shares of MSB and cash in lieu of fractional shares, if any, and the Cash Portion deliverable in respect thereof in accordance with the foregoing procedures.

     Dissenters' rights will be satisfied in accordance with the procedures described under "Connecticut Statutes Governing Appraisal Rights" which is set forth in Appendix D to this Proxy Statement-Prospectus.

CONDITIONS TO CONSUMMATION OF THE REORGANIZATION

     The respective obligations of NECB and MSB to effect the Reorganization are subject to the satisfaction of the following conditions at or prior to the Effective Time: (i) the Reorganization Agreement and the transactions contemplated thereby shall have been approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of MSB Common Stock entitled to vote thereon; (ii) the shares of NECB Common Stock issuable to holders of MSB Common Stock pursuant to the Reorganization shall have been authorized for inclusion for quotation on the NASDAQ: National Market System, subject to official notice of issuance; (iii) the Reorganization Agreement and the transactions contemplated thereby shall have been approved by the appropriate governmental authorities, including the Federal Deposit Insurance Corporation ("FDIC") and the Banking Commissioner (all such governmental authorities being referred to as the ("Governmental Entities"), none of such approvals shall contain any term or condition which would have a material adverse effect on the business, operations, properties, assets or financial condition of MSB or the Resulting Bank or otherwise materially impair the value of MSB or the Resulting Bank, and any statutory waiting periods shall have expired (See "Regulatory Approvals Required for the Reorganization"); (iv) the Registration Statement on Form S-4 of which this Proxy Statement-Prospectus forms a part shall have become effective under the Securities Act of 1933, as amended (the "Securities Act") and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission (the "Commission"); and (v) no order, injunction or decree shall have been issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") which prohibits the consummation of the Reorganization, or any of the other transactions contemplated by the Reorganization Agreement.

     In addition, NECB's obligations under the Reorganization Agreement are subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

          (a) Each of the obligations of MSB required to be performed by it at or prior to the Effective Time pursuant to the terms of the Reorganization Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of MSB contained in the Reorganization Agreement shall be true and correct in all material respects as of the date of the Reorganization Agreement and as of the Effective Time as though made at and as of the Effective Time, and NECB shall have received a certificate to that effect signed by the President and by the Chief Financial Officer of MSB.

          (b) All actions required to be taken by, or on the part of, MSB to authorize the execution, delivery and performance of the Reorganization Agreement by MSB and the consummation of the transactions contemplated by the Reorganization Agreement shall have been duly and validly taken by the MSB Board and the MSB shareholders, and NECB shall have received certified copies of the resolutions evidencing such authorization.

          (c) NECB shall have received certificates as of a day as close as practicable to the date of the Effective Time from appropriate authorities as to the good standing of, and of the payment of franchise taxes, if any, in Connecticut by MSB.

          (d) Any and all permits and approvals of governmental bodies and material consents (including all consents of landlords and authorizations of other third parties shall have been obtained by MSB and NECB which are required with respect to and are necessary in connection with (i) the consummation of the Reorganization and the other transactions contemplated by the Reorganization Agreement, (ii) the ownership by NEBT of all of the properties and assets of MSB, and (iii) the conduct by the Resulting Corporation of the business of MSB as conducted by MSB at the Effective Time.

          (e) MSB shall have caused to be delivered to NECB a letter from MSB's independent public accountants with respect to MSB, and dated the date of the Closing, and addressed to NECB and MSB, regarding certain accounting matters.

          (f) MSB shall have caused to be delivered a letter from tax counsel, in form and substance reasonably satisfactory to NECB.

          (g) Holders of more than 85% of the outstanding shares of MSB shall not have exercised their statutory appraisal or dissenters' rights.

          (h) Neither NECB nor MSB shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which would impose limitations on the ability of NEBT to exercise full rights of ownership of the assets or business of MSB, and no action, suit, proceeding or investigation shall be pending or threatened that is reasonably likely to result in any such order, decree or injunction.

          (i) Exceptions otherwise provided for in the Reorganization Agreement, any agreement to which MSB is a party which takes effect upon, or which provides a penalty or payment conditioned upon or related to, a change of control of MSB shall have been duly terminated with no cost or expense to MSB, NEBT or NECB.

          (j) The real property leases to which MSB is a party shall have remained in full force and effect as of the Effective Time and shall not be terminated by reason of the consummation of the Reorganization.

          (k) NECB shall have received, in form and substance reasonably satisfactory to NECB, an opinion from HAS Associates, Inc. or such other investment banker as may be selected by NECB, that the terms of the Reorganization are fair to NECB from a financial point of view.

          (l) NECB shall have received rulings from the Internal Revenue Service, or an opinion of counsel for NECB, to the effect that, for federal income tax purposes, (i) the transactions will qualify for treatment as a tax-free reorganization under Section 368 of the Code and (ii) except to the extent of cash consideration received, no gain or loss will be recognized by the shareholders of NECB upon consummation of the Reorganization.

          (m) No material breach or threatened breach of the Shareholders' Agreements shall exist. (See the "Shareholders' Agreements.")

     MSB's obligations under the Reorganization Agreement are subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

          (a) Each of the obligations of NECB required to be performed by it at or prior to the Effective Time shall have been duly and validly performed and complied with in all material respects and the representations and warranties of NECB contained in the Reorganization Agreement shall be true and correct in all respects as of the date of the Reorganization Agreement and as of the Effective Time as though made at and as of the Effective Time, and MSB shall have received a certificate to that effect signed by the President and Chief Financial Officer of NECB.

          (b) All actions required to be taken by or on behalf of NECB and NEBT to authorize the execution, delivery and performance of the Reorganization Agreement by NECB and NEBT and the consummation of the transactions contemplated thereby shall have been duly and validly taken by the Boards of Directors of NECB and NEBT and by NECB as sole shareholder of NEBT, and MSB shall have received certified copies of the resolutions evidencing such authorization.

          (c) Any and all permits and approvals of governmental bodies and material consents (including all consents of landlords) and authorizations of other third parties shall have been obtained by MSB and NECB which are required with respect to and are necessary in connection with (i) the consummation of the Reorganization and the other transactions contemplated by the Reorganization Agreement, (ii) the ownership by NEBT of all of the properties and assets of MSB, and (iii) the conduct by NEBT of the business of MSB as conducted by MSB at the Effective Time.

          (d) MSB shall have received, in form and substance reasonably satisfactory to MSB, an opinion from First Albany Corporation that the terms of the Reorganization are fair to MSB and its shareholders from a financial point of view.

          (e) MSB shall have received rulings from the Internal Revenue Service, or an opinion of counsel, to the effect that, for federal income tax purposes,
(i) the transactions will qualify for treatment as a tax-free reorganization under Section 368 of the Code; and except to the extent of cash consideration received, no gain or loss will be recognized by shareholders of MSB upon consummation of the Reorganization.

          (f) MSB shall have received an opinion, dated the date of the Closing, from counsel to NECB, in form and substance reasonably satisfactory to MSB.

     No assurance can be provided as to when, or whether, the regulatory consents and approvals necessary to consummate the Reorganization will be obtained or whether all of the other conditions precedent to the Reorganization will be satisfied or waived by the party permitted to do so. See "Regulatory Approvals Required for the Reorganization". If the Reorganization is not effected on or before December 31, 1996, the Reorganization Agreement may be terminated by a vote of a majority of the Board of Directors of either NECB or MSB, unless the failure to effect the Reorganization by such date is due to the breach of the Reorganization Agreement by the party seeking to terminate the Reorganization Agreement.

REGULATORY APPROVALS REQUIRED FOR THE REORGANIZATION

     The Reorganization is subject to the prior approval of the Federal Deposit Insurance Corporation (the "FDIC") under the Bank Merger Act, as amended (the "BMA"), and an application for such approval has been filed with the FDIC. In reviewing the BMA application, the FDIC must take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. In addition, the BMA prohibits the FDIC from approving the Reorganization if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the FDIC finds that the anticompetitive effects of the Reorganization are clearly outweighed by the public interest and the probable effect on the transaction in meeting the convenience and needs of the communities to be served. In addition, under the FDIC, the Reorganization may not be consummated until the thirtieth day following the date of FDIC approval of the Reorganization, during which time the United States Department of Justice may challenge the Reorganization on antitrust grounds. The commencement of an antitrust action during the waiting period would stay the effectiveness of such approval unless a court specifically orders.

     Because the Reorganization is subject to the prior approval of the FDIC under the BMA, NECB need not obtain the approval of the Federal Reserve Board to effectuate the Reorganization.

     The Reorganization also is subject to the approval of the Banking Commissioner pursuant to Section 36a-125 of the Connecticut General Statutes and an agreement of merger has been filed with the Banking Commissioner. Under applicable Connecticut law, in considering the agreement of merger, the Banking Commissioner is required to determine whether the terms of such agreement of merger are reasonable and in accordance with law and sound public policy and whether benefits to the public clearly outweigh possible adverse effects, including, but not limited to, an undue concentration of resources and decreased or unfair competition. The Banking Commissioner shall not approve the Reorganization, however, unless the Banking Commissioner considers whether: (i) the investment and lending policies of the constituent corporations, or the proposed investment and lending policies of each subsidiary bank, are consistent with safe and sound banking practices and will benefit the economy of the state;
(ii) the services or proposed services of each subsidiary bank are consistent with safe and sound banking practices and will benefit the economy of the state;
(iii) the constituent corporations have sufficient capital to ensure, and agrees to ensure, that each subsidiary bank will comply with applicable minimum capital requirements; (iv) the parent corporation has sufficient managerial resources to operate each subsidiary bank in a safe and sound manner; and (v) the proposed acquisition will not substantially lessen competition in the banking industry of the state. The Banking Commissioner shall not approve the Reorganization unless the Banking Commissioner finds, in accordance with applicable regulations, that the subsidiary banks have a record of compliance with the requirements of the Community Reinvestment Act of 1977, 12 U.S.C. ss.2901 et seq., as from time to time amended, Section 36a-34 of the General Statutes of Connecticut, as amended, inclusive, and applicable consumer protection laws; and the subsidiary bank will provide adequate services to meet the banking needs of all community residents, including low income residents and moderate income residents, in accordance with a plan submitted by NECB, NEBT and MSB in such form and containing such information as the Banking Commissioner may require. The Banking Commissioner shall not approve the Reorganization if it would result in a monopoly, or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking the State of Connecticut or if the Banking Commissioner determines that the effect of the Reorganization may be to substantially lessen competition, or would tend to create a monopoly, or would be in restraint of trade, unless the Banking Commissioner finds that the anti-competitive effects of the Reorganization are clearly outweighed in the public interest by the probable effect of the Reorganization in meeting the convenience and needs of the community to be served. An application for such approval has been filed with the Banking Commissioner.

     Although there can be no assurances that all required regulatory approvals will be received for the Reorganization, NECB and MSB believe that all required regulatory approvals will be obtained.

     NECB and MSB are not aware of any other regulatory approvals that would be required for consummation of the Reorganization, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

     The Reorganization will not be consummated unless all of the requisite regulatory approvals for the transactions contemplated by the Reorganization Agreement are obtained. See "Conditions to Consummation of the Reorganization" above.

CONDUCT OF BUSINESS PENDING THE REORGANIZATION

     Pursuant to the Reorganization Agreement, MSB has agreed that until the Effective Time, MSB will conduct its business only in the ordinary course and consistent with prudent banking practice, will use all reasonable efforts to preserve MSB's properties wherever located, and will comply in all material respects with all laws applicable to MSB or the conduct of its business. MSB will use all reasonable efforts to preserve its business organization intact, to keep available the present services of its employees, and to preserve the goodwill of its customers and others with whom business relationships exist. In addition, MSB has agreed that, except as otherwise consented to or approved by a duly authorized officer of NECB or as permitted or required by the Reorganization Agreement, MSB will not:

     (a) enter into or amend certain contracts designated in the Reorganization Agreement;

     (b) change any provision of its Certificate of Incorporation or Bylaws or similar governing documents;

     (c) change the number of issued shares of its capital stock, or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any shares of its capital stock;

     (d) make unsecured loans in excess of $10,000 for any individual loan or in excess of $25,000 in the aggregate to any one borrower, other than renewals in the ordinary course of business and not involving any change in terms;

     (e) make any loan or loans described as Undesirable or Prohibited as designated in the Reorganization Agreement, make any secured loan or loans, other than residential mortgage loans with a loan to value ratio in excess of 80%, in an aggregate amount to any one borrower (including members of his/her immediate family or affiliates of such borrower) in excess of $250,000, except for loans sold to investors and renewals in the ordinary course of business and not involving any change in terms; make any junior mortgage loan in excess of $100,000 behind first mortgages if the resulting loan to value ratio of the combined mortgages would exceed 70% or if prior mortgage loans are in excess of $100,000 unless fully secured by readily marketable collateral or real estate with a maximum loan to value ratio of 80%; or honor or extend any overdraft in excess of $5,000 unless fully secured by readily marketable collateral;

     (f) make any loans to any director or employee of MSB, or any member or affiliate of their respective families;

     (g) other than with respect to residential mortgage loans, renew or otherwise reinstate any loan that has been in default for a period of 30 days or more which, when added to any loans outstanding to the families or affiliates of any maker or surety of the defaulted loans (whether or not such other loans are in default) has a balance outstanding in excess of $20,000, except that MSB may accept payments for the purpose of bringing loans current, so long as there is no amendment or restructuring of the loans;

     (h) offer rates on deposits that are set in deviation from past practice and procedure employed by MSB or are materially higher than those of its competitors in the local market, or offer loan pricing which is materially different relative to its competitors in the local market;

     (i) hire or retain any new employees, consultants or contractors, or increase the compensation of current employees, consultants or contractors, except that MSB may hire replacements for current employees who are not officers or managers if such employees cease to be employees of MSB;

     (j) make any capital expenditures in excess of $10,000;

     (k) enter into any real property lease or any lease of personal property or extend or modify any existing lease of real or personal property;

     (1) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business, which would be material to MSB;

     (m) take any action that is intended to or would result in any of its representations and warranties set forth in the Reorganization Agreement being or becoming untrue in any material respect, or in any of the conditions to the Reorganization not being satisfied, or in a violation of any provision of the Reorganization Agreement except, in every case, as may be required by applicable law;

     (n) change its methods of accounting in effect at December 31, 1994, except as required by changes in GAAP or regulatory accounting principles which changes are concurred in by MSB's independent auditors;

     (o) take or cause to be taken any action which would disqualify the Reorganization as a tax-free reorganization under Section 368 of the Code;

     (p) take or cause to be taken any action which would, or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Reorganization;

     (q) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

     (r) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

     (s) file any application to open, relocate or terminate the operations of any banking office;

     (t) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business;

     (u) purchase or sell loans in bulk;

     (v) foreclose upon or take deed or title to any commercial real estate without first conducting Phase I environmental assessment of the property; and shall not foreclose upon such commercial real estate if such environmental assessment indicates the presence of hazardous material;

     (w) terminate the employment of, or decrease in any material respect, the duties, obligations, responsibilities, or position of any senior officer of MSB; or

     (x) agree to do any of the foregoing.

     Pursuant to the Reorganization Agreement, MSB also has agreed to use its reasonable best efforts in cooperation with NECB to confirm that all regulatory agreements to which MSB is or becomes subject will be terminated and of no further force and effect at or prior to the Effective Time.

     Pursuant to the Reorganization Agreement, NECB has also agreed that until the Effective Time, except as provided in the Reorganization Agreement or with the prior consent of MSB, NECB and NEBT will carry on their respective businesses in the ordinary course consistent with prudent banking practices and will use all reasonable efforts to preserve intact their present business organizations and relationships. The Reorganization Agreement also provides, among other things, that neither NECB nor any of its subsidiaries will (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Reorganization Agreement being or becoming untrue in any material respect, or in any of the conditions to the Reorganization not being satisfied, or in a violation of any provision of the Reorganization Agreement, except as may be required by applicable law; (ii) change its methods of accounting in effect on December 31, 1994, subject to certain exceptions; (iii) take or cause to be taken any action that would cause the Reorganization to fail to qualify as a tax-free reorganization under Section 368 of the Code; (iv) take any action that would materially adversely affect or materially delay the ability of NECB, NEBT or MSB to obtain the regulatory approvals required to consummate the Reorganization; or (v) agree to do any of the foregoing.

TERMINATION, AMENDMENT AND WAIVER

WAIVER AND AMENDMENT

     Prior to the Effective Time, any provision of the Reorganization Agreement may be amended by an agreement in writing and approved by the NECB Board and the MSB Board provided that after the approval by the shareholders, the Reorganization Agreement may not be amended to change the Per Share Consideration to be received by shareholders of MSB.

TERMINATION

     The Reorganization Agreement may be terminated at any time prior to the Effective Time, either before or after its approval by shareholders, as follows:
(i) by the mutual consent of NECB and MSB if the Board of Directors of each so determines; (ii) by either NECB or MSB upon written notice to the other 90 days after the date on which any request or application for a necessary regulatory approval is denied or withdrawn at the request of the governmental entity which must grant such approval, unless within such 90 day period a petition for rehearing or an amended application has been filed with the applicable governmental entity (or unless the failure to obtain the necessary regulatory approval is due to the failure of the party seeking to terminate the Reorganization Agreement to perform or observe its covenants and agreements set forth in the Reorganization Agreement); (iii) by either NECB or MSB if its Board of Directors so determines, if the Reorganization has not been consummated by December 31, 1996, unless the failure to consummate the Reorganization is due to a breach of the Reorganization Agreement by the party seeking to terminate the Reorganization Agreement; (iv) by either NECB or MSB, if any approval of the shareholders of either party required for consummation of the Reorganization shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders and at any adjournment or postponement thereof; (v) by either NECB or MSB (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in the Reorganization Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the closing of the Reorganization (the "Closing"); (vi) by either NECB or MSB (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in the Reorganization Agreement on the part of the other party, which breach shall not have been cured within 45 days following receipt by the breaching party of written notice of such breach from the other party hereto; (vii) by NECB or MSB, if it shall have determined that the Reorganization has become imprudent by reason of the institution by any governmental agency of any litigation or proceeding to restrain or prohibit the consummation of the Reorganization;
(viii) by NECB if at the time of such termination there shall have been a material adverse change in MSB's financial condition from that set forth in MSB's December 31, 1994 and financial statements unless such change shall have resulted from conditions affecting the banking industry generally; (ix) by MSB if at the time of such termination there shall have been a material adverse change in NECB's financial condition from that set forth in NECB's financial statements unless such change shall have resulted from conditions affecting the banking industry generally; or (x) by NECB if, in order to obtain any required permit, consent, approval or authorization of any governmental authority having jurisdiction, NECB or the Resulting Bank will be required to agree to, or will be subjected to, a limitation upon its activities following the Effective Time which NECB or NEBT reasonably regards as materially adverse.

     If either NECB or MSB terminates the Reorganization Agreement, neither NECB nor MSB will have any further obligations under the Reorganization Agreement except (i) for certain specified provisions of the Reorganization Agreement relating to confidentiality and expenses and (ii) that no party will be relieved or released from any liabilities or damages arising out of its willful breach of any provisions of the Reorganization Agreement.

INTEREST OF CERTAIN PERSONS IN THE REORGANIZATION

     Upon consummation of the Reorganization, Nathan G. Agostinelli and Andrew Ansaldi will be appointed to the Board of Directors of NEBT.

     Upon consummation of the Reorganization, NEBT and Nathan G. Agostinelli, President and Chief Executive Officer of MSB, will enter into an employment agreement (the "Employment Agreement.") Pursuant to the Employment Agreement, Mr. Agostinelli will serve as an Executive Vice President of NEBT for a period of two years after the Effective Time at an annual base salary of $125,000 with use of an automobile. During the third year of the Employment Agreement, Mr. Agostinelli will be retained as a consultant to NEBT with annual compensation of $25,000.

     Mr. Agostinelli's employment contract provides that NEBT may terminate Mr. Agostinelli's employment for the following reasons: for cause; for inability, for a continuous period of at least ninety (90) days, to perform duties under the Agreement due to mental or physical disability that is incapable of reasonable accommodation under applicable law; in the event of the liquidation or reorganization of NEBT under federal bankruptcy or any state insolvency or bankruptcy law; or at any time without cause, provided NEBT shall be obligated to pay to Mr. Agostinelli, an amount equal to his base salary and benefits as if he continued throughout the term of the Employment Agreement.

     The Employment Agreement also contains a non-compete clause which prohibits Mr. Agostinelli from directly or indirectly engaging in activities similar or reasonably related to those which Mr. Agostinelli has engaged in during the two years immediately preceding the termination of all payments made to Mr. Agostinelli pursuant to the Employment Agreement, similar or reasonably related to those which have shall have rendered under the Employment Agreement to (i) any person or entity which directly competes with (or proposes or plans to directly compete with NEBT or its subsidiaries in any line of banking business engaged in by NEBT or its subsidiaries); or (ii) any past, current or potential customers of NEBT. The restrictions imposed by the non-compete clause only apply within a twenty mile radius of any office maintained by NEBT or any subsidiary thereof. Additionally, Mr. Agostinelli will agree that he will not entice, induce or encourage any of NEBT's other employees to terminate their employment with NEBT or violate any agreements relating to proprietary information of NEBT. The Reorganization Agreement provides for deferred compensation to be paid to Mr. Agostinelli through a rabbi or other trust which will provide Mr. Agostinelli with a trust funded with $250,000 which funds will be disbursed over a term of years following the termination of his employment with NEBT.

     See "MANAGEMENT OF NECB" and "MANAGEMENT OF MSB" for additional information regarding the respective managements of NECB and MSB.

EMPLOYEE MATTERS

     NECB will provide the employees of MSB who are offered employment with NECB or NEBT, and who accept such employment, with benefits comparable to those provided to its own employees in similar positions and with comparable terms of service with NECB or NEBT, as reasonably determined by NECB and NEBT.

FEES AND EXPENSES UNDER CERTAIN CIRCUMSTANCES

NO SOLICITATION OF TRANSACTIONS

     MSB has agreed in the Reorganization Agreement that MSB shall not solicit, approve or recommend to its shareholders, or undertake or enter into with or without shareholder approval, either as the surviving or disappearing or the acquiring or acquired corporation, any other reorganization, consolidation, assets acquisition, tender offer or other takeover transaction, or furnish or cause to be furnished any information concerning its business, properties or assets to any person or entity (other than NECB) interested in any such transaction (except for directors and executive officers of MSB and such other persons as may be required by law), and MSB will not authorize or permit any officer, director, employee, investment banker or other representative, directly or indirectly, to solicit, encourage or support any offer from any person or entity (other than NECB) to acquire substantially all of the assets of MSB, to acquire 10% or more of the outstanding stock of MSB, to enter into an agreement to merge with MSB, or to take any other action that would have substantially the same effect as the foregoing, without the written consent of NECB (any such solicitation, approval, undertaking, authorization, permission or other action referred to in this sentence being sometimes referred to as an "unauthorized action"). If the Reorganization is not consummated in accordance with the terms set forth in the Reorganization Agreement because of any material or unauthorized action or omission by MSB, MSB shall on demand pay to NECB the sum of (a) out-of-pocket expenses, including without limitation, reasonable attorney, accountant and investment banker fees and expenses, incurred by NECB in connection with the Reorganization and the transaction provided for the Reorganization Agreement, plus $500,000 as liquidated damages.

BREACHES OF REPRESENTATIONS AND WARRANTIES

     If either MSB or NECB fails to perform any material covenant or agreement in the Reorganization Agreement, or if any representation or warranty by MSB or NECB is determined to be materially untrue (the party which fails to perform or who makes the untrue representation or warranty (the "Breaching Party"), and if at the time of the failure or untrue representation or warranty by the Breaching Party, and the other party is not a Breaching Party (the "Non-Breaching Party"), and if the Agreement is thereafter terminated prior to the Effective Time, then the Breaching Party shall on demand pay to the Non-Breaching Party the out-of-pocket expenses incurred by the Non-Breaching Party in connection with the Reorganization and the transactions provide for in the Reorganization Agreement; provided, however, that the amount payable shall not exceed $250,000.

PROHIBITED TRANSACTIONS WITH THIRD PARTIES

     In addition, in the event MSB does not take any unauthorized action, if MSB shareholders do not approve the Reorganization, and so long as NECB does not breach the Reorganization Agreement, should an agreement to acquire or merge with MSB at $88.00 of value per share or more to the MSB shareholders be executed on or before December 1, 1997 with an entity that makes an offer during the term of the Reorganization Agreement, MSB shall pay to NECB upon execution of such agreement the sum of all out-of-pocket expenses, incurred by NECB in connection with the Reorganization and the transactions provided for in the Reorganization Agreement; provided that if the transaction agreed to with such other entity shall not close, NECB shall thereupon promptly repay such amount to MSB.

ANTICIPATED ACCOUNTING TREATMENT

     It is anticipated that the Reorganization will be treated as a "purchase" for accounting and financial reporting requirements. The Unaudited Pro Forma Condensed Combined Financial Information contained in this Proxy Statement-Prospectus has been prepared using the purchase accounting method to account for the Reorganization. See "Unaudited Pro Forma Condensed Combined Financial Information".

RESALES OF NECB COMMON STOCK RECEIVED IN THE REORGANIZATION

     The shares of NECB Common Stock to be issued in the Reorganization will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any MSB shareholder who may be deemed to be an "affiliate" of MSB for purposes of Rule 145 under the Securities Act. Affiliates may not sell their shares of NECB Common Stock acquired in connection with the Reorganization except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with

Rule 145 or another applicable exemption from the registration requirements of the Securities Act. This Proxy Statement-Prospectus does not cover any resales of NECB Common Stock received by persons who may be deemed to be affiliates of MSB. Persons who may be deemed to be affiliates of MSB generally include individuals or entities that control, are controlled by or are under common control with MSB, and may include certain officers and directors as well as principal shareholders of MSB.

TRADING MARKET FOR NECB COMMON STOCK

     NECB Common Stock is listed on the NASDAQ National Market System (NASDAQ:NMS) NECB has agreed to cause the shares of NECB Common Stock to be issued in the Reorganization to be approved for listing on the NASDAQ:NMS, subject to official notice of issuance, prior to the Effective Time. The obligations of the parties to consummate the Reorganization are subject to approval for listing by the NASDAQ:NMS of such shares. See "Conditions to the Reorganization."

FEDERAL INCOME TAX CONSEQUENCES

     Neither NECB nor MSB has requested an advance ruling from the Internal Revenue Service as to the tax consequences of the Reorganization.

     NECB and MSB have received an opinion from Reid and Reige, P.C. regarding the material federal income tax consequences of the Reorganization, including certain consequences to shareholders of MSB who are citizens or residents of the United States and who hold their shares as capital assets. The opinion is set forth as an Exhibit to the Registration Statement. This summary does not discuss every aspect of federal income taxation that may be relevant to a particular MSB shareholder in light of his or her personal circumstances or to MSB shareholders subject to special federal income tax treatment such as insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations or foreign persons. In addition, this summary does not address any aspects of state, local, or foreign tax laws that may be relevant to holders of MSB Common Stock.

     The Reorganization will be treated as a reorganization within the meaning of Section 368(a) of the Code and, accordingly, for federal income tax purposes:

(1) no gain or loss will be recognized by NECB, NEBT or MSB as a result of the Reorganization;

(2) gain, if any, will be recognized by the holders of MSB Common Stock upon the receipt of NECB Common Stock and cash in exchange for their MSB Common Stock pursuant to the Reorganization only to the extent of the Cash Portion of the Per Share Consideration received and any cash received in lieu of a fractional share of NECB Common Stock; loss will not be recognized by the shareholders of MSB as a result of the Reorganization. MSB shareholders who dissent should consult their own legal and tax advisors;

(3) the tax basis of the NECB Common Stock received by each holder of MSB Common Stock will be the same as such holder's basis in his, her or its MSB Common Stock surrendered in exchange therefor, reduced by the amount of cash received by such holder for the MSB Common Stock so surrendered and increased by the amount of dividend income and other gain recognized to such shareholder; and

(4) the holding period for the shares of the NECB Common Stock received by each holder of MSB Common Stock in the Reorganization will include the period during which such holder held the MSB Common Stock which he, she or it surrendered in exchange for NECB Common Stock, provided that such shares of MSB Common Stock were held as capital assets at the Effective Time of the Reorganization.

     Gain recognized to a holder of MSB Common Stock in the Reorganization should be long term capital gain if certain "reduction of ownership" tests are met and such shares of MSB Common Stock have been held as a capital asset for more than one year at the Effective Time of the Reorganization.

     Holders' of MSB Common Stock who receive cash in lieu of fractional share interests of NECB Common Stock will be treated as having received such fraction of any share of NECB Common Stock and then as having received cash in redemption of the fractional share interest, subject to the provisions of Section 302 of the Internal Revenue Code and Rev. Ruling 66-365, 1966-2 C.B. 116.

     The determination of whether cash received in the Reorganization by an MSB shareholder has the effect of the distribution of a dividend will be made by comparing the proportionate interest of such shareholder after the Reorganization with the proportionate interest the shareholder would have had if

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                                       63


the shareholder had received solely NECB Common Stock in the Reorganization. This comparison is made as though NECB had issued in the Reorganization to such shareholder solely NECB Common Stock, and in a hypothetical redemption under the Rules of Section 302 of the Code considered with all hypothetical redemptions from other MSB shareholders participating in the Reorganization, NECB had then redeemed such portion of NECB Common Stock with a value, at the time of the Reorganization, equal to the amount of cash the shareholder received. For this purpose, the constructive ownership rules in Section 318 of the Internal Revenue Code apply.

     If the tests under Sections 302(b)(2) of the Code are met, the gain will be characterized as short or long term loan gain depending upon the holding period of the MSB Common Stock and whether the stock has been held as a capital asset.

     The discussion set forth above is based on currently existing provisions of the Code, existing U.S. Treasury regulations thereunder and current administrative rulings and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion.

     HOLDERS OF MSB COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

     Connecticut law provides appraisal rights for dissenting shareholders of MSB pursuant Sections 36a-125(h) and 33-374 of the Connecticut General Statutes. (C.G.S.)

     To exercise appraisal rights under Sections 36a-125(h) and 33-374, a MSB shareholder must satisfy all of the following conditions:

     (i) The MSB shareholder must file with MSB a written notice objecting to the Reorganization on or before the date of the Special Meeting. An objection must be in addition to and separate from any proxy or vote against the Reorganization and must be submitted to Manchester State Bank, 1041 Main Street, Manchester, Connecticut 06045, Attention:
            Nathan G. Agostinelli, President and Chief Executive Officer;

     (ii) The MSB shareholder must not vote any of his or her shares in favor of the Reorganization; and


     (iii) The MSB shareholder must deliver to the Secretary of MSB, within 10 days after the date on which the vote on the Reorganization is taken, a written demand, which complies with the requirements of C.G.S. Section 33-374, that MSB purchase all of his or her shares at fair value. MSB presently intends to promptly inform dissenting shareholders of the results of the vote so that such shareholders may, if they desire to do so, make a written demand that MSB purchase all of his or her shares at fair value.


     The demand must state the number and class of shares held by the shareholder making the demand. No demand may be withdrawn by the shareholder unless MSB consents thereto. Within 20 days after demanding the purchase of his or her shares, each demanding shareholder must submit the certificate or certificates representing his or her shares to MSB for notation thereon that such demand has been made. Any subsequent transferee of shares so submitted acquires by that transfer no rights in MSB other than those which the transferring shareholder had after making a demand. If the certificates are not submitted for notation as provided above, MSB may, at its option, terminate the shareholder's appraisal rights unless a court of competent jurisdiction, for good and sufficient cause shown, otherwise directs. Generally, any shareholders making such demand shall thereafter be entitled only to the payment provided in C.G.S. Section 33-374 and shall not be entitled to vote, to receive dividends or to exercise any other rights of a shareholder in respect of his or her shares.

     Within ten days after the later of (i) MSB's receipt of a shareholder's demand, or (ii) the Effective Time, MSB is required to make a written offer to each shareholder objecting under Section 125(h) to pay for the shares of such shareholder a specified price which MSB considers to be their fair value as of the day prior to the date notice of the proposed Reorganization was mailed. MSB has not determined the amount of any such offer, nor when it would be made; however, it is unlikely that it would be made prior to the Effective Time. If MSB and the objecting MSB shareholder agree in writing as to the value of such shares, MSB must pay that value to the shareholder concurrently with the shareholder's surrender of his or her certificate or certificates duly endorsed for transfer. At any time within 60 days after the date on which MSB is obliged to make an offer for the objecting shareholder's shares, MSB or any shareholder who has made a demand and has not accepted MSB's offer may file a petition in the Superior Court for Hartford County, Connecticut, seeking a determination of the fair value of the shares as of the day prior to the date notice of the proposed Reorganization was mailed. All objecting shareholders who have not accepted MSB's offer will be made parties to the proceeding, whether residents of Connecticut or not. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of the fair value of the shares, and the court shall determine the fair value of the shares and direct payment of that value, together with such interest, if any, as the court allows, to the shareholders entitled thereto. The costs and expenses of any proceeding shall be determined by the court and shall be assessed against MSB, except that, if the court finds that the failure of any or all of the shareholders to accept an offer was arbitrary, vexatious or not in good faith, the court may apportion and assess against such shareholders all or any part of the costs and expenses as the court may deem equitable. For this purpose, expenses include reasonable compensation for the appraisers, but exclude fees and expenses of counsel for or experts employed by any party unless either the fair value of the shares as determined by the court materially exceeds the amount of an offer, or no offer was made, by MSB, in which case the court in its discretion may also award to shareholders reasonable compensation for experts employed by the shareholders.

     A shareholder's failure to vote on the Reorganization will not constitute a waiver of his or her appraisal rights under C.G.S. Sections 36a-125(h) and 33-374. However, a vote in favor of the Reorganization will constitute a waiver of this right, and a vote against the Reorganization, by itself, will not satisfy the requirements with respect to written objection and written demand or the other requirements of C.G.S. Sections 36a-125(h) and 33-374, summarized above, necessary to perfect appraisal rights.

     The receipt of cash pursuant to the exercise of appraisal rights will be a taxable transaction for federal income tax purposes. Any MSB shareholder who desires to exercise his or her appraisal rights should carefully review C.G.S. Sections 36a-125(h) and 33-374 and is urged to consult his or her legal advisor before electing or attempting to exercise such rights.

     The foregoing summaries of the rights of dissenting shareholders under Connecticut law is qualified in its entirety by reference to C.G.S. Section
36a-125(h), as amended, and 33-374, the text of each of which is set forth in Appendix D attached hereto.

     A VOTE AGAINST THE REORGANIZATION WILL NOT SATISFY THE REQUIREMENTS THAT A DISSENTING SHAREHOLDER DELIVER HIS OR HER WRITTEN OBJECTION TO THE REORGANIZATION PRIOR TO OR ON THE DATE OF THE SPECIAL MEETING OR ANY OTHER NOTICE REQUIREMENTS UNDER CONNECTICUT LAW WITH RESPECT TO APPRAISAL RIGHTS.

                           INFORMATION REGARDING NECB

BUSINESS

GENERAL DEVELOPMENT OF BUSINESS

     New England Community Bancorp, Inc., which was formerly known as Olde Windsor Bancorp, Inc., is the bank holding company for New England Bank and Trust Company ("NEBT"), and The Equity Bank ("EQBK"), Connecticut chartered commercial banks committed to offering quality banking products and services to their customers and the communities which they serve on a prudent and profitable basis. NECB has built its community banking network through both internal growth and acquisition. NECB was incorporated in the State of Delaware in June, 1984. In 1985, NECB acquired all of the capital stock and became the sole stockholder of Windsor Bank and Trust Company ("Windsor Bank"), a Connecticut-chartered bank and trust company. Subsequently, NECB acquired a second bank subsidiary, New England Bank and Trust Company. In 1988, Windsor Bank was merged with and into NEBT. In 1995, NECB acquired all of the outstanding common stock of EQBK. EQBK was founded in 1987 and in 1995 EQBK became a separate bank subsidiary of NECB.

     The strategy of NECB is to operate its subsidiaries as community-oriented banking institutions dedicated to providing personalized service. NECB believes that its maintenance of professional, personalized service has resulted in its ability to obtain and service many of the small to medium sized desirable commercial credits in its market area. As part of its growth strategy, NECB intends to continue to provide personalized banking services whether expansion occurs through internal growth, de novo expansion, reorganization or acquisition.

     NEBT's and EQBK's deposits are insured by the FDIC in accordance with the Federal Deposit Insurance Act. NEBT and EQBK are members of the Federal Home
Loan Bank System ("FHLBS") through the Federal Home Loan Bank of Boston. The FHLBS encourages and supports residential mortgage lending by allowing member banks to borrow money long term at favored rates based on certain lending ratios and the ownership of shares in the FHLBS.

     NECB's subsidiaries provide services to a diverse range of customers and neither institution relies on any one depositor for a significant percentage of deposits made in their respective institutions. Management believes that the business of each institution will continue to be broadly based and will not depend on the business of one or a few customers, the loss of any or all of which would materially and adversely affect its business.

     NECB operates banks which are community-oriented with a commitment to customer service, sound community relations and professional excellence. The target market of NEBT and EQBK consists of individual consumers and locally based businesses. Emphasis is placed upon "relationship banking" as NECB's banks strive to provide the majority (if not all) of their clients' borrowing and deposit needs. NEBT's primary market area is located in north central
Connecticut. The primary market area of EQBK consists of the Towns of Wethersfield and Rocky Hill. The area of Hartford south of Park Street forms the secondary market of EQBK.

     During the 1990's, the Connecticut banking industry has become more concentrated with over 30 banks ceasing operations as a result of reorganizations or failure. Increasingly, the industry consists of a few very large, regional or super-regional institutions, and a number of smaller community-based banks whose success depends upon providing customer focused, responsive products and services.

     The continued growth of super-regional institutions and the potential for large out-of-area banking organizations to enter the local banking market may create significant opportunities for efficiently operated, service-oriented, community-based banking organizations. NECB is optimistic regarding the opportunities available to prudent, well capitalized community-based banks to serve successfully and profitably the banking needs of their constituents.

     NECB believes that to be successful, community banks must be able to offer their customers competitive products and services of their own initiation or through strategic alliances and contractual relationships with third parties. While offering desired products and services is important in attracting and maintaining customer relationships, the delivery of such products in a convenient, friendly, professional and responsive manner is essential to the success of a community bank. NECB's Management team and staff continue to strive to meet the needs of customers and the community with innovative products and friendly, responsive service at convenient locations.

     Management of NECB is continuously exploring potential opportunities to expand prudently NECB's earning potential through expansion of NECB's base of earning assets within its existing market area or in proximate geographic areas through the establishment or acquisition of other banking operations.

     NECB's subsidiaries attract deposits through their branch network by offering a variety of commercial and consumer deposit products including, but not limited to, demand deposits, certificates of deposit and savings deposits. These funds are then primarily invested in investment securities and loans to borrowers within the NEBT's and EQBK's respective market area. A variety of loan products are available to potential borrowers including secured and unsecured loans, inventory financing, term loans, interim construction financing, mortgage loans and home equity loans.

     Fee income is generated through traditional deposit related services such as checking account charges, overdraft fees, stop payment and returned item fees. Seven of NEBT's ten automated teller machines ("ATMs"), which also generate fee income, are located at NEBT's offices. Two ATMs are located within the terminal areas at Bradley International Airport in Windsor Locks, Connecticut and one is installed within a convenience store/gasoline station within close proximity to the NEBT branch located in East Windsor. The ATMs at branch locations are primarily for efficient utilization of branch personnel resources and customer convenience, while machines located away from NEBT premises are primarily utilized by non-customers and provide NEBT with greater revenues than do the ATM's located at branch locations. The servicing of mortgage loans sold to the Federal Home Loan Mortgage Corporation and the rental of safe deposit boxes to customers also provides revenues.

COMPETITION AND GENERAL BUSINESS CONDITIONS

     The banking business in Connecticut is quite competitive. NECB and its subsidiaries compete with commercial banks, savings banks, savings and loan associations, credit unions, finance companies, mutual funds, money market funds and other institutions for various products and services. NECB and its subsidiaries strive to remain competitive with these other financial institutions and to improve the services offered to customers, by making available to savers various depository products and certificates of deposit having a wide range of maturities, amounts and interest rates (currently several different rates, depending on the principal balance and term of the certificate of deposit). In lending, NEBT is an approved Federal Home Loan Mortgage Corporation ("FHLMC") lender, thereby allowing it to make mortgage loans, sell such loans in the secondary market and retain the servicing rights to these loans.

     While the banking business in Connecticut is very competitive, the past several years have seen the focus of the industry shift from growth in market share to improvement in asset quality and expense reduction. Connecticut-based financial institutions have been adversely affected by the economic downturn and devaluation of real estate. Many of the banks in Connecticut and the region have spent much of the past three years strengthening their balance sheets in order to either position themselves for future opportunities or, in some cases, simply to survive. While the recession has created attractive opportunities for expansion for well-capitalized institutions, many banks have not maintained a capital cushion adequate enough to pursue these opportunities. Accordingly, the total number of competitors within the market has been decreasing. However, NECB may come into competition with new banks as a result of the erosion of the previous barriers to inter-state banking.

     Competition among financial institutions is based upon interest rates and other credit and service charges, the quality of services rendered, the convenience of banking facilities and in the case of loans to larger commercial borrowers, relative lending limits. As in the past, NECB's future earnings will be affected by changes in the prevailing interest rates, as well as other financial market developments and regulatory controls beyond the control of NECB's Management.

     Connecticut has enacted legislation which liberalized banking powers and has put thrift institutions on equal footing with other banks, thereby improving their competitive position. In addition, in 1995, the Connecticut General
Assembly revised its Interstate Banking Act to permit acquisitions of and mergers with Connecticut banks and bank holding companies with banks and bank holding companies in other states. It is possible that such legislative authority will increase the number or the size of financial institutions competing with NEBT and EQBK for deposits and loans in its market place, although it is impossible to predict the effect upon competition of such legislation.

     Recently adopted Federal legislation permits adequately capitalized bank holding companies to venture across state lines to offer banking services through bank subsidiaries to a wider geographic market. In light of this change in the law, it will be possible for large super-regional organizations to enter many new markets including the market served by NEBT and EQBK. Certain of these competitors, by virtue of their size and resources, may enjoy certain efficiencies and competitive advantages over NEBT and EQBK in the pricing, delivery, and marketing of their products and services.

LENDING ACTIVITIES

     The lending policy of NECB's subsidiary banks is designed to correspond with its mission of remaining a community-oriented bank. The loan policy sets forth accountability for lending functions in addition to standardizing the underwriting, credit and documentation procedures. The typical loan customer is an individual or small business which has a deposit relationship. NECB, through its subsidiary banks, strives to provide an appropriate mix in its loan portfolios of commercial loans and loans to individual consumers.

SINGLE FAMILY MORTGAGE LOANS

     The largest sector of consumer lending has traditionally been mortgage loans secured by single family residential properties. This includes both first and second mortgages. Second mortgages consist of equity lines of credit and closed-end loans, such as home improvement and construction loans. Historically, single family mortgage loans are considered to involve the least risk to a lending institution. Applications for mortgage loans are received primarily through the branch office network. NEBT and EQBK will lend up to 95% of the value of the collateral. On loans in excess of 80% of the value of collateral, borrowers are required to obtain mortgage insurance covering the portion over 80%. Interest rates charged for mortgage loans are primarily set according to secondary market conditions, and terms generally follow the underwriting requirements of the FHLMC in the granting of residential mortgage loans and sells residential mortgage loans to the agency when market conditions permit. The sale of fixed rate mortgage loans in the secondary market provides liquidity to make additional loans, revenues for servicing the sold loans, and premiums and discounts to par upon the sale of such loans. At December 31, 1995, NECB'S combined portfolio of loans serviced for others was $64,909,000 compared to $56,753,000 at December 31, 1994. NEBT and EQBK make a variety of adjustable rate mortgage loans. However, one year adjustable rate mortgages are the primary adjustable rate mortgage product. The rate is tied to the one year Treasury bill rate and is generally priced competitively in the range of 2.75% above such rate and is typically discounted by market conditions during the first year, for competitive purposes.

CONSUMER LOANS

     NEBT and EQBK originate a variety of other consumer loans such as short-term demand loans, automobile and boat loans and student loans. Consumer loans are made both on an unsecured basis and a secured basis. Interest rates charged on consumer loans are primarily determined by competitive loan rates offered in its lending area. The primary risk in such loans is the borrower's ability to repay. Such loans are typically made for small amounts, which provides for risk diversification.

COMMERCIAL REAL ESTATE LOANS

     The portfolio of commercial loans of NEBT and EQBK includes various products. NEBT's target market with respect to commercial lending consists of small businesses with annual sales up to eight million dollars. Commercial mortgages are granted on owner occupied and investment properties up to 75% of the lesser of the cost or appraised value of the property. Short-term business loans are made on a demand basis to finance various cash needs of customers. Construction and land development financing is available to qualified borrowers for development of sub-divisions or single family residences.

COMMERCIAL BUSINESS LOANS

     Financing for capital expenditures, such as equipment, is provided on an amortizing basis for terms up to five years. NEBT and EQBK offer revolving credit lines and commercial letters of credit primarily used for performance bonding.

     NECB's combined portfolio of commercial loans includes various products. Generally, the target market of its subsidiary banks with respect to commercial lending consists of small businesses with annual sales up to eight million dollars. Short-term business loans are made on a demand basis to finance various cash needs of customers. The risks associated with the borrower's ability to repay are critical to such loans and are evaluated both prior to granting such loans and throughout the duration and renewal of such credits.

LOAN PORTFOLIO

     NECB's combined loan portfolio, net of unearned income, at December 31, 1995-1991 was comprised of the following categories based upon the nature of collateral:

                                      (Dollar Amounts in Thousands)
                                              December 31,
                           1995       1994       1993        1992       1991
                         --------   --------   --------    --------   --------
Commercial, Financial    $ 35,808   $ 27,033   $ 14,439    $ 19,490   $ 25,238
Real estate
  Construction             12,942      1,883        830       3,929      4,640
  Residential              80,863     50,382     51,433      59,609     64,736
  Commercial               85,041     40,863     38,234      38,140     35,403
Installment                 5,415     12,298     10,591      13,543     16,229
Other                       2,166        166        169         611        685
                         --------   --------   --------    --------   --------
  Total Loans            $222,235   $132,625   $115,696    $135,322   $146,931
                         ========   ========   ========    ========   ========

     The largest concentration within the loan portfolio is with individuals which include home mortgages and personal loans, and the policy for requiring collateral for real estate construction and development loans is essentially the same as that for other types of loans and is evaluated on an individual basis. At December 31, 1995, substantially all of the loans included as "commercial and financial" or "real estate construction" are due in one year or less.

     The following table reflects the maturity and sensitivities for NECB's combined loan portfolio at December 31, 1995.

                                        (Dollar Amounts in Thousands)
                                           After one
                             One year     year through    Due after      Total
                             or less      five years      five years     loans
                             ========     ==========      ==========     =====
Commercial, Financial        $ 26,630       $ 8,091        $     87    $ 34,808
Real estate                         0             0               0           0
  Construction                 12,942             0               0      12,942
  Residential                  40,825        18,387          10,822      70,034
  Commercial                   46,245        40,964           4,793      92,002
Installment                     3,509         1,785              21       5,315
Other                           1,776           360               0       2,136
                             --------       -------         -------    --------
Total performing loans       $131,927       $69,587         $15,723     217,237
                             ========       =======         =======    ========
Nonperforming loans                                                       4,998
                                                                       --------
Total loans                                                            $222,235
                                                                       ========

     At December 31, 1995 loans maturing after one year included: $39,767 in fixed rate loans and $40,932 in variable rate loans.

INVESTMENT SECURITIES

     The primary objectives of NECB's investment policy are to provide a stable source of interest income, to provide adequate liquidity necessary to meet short and long-term changes in the mix of its assets, to provide a means to achieve goals set forth in the interest rate risk policy and to provide a balance of quality and diversification to its assets. The available for sale portion of investment portfolio is expected to provide funds when demand for acceptable loans increases and is expected to absorb funds when loan demand decreases.

     At December 31, 1995, NECB's investment portfolio was $82,129,000 or 24.0% of total assets. Federal funds sold were $9,075,000 or 2.7% of total assets at December 31, 1995. Recently, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Investment in Certain Debt and Equity Securities." SFAS 115 provides for the categorization of investments into three groups and further provides for the accounting and reporting treatment of each group. Investments may be classified as held-to-maturity, available-for-sale, or trading. NECB does not purchase or hold any investment securities for the purpose of trading such investments.

     The table below presents the carrying amounts and fair values of investment securities held by NECB at December 31, 1995 and 1994.

                                      (Dollar Amounts in Thousands)
                                    1995                         1994
                           -----------------------     ------------------------
                           Amortized                   Amortized
                           Cost            Fair        Cost             Fair
                           Basis           Value       Basis            Value
                           ---------       -------     ---------        -------
Held-to-maturity           $ 7,066         $ 7,189     $11,742          $11,528
Available-for-sale          74,793          75,063      37,508           36,065
FHLB Stock                   1,176           1,176         810              810
                           -------         -------     -------          -------
                           $83,035         $83,428     $50,060          $48,403
                           =======         =======     =======          =======

     The following tables present the maturity distribution of investment securities at December 31, 1995, and the weighted average yields of such securities. The weighted average yields were calculated based on the cost and effective yields to maturity of each security. The weighted average yields on income from municipal obligations and equity securities were adjusted to a tax-equivalent basis.

                                              (Dollar Amounts in Thousands)
Held-to-maturity
                         One        Over one      Over five     Over                              Weighted
                         year       through       through       ten        No                     average
                         or less    five years    ten years     years      Maturity    Total      yield
                         -------    ----------    ---------     -----      --------    -----      -----

U.S. Treasury and
 other U.S. agencies
 and corporations        $ 1,500    $ 4,001       $    0        $    0                 $ 5,501     6.4%
Obligations of states
 and political
 subdivisions                  0        622          697           246                   1,565     8.1%
                         -------    -------       ------        ------                 -------
  Total                  $ 1,500    $ 4,623       $  697        $  246                 $ 7,066
                         -------    -------       ------        ------                 -------
Weighted average
  yield                    5.90%      6.60%        7.60%         9.20%                   7.10%
                         -------    -------       ------        ------                 -------

Available-for-sale (1)

                             One          Over one       Over five     Over                              Weighted
                             year         through        through       ten        No                     average
                             or less      five years     ten years     years      Maturity    Total      yield
                             -------      ----------     ---------     -----      --------    -----      -----
U.S. Treasury and
 other U.S. agencies
 and corporations            $ 5,000      $29,035        $4,448        $    0                 $38,483     6.2%
Obligations of states
 and political
 subdivisions                    251            0             0             0                     251    10.9%
Mortgage backed
 securities                        0        4,735           313         6,208                  11,256     7.4%
Corporate bonds                6,288        3,400             0             0                   9,688     7.1%
Equities                           0            0             0             0      15,115      15,115
                             -------      -------        ------        ------     -------     -------
 Total                       $11,539      $37,170        $4,761        $6,208     $15,115     $74,793
                             -------      -------        ------        ------     -------     -------
Weighted average
   yield                        6.7%         6.0%          7.4%          7.4%        4.4%        6.9%
                             -------      -------        ------        ------     -------     -------
 Total Portfolio             $13,039      $41,793        $5,458        $6,454     $15,115     $81,859
                             =======      =======        ======        ======     =======     =======
Total weighted
   average yield                6.7%         6.1%          7.5%          7.5%        4.4%        6.9%
                             =======      =======        ======        ======     =======     =======
(1) Dollars shown at amortized cost amounts.


DEPOSITS AND OTHER FUNDING SOURCES

     Deposit liabilities have historically provided the primary source of funding assets. It is anticipated that this means of funding will not change in the immediate future. Deposits funded 90% of such assets at December 31, 1995 compared to 91% of such assets at December 31, 1994 and 93% of such assets at December 31, 1993. Other borrowed funds, which funded .2% of assets at December 31, 1995 funded .4% of assets at December 31, 1994 and .4% of assets at December 31, 1993, consist of U.S. Treasury tax and loan deposits and, occasionally, repurchase agreements. Funding capacity is also provided by amortization of loan principal balances, sales of single family mortgage loans in the secondary market and interest and dividend income received.

     A variety of both retail and commercial deposit products is offered by NECB through its subsidiaries that both fill the needs of its customer base and provide funds of varying maturities, including fixed rate certificates of deposit with original terms of up to four years, regular savings accounts, money market accounts, NOW accounts, business checking, and demand deposits. Management seeks to retain customers holding "core deposit" accounts such as regular savings, NOW, money market and demand deposits. At year-end, interest rates payable on time deposits were at levels consistent with market rates of interest in NECB's geographic area.

     Total deposits increased to $307,161,000 at December 31, 1995, compared to $196,872,000 at December 31, 1994. The branch network and main office of NEBT and the main office of EQBK serve as the primary sources of deposit gathering. NECB does not solicit deposits from beyond the communities in which its subsidiaries or their branch offices are located.

     The following table summarizes average deposits and interest rates of NECB for the years ended December 31, 1995, 1994 and 1993.

                                                (Dollar Amounts in Thousands)

                                  1995                      1994                       1993
                           -------------------      ---------------------      --------------------
                           Average     Average      Average       Average      Average      Average
                           Balance     Rate         Balance       Rate         Balance      Rate
                           -------     ----         -------       ----         -------      ----
Noninterest-bearing
 demand deposits           $ 39,395                 $ 32,754                   $ 27,834
Now and money market
 account deposits            28,452    1.26%          27,593      1.55%          50,162     2.54%
Savings deposits             47,746    2.16%          56,819      2.02%          40,835     2.56%
Time deposits                80,615    5.35%          63,619      3.74%          67,289     3.89%
                           --------                 --------                   --------
  Total deposits           $196,208                 $180,785                   $186,120
                           ========                 ========                   ========


     Fixed rate certificates of deposit in amounts of $100,000 or more at December 31, 1995 are scheduled to mature as follows:


                                   (Dollar Amounts in Thousands)

Three months or less                       $ 6,754
Over three, through six months               4,078
Over six, through twelve months              3,983
Over twelve months                           4,407
                                           -------
 Total                                     $19,222
                                           =======

RETURN ON EQUITY AND ASSETS

     The following table summarizes various operating ratios of NECB for each of the five years through December 31, 1995:

                                              YEARS ENDED DECEMBER 31,
                                      1995    1994    1993     1992     1991
                                      ----    ----    ----     ----     ----
Return on average total               0.91%   0.56%   0.20%    0.18%    (0.29)%
assets (net income divided
by average total assets)

Return on average                     9.61%   8.34%   3.26%    3.08%    (5.18)%
shareholders' equity (net
income divided by average
shareholders' equity)

Tangible equity to assets (average    8.76%   8.53%   6.40%    5.83%      5.50%
shareholders' equity less goodwill
as a percent of average total
assets)

Dividend payout ratios               24.30%   9.43%      0%       0%         0%

ASSET/LIABILITY MANAGEMENT

     A principal objective of NECB is to reduce and manage the exposure of its results of operations to changes in interest rates and to maintain an approximate balance between the interest rate sensitivity of its assets and liabilities within acceptable limits. While interest rate risk is a normal part of the commercial banking activity, NECB desires to minimize its effect upon operating results. Managing the rate sensitivity embedded in the balance sheet can be accomplished in several ways. By managing the origination of new assets and liabilities, or the rollover of the existing balance sheet assets, incremental change towards the desired sensitivity position can be achieved. Hedging activities, such as the use of interest rate caps, can be utilized to create immediate change in the sensitivity position.

     NECB monitors the relationship between interest earning assets and interest bearing liabilities by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring the interest rate sensitivity "gap". An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-bearing liabilities maturing or repricing and the amount of interest-earning assets maturing or repricing for the same period of time.
During a period of falling interest rates, a positive gap would tend to adversely affect net interest income, while a negative gap would tend to increase net interest income. During a period of rising interest rates, a positive gap would tend to increase net interest income, while a negative gap would tend to adversely affect net interest income.

     Asset and liability management functions are supervised by the Asset Liability Committee ("ALCO"), which reports to the Board of Directors quarterly. It is actively involved in the financial planning and budgeting process and developing policies for monitoring and coordination sources, uses and pricing of funds. The following table summarizes the repricing schedule for interest earning assets and interest bearing liabilities and provides an analysis of periodic and cumulative gap positions on a company-wide consolidated basis.


                                                      (Dollar Amounts in Thousands)
                                                        As of December 31, 1995
                                                            Repriced Within
                                        -----------------------------------------------------------
                                        Under 3      4 to 12      1 to 5      Over 5
                                        Months       Months       Years       Years        Total
                                        -----------------------------------------------------------
Cash and cash equivilents               $  9,130     $            $           $ 14,495     $ 23,625
Securities                                18,365      13,624       25,180       26,136       83,305
Loan portfolio                            69,882      67,980       64,777       19,596      222,235
Loans held-for-sale                          788                                                788
Other assets                               3,000                                 8,608       11,608
                                        --------     -------      -------     --------     --------
Total interest                          $101,165     $81,604      $89,957     $ 68,835     $341,561
                                        --------     -------      -------     --------     --------

Deposits
  Demand                                $  4,199     $            $ 4,256     $ 51,490     $ 59,945
  Savings                                 25,168      30,394       17,236       31,957      104,755
  Time                                    42,993      60,089       39,379                   142,461
                                        --------     -------      -------     --------     --------
Total Deposits                            72,360      90,483       60,871       83,447      307,161
Short-term borrowed funds                    540                                                540
Other liabilities                                                   1,221        2,159        3,380
Shareholder's equity                                                            30,480       30,480
                                        --------     -------      -------     --------     --------
Total liabilities and equity              72,900      90,483       62,092      116,086      341,561
Periodic gap                              28,265      (8,879)      27,865      (47,251)
                                        --------     -------      -------     --------
Cumulative gap                          $ 28,265     $19,386      $47,251     $      0
                                        ========     =======      =======     ========
Cumulative gap as a percentage of
 total earning assets                        8.3%        5.7%        13.8%         0.0%



     The information presented in the interest sensitivity table is based upon a combination of maturities, call provisions, repricing frequencies, prepayment patterns and Management judgment. The distribution of variable rate assets and liabilities is based upon the repricing interval of the instrument. Management estimates that approximately 65% of savings products are sensitive to interest rate changes based upon analysis of historic and industry data for these types of accounts.

EMPLOYEES

     At December 31, 1995, NECB, NEBT and EQBK employed an aggregate of 129 full-time and 41 part-time employees. Employees are not represented by a collective bargaining unit and relationships with employees of NECB and NEBT are considered to be good.

LEGISLATION, REGULATION AND SUPERVISION

GENERAL

     Legislation adopted in recent years has substantially increased the scope of regulations applicable to banks and bank holding companies.

     Virtually every aspect of the business of banking is subject to regulation with respect to such matters as the amount of reserves that must be established against various deposits, the establishment of branches, reorganizations, non-banking activities and other operations. Numerous laws and regulations also set forth special restrictions and procedural requirements with respect to the extension of credit, credit practices, the disclosure of credit terms and discrimination in credit transactions.

     The descriptions of the statutory provisions and regulations applicable to banks and bank holding companies set forth below do not purport to be a complete description of such statutes and regulations and their effects on NECB, NEBT and EQBK. Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on NECB, NEBT and EQBK are difficult to determine.

FEDERAL RESERVE REGULATION

     NECB is a bank holding company registered pursuant to the provisions of the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"), and consequently is subject to regulation and examination by the Federal Reserve Board (the "FRB"). Bank holding companies are required to file annually with the FRB a report of their operations and they and their subsidiaries are subject to examination by the Board of Governors of the Federal Reserve System.

     The Holding Company Act also requires prior approval by the FRB before a bank holding company (1) merges or consolidates with another bank holding company, (2) acquires directly or indirectly ownership or control of voting shares of a bank if after such acquisition it would own or control directly or indirectly more than five percent of the voting stock of such bank, except where 50 percent or more is already owned, or (3) acquires substantially all of the assets of any bank.

     The Holding Company Act further provides that the FRB shall not approve any acquisition, reorganization or consolidation which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States. Further, the FRB may not approve any other proposed acquisition, reorganization or consolidation, the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or which in any other manner would be in restraint of trade, unless the anti-competitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served.

     Historically, the Holding Company Act prohibited a bank holding company from controlling or acquiring in excess of 5% of the voting shares or substantially all of the assets of a bank located outside of the state in which the operations of such bank holding company's banking subsidiaries were principally conducted, unless such acquisition was specifically authorized by the laws of the state in which NEBT was located. The laws of Connecticut currently authorize such acquisitions to a limited extent.

     Under the Riegle-Neal Interstate Banking and Efficiency Act of 1994 substantially all state law barriers to the acquisition of banks by out-of-state bank holding companies have been eliminated effective September 29, 1995. The law will also permit interstate branching by banks effective as of June 1, 1997, subject to the ability of states to opt-out completely or to set an earlier effective date. NECB anticipates that the effect of the new law may be to increase competition within the markets in which NECB operates, although NECB cannot predict the effect to which competition will increase in such markets or the timing of such increase.

     A bank holding company is also prohibited, with limited exceptions, from engaging directly or indirectly through its subsidiaries in activities unrelated to banking, managing or controlling banks. One of the exceptions to this prohibition permits ownership of the shares of a company engaged solely in furnishing services to subsidiary banks; another exception permits ownership of shares of a company the activities of which the FRB has determined, by regulation or after due notice and opportunity for hearing, to be so closely related to banking, or managing or controlling banks, as to be a proper incident thereto in each individual case.

     A bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or sale of any property or services. Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Reserve Act on any extension of credit to the bank holding company or any of its subsidiaries, or investments in the stock or other securities thereof, and on the taking of such stock or securities as collateral for loans to any borrower.

     NEBT and EQBK are also subject to FRB regulations regarding the maintenance of reserves. Under such regulations, NEBT and EQBK must maintain reserves against their transaction accounts and non-personal time deposits.

     Under FRB regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it is the FRB's policy that in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligation to serve as a source of strength to its subsidiary banks will generally be considered by the FRB to be an unsafe and unsound banking practice or a violation of the FRB regulations or both.

     The FRB has established capital adequacy guidelines for bank holding companies. See "MANAGEMENT'S DISCUSSION AND ANALYSIS".

CONNECTICUT REGULATION

     As state-chartered banks and members of the FDIC, NEBT and EQBK are subject to regulation both by the Connecticut Banking Commissioner and by the FDIC. Applicable laws and the regulations impose restrictions and requirements in many areas, including interest rates on selected instruments, capital requirements, maintenance of reserves, establishment of new branch offices, making of loans and investments, consumer protection, employment practices and other matters. Any new regulations or amendments to existing regulations may materially affect the services offered, expenses incurred and/or income generated by NEBT.

     The Connecticut Banking Commissioner regulates NEBT's and EQBK's internal organization as well as their deposit, lending and investment activities. The approval of the Connecticut Banking Commissioner is required, among other things, to open branch offices and to consummate merger transactions and other business combinations. The Connecticut Banking Commissioner conducts periodic examinations of NEBT and EQBK. The Connecticut banking statutes also restrict the ability of NEBT and EQBK to declare cash dividends to their sole stockholder, NECB.

     Subject to certain limited exceptions, loans made to any one obligor may not exceed 15% of a bank's capital, surplus, undivided profits and loan reserves.

     Connecticut banks and bank holding companies, with the approval of the Connecticut Banking Commissioner, are permitted to engage in stock acquisitions of banks and bank holding companies in other states with reciprocal legislation. Several interstate mergers involving large Connecticut banks with offices in NEBT's service area and banks headquartered in other states have been completed which have resulted in increased competition for NEBT and EQBK, respectively. In addition, under Connecticut law, the beneficial ownership of more than 10% of any class of voting securities of a bank or bank holding company may not be acquired by any person or groups of persons acting in concert without the approval of the Connecticut Banking Commissioner.

FDIC REGULATION

     The FDIC insures NEBT's and EQBK's deposit accounts in an amount up to $100,000 for each insured depositor. NEBT and EQBK, as Connecticut-chartered FDIC-insured banks, are regulated by the FDIC in many of the areas also regulated by the Connecticut Banking Commissioner. The FDIC also conducts its own periodic examinations of NEBT and EQBK, and each institution is required to submit financial and other reports to the FDIC on a quarterly and annual basis, or as otherwise required by the FDIC.

     FDIC insured banks, such as NEBT and EQBK pay premiums to the FDIC for the insurance of deposits. The FDIC has determined that no premiums need be assessed at this time.

     Under FDIC regulations, FDIC-insured, state-chartered banks which are not members of the Federal Reserve System must meet certain minimum capital requirements, including a leverage capital ratio and a risk-based capital ratio. See "MANAGEMENT'S DISCUSSION AND ANALYSIS".

     FDIC insurance of deposits may be terminated by the FDIC, after notice and a hearing, upon a finding by the FDIC that the insured institution has engaged in unsafe or unsound practices, or is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, or order of, or condition imposed by, the FDIC. A bank's failure to meet the minimum capital and risk-based capital guidelines set forth above, would be considered to be unsafe and unsound banking practices.

     The Community Reinvestment Act ("CRA") requires lenders to identify the communities served by the institution's offices and to identify the types of credit the institution is prepared to extend within such communities. The FDIC conducts examinations of insured institutions' CRA compliance and rates such institutions as "Outstanding", "Satisfactory", "Needs to Improve" and "Substantial Noncompliance." As of their last CRA examinations, NEBT received a rating of "Outstanding" and EQBK received a rating of "Satisfactory". Failure to receive at least a "Satisfactory" rating may inhibit an institution from undertaking certain activities, including acquisitions of other financial institutions, which require regulatory approval based, in part, on CRA compliance considerations.

PROPERTIES

     NECB is the owner of an operations center in East Hartford Connecticut. The operations center located at 20 Founders Plaza, East Hartford, Connecticut consists of an 18,227 square foot office building which is adequate to meet the foreseeable data processing needs of NECB. NECB is not the lessee of any properties. The properties described below are properties owned or leased by NEBT or EQBK.

     NEBT's designated main office is located at Old Windsor Mall, Windsor, Connecticut. In addition to the designated main office in Windsor, NEBT has branches in Canton, Poquonock (Windsor), Enfield, Ellington, Somers, East Windsor and Suffield.

     During the year ended December 31, 1995, the aggregate rental expenses paid by NECB for all its office properties was approximately $267,900. All properties are considered to be in good condition and adequate for the purposes for which they are used. The following table outlines all owned or leased property of NECB, NEBT and EQBK but does not include other real estate owned.


                                                                Owned/                     LEASE
LOCATION                         ADDRESS                        LEASED                   EXPIRATION
- --------                         -------                        ------                   ----------

Executive Offices                Old Windsor Mall               Owned
 (New England Community          176 Broad Street
 Bancorp, Inc. and               Windsor, CT 06095
 New England Bank)
 /Operations/Main Office

NEBT Poquonock                   2100 Poquonock Avenue          *Bldg-Owned              1996
Branch (Windsor)                 Windsor, CT 06064              Land-Owned/Leased

NEBT Enfield Branch              9 Hazard Avenue                Bldg-Owned               2011
                                 Enfield, CT 06082              Land-Leased

NEBT Ellington Branch            70 West Road                   Owned
                                 Ellington, CT 06029

NEBT Somers Branch               637 Main Street                Owned
                                 Somers, CT 06071

NEBT East Windsor Branch         2 North Road                   Leased                   2002
                                 East Windsor, CT 06088


NEBT Suffield Branch             275 Mountain Road              Owned
                                 Suffield, CT 06078

NEBT Canton Branch               250 Albany Turnpike,           Leased                   2000
                                 Canton, CT 06109

NEBT West Hartford               55 South Main Street           Leased
Branch**                         West Hartford, CT 06107

EQBK Main Office                 1160 Silas Deane Highway       Leased                   2004
                                 Wethersfield, CT  06109

* The Poquonock Office occupies two parcels of land. One parcel that was previously leased was purchased in 1991 and the other parcel continues to be leased.


** In March 1996, NEBT obtained the approval of the Federal Deposit Insurance Corporation to locate a branch at 55 South Main Street, West Hartford, CT. NEBT received the approval of the Connecticut Department of Banking in April, 1996.


LEGAL PROCEEDINGS

     There are no pending material adverse legal proceedings other than ordinary routine litigation incidental to normal business to which NECB, NEBT or EQBK is a party or to which any of their properties are subject except that, in connection with the consummation of its acquisition of EQBK, certain shareholders of EQBK gave notices of their intention to exercise their dissenter's rights and receive cash rather than stock in NECB. The stock appraisal process is ongoing but is not expected to have any material adverse effect on EQBK and NECB on a consolidated basis.

MARKET FOR NECB'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     NECB's Common Stock has been quoted on the NASDAQ National Market System since November 4, 1994. Advest, Inc., Tucker Anthony Incorporated and First Albany are market makers in the NECB Common Stock.


     As of March 31, 1996, there were 3,084,309 shares of NECB Common Stock issued and outstanding which were held by approximately 2,400 shareholders of record.

     Through the third calendar quarter of 1994, the market price quoted in the following table is based upon the high and low bid quotations during the period shown. The prices represent quotations by dealers and do not include mark-ups, mark-downs or commissions and do not necessarily represent actual transactions. The pricing information has been provided by various brokers identified as market makers in NECB's stock. Commencing with the fourth quarter of 1994, NECB stock has been traded on the NASDAQ National Market System under the symbol NECB. Information for the fourth quarter of 1994, for each quarter of 1995 and 1996, was obtained from reports provided to NECB by the NASDAQ National
Market System.

QUARTER ENDED                    HIGH            LOW
- -------------                    ----            ---
March 31, 1996                   $11 1/4        $10 1/2
December 31, 1995                 10 1/4          9 1/4
September 30, 1995                10              7 3/4
June 30, 1995                     8  1/2          7 3/4
March 31, 1995                    8  1/2          7 1/2
December 31, 1994                 9  1/4          7 1/2
September 30, 1994                8  3/8          8
June 30, 1994                     8               7
March 31, 1994                    6               4 1/2


     On December 19, 1995, the day prior to the day the Reorganization was announced to the public, the price ranged from a high of 10 1/4 to a low of 9 1/2. Such information was obtained from the NASDAQ National Market System.

DIVIDEND POLICY

     All shares of the NECB Common Stock are entitled to participate equally in such dividends as may be declared by NECB's Board of Directors. The holders of NECB Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors of NECB. Dividends may be declared and paid by NECB only out of funds legally available therefor. Under Delaware law, dividends may generally be declared by the board of directors of a corporation and paid in cash, property or in shares of such corporation, either out of such corporation's surplus or, in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, or both.

     NECB's principal assets are its investments in NEBT and EQBK. As such, NECB's ability to pay dividends to its shareholders is largely dependent on the ability of NEBT and EQBK to pay dividends to NECB.

     NEBT and EQBK may not declare a dividend on their capital stock except from their net profits. "Net profits" is defined as the remainder of all earnings from current operations. The total of all dividends declared by each respective institution in any calendar year may not, unless specifically approved by the Connecticut Banking Commissioner, exceed the total of each respective institution's net profits of that year combined with each institutions retained net profits of the preceding two years.

     NECB believes that the payment of dividends is an important part of its efforts to provide value to its shareholders. The payment of regular prudent dividends, when justified by the condition and earnings of NEBT, EQBK and NECB, while not assured, is a goal of NECB and its Board of Directors. To the extent net proceeds are retained by NECB, earnings on such proceeds would be available to pay dividends.

     From 1990 until the fourth quarter of 1994, no dividends were declared or paid by NECB. NECB began the payment of regular quarterly dividends in the fourth quarter of 1994. Quarterly payments were $.05 per share until the fourth quarter of 1995 when the quarterly payment was increased to $.055 per share. In the first quarter of 1996, the dividend was increased to $.06 per share. It is anticipated that subsequent to the Reorganization, NECB will continue to declare and pay a quarterly dividend of $.06 per share unless a change is warranted by the condition or profitability of the NECB.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING DISCLOSURE

      During the two most recent fiscal years, NECB has had no changes in or disagreements with its independent accountants on accounting and financial disclosure matters.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF NECB

     The following is Management's discussion of the financial condition and results of operations on a consolidated basis for the three years ended December 31, 1995, of New England Community Bancorp, Inc. ("NECB"). The consolidated financial statements of NECB include the accounts of NECB and its wholly-owned subsidiaries, New England Bank & Trust Company ("NEBT") and The Equity Bank ("EQBK") which became a subsidiary of NECB on November 30, 1995. The transaction was accounted for as a purchase and, as such, prior year comparative data was not revised to include information about EQBK. The changes thus noted between December 31, 1994 and December 31, 1995 reflect the addition of EQBK at November 30, 1995 as well as the continuing operations NECB and its subsidiaries. This discussion should be read in conjunction with the consolidated financial statements and the related notes of NECB presented elsewhere herein.

FINANCIAL CONDITION

1995 COMPARED TO 1994.

     Loans outstanding at year end 1995 amounted to $222,235,000. During the year, NECB added to outstanding loans by originating new loans which exceeded repayments and payoffs by $6,694,000. Additionally, during 1995, NECB purchased loans at a cost of $4,871,000 from another lender and transferred loans with the carrying amount of $895,000 to mortgages held for sale. NECB generally sells convertible adjustable rate mortgages (ARMs) from its loan portfolio when borrowers convert ARMs to fixed status if the term remaining to maturity is greater than ten (10) years. Convertible ARMs are residential mortgage loans which have a variable rate at inception, but which subsequently permit the borrower to convert to a fixed rate at designated times.

     During 1995, NECB increased securities available-for-sale through purchasing $31,575,000 of securities. During the year, maturities and sales of securities available-for-sale amounted to $23,359,000. In contrast, the securities held-to-maturity decreased, with purchases amounting to $3,742,000 and maturities amounting to $8,556,000. The shift to securities available-for-sale allowed the Company to increase its commitment to intermediate term loans while maintaining sufficient liquidity to meet the continuing needs of its customers.

     During 1995, NECB experienced moderate growth in deposits. Interest bearing deposits, including savings products and time deposits, increased $5,754,000 while non-interest bearing accounts, largely commercial checking accounts, declined $2,861,000. The lowering of checking account balances, following a substantial increase of $14,841,000 in the previous year, appears to reflect the preferences of the Company's customers to use their excess funds to either reduce existing loans or avoid added borrowing. Management encourages this practice through its rapid responsiveness to borrowing requests, particularly for established customers.

     NECB's investment in premises and equipment amounted to $6,960,000 at December 31, 1995, representing an increase of $1,353,000 from a year ago. Throughout 1995, the Company continued the program it began in late 1993 to improve the appearance and capability of NEBT's older branch banking offices. The Enfield office was extensively remodeled and new furnishings were added. In addition, the branch's parking area was leveled and expanded to increase the number of parking spaces for customers banking at this office. NEBT also installed a drive-up ATM at the Somers Office. A year earlier a similar machine, installed at NEBT's Poquonock office, quickly became NEBT's most actively used machine. NEBT opened a full service branch in Canton, Connecticut to serve the Farmington Valley market area. Finally, in December 1995, NECB purchased an 18,000 square foot office building located within the Founders Plaza complex in East Hartford, Connecticut. This centrally located facility will house NECB's growing operations and data processing departments which provide for the informational needs of NECB and its subsidiaries.

1994 COMPARED TO 1993.

     In the year ended December 31, 1994, total loans increased $16,928,000. This increase was primarily the result of increased demand for new credit. As the financial health of NECB's subsidiary, NEBT, steadily improved, it was able to respond to this demand. In response to this improvement, in April 1994, the FDIC removed the formal supervisory Order it had imposed a year earlier. The carrying amount of security investments (consisting of securities available-for-sale, securities held-to-maturity and Federal Home Loan Bank stock) decreased $11,467,000 as the proceeds from sales and maturities, less purchases, were used to support a portion of the growth of loans. The decrease included a reduction of $1,889,000 in the carrying amount of securities available-for-sale to reflect the fair value of those securities in conformity with SFAS No. 115 "Accounting for Certain Debt and Equity Securities." This unrealized loss was decreased by related deferred taxes to $1,109,000 which changed the net unrealized holding gain of $266,000 on securities available-for-sale at December 31, 1993 in the equity section of the balance sheet to a net unrealized holding loss of $843,000 at December 31, 1994. At December 31, 1994, the unrealized loss on securities available-for-sale was $1,443,000 and the deferred taxes on such amount was $600,000.

     During 1994, cash and cash equivalents were increased $8,453,000 to offset the volatile nature of noninterest-bearing checking account liabilities which increased $14,841,000. During 1994, interest bearing deposits decreased $6,435,000, as NEBT selectively reduced interest rates offered relative to the marketplace. During this period, shareholders' equity increased as the result of several factors. NECB raised approximately $5,600,000 through an offering completed in December 1994 and net income added an additional $1,000,000.

     The increased investment in bank premises and equipment represents funds used to repair and improve NEBT's branch offices and the purchase of equipment and technology necessary to maintain high quality services.

RESULTS OF OPERATIONS

1995 COMPARED TO 1994, AND 1993, RESPECTIVELY.

     NECB reported net income for 1995 of $1,980,000 or $0.91 per share. This represented an increase of $877,000 or 80% from net income for 1994 of $1,103,000 or $0.82 per share. This improvement resulted primarily from the $1,987,000 increase in net interest and dividend income. Net income for 1994 increased $694,000 or 170% greater than the $409,000 reported for 1993. Unlike 1995, this improvement was primarily the result of the $1,442,000 reduction in noninterest expenses. Significant factors affecting NECB's operating performance for the three years ended December 31, 1995, included the following:

NET INTEREST AND DIVIDEND INCOME

1995 COMPARED TO 1994, AND 1993, RESPECTIVELY.

     The net interest and dividend income for 1995 and 1994 increased $1,987,000 and $354,000 respectively from the preceding year. The table below shows net interest and dividend income for each of the three years through December 31, 1995, on a fully taxable equivalent basis.

            (amounts in thousands)
                                                                1995         1994       1993
       --------------------------------------------------------------------------------------
       Interest and dividend income (financial statements)     $16,300     $12,551    $13,185
       Tax-equivalent adjustment                                   121          48         74
       Interest expense                                        (5,736)     (3,974)    (4,962)
                                                               -------     -------    -------
       Net interest and dividend income (taxable equivalent)   $10,685     $ 8,625    $ 8,297

     Net interest and dividend income, on a fully taxable equivalent basis, increased $2,060,000 in 1995 and $328,000 in 1994.

     Several factors contributed to the increase in net interest and dividend income during 1995. Average earning assets increased $23 million due to growth in average loans outstanding. Despite declining during the later half of 1995, interest rates during most of 1995 were generally higher than those prevailing during 1994. The net interest margin improved to 5.28% in 1995, compared to 4.81% in the preceding year. The average rate on earning assets improved to 8.12% in 1995 compared to 7.03% in 1994. The average rate paid for interest bearing liabilities also increased, to 3.65% in 1995, from 2.67% in 1994. Higher rates offered to holders of time deposits attracted approximately $17 million in new funds, while relatively low yielding savings deposits resulted in an $8 million outflow of such deposits. During periods of higher interest rates, interest-free sources of funds such as demand deposits and equity increase in value when the interest rates available for the employment of these funds are higher.

      Net interest and dividend income for 1994 increased $328,000 to $8,625,000 from $8,297,000 in 1993. During 1994, the two factors primarily responsible for the increase in net interest and dividend income were the reduction in the average rate paid for interest bearing liabilities and the growth in noninterest bearing sources of funds.

AVERAGE BALANCE SHEETS, NET INTEREST AND DIVIDEND INCOME AND INTEREST RATES

     The table below presents NECB's average balance sheets (computed on a daily basis), net interest and dividend income and interest rates for the years ended December 31, 1995, 1994 and 1993. Average loans outstanding include nonaccruing loans. Interest and dividend income is presented on a tax-equivalent basis which reflects a federal tax rate of 34% for all periods presented.

(amounts in thousands)
                                                1995                              1994                                1993
- ------------------------------------------------------------------------------------------------------------------------------------

                                Average                 Average    Average                 Average    Average                Average
                                Balance     Interest     Rate      Balance     Interest    Rate       Balance     Interest     Rate
- ------------------------------------------------------------------------------------------------------------------------------------
ASSETS
Federal funds sold              $  7,246    $   407       5.62%    $  6,760    $   279       4.13%    $  4,411    $   127      2.88%
Investment securities             50,962      3,079       6.04%      52,892      2,813       5.32%      52,230      2,765      5.29%
Loans                            144,138     12,935       8.97%     119,690      9,507       7.94%     125,400     10,367      8.27%
                                --------    -------       ----     --------    -------       ----     --------    -------      ----
Total interest earning assets    202,346     16,421       8.12%     179,342     12,599       7.03%     182,041     13,259      7.28%
Allowance for loan losses         (2,543)                            (2,777)                            (3,087)
Cash & due from banks              9,466                              9,542                             10,601
Other assets                       9,282                              9,349                             11,473
                                --------                           --------                           --------

  Total Assets                  $218,551                           $195,456                           $201,028
                                ========                           ========                           ========

LIABILITIES
Regular savings deposits        $ 47,746    $ 1,033       2.16%    $ 56,819    $ 1,149       2.02%    $ 40,835    $ 1,045      2.56%
NOW accounts deposits             23,405        266       1.14%      23,197        307       1.32%      30,789        567      1.84%
Money market deposits              5,047         92       1.82%       4,396        120       2.73%      19,373        708      3.65%
                                --------    -------       ----     --------    -------       ----     --------    -------      ----
   Total savings deposits         76,198      1,391       1.83%      84,412      1,576       1.87%      90,997      2,320      2.55%
Time deposits                     80,615      4,312       5.35%      63,619      2,377       3.74%      67,289      2,617      3.89%
Borrowed funds                       532         33       6.20%         589         21       3.57%         978         25      2.56%
                                --------    -------       ----     --------    -------       ----     --------    -------      ----
Total interest bearing liab.     157,345      5,736       3.65%     148,620      3,974       2.67%     159,264      4,962      3.12%
Demand deposits                   39,395                             32,754                             27,834
Other liabilities                  1,206                                854                              1,389
                                --------                           --------                           --------
   Total liabilities             197,946                            182,228                            188,487
Equity                            20,605                             13,228                             12,541
                                --------                           --------                           --------
  Total Liabilities & Equity    $218,551                           $195,456                           $201,028
                                ========                           ========                           ========

Net interest income             $ 10,685                           $  8,625                           $  8,297
  (tax equivalent Basis)
Less: FTE adjustment                 121                                 48                                 74
                                --------                           --------                           --------
Net interest income (book)      $ 10,564                           $  8,577                           $  8,223
                                ========                           ========                           ========
Net interest spread                                       4.47%                              4.35%                             4.17%
Net yield on earning assets                               5.28%                              4.81%                             4.56%


     The fully taxable equivalent yield on earning assets was 8.12% in 1995 up from 7.03% in 1994 and 7.28% in 1993. The cost of interest bearing liabilities was 3.65% in 1995 as compared to 2.67% in 1994 and 3.12% in 1993. As a result the net interest margin, on a fully taxable equivalent basis, was 5.28% in 1995 compared to 4.81% in 1994 and 4.56% in 1993.

RATE VOLUME ANALYSIS

     The following table, which is presented on a tax-equivalent basis, reflects the changes for the years ended December 31, 1995 and 1994 in net interest income arising from changes in interest rates and from asset and liability volume, including mix. The change in interest attributable to both rate and volume has been allocated to the changes in the rate and the volume on a pro rated basis.

(amounts in thousands)
                                                            1995                                     1994
                                                     ---------------------                    ---------------------
                                                        Change due to                            Change due to
                                                          change in:                               change in:
                                                     ---------------------                    ---------------------

                                     Increase                                   Increase

                                     (Decrease        Rate         Volume       (Decrease)     Rate      Volume
- -------------------------------------------------------------------------------------------------------------------
Interest income change
Federal funds sold                    $  128         $  107       $   21          $ 152        $ 68       $  84
Investment securities                    266            372         (106)            48          13          35
Loans                                  3,428          1,332        2,096           (860)       (398)       (462)
                                      ------         ------       ------          -----        -----      -----

Total interest income change           3,822          1,811        2,011           (660)       (317)       (343)
                                      ------         ------       ------          -----        -----      -----

Interest expense change
Regular savings deposit                 (116)            76         (192)           104        (249)        353
NOW account deposits                     (41)           (44)           3           (260)       (139)       (121)
Money market deposits                    (28)           (44)          16           (588)       (145)       (443)
                                      ------         ------       ------          -----        -----      -----
   Total savings deposits               (185)           (12)        (173)          (744)       (533)       (211)
Time deposits                          1,935          1,195          740           (240)       (101)       (139)
Borrowed funds                            12             14           (2)            (4)          8         (12)
                                      ------         ------       ------          -----        -----      -----

Total interest expense change          1,762          1,197          565           (988)       (626)       (362)
                                      ------         ------       ------          -----        -----      -----

Net interest income change            $2,060         $  614       $1,446          $ 328        $ 309      $  19
                                      ------         ------       ------          -----        -----      -----


     Of the $2,060,000 increase in the net interest income in 1995, $612,000 resulted from changes in interest rates earned or paid during 1995 and the remaining $1,448,000 is attributed to changes in volume of average assets and liabilities.

NONINTEREST INCOME

1995 COMPARED TO 1994, AND 1993, RESPECTIVELY.

     Noninterest income consists of service charges, commissions and fee income, net gains on the sales of investments and loans, and other income. Total noninterest income was $1,692,000 in 1995. This was an increase of $76,000 or 4.7% from $1,616,000 in 1994. This followed a decrease in 1994 noninterest income of $499,000 or 23.6% from $2,115,000 in 1993. The increase in 1995 resulted from changes in several categories of noninterest income. Gains from the sales of investments and loans increased $21,000 and $148,000, respectively. The increase in gains from the sale of loans occurred as demand for fixed rate mortgages rose in response to declining interest rates. This increased demand lead to increased production and subsequent sales of these fixed rate loans. Fixed rate mortgage loans are typically sold, with servicing retained by the Company's subsidiaries, after origination. Service charges, commissions and fees declined $124,000 and all other income increased $31,000. The $499,000 decrease in 1994 included decreases of $177,000 and $143,000, respectively from sales of investments and loans. Also included was a $93,000 decrease in service charges and an $86,000 decrease in all other noninterest income.

     The decrease in 1995 of $124,000 in service charges, commissions and fees included a $14,000 increase in loan servicing fees and a $138,000 reduction in deposit fees. The increase in servicing fees reflected growth in the volume of serviced loans. Deposit fees declined in 1995 as depositors took advantage of other product opportunities or maintained the minimum account balances necessary to avoid service charges.

NONINTEREST EXPENSE

1995 COMPARED TO 1994, AND 1993, RESPECTIVELY.

     Total noninterest expense was $8,591,000 in 1995, an increase of $696,000 or 8.8% from $7,895,000 in 1994. In 1994, total noninterest expense decreased $1,442,000 or 15.4% from $9,337,000 1993. The $696,000 increase in noninterest expense in 1995 resulted primarily from the $548,000 increase in salaries and employee benefits. This was partially offset by the reduction of $276,000 in fees paid to the FDIC for deposit insurance. All other expenses increased $424,000. Management maintains control over noninterest expenses by assigning specific managers authority for expense-incurring activities providing these managers with tools for planning and monitoring the performance of their duties. In working with senior officers line managers are better able to anticipate and minimize the expense of the goods and services needed to perform efficiently.

     The decrease of $1,442,000 in 1994 resulted in large measure from the continuing reduction in non-performing assets which had plagued NECB throughout the preceding several years. The largest reduction, $1,331,000, related to losses, writedowns and expenses of ownership of other real estate. Banks acquire such real estate through foreclosures and other actions resulting from borrowers failing to meet the terms of loans secured by such properties. Outside services, principally legal fees related to foreclosures preceding decreased $397,000, and the cost of FDIC fees and other insurance decreased $137,000. All other expenses increased $423,000 during 1994, including occupancy and equipment expense, $92,000; marketing, $169,000; and, the resumption of the payment of fees to Directors, $81,000.

NONPERFORMING ASSETS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

     Nonperforming assets include nonaccrual loans and assets classified as OREO. Generally, loans are placed in nonaccrual status when they are past due greater than ninety (90) days or the repayment of interest or principal is considered to be in doubt.

     OREO consists of properties acquired through foreclosure proceedings. These properties are recorded at the lower of the carrying value of the related loans or the estimated fair market value less estimated selling costs. Charges to the allowance for loan losses are the measure by which properties are reduced to fair market value less estimated selling expenses upon reclassification as OREO. Subsequent reductions are charged to operating income.

     NECB's subsidiaries make provisions on a quarterly basis for possible loan losses as determined by a continuing assessment of the adequacy of the allowance for possible loan losses. NECB's subsidiaries perform ongoing reviews of loans in accordance with an individual loan rating system to determine the required allowance for possible loan losses at any given date. The review of loans is performed to estimate potential exposure to losses. In the review process, the subsidiaries assess factors including the borrowers' past and current financial condition, repayment ability and liquidity, the nature of collateral and changes in its value, current and anticipated economic conditions and other factors deemed appropriate. These reviews are dependent upon estimates, appraisals and judgments which can change quickly because of changing economic conditions and Management's perception as to how these factors affect the financial condition of debtors. The loan rating process classifies loans according to the subsidiaries' uniform classification system. The subsidiaries consider performing loans rated as "substandard" and "doubtful" to be potential problem loans. "Substandard" loans are characterized by well-defined weaknesses such as deteriorating or inadequate collateral or impaired repayment ability. A loan is considered "doubtful" when similar conditions exist but are more severe in nature.

     At December 31, 1995, NECB considered loans totaling approximately $14,067,000 (which considers, for the first time, EQBK's loan portfolio) to be potential problems compared to $7,699,000 at December 31, 1994. Included in these totals were loans totaling $9,342,000 and $4,724,000 respectively, which were not classified as non-performing loans because such loans are performing according to their terms.

     NECB's subsidiaries loan review processes are designed to identify certain potential problem loans at an early stage, alleviate weaknesses in each respective institution lending policies, oversee the individual loan rating system and ensure compliance with NEBT's and EQBK's underwriting, documentation, compliance and administrative policies. Certain potential problem loans mean loans considered by Management as being in need of special attention because of some deficiency related to the credit or documentation, but which are still considered collectable and performing. Such attention is intended to act as preventative measures and thereby avoid more serious problems in the future.

     Accrued interest income is generally reversed against interest income when loans are classified as nonaccrual, unless Management deems that the value of collateral is sufficient to recover both principal and accrued interest. Real estate held for sale consists of properties acquired through mortgage loan foreclosure proceedings. Real estate owned is carried at the lower of the carrying value of the related loan or the estimated fair market value of the property less estimated selling costs.

     NECB's nonperforming assets at December 31, 1995 through 1991 are presented below. Had the nonaccrual loans performed in accordance with their original terms, gross interest income for the year ended 1995 would have increased by approximately $120,000 compared to an increase of approximately $194,000 for the year ended 1994. As reflected below, NECB has made significant progress since reaching a high of $12,672,000 at December 31, 1991.


     (amounts in thousands) at
       December 31,                                      1995        1994       1993       1992      1991
     ----------------------------------------------------------------------------------------------------
     Nonaccrual loans                                  $4,725      $2,975     $3,176     $3,144    $7,606
     Other real estate owned                              728         573      1,048      5,761     5,066
                                                    -----------------------------------------------------
     Total nonperforming assets                        $5,453      $3,548     $4,224     $8,905   $12,672
                                                    =====================================================
     Loans past due in excess of ninety days and
        accruing interest                                $273         $16       $193         $4       $483


     Total nonperforming assets increased by $1,905,000, or 53.7%, to $5,453,000 at December 31, 1995 from $3,548,000 at December 31, 1994. In 1994, total nonperforming assets decreased $676,000 or 16% from $4,224,000 at December 31, 1993. Loans past due in excess of ninety days and accruing interest amounted to $273,000, this compared to balances of $16,000 and $193,000, respectively, at December 31, 1994 and 1993. The increase in total nonperforming assets in the year ended December 31, 1995 resulted from the inclusion, for the first time, of $2,896,000 in nonaccrual loans and $497,000 in OREO held by The Equity Bank (acquired on November 30, 1995) and decreases of $1,146,000 in nonaccrual loans and $342,000 in OREO held by NEBT.

     Total nonperforming assets represented 2.5% of total loans and other real estate owned at December 31, 1995, as compared to 2.7% and 3.6% respectively, at December 31, 1994 and 1993. Improvement in this ratio is the result of reductions in nonperforming assets and the increase in total loans. The allowance for loan losses increased to 2.0% of total loans at December 31, 1995 from 1.9% at December 31, 1994, and 2.4% at December 31, 1993 respectively. The coverage afforded to nonperforming assets and loans past due ninety days and still accruing was 77.6% compared to 71.9% and 63.0% for December 31, 1994 and 1993, respectively. Real estate acquired through foreclosure was $1,007,000 in 1993, $743,000 in 1994, and $796,000 in 1995. The allowance for possible loan losses was equal to 94.1% of nonaccrual loans at December 31, 1995, as compared to 86.2% and 87.7%, respectively, at December 31, 1994 and 1993.


      (amounts in thousand)
       December 31,                                                                 1995       1994       1993
      --------------------------------------------------------------------------------------------------------
      Nonaccrual loans                                                            $4,725     $2,975     $3,176
      Other real estate owned                                                        728        573      1,048
                                                                                  ------     ------     ------
      Total nonperforming assets                                                   5,453      3,548      4,224
      Loans past due in excess of ninitey days and accruing interest                 273         16        193
      Ratio of nonperforming assets to total loans and OREO                          2.5%       2.7%       3.6%
      Ratio of nonperforming assets and loans past due in excess
        of ninety days and accruing interest to total loans OREO                     2.6%       2.7%       3.8%
      Ratio of allowance loan losses to total loans                                  2.0%       1.9%       2.4%
      Ratio of allowance for loan losses to nonperforming assets
      and loans in excess of ninety days past due and accruing interests            77.6%      71.9%      63.0%
      Ratio of nonperforming assets and loans in excess of ninety days out
        past due and accruing interest to total shareholders' equity                18.8%      19.3%      34.0%


     The following table summarizes the activity in the allowance for possible loan losses for the years ended December 31, 1991 through 1995. The allowance is maintained at a level consistent with identified loss potential and the perceived risk in the portfolio. It is not considered meaningful to allocate the allowance according to geographic area as NECB's market area is homogenous and limited in size.

       (amounts in thousands)
         December 31,                                         1995        1994       1993        1992       1991
        --------------------------------------------------------------------------------------------------------
        Loans charged-off:
           Commercial and financial                       $    154      $   92     $  216      $  539     $  828
           Real estate                                         750         892        930       2,348        744
           Installment loans to individuals                     74          17         80         121        761
                                                          --------      ------     ------      ------     ------
                                                               978       1,001      1,226       3,008      2,333
                                                          --------      ------     ------      ------     ------
        Recoveries on loans charged-off:
           Commercial and financial                            150          51         17           4         15
           Real estate                                          27         163         22          54          0
           Installment loans to individuals                     22          37         10          26         15
                                                          --------      ------     ------      ------     ------
                                                               199         251         49          84         30
                                                          --------      ------     ------      ------     ------
        Net loans charged-off                                  779         750      1,177       2,924      2,303
        Provision charged to operations                        700         530        764       2,679      3,400
        Balance, at beginning of year                        2,564       2,784      3,197       3,442      2,345
        Changes incident to merger                           1,961
                                                          --------
        Balance, at end of year                           $  4,446      $2,564     $2,784      $3,197     $3,442
                                                          ========      ======     ======      ======     ======

        Ratio of net charge-offs during the
          period to average loans outstanding
            during the period                                0.54%       0.63%       0.94%      2.02%      1.67%

        Ratio of allowance for loan losses to
          total loans                                        2.00%       1.93%       2.41%      2.36%      2.34%


     NECB's subsidiaries continually assess the adequacy of their allowances for loan losses in response to changing economic conditions, specific problem loans, and the overall risk profile of their loan portfolios. Management allocates specific reserves to individual problem loans based upon Management's analysis of the potential for loss perceived to exist related to such loans. In addition to the specific reserves for individual loans, a portion of the allowance is maintained as a general reserve. The amount of the general reserve is determined through Management's analysis of the potential for loss inherent in those loans not considered problem loans. Among the factors considered by Management in this analysis are the number and type of loans, nature and amount of collateral pledged to secure such loans, and current economic conditions.

     During the years ended 1991 and 1992, NEBT made substantial provisions to the allowance in response to the recognition of problem loans and the potential for loss perceived to be inherent in the portfolio as a result of economic conditions and declines in real estate values. Thereafter, in 1993 and 1994 the reduction in provisions reflects the stabilization of the economy, the improved performance of the loan portfolio and recoveries of previously charged-off loans.

     The following table reflects the Allowance for Loan Losses as of December 31, 1995 with allocations categorized by loan type:

(amounts in thousands)                               Percentage of loans in each
                            Allocation of            category to total loans
                            Allowance for Loan
Loans by type               Losses
- --------------------------------------------------------------------------------
Commercial & Financial                  $  541                             16.1%
Real Estate:
  Construction                             254                              5.8
  Residential                            1,090                             36.4
  Commercial                             2,388                             38.3
Installment                                154                              2.5
Other                                       19                              0.9
                                        ------                           ------
    Total                               $4,446                            100.0%
                                        ======                           ======

LIQUIDITY

     Management's objective is to ensure continuous ability to meet cash needs as they arise. Such needs may occur from time to time as a result of fluctuations in loan demand and the level of total deposits. Accordingly, NECB's subsidiaries have liquidity policies which provide flexibility to meet cash needs. The liquidity objective is achieved through the maintenance of readily marketable investment securities as well as a balanced flow of asset maturities, prudent pricing on loan and deposit products and the sale of mortgage loans in the secondary market.

     The policy also provides Management with the ability to acquire and hold debt instruments known collectively as structured notes. Structured notes, which can differ as to particular terms, are used by Management to reduce the potential effect changes in interest rates can have upon the operating results of the Company. From time to time, Management invests in various types of structured notes (such as dual index notes and interest rate step-up notes) as part of its overall management of the risk of changes to interest rates.

     In 1993, NECB adopted Statement of Financial Accounting Standards No. 115 ("Accounting for Certain Debt and Equity Securities"). The statement, issued by the Financial Accounting Standards Board (FASB), set forth guidance for accounting for certain investments in debt and equity securities. Adoption of Statement No. 115 resulted in several changes to the information provided in the financial statements of NECB. The first change resulted from the separation of investment security assets into those held-to-maturity and those available-for-sale. The second change resulted from the change to the carrying value of the group held available-for-sale to reflect the current market values of the assets held. The amount of this "mark-to-market" value is then added to or deducted from the equity portion of NECB's balance sheet after appropriate reduction to reflect the value of the related deferred taxes. At December 31, 1995, the amount added to NECB's shareholders' equity was $158,000, while $843,000 was deducted from shareholders' equity a year earlier.

     During the year end of 1995 and during 1994, it did not become necessary for NECB to increase its borrowed funds to meet its liquidity needs. NECB has alternative sources of liquidity available including federal funds purchased and repurchase agreements. Purchases of federal funds and borrowing on repurchase agreements may be utilized to meet short-term borrowing needs. During 1994 NEBT joined the Federal Home Loan Bank of Boston (FHLBB) to further enhance its liquidity position. The FHLBB provides its member banks with credit by accepting as collateral the member bank's mortgage assets. Through its membership, NEBT has available a line of credit for $3,500,000 and also has the ability to pledge up to $60,000,000 of its assets to meet its credit needs. EQBK has available a line of credit for $2,100,000 and also has the ability to pledge up to

$25,000,000 of its assets to meet its credit needs. NECB believes that its policies will enable it to maintain adequate liquidity and to prudently commit funds to loans or investments, depending upon underlying risk, demand and rate of return.

     As shown in the Consolidated Statements of Cash Flows, NECB experienced a decrease of $4,091,000 in the amount of cash and cash equivalents at December 31, 1995 compared to December 31, 1994. This compares to the significant increase of $8,453,000 in 1994, compared to December 31 1993. The increase in 1994 was largely due to the $5,571,000 received in December as proceeds from the issuance of 778,260 shares of NECB's stock coupled with an increase throughout the year in demand deposit account balances. Demand deposit accounts represent a volatile source of funds which is subject to significant inflows and outflows of both seasonal and cyclical nature.

CAPITAL

     At December 31, 1995, total shareholders' equity was $30,480,000, an increase of $12,007,000 compared to $18,473,000 at December 31, 1994. In November 1995, in acquiring The Equity Bank, 1,004,000 shares of common stock were issued by NECB at a value of $9,507,000 representing the inclusion of the adjusted net assets of EQBK. Also increasing capital in 1995 was the retention of $1,499,000 in earned income and the $1,001,000 change in the unrealized holding gain (loss) on securities available for sale. During 1994, shareholders' equity increased $5,461,000 to $18,473,000 at December 31, 1994, from $13,012,000 at December 31, 1993. In December 1994, NECB completed an offering which raised $5,571,000 in new capital funds. The offering resulted in the issuance of 778,000 new shares of common stock. Also adding to capital was net income of $1,103,000.

The various capital ratios of EQBK, NEBT and NECB are as follows as of December 31, 1995:

                       Minimum Level        EQBK      NEBT         NECB
- -------------------------------------------------------------------------
Leverage                          4%       8.22%      7.34%       11.89%
Tier 1 Risk-Based                 4%      10.13%     10.42%       12.25%
Total Risk-Based                  8%      11.38%     11.67%       13.49%

INCOME TAXES

     Income tax expense for 1995 was $985,000 which is an effective income tax rate of 33.2%. This compares to income tax expense of $665,000 in 1994 and $56,000 in 1993.

     In February 1992, The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 ("Accounting for Income Taxes"). The effect of adoption of Statement No. 109 in 1993 upon 1993 results is set forth in Note 11 to the Consolidated Financial Statements for the years ended December 31, 1995, 1994 and 1993.

RECENT ACCOUNTING DEVELOPMENTS

     The adoption of Financial Accounting Standard No. 115 in December 1993 requires that NECB classify debt and equity securities into one of three categories: held-to-maturity, available-for-sale, or trading. This security classification may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if NECB has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale.

     In May 1993, the Financial Accounting Standards Board issued SFAS No. 114 ("Accounting by Creditors for Impairment of a Loan"). The Statement requires that impaired loans be measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent.

     The Statement is applicable to all creditors and to all loans, except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, loans that are measured at fair value or at the lower of cost or fair value, leases, and convertible or nonconvertible debentures and bonds and other debt securities. The Statement applies to financial statements for fiscal years beginning after December 15, 1994. Management has determined that the financial statement impact of adopting the provisions of this statement is not material.

     In October of 1994, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 119 ("Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments"). This Statement requires disclosures about derivative financial instruments-futures, forward, swap, and option contracts, and other financial instruments with similar characteristics. It also amends existing requirements of FASB Statement No. 105, "Disclosure of Information about Financial Instruments with

Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," and FASB Statement No. 107, ("Disclosures about Fair Value of Financial Instruments"). This Statement, which was effective for 1995, did not have a material impact upon NECB's 1995 financial statements.

     In May of 1995, the FASB issued Statement of Financial Accounting Standards No. 122 ("Accounting for Mortgage Servicing Rights"). This Statement requires that a mortgage banking enterprise recognize as a separate asset rights to service mortgage loans for others, however those servicing rights are acquired. A mortgage banking enterprise that acquires mortgage servicing rights through either the purchase or origination of mortgage loans or sells or securities those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and to the loans (without the mortgage servicing rights) based on their fair values if practicable to estimate those fair values. If it is not practicable to estimate the fair values of the mortgage servicing rights and the mortgage loans (without the mortgage servicing rights), the entire cost of purchasing and originating the loans should be allocated to the mortgage loans (without the mortgage servicing rights) and no cost should be allocated to the mortgage servicing rights. This Statement is effective for fiscal years beginning after December 15, 1995 and is not expected to have a material impact on NECB as it does not have significant loan servicing operations.

     In October of 1995, the FASB issued Statement of Financial Accounting Standard No. 123 ("Accounting for Stock-based Compensation"). This statement establishes financial accounting and reporting standards for stock-based employee compensation plans, including arrangements by which employees receive options to purchase shares of NECB's stock. This statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for their employee stock compensation plans. However, it also allows an entity to continue to measure compensation for those plans using the method of accounting in Accounting Principles Board (APB) Opinion No. 25. Entities selecting to remain with the accounting in Opinion No. 25 complete must make pro forma disclosures of net income and, if presented earnings per share, as if the fair value based method of accounting in SFAS No. 123 had been applied. The accounting and disclosure requirements of SFAS No. 123 are effective for NECB in 1996 for all awards in 1996 and thereafter. Management believes that the financial statement impact of adoption the provisions of this statement will not be material.

IMPACT OF INFLATION

     The Consolidated Financial Statements and related notes thereto presented elsewhere herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative value of money over time due to inflation. Unlike many industrial companies, most of the assets and virtually all of the liabilities of NECB are monetary in nature. As a result, interest rates have a more significant impact on NECB's performance than the general level of inflation. Over short periods of time, interest rates may not necessarily move in the same direction or in the same magnitude as inflation.

                               MANAGEMENT OF NECB
                        DIRECTORS AND EXECUTIVE OFFICERS
                                     OF NECB

     The following table sets forth the name and age of each Director and Executive Officer, his/her principal occupation for the last five years and the year in which he/she was first elected as a Director or appointed an Executive Officer of NECB, NEBT or EQBK.

                                   Positions                   Director or
                                   and Principal               Executive Officer
                          Age      Occupation (1)              of NECB since:
                          ---      --------------              --------------

Tadeus J. Buczkowski      (69)     Loss Control                     1986
                                   Director (Retired)
                                   Hartford Insurance
                                   Group

John C. Carmon            (48)     President, Carmon                1985
                                   Funeral Homes, Inc.

John A. Coccomo, Sr.      (69)     Secretary of NECB;               1985
                                   Manager John A.
                                   Coccomo Associates, LLC
                                   (Real Estate,
                                   Construction and
                                   Land Development)

George A. Colli, Jr.      (67)     Assistant Secretary              1986
                                   of NECB;
                                   President, Colli-
                                   Wagner (Real Estate)

Gary J. DeNino            (41)     President of IMSCO,              1995
                                   Inc.a domestic market
                                   representative of
                                   international products
                                   since 1982


Frank A. Falvo            (53)     Executive Vice                   1995
                                   President of NECB

                                   Positions                   Director or
                                   and Principal               Executive Officer
                          Age      Occupation (1)              of NECB since:
                          ---      --------------              --------------

Dominic J. Ferraina       (63)     Chairman of the                  1986
                                   Boards of NECB and
                                   NEBT; Attorney


Donat A. Fournier         (47)     Vice President and               1993
                                   Senior Loan
                                   Officer of NECB (2)


Charles D. Gersten        (72)     Attorney and founding            1995
                                   partner of Gersten &
                                   Clifford

John R. Harvey            (48)     Certified Public                 1995
                                   Accountant and
                                   Partner in Harvey
                                   & Horowitz, P.C.


Anson C. Hall             (58)     Vice President,                  1993
                                   Chief Financial
                                   Officer and
                                   Treasurer of NECB (3)

David A. Lentini          (49)     President and                    1993
                                   Chief Executive
                                   Officer of NECB (4)


Angelina J. McGillivray   (45)     President,                       1993
                                   Coccomo Associates
                                   Realtors, Inc.

Edward J. Szewczyk        (66)     President,                       1985
                                   Southwood
                                   Pharmacy, Inc.

1.     All the  Directors  and  Executive  Officers  have been  engaged in their
       respective   occupations  for  more  than  five  years  unless  otherwise indicated.

2. In June, 1993, the Board of Directors appointed Mr. Donat A. Fournier to serve as Executive Vice President and Chief Lending Officer of NEBT. NEBT entered into an employment agreement with Mr. Fournier in August of 1994, for a period of two years. Prior to his appointment by the Board of Directors, Mr. Fournier served as Chief Operations Officer, Senior Executive Vice President and Corporate Secretary of Eastland Financial

       Corporation in Woonsocket, Rhode Island. Mr. Fournier does not serve as a director of NECB.

3. In June, 1993, the Board of Directors appointed Mr. Anson C. Hall to serve as Treasurer of NECB and as Senior Vice President and Chief Financial Officer of NEBT. NEBT entered into an employment agreement with Mr. Hall in August of 1994, for a period of two years. Between August 1992 and June 1993, Mr. Hall owned and operated a business, Bestway Management, a management consulting firm serving small banks and businesses. Prior to that time, Mr. Hall served as Senior Vice President, Treasurer and Controller of Fleet Bank, N.A., Hartford, Connecticut until 1992. Mr. Hall does not serve as a director of NECB.

4. Mr. Lentini was appointed to serve as President and Chief Executive Officer of NEBT and NECB in May, 1993. NEBT entered into an employment agreement with Mr. Lentini in August of 1994, for a term of two years. Prior to joining NEBT and NECB, Mr. Lentini served as President and Chief Executive Officer of the Connecticut Bank of Commerce, Woodbridge, Connecticut from September, 1992 through May, 1993. Mr. Lentini was employed by the Bank of South Windsor as President and Chief Executive Officer from December, 1987 until September, 1992.

                             EXECUTIVE COMPENSATION


     The following table provides certain information regarding the compensation paid to the Executive Officers (the "Executive Officers") of NECB for services rendered in capacities to NECB and NEBT during the fiscal years ended December 31, 1995, 1994 and 1993. No other current executive officer of NECB received cash compensation in excess of $100,000.


                                                                         --------------------------
                                                                         SUMMARY COMPENSATION TABLE
                                                                         --------------------------
                                                                           Long Term Compensation

                       Annual Compensation                             Awards                  Payouts
                     ---------------------------------------------------------------------------------------------------------
                                                                       Restricted
                                                        Other Annual   Stock       Options/
Name and Principal                                      Compensation   Award(s)    SARs        LTIP            All Other
    Position          Year     Salary($)    Bonus($)       ($)          ($)        (#)         PAYOUTS($)      Compensation($)
- ------------------------------------------------------------------------------------------------------------------------------

David A. Lentini     1995    $140,000(1)    $13,500                               15,000                       $22,837(2)
President, Chief     1994     135,000(1)                                          20,000                        17,647(4)
Executive Officer    1993      83,082(3)                                                                         6,055(5)
of NECB;
President, Chief
Executive Officer
of NEBT

Donat A. Fournier    1995    $ 95,000(6)    $10,500                               10,000                       $17,138(7)
Vice President,      1994      93,484(6)                                          14,000                         8,062
Senior Lending       1993      58,876(8)                                                                           357
Officer of NECB;
Executive Vice President
of NEBT

Frank A. Falvo       1995    $125,000(9)    $12,325
Executive Vice
President of
NECB; President
and Chief Executive
Officer of EQBK

Barry R. Loucks      1993    $209,990(10)                                                                    $12,085(11)
Former Chairman,
President, Chief
Executive Officer
of NECB;
Former Chairman
and Chief Executive
Officer of
NEBT

Raymond G. Halsted   1993    $105,721(12)                                                                    $12,603(13)
Former Senior Vice
President of
NECB; Former
President of
NEBT

1. NEBT entered into an employment agreement with Mr. Lentini in August of 1994 for a term of two (2) years with automatic renewal provisions. See "Employment Agreements."
2. NEBT provides Mr. Lentini with the use of an automobile and the typical costs associated therewith. The total dollar value of this benefit amounted to $2,116 in 1995. Pursuant to his Employment Agreement, NEBT paid $6,100 which is the dollar value of disability insurance premiums paid for the benefit of Mr. Lentini. Additionally, NEBT contributed $9,000 to NEBT's Defined Contribution Pension Plan for the benefit of Mr. Lentini.
3.      Mr. Lentini joined NEBT in May, 1993.
4. NEBT provided Mr. Lentini with the use of an automobile and the typical costs associated therewith. The total dollar value of this benefit amounted to $2,116 in 1994. Pursuant to his employment agreement, NEBT paid $5,959 which is the dollar value of disability insurance premiums paid for the benefit of Mr. Lentini. NEBT paid $870 which is the dollar value of group life insurance and $423 which is the dollar value of insurance premiums paid by NEBT with respect to term life insurance for the benefit of Mr. Lentini. Additionally, NEBT contributed $8,279 to NEBT's Defined Contribution Pension Plan for the benefit of Mr. Lentini.
5. NEBT provided Mr. Lentini with the use of an automobile and the typical costs associated therewith. The total dollar value of this benefit amounted to $1,261 in 1993. Pursuant to his Employment Agreement, NEBT paid $4,362 to Mr. Lentini which represented the amount which NEBT would have contributed to its Defined Contribution Pension Plan if he was eligible to participate therein. Additionally, the aggregate amount set forth in the above table includes $432, which is the dollar value of insurance premiums paid by NEBT with respect to term life insurance for the benefit of Mr. Lentini.
6. NEBT entered into an Employment Agreement with Mr. Fournier in August of 1994 for a term of two (2) years with automatic renewal provisions. See "Employment Agreements."
7. NEBT provides Mr. Fournier with the use of an automobile and the typical costs associated therewith. The total dollar value of this benefit amounted to $5,987 in 1995. Additionally, NEBT contributed $6,728 to NEBT's Defined Contribution Pension Plan for the benefit of Mr. Fournier.
8.      Mr. Fournier joined NEBT in May, 1993.
9. EQBK entered into an employment agreement with Mr. Falvo for a term of two (2) years. See "Employment Agreements."
10. In March 1993, Mr. Loucks resigned from his senior management positions with NECB and NEBT. He entered into a severance agreement. Under the agreement with Mr. Loucks, Mr. Loucks received a severance payment of $139,000 which sum approximated his 1992 compensation. Mr. Loucks received health, life and disability benefits under NEBT's benefit plans for one year following his resignation.
11. Pursuant to the Severance Agreement between Mr. Loucks, respectively, Mr. Loucks received the automobile which he utilized while employed by NECB and NEBT. The total dollar value of this benefit was $11,338. Additionally, the aggregate amount set forth in the above table includes $747, which is the dollar value of insurance premiums paid by NEBT with respect to term life insurance for the benefit of Mr. Loucks.
12. In March 1993, Mr. Halsted resigned from his senior management position with NECB and NEBT. He entered into a severance agreement. Under the agreement, Mr. Halsted received a severance payment of $66,000. Mr. Halsted received health, life and disability benefits under NEBT's benefit plans for 32 weeks following his resignation.
13. Pursuant to the Severance Agreement, Mr. Halsted received the automobile which he utilized while employed by NECB and NEBT. The total dollar value of the benefit was $11,933. The aggregate amount set forth in the above table includes $670, the dollar value of insurance premiums paid by NEBT with respect to term life insurance for the benefit of Mr. Halsted.

PENSION PLAN


     A defined contribution pension plan (the "Defined Contribution Pension Plan") covering all eligible employees of NECB's subsidiary, NEBT, calls for an annual contribution of 6% of an employee's annual compensation. Full-time employees of NEBT who are 21 years of age and have completed six months of continuous service are eligible to participate in the Defined Contribution Pension Plan. Employee's interest in the contributions under the "Defined Contribution Pension Plan" vest on a schedule of three to seven years with three years being 20% vested and seven years being 100% vested. The total contributions made during 1995 amounted to $227,000


     Effective January 1, 1991, EQBK adopted a 401 K plan (the "Plan") for employees of EQBK. The Plan is intended to comply with the requirements of
Section 401(k) of the Internal Revenue Code and in all material respects with the Employee Retirement Income Securities Act of 1974 (ERISA).

     Employees become eligible to participate in the Plan after one year of employment. Employees may elect to contribute up to 20% of their monthly earnings to the Plan. EQBK will contribute to each employee's account 50% of the amount of the employee's elective contribution up to a maximum of 6% of such employee's earnings. EQBK has the option at the end of the Plan year (December
31) to make additional contributions to each employee's account of up to a maximum of the amount of the employee's aggregate elective contribution. The total contributions made during 1995 amounted to $20,900.

     Participating employees become fully vested in EQBK's matching contribution after completing six years of service. All contributions by employees are fully vested when made. All amounts contributed are invested in a Flexible Investment Annuity contract with Principal Mutual Life Insurance Company.

INSURANCE

     In addition to the cash compensation paid to the Executive Officers of NECB, NEBT and EQBK the Executive Officers receive group life, health, hospitalization and medical reimbursement insurance coverage. However, these plans do not discriminate in scope, terms, or operation, in favor of officers or Directors of NECB, NEBT and EQBK and are available generally to all full-time employees.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     With the exception of the individuals set forth in the table below, no other executive officer of NECB was granted options to purchase shares of common stock in 1995. All shares purchased upon the exercise of any option must be paid in full at the time of purchase.

                                               Individual Grants
                     Number of      Percent of
                     Securities     Total Options/                 Fair Market
                     Underlying     SARs Granted     Exercise of   Value on
                     Option/SARs    to Employees     Base Price    date of       Date of      Date of      Expiration
Name1                Granted (#)    In Fiscal Year     (S/Sh)      Grant         Grant2       Exercise     Date
- ---------------------------------------------------------------------------------------------------------------------

David Lentini       15,000             50%            $7.75        $ 7.50        1/24/95        1/24/96       1/24/98
President and
Chief Executive
Officer, NECB
and NEBT

Donat A. Fournier   10,000            33.3%           $7.75        $ 7.50        1/24/95        1/24/96       1/24/98
Executive Vice
President, Chief
Lending Officer,
NEBT

Anson C. Hall        5,000            16.6%           $7.75        $ 7.50        1/24/95        1/24/96      1/24/98
Senior Vice
President and Chief
Financial Officer
of NEBT and
Treasurer of NECB

Executive Group                        100%

- ----------


1. Table does not include references to grant of stock options by the Board of Directors to Messrs. Lentini, Fournier, Hall, Falvo and Veilleux because such options were granted January 31, 1996 subject to shareholder approval of the 1996 Incentive Non-Qualified Compensatory Stock Option Plan (the "Stock Option Plan") at the May 21, 1996 Annual Meeting of Shareholders of NECB. At that meeting, shareholders will vote on a proposal to approve the Board's grant of options to purchase 40,000 shares of NECB Common Stock to David A. Lentini, 30,000 shares of NECB Common Stock to Donat A. Fournier, 30,000 shares of NECB Common Stock to Anson C. Hall, 30,000 shares of NECB Common Stock to Frank A. Falvo and 10,000 shares of NECB Common Stock to Leo Veilleux. The stock options are exercisable in five (5) equal annual installments commencing in 1997, at the price of $10.25 per share. 2. The grant of options by the Board of Directors was subject to and received shareholder approval.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     The table below sets forth information regarding stock options that were exercised, if any, during the last fiscal year, and unexercised stock options held by Executive Officers of NECB and NEBT:

                                                           Number of       Value of Unexercised
                                                          Unexercised         In-the-Money
                     Shares Acquired    Value Realized    Options/SARs        Options/SARS
  Name               on Exercise(#)        ($)            at FY-end(#)        at FY-end($)
- -----------------------------------------------------------------------------------------------
David A. Lentini          -0-               -0-             20,000(1)           $105,000
                          -0-               -0-             15,000(2)             37,500

Donat A. Fournier         -0-               -0-             14,000(1)           $ 73,500
                          -0-               -0-             10,000(2)             25,000

Anson C. Hall             -0-               -0-              5,000(2)           $ 12,500

- ----------
1. As of December 31, 1995, the market value of the NECB Common Stock was approximately $10.25 per share. As the option exercise price for the options previously granted to Messrs. Lentini and Fournier in 1993, equals $5.00 which amount is less than $10.25 per share at December 31, 1995, the options were "In-the-Money" on December 31, 1995. Options are "In-the-Money" if the fair market value of the underlying securities exceeds the exercise price of the Option.

2. The option exercise price for the options granted to Messrs. Lentini, Fournier and Hall in 1995 equals $7.75, which amount is less than $10.25 per share at December 31, 1995. Accordingly, the options were "In-the Money" on December 31, 1995.

3. Table does not include references to grant of stock options by the Board of Directors to Messrs. Lentini, Fournier, Hall, Falvo and Veilleux granted January 31, 1996 subject to Shareholder approval of the 1996 Incentive Nonqualified Compensatory Stock Option Plan (the "Stock Option Plan") at the May 21, 1996 Annual Meeting of Shareholders of NECB. On January 31, 1996, subject to Shareholder approval of the Stock Option Plan, the Board granted of options to purchase 40,000 shares of NECB Common Stock to David A. Lentini, 30,000 shares of NECB Common Stock to Donat A. Fournier, 30,000 shares of NECB Common Stock to Anson C. Hall, 30,000 shares of NECB Common Stock to Frank A. Falvo and 10,000 shares of NECB Common Stock to Leo J. Veilleux. The stock options are exercisable in five (5) equal annual installments commencing in 1997, at the price of $10.25 per share.

DIRECTORS' FEES

     During 1995, Directors received $100 for each NECB Board Meeting attended and $75 for each NECB Committee meeting attended. Officers who are also Directors received no additional compensation for their services as Directors.

EMPLOYMENT AGREEMENTS

     NEBT entered into employment agreements with Messrs. Lentini, Fournier and Hall in August, 1994. A description of the terms and conditions of the employment agreements with those executive officers whose cash compensation exceeds $100,000 are set forth below:

     Mr. David A. Lentini's employment agreement provides for his employment as President and Chief Executive Officer until July 30, 1997, unless the employment agreement is extended by mutual agreement. In connection with his employment, NEBT paid to Mr. Lentini an annual salary of $140,000 per year through December 31, 1995. Additionally, NEBT provides Mr. Lentini with the use of an automobile.

     Pursuant to the employment agreement, Mr. Lentini is able to participate in NEBT's standard health and accidental death plans. Additionally, NEBT has provided Mr. Lentini with life insurance coverage on his life in an amount which is no less than four times his annual base salary.


     The employment agreement also provides that the Board of Directors of NEBT may pay an incentive bonus to Mr. Lentini at their own option, and the amount of such bonus is discretionary and will be determined by the Board of Directors. The Board of Directors has indicated that it will consider noteworthy contributions to the success of NECB and success in achieving or exceeding net income objectives which the Board may from time to time establish or which may be set forth in financial plans adopted by the Board of Directors.


     Mr. Donat A. Fournier's employment agreement provides for his employment by NEBT as its Executive Vice President and Chief Lending Officer until July 30, 1997, unless the employment agreement is extended by mutual agreement. In connection with his employment, NEBT paid to Mr. Fournier an annual salary of $95,000 per year through December 31, 1995. Additionally, NEBT has agreed to supply Mr. Fournier with the use of an automobile.


     Pursuant to the employment agreement, Mr. Fournier is able to participate in NEBT's standard health and accidental death plans.


     The employment agreement also provides that the Board of Directors of NEBT may pay an incentive bonus to Mr. Fournier at their own option, and the amount of such bonus is discretionary and will be determined by the Board of Directors. The Board of Directors has indicated that it will consider noteworthy contributions to the success of NECB and success in achieving or exceeding net income objectives which the Board may from time to time establish or which may be set forth in financial plans adopted by the Board of Directors.

     On September 1, 1989, Frank A. Falvo, President and Chief Executive Officer of EQBK, signed an employment agreement approved by the Board of Directors which became effective on March 15, 1990.

     The employment agreement was written for a two (2) year term and automatically renews each year unless written notice is given by either party. If notice is given, then the agreement will terminate one (1) year later on the anniversary of the commencement date next following the commencement date anniversary with respect to which such notice was given. If Mr. Falvo dies during the employment period, his estate receives all arrearage of salary and expenses, six months' salary, and a pro rata share of any other accrued benefits. If Mr. Falvo is terminated for cause, as defined in the employment agreement, he will receive only his salary and other amounts which have been earned but are unpaid on the date of termination.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table includes certain information as of March 15, 1996 regarding the principal shareholders ("Principal Shareholders") of NECB. With the exception of the Principal Shareholders listed below, NECB is not aware of any beneficial owner of five percent (5%) or more of NECB's Common Stock.

Name and                         Amount of
Address of                       Shares Beneficially         Percentage
Beneficial Owners                Owned (1)                   of Class
- -----------------                ---------                   --------

John A. Coccomo, Sr.             184,082 (2)                  6.0%
130 West Street
Windsor, CT 06095

John Hancock Advisers,           165,000 (3)                  5.3%
Inc.
101 Huntington Avenue
Boston, MA  02119

Angelina J. McGillivray          173,102 (4)                  5.6%
195 Ethan Drive
Windsor, CT 06095


1. Percentages are based upon the 3,084,309 shares of NECB Common Stock outstanding on March 15, 1996. The definition of a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security.
2. Includes 42,012 shares (1.36%) owned by the John A. Coccomo, Sr., Foundation for the Blind, Inc., a charitable trust of which Mr. Coccomo is a trustee, ownership of which shares has been disclaimed by Mr. Coccomo.
3. Based on filings made pursuant to the Securities Exchange Act of 1934, which indicate that John Hancock Advisers, Inc. has direct beneficial ownership of 165,000 shares of Common Stock. Through their parent-subsidiary relationship to John Hancock Advisers, Inc., John Hancock Mutual Life Insurance Company, John Hancock Subsidiaries, Inc. and the Berkeley Financial Group have indirect ownership of the same shares. The shares are held by the John Hancock Bank & Thrift Opportunity Fund, a closed-end diversified management company registered under ss.8 of the Investment Company Act. John Hancock Advisers has the sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of the 165,000 shares of the Common Stock under an advisory agreement with the John Hancock Bank & Thrift Opportunity Fund, dated July 24, 1994.
4. Includes 42,012 shares (1.36%) owned by the John A. Coccomo, Sr., Foundation for the Blind, Inc., a charitable trust of which Mrs. McGillivray is a trustee, ownership of which shares has been disclaimed by Mrs. McGillivray.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table includes certain information as of March 15, 1996 regarding the Directors and Executive Officers of NECB.

                                                     Shares of Common Stock
                                                     Beneficially Owned as
                                                     of  March 15, 1996 (1)
                                                     ----------------------
Name
- ----
Tadeus J. Buczkowski.............................    17,788   (0.6%) (2)
John C. Carmon...................................    18,240   (0.6%) (2)
John A. Coccomo, Sr..............................   184,082   (6.0%) (3)(8)
George A. Colli, Jr..............................    58,025   (1.9%) (4)
Gary J. DeNino...................................    38,712   (1.3%) (2)
Frank Falvo......................................    13,034   (0.4%)
Dominic J. Ferraina..............................    17,500   (0.6%) (2)(5)
Donat A. Fournier................................    28,656   (0.9%) (5)(6)
Charles D. Gersten...............................   100,525   (3.3%) (2)
Anson C. Hall....................................     6,486   (0.2%) (2)(9)
John R. Harvey...................................    13,786   (0.4%) (2)
David A. Lentini.................................    43,100   (1.4%) (2)(5)(7)
Angelina J. McGillivray..........................   173,102   (5.6%) (8)
Edward J. Szewczyk...............................    12,242   (0.4%) (2)
                                                    -------
All Directors and Executive Officers
  as a Group (14 persons) .......................   688,549  (22.3%) (10)
                                                    =======
- ----------
1. Percentages are based upon the 3,084,309 shares of NECB Common Stock outstanding on March 15, 1996. The definition of beneficial owner includes any person who, directly or indirectly, through any contract or agreement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security.
2. Includes shares owned by, or as to which voting power is shared with, spouse, children or controlled business.
3. Includes 42,012 shares of NECB Common Stock (1.36%) owned by the John A. Coccomo, Sr., Foundation for the Blind, Inc., a charitable trust of which Mr. Coccomo is a Trustee, ownership of which shares has been disclaimed by Mr. Coccomo.
4. Does not include 35,280 shares of NECB Common Stock (1.14%) owned by Mr. Colli's family members, ownership of which shares Mr. Colli has disclaimed.


5. Includes 2,500 shares of NECB Common Stock (0.8%) in the NEBT Defined Contribution Pension Plan over which Messrs. Lentini, Ferraina and Fournier share voting power as Trustees. Such shares have been included in the beneficial ownerships of each respective individual, and in the total beneficial ownership of Directors and Executive Officers as a group.


6. Includes options to purchase 14,000 shares of NECB Common Stock at $5.00 per share and options to purchase 10,000 shares of NECB Common Stock at $7.75 per share exercisable within 60 days.
7. Includes options to purchase 20,000 shares of NECB Common Stock at $5.00 per share and options to purchase 15,000 shares of NECB Common Stock at $7.75 per share exercisable within 60 days.
8. Includes 42,012 shares of NECB Common Stock (1.36%) owned by the John A. Coccomo, Sr., Foundation for the Blind, Inc., a charitable trust of which Mrs. McGillivray is a Trustee, ownership of which shares has been disclaimed by Mrs. McGillivray. Such shares have been included in total beneficial ownership of Directors and Executive Officers as a group and in the beneficial ownership of Director Coccomo, who also disclaims such beneficial ownership.
9. Includes options to purchase 5,000 shares of NECB Common Stock at $7.75 per share exercisable within 60 days.


10. Includes all outstanding shares of NECB Common Stock and options owned or controlled by Directors and Executive Officers as of the Record Date. The shares owned by the John A. Coccomo, Sr. Foundation for the Blind, Inc. and by the NEBT Defined Contribution Pension Plan have been counted only once in determining the total shares beneficially owned by all Directors and Executive Officers of NECB as a group.


                CERTAIN RELATIONSHIPS AND RELATED MATTERS OF NECB

     Some of the directors and executive officers of NECB, NEBT and EQBK and companies or organizations with which they are associated, have had, and may have in the future, banking transactions with NEBT and EQBK in the ordinary course of NEBT's and EQBK's business. All such loans are currently performing in accordance with their terms. Total loans to directors and executive officers of NECB, NEBT and EQBK and associates of such executive officers and directors outstanding during the past three years were as follows:

        DATE              TOTAL INDEBTEDNESS OUTSTANDING
        ----              ------------------------------
December 31, 1995                 $6,971,000
December 31, 1994                 $3,337,000
December 31, 1993                 $2,465,000


     Federal banking laws and regulations limit the aggregate amount of indebtedness which banks may extend to bank insiders. Pursuant to such laws and regulations, NEBT and EQBK may extend credit to executive officers, directors, principal shareholders or any related interest of such persons, if the extension of credit to such persons is in an amount that, when aggregated with the amount of all outstanding extensions of credit to such individuals, does not exceed NEBT's and EQBK's unimpaired capital and unimpaired surplus. As of December 31, 1995, 1994 and 1993 the aggregate amount of extensions of credit to insiders was well below this limit.


     NEBT and EQBK have had, and expect to have in the future, banking transactions in the ordinary course of its business with Directors, executive officers, principal shareholders and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and, on terms that do not involve more than the normal risk of collectibility or present other unfavorable features.

     During 1995, NEBT paid fees of $23,400 for certain legal services to Dominic J. Ferraina, Chairman of the Boards of NECB and NEBT.

     Charles D. Gersten, Trustee, a director of NECB and EQBK, is the lessor of the property leased by EQBK at 1160 Silas Deane Highway, Wethersfield, Connecticut. EQBK's lease, which commenced in 1989, provides that space in the building will be leased for ten years with three five-year renewal options. Beginning in 1994, until the end of the term of the lease, the rent is subject to an annual increase equal to one-half of the prevailing cost of living rate adjustment. Rent expense under this lease amounted to $183,600 during 1995. EQBK considers the lease to have been written on terms comparable to the general market at the time the lease was entered into and to have terms and conditions as would have been negotiated with an outside party.

                            INFORMATION REGARDING MSB
GENERAL

     Manchester State Bank ("MSB") is a state chartered, FDIC insured bank serving the town of Manchester, Connecticut and surrounding communities. MSB was founded in 1970 and has grown to an asset size of $94 million at December 31, 1995.

THE BANKING INDUSTRY

     Commercial banks are financial institutions which historically have accepted deposits from the general public and have loaned these funds primarily to businesses and individuals. In small banks, the commercial loans are normally made to small businesses. Many of these loans are collateralized. Banks also invest their funds in various short and long-term securities.

     The deposits in MSB are insured by the FDIC in accordance with the Federal Deposit Insurance Act. It is subject to regulation by various federal agencies, as well as to state regulatory authorities. These regulations govern its lending and investment powers, the types of accounts it is permitted to provide, the terms of mortgage instruments originated and held by it, and other matters. MSB is also a member of the Federal Home Loan Bank of Boston.

     Commercial banks must compete for funds with other types of financial institutions, including thrift institutions and credit unions, and with money market mutual funds and various types of U.S. Treasury and corporate obligations and other investments. These institutions are often not subject to the same regulatory limitations or may offer services which commercial banks are not currently authorized to offer.

MSB'S MARKET AREA

     The primary market area of MSB consists of the towns of Manchester, Bolton, Vernon, Andover, Coventry, Hebron and Tolland. Additionally, MSB's market area also consists of certain delineated sections of Glastonbury, East Hartford and South Windsor.

COMPETITION

     The banking business in Connecticut generally is highly competitive and is largely dominated by a relatively small number of major banks and financial institutions, each of which operates many offices over a wide geographic area.
Many of these large financial institutions are located in and around MSB's market area. Larger institutions have the capacity to offer certain services which may not be profitably offered by MSB and to spread costs and centralize services to an extent not available to smaller institutions such as MSB. Also, the larger institutions, by virtue of their greater capitalization, have substantially higher lending limits than MSB.

     Intense market demands, regulatory changes, increased competition from non-banks, and general economic pressures have forced financial service institutions to diversify their services and become more cost effective. Commercial banks in particular have had to contend with a number of new competitors, including thrift institutions with broader powers, entry by "non-banks" into the market, increased reorganization activity, a greater number of failures among banking institutions, and heightened customer awareness of product and service differences among competitors.

     In addition, and perhaps in response to the recent market changes, significant changes have occurred in federal and state statutes and regulations, including regulations reducing restrictions on interstate banking. The business of banks also may be further affected by new legislation and by governmental and regulatory actions and policies. Such actions and policies may, among other things, impose maximum interest rates on various categories of deposits and limit or influence interest rates or loans. Monetary and fiscal policies of the United States Government and its instrumentalities, including the Board of Governors of the Federal Reserve System, significantly influence the growth of loans, investments and deposits. The present bank regulatory scheme is undergoing significant change both as it affects the banking industry itself and as it affects competition between banks and non-bank financial institutions. Banks are now actively competing with non-bank financial institutions such as mortgage brokers and insurance companies.

LENDING ACTIVITIES

     At December 31, 1995, MSB's loan portfolio of $71,501,244 represented approximately 75% of total assets and 82% of total deposits. Approximately 90% of its loan portfolio consisted of loans collateralized by real estate, 9% of its portfolio consisted of commercial loans and the remaining 1% of its loan portfolio consisted of consumer installment, auto and other loans.

     MSB's lending activities are heavily influenced by economic trends affecting the availability of funds, the demand for loans, and general interest rate levels. In originating loans, MSB must compete with other commercial banks, savings and loan associations, savings banks, mortgage companies and other financial institutions, many of which have substantially greater resources than MSB. The condition of the construction industry and the demand for housing affects MSB's residential lending volume, and commercial activity affects MSB's commercial lending volume.

     MSB is well positioned in terms of capital and liquidity and looks forward to extending credit opportunities to qualified borrowers as it perceives the economy getting stronger and the demand for loans increasing.

LOAN PORTFOLIO

     The following table sets forth selected data relating to the composition of MSB's loan portfolio by type of loan as of December 31, 1991 through 1995.


                                    ---------------------------------------------------
                                             (Dollar Amounts in Thousands)
                                                     December 31,
                                    ---------------------------------------------------
                                       1995      1994       1993       1992       1991
                                       ----      ----       ----       ----       ----

Commercial loans collateralized
   by real estate                   $30,115   $31,057    $34,413    $34,319    $34,840

Commercial loans                      6,169     5,842      6,391      8,484      8,613

Residential real estate mortgage
   loans                             32,714    35,164     39,419     46,448     47,154

Real estate construction loans        1,587     1,520      2,316      3,435      3,237

Installment loans to individuals        916       804      1,002      2,420      7,054
                                    -------   -------    -------    -------   --------
Total Net Loans                     $71,501   $74,387    $83,541    $95,106   $100,898
                                    =======   =======    =======    =======   ========

INTEREST RATES

     Interest rates charged by MSB on its loans are primarily determined by competitive loan rates in its market area, the availability of funds, the cost of funds, and the demand for loans. The average yield on earning assets in 1995 was 8.21% as compared to 7.22% in 1994.

NON-PERFORMING LOANS

     During 1995, MSB's net charged off loans were $500,060 or 0.69% of average loans outstanding, as compared to $1,522,962, or 1.97% of average loans outstanding during 1994.

     Loans classified as nonperforming (defined as those loans upon which management does not anticipate collecting principal and interest in the normal course of business or loans that are ninety days or more past due) aggregated $1,864,800 at December 31, 1995. Nonperforming loans at December 31, 1994 amounted to $4,039,575.

SECURITIES ACTIVITIES

     MSB has authority to make a wide range of investments deemed prudent by its Board of Directors. Subject to various restrictions, it may own obligations of the United States and any state, certain obligations of municipalities in Connecticut, commercial paper, corporate bonds.

     MSB's securities portfolio had an amortized cost of $3,559,284 and is carried at a market value of $3,562,123 at December 31, 1995. Additionally, MSB had $14,275,000 in Federal funds sold at December 31, 1995. At December 31, 1995, no securities were classified as available for sale.

DEPOSITS

     It is MSB's policy to offer a variety of deposit accounts and rates within bank regulatory constraints to meet its cash flow requirements. MSB's deposit accounts include checking accounts, NOW and money market deposit accounts, and certificates of deposit. MSB also offers tax deferred retirement savings accounts and "jumbo" certificates of $100,000 or more. At December 31, 1995 MSB had $6,445,200 in "jumbo" certificates.

     The following table shows, by maturity, the dollar amount of "jumbo" certificates outstanding at December 31, 1995:

                          (Dollar Amount in Thousands)
        MATURITY                                  AMOUNT

        CDs greater than or equal to $100,000 maturing within:

        Three months or less                   $4,676,509
        Four through six months                   723,401
        Seven through twelve months               500,000
        Beyond twelve months                      545,290
                                               ----------
        Total                                  $6,445,200
                                               ==========

     MSB's policy is not to accept brokered deposits. MSB offers all types of certificates of deposit authorized by regulations.

     The following table summarizes the average amount and the average rate paid in the listed deposit categories for the years ended December 31:

                                         -------------------------------------------------------------
                                                                (Dollar
                                                                Amounts in
                                                                Thousands)
                                         -------------------------------------------------------------
                                            1995                 1994                  1993
                                         -------------------------------------------------------------
                                          Average     Rate     Average      Rate     Average    Rate
                                          Balance     Paid     Balance      Paid     Balance    Paid
                                         -------------------------------------------------------------
Noninterest bearing demand deposits      $16,179              $16,850              $ 14,845

NOW/Money Market                          22,113     2.25%     24,341      2.25%     29,979     2.50%

Savings                                   12,871     2.25%     15,093      2.25%     16,692     2.50%

Time                                      35,679     5.39%     32,496      4.43%     39,248     4.36%
                                         -------              -------              --------
                                         $86,842              $88,780              $100,764
                                         =======              =======              ========

RETURN ON EQUITY AND ASSETS

     The following table summarizes various operating ratios of MSB for the years ended December 31, 1995, 1994 and 1993.

                                                  YEARS ENDED DECEMBER 31,
                                                  ------------------------
                                                   1995      1994       1993
                                                  ------------------------------
    Return on average total assets
    (net income divided by average total          0.36%     0.21%      0.01%
    assets)

    Return on average shareholders' equity
      (net income divided by average
       shareholders' equity)                      4.99%     4.65%      5.03%

    Equity to assets (average shareholders'
      equity as a percent of average total
      assets)
                                                  6.91%     6.12%      6.18%

    Dividend Payout Ratio                         0.77%     0.00%      0.00%

PROPERTIES

     MSB owns a premises known as 1041 Main Street, Manchester, Connecticut, which MSB purchased in 1984, a portion of its parking lot, which MSB purchased in 1977, the premises known as 23-25 Eldridge Street, Manchester, Connecticut, which MSB purchased in 1983 and the premises known as 17 1/2 - 19 1/2 Eldridge Street, Manchester, Connecticut, which was purchased in 1989.

     In addition, MSB has one branch located at 185 Spencer Street, Manchester, Connecticut which MSB leases. The original lease was for Twenty (20) years and has a period of Ten (10) years remaining, followed by two additional options of five (5) years each. The present rental is Three Thousand Two Hundred Twenty Eight and 02/100ths ($3,228.02) Dollars per month.

     In 1987, MSB opened its second branch located at 1046 Tolland Turnpike, Manchester, Connecticut, which MSB leases. The branch is located in a shopping plaza on Tolland Turnpike. The original lease is for ten (10) years and has a period of two (2) years remaining, with one five (5) year option. The present rental is Four Thousand Four Hundred Sixty Two and 00/100ths ($4,462.00) Dollars per month.

OTHER REAL ESTATE OWNED

     At December 31, 1995, MSB owned 7 parcels of real estate which were obtained through foreclosure proceedings. The carrying value of these properties is $778,803 which represents the lower of cost or net realizable value of the properties.

LEGAL PROCEEDINGS

     There are no material legal proceedings, other than ordinary routine litigation incidental to the business, to which MSB is a party or of which any of its property is the subject.

MARKET FOR MSB'S COMMON STOCK AND RELATED
STOCKHOLDER MATTERS

     There is a limited trading market for the common stock of MSB. The stock is not presently listed on the NASDAQ automated quotation system. The stock is traded in the over-the-counter market. As of March 15, 1996, there were approximately 800 holders of record of the common stock.

     The following table, derived from information supplied from First Albany Corporation, sets forth the quarterly high and low bid prices for MSB's common stock. These quotations represent prices between dealers (without retail markups, markdowns or commissions) and are not necessarily indicative of what prices would have been in an active over-the-counter market for MSB's common stock.

    QUARTER ENDED            HIGH BID              LOW BID
    -------------            --------              -------
March 31, 1996               $29                   $29
December 31, 1995             29                    29
September 30, 1995            29                    29
June 30, 1995                 29                    28 1/2
March 31, 1995                28 1/2                28 1/2
December 31, 1994             25                    25
September 30, 1994            30                    30
June 30, 1994                 30                    30
March 31, 1994                30                    30


DIVIDEND POLICY

     MSB's stockholders are entitled to dividends, when and if declared by the Board of Directors out of funds legally available therefore. Connecticut law prohibits MSB from paying cash dividends except from its net profits, which are defined as the remainder of all earnings from current operations plus actual recoveries on loans and investments and other assets, after deducting from the total thereof all current operating expenses, actual losses, and all federal and state taxes. The total of all dividends declared by MSB in any calendar year shall not, unless specifically approved by the Commissioner, exceed the total of its net profits of that year combined with its retained net profits of the preceding two years.

     MSB's Board of Directors approved and paid a dividend of fifty cents ($.50) per share paid to shareholders of record on November 30, 1995. MSB did not declare a dividend in 1994 or 1993.

EMPLOYEES

     As of December 31, 1995, MSB employed 9 part-time and 37 full-time employees. Employees are not represented by a collective bargaining unit and relationships with employees of MSB are considered to be good.

OTHER REGULATORY MATTERS

     On December 29, 1992, MSB entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist (the Order) with the FDIC, which was concurred in by the Banking Commissioner of the State of Connecticut. On January 12, 1993, the FDIC issued an Order to Cease and Desist which became effective on January 22, 1993. On October 19, 1995, as a result of MSB's improved condition, compliance and performance, the FDIC and Connecticut Banking Commissioner terminated the order against MSB. At that time, the Board of Directors adopted certain resolutions which confirmed the Board's commitment to continue to further improve MSB's condition.

     The Order required, among other things, MSB to: (1) review current Management and staffing needs with a view to improving underwriting and credit review procedures; (2) increase the loan loss reserve by a specified amount and develop a policy for determining the adequacy of the loss reserve; (3) increase to and thereafter maintain Tier I capital level at or above the 6.0% by December 31, 1994; (4) develop a plan to lessen MSB's risk position with respect to borrowers with loans in excess of specified levels which were classified as "substandard" or "doubtful" for regulatory purposes and charge-off certain loans classified for regulatory purposes; (5) prohibit extensions of credit to borrowers who have credits that have been charged-off or classified as "loss", "doubtful", or "substandard" unless specifically approved by MSB's Board of Directors; (6) revise and strengthen its loan grading system; (7) revise its loan policy; (8) develop a profit plan; (9) revise MSB's funds management policy to address concerns regarding liquidity and reliance upon volatile sources of funds; (10) not pay dividends without prior FDIC approval; (11) correct any remediable violations of applicable law or regulation, and any remediable technical exceptions; and (12) correct certain routine and control deficiencies.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MSB.


     The following is Management's discussion of the financial condition and results of operations on a consolidated basis for the three years ended December 31, 1995 of MSB. The consolidated financial statements of MSB include the accounts of MSB and its wholly-owned subsidiary, MSB, Inc. This discussion should be read in conjunction with the financial statements and the related notes of MSB presented elsewhere herein.

RESULTS OF OPERATIONS

     MSB reported net income for 1995 of $341,297 or $3.41 per share. This represented an increase of $138,028 or 67.9% from net income for 1994 of $203,269 or $2.03 per share. This improvement resulted primarily from the continuing improvement in asset quality and the related reduction in cost in owning and disposing of problem assets. At December 31, 1995, nonperforming assets were $2,644,000. This represented 2.79% of total assets compared to 5.13% a year earlier and 6.16% at the end of 1993. The Board of Directors declared a dividend of $.50 per share, payable November 30, 1995 to shareholders of record as of that date. This marked the first such action in more than four (4) years. Significant factors affecting MSB's operating performance for the three years ended December 31, 1995, included the following:

NET INTEREST INCOME

     Net interest income is the difference between the interest income MSB earns on loans, securities and other interest earning assets, and the interest cost of deposits and other interest bearing liabilities necessary to fund these earning assets. Net interest income is the primary component of MSB's earnings.

     The net interest income for 1995 was $4,622,385, which represented an increase of 306,372 from $4,316,013 earned in 1994.

               (000's)             1995           1994            1993
- --------------------------------------------------------------------------
Interest Income                 $  7,356       $  6,714       $  7,790
Interest Expense                  (2,734)        (2,398)        (3,120)
                             ---------------------------------------------
Net Interest Income             $  4,622       $  4,316       $  4,670
                             =============================================

     The net interest margin was 5.25% in 1995 compared to 4.65% the preceding year. As the following table indicates this change in the net interest margin was primarily responsible for the increase in net interest income. The average rate earned on earning assets increased 1.11% to 8.35% in 1995 compared to 1994. This more than offset the increase in the average rate paid for interest bearing liabilities to 3.87% for 1995 compared to 3.11% in 1994.

     The table below presents MSB's average balance sheets (computed on a monthly basis), net interest income and interest rates for the years ended December 31, 1995, 1994 and 1993. Average loans outstanding include nonaccruing loans.

         AVERAGE BALANCE SHEETS, NET INTEREST INCOME AND INTEREST RATES

                                  1995                        1994                          1993
                       Average            Average  Average            Average      Average                    Average
  (000's)              Balance  Interest    Rate   Balance  Interest    Rate       Balance     Interest         Rate
  --------------------------------------------------------------------------------------------------------------------
  Assets
  Federal Funds Sold    $10,646   $  629    5.91%  $ 2,322   $  113     4.87%    $  6,480          $  193        2.98%
  Investment              4,647      283    6.09%   12,982      571     4.40%       5,413             194        3.58%
  Securities
  Loans                  72,774    6,444    8.85%   77,416    6,030     7.79%      89,732           7,416        8.26%
                        ----------------------------------------------------------------------------------------------
  Total interest         88,067    7,356    8.35%   92,720    6,714     7.24%     101,625           7,803        7.68%
    earning assets
  Allowance for loan     (1,580)                    (2,149)                        (2,714)
    losses
  Cash & due from         4,433                      4,673                          4,489
    banks
  Other Assets            3,298                      4,209                          5,128
                        -------                    -------                       --------
    Total Assets        $94,218                    $99,453                       $108,528
                        =======                    =======                       ========

  Liabilities
  Regular Savings        23,891      607    2.54%   31,139      748     2.40%      34,525           1,034        2.99%
  NOW account deposits   11,002      202    1.84%   11,297      212     1.88%      12,451             246        1.98%
                        ----------------------------------------------------------------------------------------------
  Total Savings
    deposits             34,893      809    2.32%   42,436      960     2.26%      46,976           1,280        2.72%
  Time Deposits          35,795    1,922    5.37%   34,627    1,438     4.15%      39,297           1,677        4.27%
  Borrowed funds              0        2                 0        0                 2,000             162        0.081
                        ----------------------------------------------------------------------------------------------
  Total interest
    bearing liabilities  70,688    2,733    3.87%   77,063    2,398     3.11%      88,273           3,119        3.53%
  Demand deposits        16,278                     15,949                         13,734
  Other liabilities         664                        408                            499
                        -------                    -------                       --------
    Total Liabilities    87,630                     93,420                        102,506

  Equity                  6,588                      6,033                          6,022
                        -------                    -------                       --------
    Total Liabilities
      & Equity          $94,218                    $99,453                       $108,528
                        =======                    =======                       ========

  Net interest income             $4,623                     $4,316                                $4,684
                                  ======                     ======                                ======
  Interest rate spread                      4.48%                       4.13%                                    4.15%
                                            ====                        ====                                     ====
  Net yield on earning assets               5.25%                       4.65%                                    4.61%
                                            ====                        ====                                     ====


RATE VOLUME ANALYSIS

     The following table reflects the changes for the years ended December 31, 1995, 1994 and 1993 in net interest income arising from changes in interest rates and from asset and liability volume, including mix. The change in interest attributable to both rate and volume has been allocated to the changes in the rate and the volume on a prorated basis.

                                             1995                                  1994
                                        Change due to                          Change due to

                          Increase         Change in:            Increase        Change in:
(000"s)                  (Decrease)    Rate      Volume        (Decrease)     Rate     Volume
- ---------------------------------------------------------------------------------------------
Interest income change

Federal funds sold            $ 516   $   68     $ 448           $   (80)     $  83    $(163)
Investment Securities          (288)     149      (437)              377         75      302
Loans                           414      800      (386)           (1,386)      (397)    (989)
                       ----------------------------------------------------------------------
  Total interest
    income change               642    1,017      (375)           (1,089)      (239)    (850)
                       ----------------------------------------------------------------------

Interest expense change

Regular Savings                (141)      38      (179)             (286)      (195)     (91)
NOW account deposits            (10)      (5)       (5)              (34)       (12)     (22)
                       ----------------------------------------------------------------------
  Total savings
    deposits                   (151)      33      (184)             (320)      (207)    (113)
Time Deposits                   484      428        56              (239)       (42)    (197)
Borrowed funds                    2        2         0              (162)       (81)     (81)
                       ----------------------------------------------------------------------
Total interest
  expense change                335      463      (128)             (721)      (330)    (391)
                       ----------------------------------------------------------------------
Net interest income
  change                      $ 307   $  554     $(247)          $  (368)     $  91    $(459)
                       ======================================================================

NONINTEREST INCOME

     Total noninterest income was $398,757 in 1995. This was a decrease of $88,578 or 18.2% from $487,335 in 1994. This followed an increase in 1994 noninterest income of $9,363 or 2% from $477,972 in 1993. The decrease in 1995 was from decreases in all categories of noninterest income. Service Charges, commissions and fees declined $31,591 and all other income declined $56,987. The $9,363 increase in 1994 included a $3,891 increase in service charges and other noninterest income rose $5,472 in 1994.

NONINTEREST EXPENSES

     Total noninterest expense was $3,824,416 in 1995, an increase of $112,212 or 3% from $3,712,204 in 1994. In 1994 total noninterest expense increased $455,305 or 13.98% from $3,256,899 in 1993. The $112,212 increase in noninterest expense in 1995 resulted in large measure to the funding of the Director's retirement fund in the amount of $442,500. The largest reduction in 1995 was $494,583 related to ownership and disposal of OREO properties. FDIC deposit insurance expense decreased by $121,232 in 1995 due to the lowering the assessment rates from the FDIC. Salaries and Benefits increased $375,552 including $14,303 for higher benefit costs and $361,249 for merit increases and bonuses.

     The increase of $455,305 in 1994 resulted primarily from three areas. The cost of ownership and disposal of other real estate owned increased $241,157; increases in salaries and benefits were $85,703 and an increase in all other expenses of $97,022.

NONPERFORMING ASSETS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

     Nonperforming assets include nonaccrual loans and assets classified as OREO. Loans are placed in nonaccrual status when they are past due greater than 90 days or the repayment of interest or principal is considered in doubt.

     OREO consists of properties acquired through foreclosure proceedings. These properties are recorded at the lower of the carrying value of the related or the estimated fair value less estimated selling costs. Charges to the allowance for loan losses are the measure by which properties are reduced to fair market value less estimated selling expenses upon reclassification as OREO. Subsequent reductions are charged to operating income.

     The provision for possible loan losses in 1995 was $475,000. This was 32% less than $700,000 provided in 1994 and 74% less than $1,814,000 in 1993. Loans charged off in 1995 were $886,000 compared to $1,923,000 in 1994 and $2,608,000 in 1993. Recoveries of loans previously charged off were $386,000 in 1995, $370,000 in 1994 and $295,000 in 1993.

     MSB makes provisions on a monthly basis for possible loan losses as determined by a continuing assessment of the adequacy of the allowance for possible loan losses. MSB performs an ongoing review of loans in accordance with an individual loan rating system to determine the required allowance for possible loan losses at any given date. The review of loans is performed to estimate potential exposure to losses. In the review process, MSB assesses factors including the borrowers' past and current financial condition and repayment ability, the nature of collateral and changes in its value, the borrowers' liquidity, appraisals, current and anticipated economic conditions and other factors deemed appropriate. These reviews are dependent upon estimates, appraisals and judgments which can change quickly because of changing economic conditions and Management's perception as to these factors affect the financial condition of debtors. The loan rating process classifies loans according to the MSB's uniform classification system. MSB considers performing loans rated as "substandard" and "doubtful" to be potential problem loans. "Substandard" loans are characterized by well-defined weaknesses such as deteriorating or inadequate collateral or impaired repayment ability. A loan is considered "doubtful" when similar conditions exist but are more severe in nature. At December 31, 1995, MSB considered loans totaling approximately $2,846,000 to be potential problems compared to $4,632,000 December 31, 1994. Included in these totals were loans totaling $981,000 and $592,000 respectively, which were not classified as nonperforming loans because such loans are performing according to their terms. MSB's loan review process is designed to identify certain potential problem loans at an early stage, alleviate weaknesses in MSB's lending policies, oversee the individual loan rating system and ensure compliance with MSB's underwriting, documentation, compliance and administrative policies. Certain problem loans mean loans considered by Management as being in need of special attention because of some deficiency related to the credit or documentation, but which are still considered collectable and performing. Such attention is intended to act as preventative and thereby avoid more serious problems in the future.

     Loans are placed on a nonaccrual status when the payment of principal or interest is considered by Management to be in doubt. Generally, loans past due in excess of ninety days are classified as nonaccrual. Accrued interest income is generally reversed against interest income when loans are classified as nonaccrual, unless Management deems that the value of collateral is sufficient to recover both principal and accrued interest. Management considers a loan impaired when the collection of that loan is in doubt. Real Estate held for sale consists of properties acquired through mortgage loan foreclosure proceedings. Real estate owned is carried at the lower of the carrying value of the related loan or the estimated fair market value of the property less estimated selling costs.

     MSB's nonperforming assets at December 31, 1995 through 1991 are presented below. Had these nonaccrual loans performed in accordance with their original terms, gross interest income for the year ended 1995 would have increased by approximately $209,703 compared to an increase of approximately $261,840 for the year ended 1994. No interest received on loans placed on a nonaccrual status and considered an impaired loan was included in net income. Rather, any payment on an impaired loan was applied toward a reduction in the principal amount of such impaired loan. As reflected below, MSB has made significant progress in reducing the levels of nonaccrual and impaired loans.

                                             1995     1994     1993     1992      1991
(000's)
- ---------------------------------------------------------------------------------------
Nonaccrual loans                           $ 1,865  $ 4,040  $ 6,382  $ 7,048   $ 8,157
Other real estate owned                        779      860    1,897    2,190       258
                                           --------------------------------------------
Total nonperforming assets                 $ 2,644  $ 4,900  $ 8,279  $ 9,238   $ 8,415
Loans past due in excess of ninety days
    and accruing interest                  $   217  $     0  $   829  $   404   $   151

     Total nonperforming assets decreased by $2,256,000, or 46%, to $2,644,000 at December 31, 1995 from $4,900,000 at December 31, 1994. In 1994 , total nonperforming assets decreased $3,379,000 or 41% from $8,279,000 at December 31, 1993. At December 31, 1995, loans past due in excess of ninety days and accruing interest increased by $217,000 to $217,000 as compared to balances of $0 and $829,000 respectively, at December 31, 1994 and 1993. The decrease in total nonperforming assets in 1995 resulted from a decrease in OREO of $81,000, and a decrease in nonaccrual loans of $2,175,000.

     Total nonperforming assets represented 3.7% of total loans and other real estate owned at December 31, 1995, as compared to 6.6% and 10% respectively, at December 31, 1994 and 1993. Improvement in this ratio is the result of reductions in nonperforming assets. While the allowance for loan losses decreased to 2% of total loans at year end 1995 from 2% a year earlier, the coverage afforded to nonperforming assets and loans past due ninety days was 50.2% at December 31, 1995, higher than 29.8% and 25.4% for December 31, 1994 and 1993, respectively. The reduction in OREO is due to the reduction in real estate acquired through foreclosure and the sales of existing properties. The allowance for possible loan losses provided coverage for 76.9% of nonaccrual loans at December 31, 1995, as compared to 36.1% and 36.2%, respectively, at December 31, 1994 and 1993.

                                                              December 31,
(000's)                                                 1995      1994    1993
- -------------------------------------------------------------------------------
Nonaccrual loans                                     $ 1,865   $ 4,040   $ 6,382
Other real estate owned                                  779       860     1,897
                                                     ---------------------------
    Total nonperforming assets                         2,644     4,900     8,279
Loans past due in excess of
    ninety days and accruing interest                    217         0       829
Ratio of nonperforming assets
    to total loans and OREO                             3.7%      6.6%       10%
Ratio of nonperforming assets and loans
    past due in excess of ninety days and
    accruing interest to total loans and OREO             4%      6.6%       11%
Ratio of allowance loan losses to total loans             2%        2%      2.8%
Ratio of allowance for loan losses to
    nonperforming assets and loans in excess of
    ninety days past due and accruing interest         50.2%     29.8%     25.4%
Ratio of nonperforming assets and loans in excess
    of ninety days past due and accruing interest
    to total shareholders' equity                      43.8%     78.5%    150.8%

     The following table summarizes the activity in the allowance for possible loan losses for the years ended December 31, 1995 through 1991. The allowance is maintained at a level consistent with identified loss potential and the perceived risk in the portfolio. It is not considered meaningful to allocate the allowance according to geographic area as MSB's market area is homogenous and limited in size.

                                                                  December 31,
(000's)                                         1995       1994       1993       1992       1991
- -------------------------------------------------------------------------------------------------
Loans charged-off:

   Commercial and financial                   $  424     $1,519     $1,706     $1,652      $  751
   Real Estate                                   448        308        399        236          52
   Installment loans to individuals               14         96        504        327         563
                                          -------------------------------------------------------
                                                 886      1,923      2,609      2,215       1,366
                                          -------------------------------------------------------
Recoveries on loans charged-off

   Commercial and commercial secured by
     real estate                                 101        189        217         67          36
   Real Estate                                   274        100         74         25           0
   Installment loans to individuals               11         81          4         33          93
                                          -------------------------------------------------------
                                                 386        370        295        125         129
                                          -------------------------------------------------------

Net loans charged-off                            500      1,553      2,314      2,090       1,237

Provision charged to operations                  475        700      1,814      2,188       1,954

Balance, at beginning of period                1,460      2,313      2,813      2,715       1,998
                                          -------------------------------------------------------
Balance, at end of period                     $1,435     $1,460     $2,313     $2,813      $2,715
                                          =======================================================
Ratio of net charge-offs during the
   period to average loans outstanding
   during the period                           0.69%      1.97%      2.59%      2.13%       1.25%

Ratio of allowance for loan losses
   to total loans                              0.66%      0.94%      2.17%      2.30%       1.94%

     MSB continually assesses the adequacy of its allowance for loan losses in response to changing economic conditions, specific problem loans, and the overall risk profile of MSB's loan portfolio. Management allocates specific reserves to individual problem loans based upon Management's analysis of the potential for loss perceived to exist related to such loans. In addition to the specific reserves for individual loans, a portion of the allowance is maintained as a general reserve. The amount of the general reserve is determined through Management's analysis of the potential for loss inherent in those loans not considered problem loans. Among the factors considered by Management in this analysis are the number and type of loans, nature and amount of collateral pledged to secure such loans, and current economic conditions.

     The following table reflects MSB's Allowance for Loan Losses as of December 31, 1995 with allocations categorized by loan type:


Analysis of Allowance for Loan Losses as of December 31, 1995

                                 Allocation Of          Percentage of Loans
                                 Allowance For          In Each Category To
                                 Loan Losses            Total Loans
- ----------------------------------------------------------------------------
Loans by type
Commercial and Financial            223,250                            8.6%

Real Estate                         242,250                           90.2%

Installment and Other                 9,500                            1.2%
                                 -----------           ---------------------

                                    475,000                            100%
                                 ===========           =====================


LIQUIDITY

     Liquidity represents the ability of MSB to meet its maturing obligations and existing commitments, to withstand fluctuations in deposit levels, to fund its operations and to provide for customers' credit needs. In management's opinion, MSB maintains adequate liquidity in order to ensure the availability of funds for these purposes. The principal sources of liquidity include cash, due from MSB's, federal funds sold, and loan repayments.

     MSB's liquidity ratio improved in 1995 to 23.35% from 20.06% in 1994.

     There are no demands, events or commitments that would result in a liquidity position change that would be material to MSB.

ASSET/LIABILITY MANAGMENT

     A principal objective of MSB is to reduce and manage the exposure of its results of operations to changes in interest rates and to maintain an appropriate balance between the interest sensitivity of its assets and liabilities within acceptable limits. While interest rate risk is a normal part of the commercial banking activity, MSB desires to minimize its effect upon operating results.

     MSB monitors the relationship between interest earning assets and interest bearing liabilities by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring the interest rate sensitive "gap". An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-bearing liabilities maturing or repricing and the amount of interest-earning assets maturing or repricing for the same period of time.
During a period of falling interest rates, a positive gap would tend to adversely affect net interest income, while a negative gap would tend to increase net interest income. During a period of rising interest rates, a positive gap would tend to increase net interest income, while a negative gap would tend to adversely affect net interest income.

     Asset and liability management functions are supervised by the Asset Liability Committee ("ALCO"), which reports to the Board of Directors quarterly. It is actively involved in the financial planning and budgeting process and developing policies for monitoring and coordination sources, uses and pricing of funds. The following table summarizes the repricing schedules for assets and liabilities and provides an analysis of periodic and cumulative GAP positions.

                                                    (Dollar Amounts in Thousands)
                                                      As of December 31, 1995
                                           (Core deposits assigned repricing characteristics
                                                     based upon expected outflows)

                                                 --------------------------------------------------------------
                                                     Within   Within     Within     Within
                                                          3  4 to 12     1 to 3     3 to 5    Over 5    Total
                                                     Months   Months      Years      Years     Years
                                                 --------------------------------------------------------------
Rate Sensitive Assets (RSA)
     Federal Funds Sold                           $  14,275 $          $          $          $          $14,275
     Interest Bearing Deposits                                    80                                         80
     Investments                                      1,988    1,571                                      3,559
     Loans                                           20,952   41,926      3,939      2,446       373     69,636
                                                 --------------------------------------------------------------
Total Rate Sensitive Assets                          37,215   43,577      3,939      2,446       373     87,550
                                                 --------------------------------------------------------------

Rate Sensitive Liabilities (RSL)
     NOW/Money Market                                23,063                                              23,063
     Savings                                         11,068                                              11,068
     Time Deposits                                   11,137   15,769      5,537      3,035               35,478
     Repo agreements                                      0                                                   0
     FHLB Advances                                        0                                                   0
                                                 --------------------------------------------------------------
Total Rate Sensitive Liabilities                     45,268   15,769      5,537      3,035               69,609
                                                 --------------------------------------------------------------

Excess (deficiency) of RSA over RSL               $ (8,053) $ 27,808   $ (1,598)  $   (589)  $    373
                                                 ----------------------------------------------------

Cumulative Excess (deficiency) of RSA over RSL    $ (8,053) $ 19,755   $ 18,157   $ 17,568   $ 17,941
                                                 ====================================================

Percent of cumulative excess (deficiency)
     of RSA over RSL to total assets                 (8.50)%   20.85%     19.16%     18.54%     18.93%


     MSB is liability sensitive for the three month period. A decrease in interest rates over this period would result in an increase in MSB's earnings, and an increase in interest rates would result in a decrease in earnings. Between four and twelve months MSB becomes asset sensitive. By the twelfth month, monthly net interest income would theoretically increase with a rise in interest rates and fall with a decline in interest rates, offsetting the earlier effect of the three month period.

     The information presented in the interest sensitivity table is based upon a combination of maturities, repricing frequencies, payment patterns and Management judgment. The distribution of variable rate assets and liabilities is based upon the repricing interval of the instrument. Management estimates that approximately 70% of savings products are sensitive to interest rate changes based upon analysis of historic and industry data for these types of accounts.

CAPITAL

     Total shareholders' equity was $6,534,000 at December 31, 1995, an increase of $291,000 from $6,242,000 at December 31, 1994. On November 12, 1995, MSB's
Directors voted to pay a dividend to shareholders of record November 20, 1995 in the amount of $.50 per share.

     The various capital ratios of MSB are as follows at December 31, 1995:

                                            MINIMUM          MANCHESTER
                                           REGULATORY           STATE
                                         CAPITAL LEVEL          BANK
- --------------------------------------------------------------------------
Tier 1 leverage Capital ratio                4.00%              6.95%

Tier 1 risk-based capital ratio              4.00%              9.91%

Total risk-based capital ratio               8.00%             11.72%

EFFECTS OF INFLATION

     MSB acts to minimize the effect of inflation on future earnings through its management of rate sensitive interest earning assets and interest bearing liabilities.

                                MANAGEMENT OF MSB

     All of the Directors of MSB have been Directors of MSB since its formation, except for Nathan G. Agostinelli, who was an original Director and Chairman of the Board of Directors of MSB until he resigned in December of 1970, and he was subsequently elected President and Director of MSB on February 3, 1975.

     All of the Directors' terms will expire at the next Annual Meeting of Shareholders of MSB or upon consummation of the Reorganization or when their successors are duly qualified or appointed, whichever shall first occur. Upon their election, their term will be one year.

                        DIRECTORS AND EXECUTIVE OFFICERS
                                     OF MSB

     The following table sets forth the name and age of each Director and Executive Officer, his principal occupation for the last five years and the year in which he was first elected as a Director or appointed an Executive Officer of MSB.


                            Positions                                Director or
                            and Principal                      Executive Officer
                      Age   Occupation (1)                         of MSB since:
                      ---   --------------                         -------------

Paul Aceto            (69)  Retired, formerly Courier                  1970
                            for Purolator courier
                            Services

Nathan G. Agostinelli (64)  President and Chief                        1970 (2)
                            Executive Officer of MSB

Andrew Ansaldi, Jr.   (58)  Chairman of the Board                      1970 (2)
                            of Directors of MSB
                            President, Andrew Ansaldi,
                            Company (Construction.)

Anthony Dzen          (75)  Retired, formerly President                1970
                            of Dzen Construction, Company

Ronald Jacobs         (69)  Secretary of MSB; Principal                1970
                            in the law firm of Jacobs,
                            Walker, Rice & Basche, P.C.
                            (Counsel for MSB)

Nicholas LaPenta      (71)  Real Estate Broker, LaPenta                1970
                            Real Estate

                            Positions                                Director or
                            and Principal                      Executive Officer
                      Age   Occupation (1)                         of MSB since:
                      ---   --------------                         -------------

Roxie Leone           (74)  Retired, former Co-owner of                1970
                            Town & Country Package Store

William Oleksinski    (68)  Retired, former Co-owner of                1970
                            Willie's Steak House (Restaurant)

Samual D. Pierson     (70)  President,A.B.A.-P.G.T.,                   1970
                            Inc.

Edward J. Tomkiel     (64)  Retired Town Clerk, Town of                1970
                            Manchester, Connecticut

William H. Fraser     (40)  Vice President &                           1977 (3)
                            Chief Financial Officer

1. All the Directors and Executive Officers have been engaged in their respective occupations for more than five years unless otherwise indicated.

2. Pursuant to the Reorganization Agreement, Mr. Agostinelli and Mr. Ansaldi will become directors of NEBT and serve on the Board of Directors of NEBT following the consummation of the Reorganization.

3. Mr. Fraser was appointed Chief Financial Officer of MSB in January 1, 1994. Prior to that time Mr. Fraser served as assistant treasurer and a supervisor or MSB. Mr. Fraser has served as a Vice President of MSB for the past thirteen years. Mr. Fraser does not serve as a director of MSB.

     Each executive officer is elected annually by the directors of MSB and serves until his successor is duly chosen and qualified.

                             EXECUTIVE COMPENSATION

     The following table provides certain information regarding the compensation paid to Nathan G. Agostinelli President and Chief Executive Officer of MSB for services rendered in capacities to MSB during the fiscal years ended December 31, 1995, 1994 and 1993. All compensation, was paid by MSB. No other current executive officer of MSB received cash compensation in excess of $100,000.


                           SUMMARY COMPENSATION TABLE
                           --------------------------
                             Long Term Compensation


                        Annual Compensation                          Awards                    Payout
- ------------------------------------------------------------------------------------------------------------------------------
                                                                     Restricted
                                                      Other Annual   Stock        Options/
Name and Principal                                    Compensation   Award(s)     SARs         LTIP            All Other
 Position               Year    Salary($)   Bonus($)      ($)          ($)         (#)         Payouts($)      Compensation($)

Nathan G. Agostinelli   1995    $126,733     $20,547       0            0           0             0            0
President and Chief     1994    $111,200      29,784       0            0           0             0            0
Executive Officer       1993    $111,129           0       0            0           0             0            0


COMPENSATION OF DIRECTORS

     In 1995 members of the Board of Directors of MSB received a retainer of $7,000 per year. Mr. Agostinelli did not receive any such payments.

FOUNDING DIRECTORS' PLAN


     In 1988 MSB adopted a plan which would provide benefits for the President and the founding directors in the event that over fifty percent of the outstanding stock of MSB is sold or transferred to a person, corporation or any other entity, provided such new owners are acting in concert to gain control of MSB (the "Founding Directors' Plan"). As a result of the Reorganization, and in lieu of the provisions of the Founding Directors' Plan which was previously approved by the shareholders of MSB, the President and the ten designated founding directors of MSB, are entitled to certain benefits. At December 31, 1995 the aggregate present value of these benefits, of which a portion are payable in a lump sum and a portion are in the form of annuities, is approximately $568,789. This liability of $568,789 is reflected in other liabilities on MSB's Statement of Condition set forth in MSB's audited condensed financial statements enclosed elsewhere herein. The expense for the current year of $415,000, representing the portion due in a lump sum, is included in other operating expenses on the Statement of Income set forth in MSB's Audited Condensed Financial Statements enclosed elsewhere herein. The related asset and liability of $153,789, regarding the future annuity payments, are reflected in other assets and other liabilities, respectively, on MSB's Statement of Condition set forth in MSB's audited condensed financial statements enclosed elsewhere herein.


     There have also been various expenses associated with the reorganization of approximately $105,606. These items are included in other expenses on the statement of income for the year ended December 31, 1995.

     The Founding Directors' Plan will only benefit the "Founding Directors" of MSB including Mr. Agostinelli, and will not apply to any Directors who have previously retired or to any Director or President who is subsequently elected.

     Neither Mr. Agostinelli nor any Director will receive any payment under the Founding Directors' Plan in the event that the individual is terminated as a result of gross misconduct or criminal acts.

AGREEMENT WITH MR. AGOSTINELLI

     Mr. Agostinelli has entered into an agreement with MSB that provided that in the event that fifty percent of the outstanding stock of MSB is purchased by any persons or entities acting in concert to gain control of MSB, then either Mr. Agostinelli will be retained by the buyer in a position comparable to his present position (this need not be President) at a salary and with benefits approximately equal to those he presently receives, or alternatively, the buyer may terminate its relations with Mr. Agostinelli, in which case he shall receive a sum equal to one half of his base salary at the time of termination for one half of the period between the time of termination and time that Mr. Agostinelli attains sixty-five years of age. This agreement shall not apply if Mr. Agostinelli is terminated for cause.

STOCK OPTION PLAN

     The Shareholders at the First Annual Meeting on September 10, 1970 approved a Stock Option Plan (the "Stock Option Plan") for a maximum of 5,000 shares of the corporation's common stock. No Stock Options were ever granted pursuant to the Stock Option Plan. The Stock Option Plan was terminated by MSB's Board of Directors on December 14, 1995.

INSURANCE

     MSB's full-time  officers and employees are provided with life, medical and
disability   insurance.   All  full-time  officers  and  employees  make  a  20%
contribution to their health insurance.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of the MSB Record Date, all directors and executive officers of MSB as a group (11 persons) owned beneficially, directly and indirectly, 28,700 shares of MSB Common Stock which represents 28.7% of the outstanding shares.

     The following table includes certain information as of March 15, 1996 regarding the principal shareholders ("Principal Shareholders") of MSB. With the exception of the Principal Shareholders listed below, MSB is not aware of any beneficial owner of five percent (5%) or more of MSB's Common Stock.

NAME AND ADDRESS OF                AMOUNT OF SHARES             PERCENT OF
BENEFICIAL OWNER                   BENEFICIALLY OWNED(1)        CLASS
- ----------------                   ---------------------        -----

Nathan G. Agostinelli                   7,109                       7.109%
P.O. Box 1754
Manchester, CT 06040

Andrew Ansaldi, Jr.                     8,019                       8.019%
Tunxis Trail
Box 508B RFD 4
Bolton, CT 06043

- ----------
1. Percentages are based upon the 100,000 shares of MSB Common Stock outstanding on March 15, 1996. The definition of a beneficial owner of a security includes, in addition to the person named, the spouse and minor children of such person and any other relative of such person who has the same home as such person.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table includes certain information as of March 15, 1996 regarding the Directors and Executive Officers of MSB.

                                                    Shares of Common Stock
                                                    Beneficially Owned as
NAME                                                OF MARCH 15, 1996 (1)
- ----                                                ----------------------
Paul Aceto.........................................    720   ( .72%)
Nathan Agostinelli.................................  7,109   (7.11%)
Andrew Ansaldi, Jr.................................  8,019   (8.02%)
Anthony Dzen.......................................  2,645   (2.64%)
Ronald Jacobs......................................  2,480   (2.48%)
Nicholas LaPenta...................................  2,302   (2.30%)
Roxie Leone........................................  2,508   (2.51%)
William Oleksinski.................................    811   ( .81%)
Samual D. Pierson..................................    500   ( .50%)
Edward J. Tomkiel..................................  1,536   (1.54%)
William H. Fraser..................................     70   ( .07%)
                                                     ------   -------
All Directors and Executive Officers
  As a Group (11 persons).......................... 28,700   (28.7%)

- ----------
1. Percentages are based upon the 100,000 shares of MSB Common Stock outstanding on March 15, 1996. The definition of a beneficial owner of a security includes, in addition to the person named, the spouse and minor children of such person and any other relative of such person who has the same home as such person.

CERTAIN RELATIONSHIPS AND RELATED MATTERS OF MSB

     Some of the directors of MSB, as well as firms and companies with which they are associated, are and have been customers of MSB. As a state bank, MSB is authorized under Connecticut Banking Law and Regulations to make mortgage loans to its executive officers on the premises occupied by them as residences and to make educational loans to its executive officers for the education of their children. Additionally, Connecticut law authorizes a state bank to extend credit to an executive officer in an aggregate amount that does not exceed at any one time the higher of $25,000 or 2.5% of MSB's capital and unimpaired surplus, but in no event more than $100,000. Also, loans to an executive officer or director may only be made if the approval of the Board of Directors of MSB has been obtained. At the dates indicated, the aggregate outstanding balances of loans to directors of MSB and their associates as are follows:

    DATE               TOTAL INDEBTEDNESS OUTSTANDING
    ----               ------------------------------
December 31, 1995                $2,481,824
December 31, 1994                $2,850,928
December 31, 1993                $2,715,998


     The loans to directors are made on substantially the same terms, including interest rates, as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1995, December 31, 1994, and December 31, 1993, all such loans were current in accordance with their terms. Moreover, the aggregate extensions of credit to insiders at December 31, 1995, December 31, 1994 and 1993, respectively, did not exceed the total amount of MSB's unimpaired capital and unimpaired surplus.


     The law firm of Jacobs, Walker, Rice & Basche, P.C. of which Director Ronald Jacobs is a principal, performs certain legal work for MSB. In 1995, legal fees and expenses paid to Mr. Jacob's firm totalled $35,358.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined balance sheet as of December 31, 1995 gives effect to the Reorganization of NECB and MSB assuming the Reorganization had occurred as of December 31, 1995, and is based on an Exchange Ratio of 5.493 shares of NECB Common Stock for 1 share of MSB Common Stock. The following unaudited pro forma condensed combined statement of income for the year ended December 31, 1995, gives effect to the Reorganization, assuming the Reorganization occurred at the beginning of the period, based on an Exchange Ratio of 5.493 shares of NECB Common Stock for 1 share of MSB Common Stock. The pro forma information is based onhistorical financial statements, giving effect to the Reorganization under the purchase method of accounting. The pro forma financial information does not purport to represent what NECB's financial position or results of operations would actually have been if the Reorganization had in fact occurred on those dates or to project NECB's financial position or results of operations for any future date or period.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                   (Unaudited)
                                DECEMBER 31, 1995


(000's omitted except per share data)
                                 NECB            MSB           Pro Forma        Combined
                             (Historical)    (Historical)     Adjustments       Pro Forma
                             ============    ============     ===========       =========
Cash & due from Banks         $  14,550      $  3,854         $                 $ 18,404

Federal Funds                     9,075        14,275                             23,350
Interest-bearing deposits         3,000                                            3,000
Investments:
  Securities held-to-             7,066         2,983               3(a)          10,052
    maturity
  Securities available-          75,063                                           75,063
    for-sale
  FHLBB stock                     1,176           576                              1,752

Loans outstanding               222,235        71,501            (253)(b)        293,483
  Less allowance for loan
    losses                       (4,446)       (1,435)                            (5,881)
                              ---------      --------           -----           --------
  Net loans                     217,789        70,066            (253)           287,602

Mortgages held-for-sale             788                                              788
Accrued interest                  2,538           463                              3,001
  receivable
Premises & Equipment              6,960         1,088             600(c)           8,648
OREO                                728           779                              1,507
Goodwill                            402                         3,013(d)           3,415
Other assets                      2,426           687                              3,113
                              ---------      --------           -----           --------
Total Assets                  $ 341,561      $ 94,771         $ 3,363           $439,695
                              =========      ========         =======           ========

Deposits
  Noninterest-bearing         $  59,945      $ 17,525         $                 $ 77,470
  Interest-bearing              247,216        69,609             372(e)         317,197
                              ---------      --------           -----           --------
Total Deposits                  307,161        87,134             372            394,667
Borrowed Funds                      540             -                                540
Other Liabilities                 3,380         1,103           3,520(f)
                                                                  375(g)           8,378
                              ---------      --------           -----           --------
Total Liabilities               311,081        88,237           4,267            403,585
                              ---------      --------           -----           --------

Equity:
  Common Stock                      308         1,000            (945)(h)            363
  Surplus                        21,522           850          (3,520)(f)
                                                                 (375)(g)
                                                                  (22)(i)
                                                                8,642 (j)         27,097
  Retained earnings               8,492         4,684          (4,684)(k)          8,492
  Unrealized losses on
    securities
    available-for-
    sale, net                       158                                              158
                              ---------      --------           -----           --------
Total Equity                     30,480         6,534            (904)            36,110
                              ---------      --------           -----           --------
Total Liabilities & Equity    $ 341,561      $ 94,771         $ 3,363           $439,695
                              =========      ========         =======           ========


Shares outstanding                3,084           100             449              3,633
Book value per share          $    9.88      $  65.34                           $   9.94
Tangible bk val/per share     $    9.75      $  65.34                           $   9.00
Tangible equity /assets            8.82%         6.89%                              7.44%


   see "Notes To Unaudited Pro Forma Condensed Combined Financial Statements."

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                   (unaudited)
                      Twelve months ended December 31, 1995



  (000's omitted except per share
  data)
                                      NECB              MSB           Pro Forma           Combined
                                  (Historical)      (Historical)      Adjustments         Pro Forma
                                  ============      ============      ===========         =========

  Interest Income                   $ 16,300          $ 7,355           $   32(a)          $ 23,687

  Interest expense                     5,736            2,733             (186)(b)
                                                                           211(c)             8,494
                                    --------          -------           ------             ---------

  Net Interest Income                 10,564            4,622                7               15,193
  Provisions for loan losses             700              475                                 1,175
                                    --------          -------           ------             --------
  Net interest income after
  provisions for loan losses           9,864            4,147                7               14,018
  Noninterest income                   1,692              399                                 2,091
  Noninterest expense                  8,591            3,824              201(d)
                                                                            15(e)            12,631
                                    --------          -------           ------             --------
  Income before taxes                  2,965              722             (209)               3,478
  Income taxes                           985              381              (84)(f)            1,282
                                    --------          -------           ------             --------
  Net Income                        $  1,980          $   341           $ (125)            $  2,196
                                    ========          =======           ======             ========

  Average Shares outstanding           2,166              100              449(g)             2,715
  Net Income per share              $   0.91          $  3.41                              $   0.81

   see "Notes To Unaudited Pro Forma Condensed Combined Financial Statements."

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET


     (a) Represents an increase to reflect fair value of MSB's investments acquired, with a corresponding increase in MSB's Surplus (see Note i).

     (b) Represents a decrease to reflect fair value of MSB's loans acquired, with a corresponding decrease in MSB's Surplus (see Note i).

     (c) Represents an increase to reflect fair value of MSB's real estate owned with a corresponding increase in MSB's Surplus (see Note i).


     (d) Represents the acquisition of 100,000 shares of MSB Common Stock exchanged for 549,300 shares of NECB at an assumed Market Value of $10.25 per share, plus payment of $35.20 cash for each such outstanding share and $375,000 for fees and expenses related to the transaction, for a total value of $9,525,000.

     (000s omitted)

Total Purchase Price                                                     $9,525
Tangible Net Assets of MSB                                    $6,534
Purchase Accounting Adjustments:
   Loans                                            ($253)
   Deposits                                          (372)
   Investments                                          3
   Real Estate owned                                  600        (22)
Tangible assets after purchase accounting
adjustments                                                               6,512
                                                                         -------
Excess of purchase price over value of tangible
net assets acquired                                                      $3,013
                                                                         =======

     (e) Represents increase to reflect the fair value of MSB's time deposits with a corresponding decrease in MSB's Surplus (see Note f).

     (f) Represents liability for cash payment of $35.20 per share for each share of MBS Common Stock

     (g)  Represents liability for fees and expenses related to the transaction.

     (h) Elimination of 100,000 MSB Common shares with a Par Value of $10.00 per share and the issuance of 549,000 shares of NECB Common shares with a Par Value of $0.10 per share.


     (i) Adjustments to MSB's Surplus reflecting fair value of assets and liabilities:



          Increase in investments                          $   3   (a)
          Decrease in loans                                 (253)  (b)
          Real estate owned                                  600   (c)
          Increase in deposits                              (372)  (e)
                                                           -----
            Total                                           ($22)
                                                           =====

     (j)  Represents additional paid in capital as shown:

          Decrease in common stock                         $  945  (h)
          Elimination of retained earnings                  4,684  (k)
          Excess of purchase price paid                     3,013  (d)
                                                           ======
          Total                                            $8,642
                                                           ======

     (k)  Represents the elimination of retained earnings.

NOTES  TO  UNAUDITED  PRO  FORMA  COMBINED   CONDENSED   CONSOLIDATED   INCOME
STATEMENTS

     (a) Represents accretion of $32 thousand related to the loan value adjustment of $253 thousand, utilizing a weighted average expected life of 8 years.

     (b) Represents accretion of $186 thousand related to the discount on acquired deposits of $372 thousand, utilizing a weighted average contractual maturities of 2 years.

     (c) Represents $211 thousand interest expense related to liability to pay $35.20 cash per share for each outstanding share of MSB Common Stock. at an assumed rate of 6%.

     (d) Represents amortization of $201 thousand related to the excess of purchase price over the value of identifiable tangible assets acquired of $3,013 thousand, using a life of 15 years.

     (e) Represents amortization of $15 thousand related to the adjustment of $600 thousand for the fair value of acquired real estate utilizing and expected life of 39 years.

     (f) Represents the tax benefit related to deductabilty of certain expenses related to the transaction.

     (g) Represents the adjustment in the number of MSB shares exchanged for NECB shares:

          MSB shares outstanding                                     100,000
          Ratio of NECB shares issued for each share of MSB            5.493
          Shares of NECB issued                                      549,300

                       DESCRIPTION OF NECB'S CAPITAL STOCK

COMMON STOCK

     NECB is authorized to issue 10,000,000 shares of common stock par value $.10 per share (the "NECB Common Stock"), of which 3,084,309 Shares were issued and outstanding as of March 15, 1996. After giving effect to the issuance of
5.493 shares of NECB Common Stock in exchange for each of the MSB Common Stock, there would be a total of 3,633,609 shares, then outstanding. Each share of NECB Common Stock has the same relative rights and is identical in all respects to each other share of the NECB Common Stock. Shares of NECB Common Stock are not deposits and are not insured by the FDIC.

     Holders of the NECB Common Stock are entitled to one vote per share on each matter properly submitted to shareholders, including the election of directors. Holders of the NECB Common Stock do not have the right to cumulate votes for the election of director, and they have no preemptive rights with respect to any shares that may be issued. All shares of the NECB Common Stock currently outstanding and when issued in accordance with this Prospectus are or will be fully paid and nonassessable. Holders of the NECB Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available for distribution.

     In the event of any liquidation or dissolution of NECB, the holder of the NECB Common Stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of NECB, after payment of the liquidation preferences of all outstanding shares of preferred stock, all remaining assets of NECB available for distribution, in cash or in kind.

     The  transfer  agent and  registrar  for the NECB Common  Stock is Chemical
Mellon Shareholder Services, 111 Founders Plaza, Suite 1110, East Hartford, CT 06108.

PREFERRED STOCK

     Pursuant to NECB's Restated Certificate of Incorporation, the Board of Directors may, without action of the shareholders of NECB, issue from time to time shares of NECB's preferred stock in one or more series with distinctive serial designations, preferences, limitations and other rights.


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                                      149


     The Board of Directors is authorized to determine, among other things, with respect to each series which may be issued: (1) the dividend rate, conditions of payment of dividends, and dividend preferences, if any; (ii) whether, and upon what terms, such series would be redeemable and, if so, the redemption price and terms and conditions of redemption; (iii) the preference, if any, to which such series would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up the NECB; (iv) whether or not a sinking fund would be provided for the redemption of such series and, if so, the terms and conditions thereof; (v) whether, and upon what terms, such series would be convertible into or exchangeable for shares of any other class of capital stock or other series of preferred stock; and (vi) whether, and to what extent, the holders of such series would enjoy voting rights, if any, in addition to those prescribed by law.

     NECB has no present plans for the issuance of any shares of preferred stock. Accordingly, it is not possible to state the actual effect of the issuance of the preferred stock upon the rights of holders of the NECB Common Stock, until the Board of Directors determines the specific rights of the holders of a series of the preferred stock. However, such effect might include:
(a) restrictions on dividends on the NECB Common Stock if dividends on preferred stock have not been paid; (b) dilution of the voting power of the NECB Common Stock to the extent that the preferred stock has voting rights; (c) dilution of the equity interest of the NECB Common Stock to the extent that the preferred stock is converted into NECB Common Stock; or (d) reduction in the extent to which the Common Stock is entitled to share in NECB's assets upon liquidation until satisfaction of any liquidation preference granted the holders of the preferred stock is satisfied. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding voting stock. Accordingly, the issuance of preferred stock may be used as an "anti-takeover" device without further action on the part of the shareholders of NECB.


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                                      150


ABSENCE OF CUMULATIVE VOTING

     NECB's Restated Certificate of Incorporation does not provide for cumulative voting in the election of Directors. Under the Delaware corporation law, shareholders do not have cumulative voting rights unless such rights are specifically provided for in the Restated Certificate of Incorporation.

     Without cumulative voting, holders of a majority of the voting shares present at an annual meeting will be able to elect all of the Directors to be elected at that meeting, and no persons holding shares or proxies representing less than a majority of the shares present will be able to elect any Director, as they might if cumulative voting were applicable. The absence of cumulative voting is intended to prevent any entity or group which has accumulated a significant minority block of shares from obtaining representation on the Board of Directors of NECB, unless and until such entity or group is able to persuade enough of the remaining shareholders of NECB to vote for its representatives so that it controls a majority of the votes.

PROCEDURES FOR CERTAIN BUSINESS COMBINATIONS

     NECB's Restated Certificate of Incorporation provides that certain combinations between NECB and a 5% or more shareholder or its affiliates (collectively "Related Person") may not take place unless: (1) such combination is approved by the holders of not less than 80% of the outstanding voting shares, voting separately as a class, and (2) by the holders of a majority of the outstanding voting shares that are not beneficially owned or controlled, directly or indirectly, by the Related Person. If a business combination satisfies certain fair price provisions and certain other requirements, then the business combination must be approved by (i) the holders of not less than 67% of the outstanding voting shares, and (ii) by the holders of a majority of the outstanding voting shares that are not beneficially owned or controlled, directly or indirectly, by the Related Person. Examples of certain other requirements which will allow a lesser vote are as follows: the Related Person has not received the benefit of any loans, advances, guarantees, pledges or other financial tax credits provided by NECB; the Related Person has not made any changes in NECB's business or capital structure; and prior to the consummation of the business combination, the Related Person has taken steps to ensure that the Board of Directors includes representation by directors (who were elected by shareholders prior to the time the Related Person acquired five percent or more of the stock of NECB) proportionate to the ratio of voting shares of NECB owned by shareholders who are not Related Persons, bears to all voting shares of NECB outstanding at the time in question.

     The types of business combinations with a Related Person covered by this provision include: Reorganizations, consolidations, stock exchanges, a sale, lease, exchange, mortgage, pledge or other transfer of assets other than in the regular course of business. An amendment to this provision of the Restated Certificate of Incorporation generally requires an 80% affirmative vote of the outstanding stock of NECB and by the holders of a majority of the outstanding voting shares that are not beneficially owned or controlled, directly or indirectly, by the Related Person.

     NECB believes these increased vote and fair price provisions for business combinations will help increase the likelihood that any such proposed transaction will be on terms fair to all of the shareholders of NECB, particularly if the transaction is proposed by a dominant shareholder who might be able to obtain approval by a simple majority primarily on the basis of its own share holdings, even if the transaction were not in the best interest of or were opposed by a majority of the remaining shareholders. On the other hand, the increased vote requirement may in effect grant a minority of the shareholders a veto over a transaction favored by a majority of the shareholders, even if it were also favored by all or a majority of the Board of Directors of NECB.

                    COMPARISON OF THE RIGHTS OF SHAREHOLDERS

     NECB is a Delaware corporation subject to the provisions of the Delaware Corporation Law and MSB is a Connecticut Chartered Commercial Bank subject to the provisions of the Banking Laws of Connecticut. Upon consummation of the Reorganization, shareholders of MSB will become shareholders of NECB and their rights as shareholders of NECB will be governed by the Restated Certificate of Incorporation and Bylaws of NECB and the Delaware Corporation Law.

     Upon consummation of the  Reorganization,  shareholders of MSB will receive
5.493 shares of NECB Common Stock and $35.20 payable in cash for each share of MSB Common Stock owned by them.

     The following summary is not intended to be complete statement of the differences affecting the rights of MSB's shareholders, but rather summarizes the differences affecting the rights of such shareholders and certain important similarities.

AUTHORIZED CAPITAL STOCK

     MSB's Articles authorize the issuance of up to 100,000 shares of MSB's Common Stock, of which 100,000 shares were outstanding as of March 15, 1996.

     NECB's Certificate authorizes the issuance of up to 10,000,000 shares of NECB Common Stock, of which 3,084,309 shares were outstanding as of the NECB Record Date and up to 200,000 shares of NECB Preferred Stock, of which no shares are issued and outstanding. The NECB Preferred Stock is issuable in series, each series having such rights and preferences as NECB Board of Directors may fix and determine by resolution.

ISSUANCE OF CAPITAL STOCK

     Under the Delaware Corporation Law, NECB may issue rights or options for the purchase of shares of capital stock of NECB, provided that such rights or options may be issued to directors, officers or employees of NECB or its subsidiaries and the issuance or plan pursuant to which they are issued need not be approved by the holders of NECB Common Stock. However, the Bylaws of the National Association of Securities Dealers, Inc. generally require corporations, such as NECB, with securities which are quoted on the NASDAQ National Market System to obtain shareholder approval for most stock compensation plans for directors, officers and key employees of the corporation. Shareholder approval of stock-related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations. Neither the shareholders of NECB nor the shareholders of MSB have preemptive rights.

VOTING RIGHTS

     Each share of MSB Common Stock and NECB Common Stock is entitled to one vote per share on all matters properly presented at meetings of shareholders of MSB and NECB, respectively. Neither MSB's Articles of Incorporation and Bylaws nor NECB's Certificate and Bylaws permit shareholders to cumulate their votes in an election of directors.

DIVIDENDS AND OTHER DISTRIBUTIONS

     Under the Connecticut Banking Statutes, subject to any restrictions contained in its articles of incorporation, a bank such as MSB may not declare a dividend on its capital stock except from its net profits. "Net Profits" is defined as the remainder of all earnings from current operations. The total of all dividends declared by a bank in any calendar year may not, unless specifically approved by the banking commissioner, exceed the total of its net profits of that year combined with its retained net profits of the preceding two years.

     Under Delaware Corporation Law, NECB may, unless otherwise restricted by its Certificate, pay dividends in cash, property or shares of capital stock out of surplus or, if no surplus exists, out of net profits for the fiscal year in which declared or out of net profits for the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by classes of stock having a preference upon distribution of assets).

     Under the Delaware Corporation Law, a corporation may repurchase or redeem its shares only out of surplus and only if such purchase does not impair capital. However, a corporation may redeem preferred stock out of capital if such shares will be retired upon redemption and the stated capital of the corporation is thereupon reduced in accordance with Delaware Law.

     Under Connecticut Banking Law, MSB may, subject to the approval of the Banking Commissioner, acquire and dispose of its common stock, provided no such acquisition reduces MSB's capital below the minimum required for a capital stock Connecticut Bank.

     Under Delaware law, shareholders are not liable for any improper dividends, repurchase or issuance of options made by a corporation. Under Connecticut law, a shareholder is, in certain circumstances, liable for knowingly receiving an illegal distribution.

     For a description of the regulatory capital requirements which are applicable to MSB and NECB and regulatory limitations on the ability of NECB's banking subsidiaries to pay dividends, see Management's Discussion and Analysis of MSB and NECB, respectively.

SIZE OF BOARD OF DIRECTORS

     MSB'S Bylaws provide that the number of Directors which shall constitute the whole board shall be not less than seven (7) and no more than fifteen (15). The number of directors is determined by stockholders at the Annual Meeting.

     NECB's original Certificate provided that the size of NECB's Board would be initially between nine and twenty directors but may be increased or decreased by Board or shareholder action. NECB's Bylaws provide that the Board may not consist of less than three members.

DIRECTOR VACANCIES AND REMOVAL OF DIRECTORS

     Under MSB's Bylaws, vacant and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, through less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced.

     Under NECB's Bylaws, vacancies on the Board may be filled by the remaining Directors then in office, though less than a quorum, and Directors chosen by the Board to fill vacancies or newly created directorship hold office until the next election of directors.

SPECIAL MEETINGS OF SHAREHOLDERS

     MSB's Bylaws provide that a Special Meeting of stockholders may be called by the Chairman of the Board of Directors or by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority of MSB's issued and outstanding common stock.

     NECB's Certificate contains a provision which provides that a special meeting of shareholders may be called at any time but only by the Chairman of the Board or the President of NECB or by the Board of Directors. Shareholders are not authorized to call a special meeting.

SHAREHOLDER NOMINATIONS AND PROPOSALS

     MSB's Articles and Bylaws do not contain provisions regarding shareholder nominations and proposals. MSB is subject to the provisions of Part 335.211 of the FDIC Rules and Regulations regarding proposals of security holders.

     Nominations of persons for election to NECB's Board of Directors may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of NECB entitled to vote for the election of Directors, who is present in person or by proxy at the meeting and who complies with certain notice procedures set forth in NECB's Bylaws. Such nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Chairman of the Nominating Committee, which may be sent in care of the Secretary of NECB.

SHAREHOLDER ACTION WITHOUT A MEETING

     The Bylaws of MSB provide that any action to be taken or which may be taken for or in connection with any corporate action, may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote.

     The Bylaws of NECB provide that any action to be taken or which may be taken at any annual or special meeting of shareholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote.

AMENDMENT OF GOVERNING INSTRUMENTS

     The Bylaws of MSB may be altered, amended or repealed by the affirmative vote of a majority of all the votes eligible to be cast at a meeting of stockholders held to consider such a matter.

     The Bylaws of NECB may be amended by a majority vote of the full Board of Directors of NECB or by a majority vote of the capital stock of NECB entitled to vote thereon at any legal meeting.

     No amendment of MSB's Articles generally may be made unless it is first proposed by the Board of Directors of MSB, which shall recommend adoption of the amendment by Shareholders and thereafter approved by holders of a majority of the total votes eligible to be cast at a legal meeting.

     No amendment to NECB's Certificate generally may be made unless it is first proposed by the Board of Directors of NECB and thereafter approved by the holders of at least a majority of outstanding shares entitled to vote thereon, with the exception of certain sections thereof which may only be amended by the holders of at least 75% of the shares of NECB entitled to vote generally in the election of directors. The section in NECB's Certificate requiring such higher vote of shareholder relates to procedures for certain business combinations. See "Procedures for Certain Business Combinations".

REORGANIZATIONS, CONSOLIDATIONS AND SALE OF ASSETS

     Connecticut Banking Law requires the approval of the majority of the Board of Directors and the approval of an affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of each class of the capital stock for Reorganizations, consolidations and share exchanges in which a bank is a participating bank and for sales of all or substantially all of its property and assets.

     NECB's Certificate provides that certain combinations between NECB and a 5% or more shareholder or its affiliates (collectively "Related Person") may not take place unless: (1) such combination is approved by the holders or not less than 80% of the outstanding voting shares, voting separately as a class, and (2) by the holders of the majority of the outstanding voting shares that are not beneficially owned or controlled, directly or indirectly, by the Related Person. If a business combination satisfies certain fair price provisions and certain other requirements, then the business combination must be approved by (i) the holders of not less than 67% of the outstanding voting shares, and (ii) by the holders of a majority of the outstanding voting shares that are not beneficially owned or controlled, directly or indirectly, by the Related Person. Examples of certain other requirements which will allow a lesser vote are as follows: the Related person has not received the benefit of any loans, advances, guarantees, pledges or other financial tax credits provided by NECB; the Related Person has not made any change in NECB's business or capital structure; and prior to the consummation of the business combination, the Related Person has taken steps to ensure that the Board of Directors includes representation by directors (who were elected by shareholders prior to the time the Related Person acquired five percent or more of the stock of NECB) proportionate to the ratio of voting shares of NECB owned by shareholders who are not Related Persons, bears to all voting shares of NECB outstanding at the time in question.

     The types of business combinations with a Related Person covered by this provision include: Reorganizations, consolidations, stock exchanges, a sale, lease, exchange, mortgage, pledge or other transfer of assets other than in the regular course of business. An amendment to this provision of the Certificate generally requires an 80% affirmative vote of the outstanding stock of NECB and by the holders of a majority of the outstanding voting shares that are not beneficially owned or controlled, directly or indirectly, by the Related Person.

     NECB believes these increased votes and fair price provisions for business combinations will help increase the likelihood that any such proposed transaction will be on terms fair to all of the shareholders of NECB, particularly if the transaction is proposed by a dominant shareholder who might be able to obtain approval by a simply majority primarily on the basis of its own share holdings, even if the transaction were not in the best interest of or were opposed by a majority of the remaining shareholders. On the other hand, the increased vote requirement may in effect grant a minority of the shareholders a veto over a transaction favored by a majority of the shareholders, even if it were also favored by all or a majority of the Board of Directors of NECB.

     In the event that the fair price and procedure requirements were met or the requisite approval of NECB Board were given with respect to a particular business combination, the normal voting requirements of Delaware law would apply. Under Delaware law the following corporate acts require the approval by a majority of the outstanding stock of the corporation entitled to vote thereon:
(i) a reorganization or consolidation, (ii) an amendment to NECB's Certificate or Bylaws, (iii) dissolution of NECB or (iv) the sale, lease or exchange of all or substantially all of the property or assets of NECB. A sale of less than substantially all of the assets of NECB, a reorganization of NECB with a company in which it owns 90% or more of the outstanding capital stock or a reclassification of NECB's securities not involving an amendment to NECB Certificate would not require stockholder approval.

APPRAISAL RIGHTS

     Connecticut Banking Law provides special appraisal rights for shareholders of banks who dissent in a reorganization or consolidation.

     Delaware Corporation Law provides appraisal rights for shareholders who dissent in a reorganization or consolidation, subject to certain circumstances. Where the right of appraisal is available to a shareholder objecting to such a transaction, appraisal is his or her exclusive remedy as a holder of such shares against such transactions.

DISSOLUTION

     Under Connecticut Banking Law, voluntary dissolution of MSB may be effectuated by the adoption of a resolution by the Board of Directors which is adopted by at least a two-thirds vote of the shareholders.

     Under Delaware Corporation Law, voluntary dissolution of NECB requires the adoption of a resolution by a majority of the Board of Directors and by the affirmative vote of a majority of the holders of the voting power of the outstanding shares entitled to vote thereon.

LIMITATION OF DIRECTOR LIABILITY

     Under Connecticut Banking Law, banks are permitted to include in their Articles, provisions limiting the personal liability of their directors. MSB's Articles do not contain such a provision.

     NECB's Certificate contains a provision which provides that to the fullest extent permitted by law, no director of NECB shall have any personal liability to NECB or its shareholders for monetary damages for breach of their fiduciary duty as a director, provided that the provision will not eliminate or limit the liability of a director in certain circumstances. Specifically, liability will not be eliminated or limited (i) for any breach of the director's duty of loyalty NECB or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) for any unlawful payment of dividends, unlawful stock purchase or unlawful redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     MSB's Bylaws provide that MSB shall indemnify a current or former shareholder, director, officer, employee or agent of MSB or other person required or permitted to be indemnified under the Banking Law of Connecticut.

     Delaware law and NECB's Bylaws and Restated Certificate of Incorporation authorize NECB to indemnify Officers, Directors and certain individuals associated with NECB. In general, Article V of NECB's Bylaws and Article VII of NECB's Restated Certificate of Incorporation authorize NECB to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of NECB) by reason of the fact that he is or was a director, officer, trustee, employee or agent of NECB, or is or was serving at the request of NECB as a director, officer, trustee, employee or agent of another corporation, association, partnership, venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of NECB, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of NECB, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

                                  LEGAL MATTERS

     The legality of the NECB Common Stock offered hereby will be passed upon for NECB by the law firm of Cranmore, FitzGerald & Meaney, 49 Wethersfield Avenue, Hartford, Connecticut 06114. Certain legal matters will be passed upon for MSB by the law firm of Jacobs, Walker, Rice & Basche, P.C., 146 Main Street, P.O. Box 480, Manchester, CT 06045. Certain Taxation matters will be passed upon by the law firm of Reid and Reige, P.C., One State Street, Hartford, CT 06103.

                                     EXPERTS

     The financial statements of NECB, as of December 31, 1995, 1994 and 1993 and for the years then ended included in this Proxy Statement-Prospectus, have been so included in reliance on the report of Shatswell, MacLeod & Company, P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Shatswell, MacLeod & Company, P.C. has been appointed to serve as auditors for NECB and NEBT for the year ending December 31, 1996.

     The financial statements of MSB, as of December 31, 1995, 1994 and 1993 and for the years then ended included in this Proxy Statement-Prospectus, have been audited by Bardaglio, Hart & Shuman, and has been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

                                  OTHER MATTERS

     As of the date of this Proxy Statement-Prospectus, the MSB Board does not know of any other matters which may come before the Special Meeting. If any matters other than those referred to in this Proxy Statement-Prospectus should come before the meeting, it is the intention of each person named in the enclosed form of proxy to vote each proxy with respect to such matters in accordance with his or her best judgement.

                          INDEX TO FINANCIAL STATEMENTS


NECB AND SUBSIDIARIES
Report of Independent Certified Public Accountants for the Years
Ended December 31, 1995 and 1994.                                         F-1

Consolidated Balance Sheets at December 31, 1995, 1994 and 1993.          F-2

Consolidated Statements of Income for the Years Ended December 31,
1995, 1994 and 1993.                                                      F-3

Consolidated Statements of Cash Flows for the Years Ended December
31, 1995, 1994 and 1993.                                                  F-4

Consolidated Statements of Shareholders' Equity for the Years
Ended December 31, 1995, 1994 and 1993.                                   F-5

Notes to Consolidated Financial Statements for the Years
Ended December 31, 1995, 1994 and 1993.                                   F-6

MANCHESTER STATE BANK
Independent Auditors' Report for the Years Ended December
31, 1995, 1994 and 1993.                                                 F-14

Consolidated Statements of Condition, December 31, 1995, 1994 and 1993.  F-15

Consolidated Statements of Income for the Years Ended December
31, 1995, 1994 and 1993.                                                 F-16

Consolidated Statements of Changes in Stockholders' Equity for the
Years Ended December 31, 1995, 1994 and 1993.                            F-17

Consolidated Statements of Cash Flows for the Years Ended December 31,
1995, 1994 and 1993.                                                     F-18

Notes to Consolidated Financial Statements for the Years Ended
December 31, 1995, 1994 and 1993.                                        F-19

To the Board of Directors
New England Community Bancorp, Inc.
Windsor, Connecticut

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

We have audited the accompanying consolidated balance sheets of New England Community Bancorp, Inc. and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of New England Community Bancorp, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Notes 2 and 11 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes," effective January 1, 1993.

As discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" as of December 31, 1993.



                                          /S/ SHATSWELL, MacLEOD & COMPANY, P.C
                                              ---------------------------------
                                          SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
January 25, 1996

              New England Community Bancorp, Inc. and Subsidiaries
                           Consolidated Balance Sheets

(amounts in thousands; except per share data)
 Years Ended December 31,                                                                        1995              1994
- -----------------------------------------------------------------------------------------------------------------------
ASSETS:
     Cash and due from banks                                                                  $14,495           $13,014
     Interest-bearing demand deposits with other banks                                             55             1,000
     Federal funds sold                                                                         9,075            13,702
                                                                                                -----            ------
        Cash and cash equivalents                                                              23,625            27,716
     Interest-bearing time deposits with other banks                                            3,000                99
     Investment securities (Note 3)
        Securities held-to-maturity (fair values of $7,189 and $11,528 at
           December 31, 1995 and 1994, respectively) (Note 4)                                   7,066            11,742
        Securities available-for-sale (at fair value) (Note 5)                                 75,063            36,065
        Federal Home Loan Bank stock                                                            1,176               810
     Loans outstanding (Note 6)                                                               222,235           132,624
        Less: allowance for loan losses (Note 6)                                              (4,446)           (2,564)
                                                                                              -------           -------
           Net loans                                                                          217,789           130,060
     Mortgages held-for-sale                                                                      788
     Accrued interest receivable                                                                2,538             1,502
     Premises and equipment (Note 7)                                                            6,960             5,607
     Other real estate owned                                                                      728               573
     Other assets                                                                               2,828             2,516
                                                                                                -----             -----
TOTAL ASSETS                                                                                 $341,561          $216,690
                                                                                             ========          ========

LIABILITIES:
     Deposits
        Noninterest bearing                                                                   $59,945           $47,323
        Interest bearing                                                                      247,216           149,549
                                                                                              -------           -------
           Total deposits (Note 8)                                                            307,161           196,872
     Short-term borrowings                                                                        540               800
     Accrued interest payable                                                                     317                66
     Other liabilities                                                                          3,063               479
                                                                                                -----               ---
TOTAL LIABILITIES                                                                             311,081           198,217
                                                                                              -------           -------

SHAREHOLDERS' EQUITY (Note 9):
     Serial preferred stock, $.10 par value, 200,000 shares authorized;
        no shares issued
     Common stock, $.10 par value, December 31, 1995 authorized 10,000,000 shares, 3,084,309 outstanding; December 31, 1994
        authorized 10,000,000 shares, outstanding 2,080,692                                       308               208
     Additional paid-in capital                                                                21,522            12,115
     Retained earnings                                                                          8,492             6,993
     Net unrealized holding gain (loss) on securities available-for-sale                          158             (843)
                                                                                                  ---             -----
TOTAL SHAREHOLDERS' EQUITY                                                                     30,480            18,473
                                                                                               ------            ------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                                                     $341,561          $216,690
                                                                                             ========          ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

              New England Community Bancorp, Inc. and Subsidiaries
                        Consolidated Statements of Income

(amounts in thousands; except per share data)
 Years Ended December 31,                                            1995             1994              1993
- ------------------------------------------------------------------------------------------------------------
Interest and dividend income:
     Loans, including fees                                        $12,935           $9,507           $10,367
     Investment securities:
        Taxable interest                                            2,721            2,668             2,537
        Interest exempt from federal income taxes                      49               32                61
        Dividends                                                     188               63                93
     Federal funds sold and other interest                            407              281               127
                                                                      ---              ---               ---
        Total interest and dividend income                         16,300           12,551            13,185
                                                                   ------           ------            ------
Interest expense:
     Deposits (Note 8)                                              5,703            3,953             4,937
     Borrowed funds                                                    33               21                25
                                                                       --               --                --
        Total interest expense                                      5,736            3,974             4,962
                                                                    -----            -----             -----
Net interest and dividend income                                   10,564            8,577             8,223
Provision for possible loan losses (Note 6)                           700              530               764
                                                                      ---              ---               ---
Net interest and dividend income after provision
   for possible loan losses                                         9,864            8,047             7,459
                                                                    -----            -----             -----
Noninterest income:
     Service charges, fees and commissions                          1,385            1,509             1,676
     Investment securities gains, net                                  21                                177
     Gain on sales of loans, net                                      193               45               188
     Other                                                             93               62                74
                                                                       --               --                --
        Total noninterest income                                    1,692            1,616             2,115
                                                                    -----            -----             -----
Noninterest expense:
     Salaries and employee benefits (Note 10)                       4,378            3,830             3,969
     Occupancy                                                        729              658               638
     Furniture and equipment                                          686              682               610
     Outside services                                                 322              311               708
     Postage and supplies                                             391              343               370
     Insurance and assessments                                        363              639               776
     Loan origination and collection                                   21               21                76
     Losses, writedowns, expenses - other real estate owned           225              265             1,596
     Other                                                          1,476            1,146               594
                                                                    -----            -----             -----
        Total noninterest expenses                                  8,591            7,895             9,337
                                                                    -----            -----             -----
Income before taxes and cumulative effect of change
   in accounting principle                                          2,965            1,768               237
     Income taxes (Note 11)                                           985              665                56
                                                                      ---              ---                --
Income before cumulative effect of change in accounting
   principle                                                        1,980            1,103               181
Cumulative effect of change in accounting principle (Note 2)                                             228
                                                                   ------           ------               ---
NET INCOME                                                         $1,980           $1,103              $409
                                                                   ======           ======              ====
Income per share before cumulative effect of change in
   accounting principle                                             $0.91            $0.82             $0.14
Cumulative per share effect of change in method of
   accounting principle (Note 2)                                                                        0.17
                                                                                                        ----
Net income per share                                                $0.91            $0.82             $0.31
                                                                    =====            =====             =====

Weighted average shares of common stock                         2,165,931        1,345,076         1,302,432
                                                                =========        =========         =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

              New England Community Bancorp, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows

(amounts in thousands)
 Years Ended December 31,                                                     1995              1994               1993
- -----------------------------------------------------------------------------------------------------------------------
Operating Activities:
     Net income                                                              $1,980            $1,103              $409
     Adjustment for noncash charges (credits):
     Provision for depreciation and amortization                                508               425               388
     Losses from sale or disposal and provisions to reduce
        the carrying value of other real estate owned, net                      169               174             1,201
     Investment securities gains, net                                           (21)                               (177)
     Accretion of discounts and amortization of premiums
        on bonds, net                                                           108               229               381
     Provision for possible loan losses                                         700               530               764
     Gain on sales of loans, net                                                                  (45)             (188)
     (Increase) decrease in accrued interest receivable and other assets, net   832              (891)              364
     (Increase) decrease in loans held for sale                                (788)            3,512            (3,512)
     Change in method of accounting for income taxes                                                               (228)
     Increase (decrease) in accrued interest payable and other liabilities, net 640              (465)           (1,560)
                                                                              ------            ------           -------
Net cash provided by (used for) operating activities                          4,128             4,572            (2,158)
                                                                              ------            ------           -------
Financing Activities:
     Net increase (decrease) in noninterest-bearing accounts                 (2,861)           14,841             2,380
     Net increase (decrease) in interest-bearing accounts                     5,754            (6,435)          (10,092)
     Decrease in short-term borrowings, net                                    (260)                               (138)
     Issuance of common stock                                                                   5,571
     Cash equivalents acquired in the merger of The Equity
        Bank                                                                  7,790
     Cash dividends paid                                                       (415)
                                                                             -------           -------           -------
Net cash provided by (used for) financing activities                         10,008            13,977            (7,850)
                                                                             -------           -------           -------
Investing Activities:
     Loans originated, net of principal collections                          (6,694)          (24,666)             6,820
     Loans purchased from other lenders                                      (4,871)
     Net increase in interest-bearing time deposits                          (2,802)              (99)
     Purchases of Federal Home Loan Bank stock                                                   (810)
     Proceeds from sales of loans                                                               6,063             10,665
     Purchases of securities available-for-sale                             (31,575)          (12,955)
     Proceeds from sales of securities available-for-sale                     4,535             7,301
     Proceeds from maturities of securities available-for-sale               18,824            14,192
     Purchases of securities held-to-maturity                                (3,742)          (11,297)
     Proceeds from maturities of securities held-to-maturity                  8,556            12,099
     Purchases of investment securities                                                                         (34,346)
     Proceeds from sales of securities                                                                            3,578
     Proceeds from maturities of securities                                                                      23,634
     Proceeds from sales of other real estate owned                             969             1,131             2,100
     Payments on other real estate owned                                                           17                73
     Purchases of premises and equipment, net                                (1,427)             (929)             (736)
     Refund on purchase of computer software                                                        5
     Capitalization of expenditures on other real estate owned                                   (148)
                                                                            --------          --------           -------
Net cash provided by (used for) investing activities                        (18,227)          (10,096)           11,788
                                                                            --------          --------           -------

(Decrease) increase in cash and cash equivalents                             (4,091)            8,453             1,780
     Cash and cash equivalents, beginning of year                            27,716            19,263            17,483
                                                                             -------           ------            ------
     Cash and cash equivalents, end of year                                 $23,625           $27,716           $19,263
                                                                            ========          =======           =======
Schedule of noncash investing and financing activities:
     Loans charged off, net of recoveries                                       $779             $750            $1,177
     Conversions of mortgage loans to mortgage backed securities                                                  2,489
     Real estate acquired through foreclosure                                    796              743             1,007
     Real estate owned charged to valuation allowance                                                               296
     Securities classified in accordance with SFAS No. 115 as of
        December 31, 1993:
           Available-for-sale                                                                                    46,704
           Held-to-maturity                                                                                      12,668
     Loans originated to facilitate sales of other real estate owned                              564             1,579
     A summary of the merger of The Equity Bank is as follows:
        Fair value of assets acquired, excluding cash and cash
           equivalents                                                       111,242
        Cash and cash equivalents acquired,                                    7,790
                                                                             -------
                                                                             119,032
        Liabilities assumed                                                  109,525
                                                                             -------
           Value of Company common stock issued for the merger                 9,507
     Income tax paid (received)                                                  797              344              (393)
     Interest paid                                                             5,678            3,974             5,037

              The accompanying notes are an integral part of these
                       consolidated financial statements.

              New England Community Bancorp, Inc. and Subsidiaries
                 Consolidated Statements of Shareholders' Equity

(amounts in thousands; except per share data)

                                                                                              Net Unrealized
                                                                                         Holding Gain (Loss)
                                                                      Additional               on Securities
                                                   Common Stock          Paid-in     Retained     Available-      Total
                                               Shares        Value       Capital     Earnings       for-Sale     Equity
- -----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1992                      1,302         $130        $6,622       $5,582            $      $12,334
   Net income                                                                             409                       409
   Net change in unrealized loss on
      marketable equity securities                                                          3                         3
   Net unrealized holding gain on securities
      available-for-sale upon adoption
      of SFAS No. 115                                                                                  266          266
                                                -----          ---         -----        -----          ---          ---
Balance, December 31, 1993                      1,302          130         6,622        5,994          266       13,012
   Net income                                                                           1,103                     1,103
   Dividends declared ($0.05 per share)                                                  (104)                     (104)
   Net change in unrealized holding gain on
      securities available-for-sale                                                                 (1,109)      (1,109)
   Common stock offering (Note 9)                 778           78         5,493                                  5,571
                                                  ---           --         -----        -----         -----        -----
Balance, December 31, 1994                      2,080          208        12,115        6,993         (843)      18,473
   Net income                                                                           1,980                     1,980
   Dividends declared ($0.205 per share)                                                 (481)                     (481)
   Shares issued pursuant to the merger
      of The Equity Bank (Note 9)               1,004          100         9,407                                  9,507
   Net change in unrealized holding loss on
      securities available-for-sale                                                                  1,001        1,001
                                                -----         ----       -------       ------        -----        -----
Balance, December 31, 1995                      3,084         $308       $21,522       $8,492         $158      $30,480
                                                =====         ====       =======       ======         ====      =======

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   Notes to Consolidated Financial Statements

NOTE 1 -- ORGANIZATION

     New  England   Community   Bancorp,   Inc.  (the  "Company"),   a  Delaware
Corporation, is a multi-bank holding company. It operates two wholly owned subsidiary banks chartered by the state of Connecticut. New England Bank & Trust Company is headquartered in Windsor, Connecticut and provides commercial and consumer banking services from its eight offices located in the towns of Canton, East Windsor, Ellington, Enfield, Somers, Suffield and Windsor (2), Connecticut. The Equity Bank, acquired in December 1995, provides commercial and consumer banking services from its office in Wethersfield, Connecticut.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and include its accounts and those of its subsidiaries, after elimination of significant inter-company balances and transactions.

Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Investment Securities, In General

     Investments in debt securities are adjusted for amortization of premiums and accretion of discounts computed on the effective interest method. Gains or losses on sales of investment securities are computed on a specific asset basis.

     As of December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115). The Statement establishes standards of financial accounting and reporting for investments in equity securities that have readily determinable fair values and all investments in debt securities. SFAS No. 115 requires that the Company classify debt and equity securities into one of three categories: held-to-maturity, available-for-sale, or trading. This security classification may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if the Company has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale. In terms of how the Company accounts for and reports these securities, refer to the table below:

Security Classification         Accounting and Reporting Treatment
- --------------------------------------------------------------------------------
Held-to-maturity                These  securities are measured at amortized cost
                                on the balance sheet.  Unrealized  holding gains
                                and losses are not  included in earnings or in a
                                separate  component of capital.  They are merely
                                disclosed   in  the   notes  to  the   financial
                                statements.

Available-for-sale              These  securities  are  carried at fair value on
                                the balance sheet. Unrealized holding gains and losses are not included in earnings, but are reported as a net amount (less expected tax) in a separate component of capital until realized.

Trading Trading securities are carried at fair value on the balance sheet. Unrealized holding gains and losses for trading securities are included in earnings. As the Company had no trading securities as of December 31, 1993 there was no impact to the Company's earnings upon the adoption of the Statement.

Loans

     Loans are stated at their principal amount outstanding and are net of unearned income on discounted loans. Interest on nondiscounted loans is recognized on the simple interest method based upon the principal amount outstanding except for those loans in a nonaccrual status. Loans are placed in a nonaccrual status when a loan is past due greater than ninety days or the payment of principal or interest is considered to be in doubt. Payments received on nonaccrual and impaired loans are first applied to the remaining principal balance and are next applied to interest income.

     Loan origination and commitment fees and certain direct loan origination costs are deferred and the net amount amortized as adjustments of the related loan's yield. These amounts are being amortized over the contractual life of the related loans. Upon sale of loans in the secondary market, the related deferred fees or costs are recorded in income. Commitment fees based on a percentage of a customer's unused line of credit and fees related to standby letters of credit are recognized over the commitment period.

Allowance for Possible Loan Losses

     The allowance for possible losses on loans is established through charges against income and is maintained at a level considered adequate to provide for probable loan losses based on management's evaluation of known and inherent risks in the loan portfolio. When a loan or a portion of a loan is considered uncollectible, it is charged-off against the allowance. Recoveries of loans previously charged-off are credited to the allowance when received.

     Management's evaluation of the allowance is based on a continuing review of the loan portfolio which includes many factors, such as utilization of an individual loan rating system to assess trends in asset quality; identification and review of individual problem situations which may affect the borrower's ability to repay; review of overall portfolio quality through analytical review of current charge-offs, delinquency and nonperforming loan data; review of regulatory authority examinations and evaluation of loans; an assessment of current economic conditions; and changes in the size and character of the loan portfolio. These reviews are dependent upon estimates, appraisals and judgments which can change quickly because of changing economic conditions and management's perception as to how these factors affect the financial condition of debtors.

     As of January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan", as amended by SFAS No. 118. The Statement requires that impaired loans be measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent.

     The Statement is applicable to all loans, except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, loans that are measured at fair value or at the lower of cost or fair value, lease, convertible or non-convertible debentures and bonds and other debt securities.

     The financial statement impact of adopting the provisions of this Statement was not material.

Mortgages Held-For-Sale


Mortgages held-for-sale are carried at the lower of aggregate cost or fair value.

Other Real Estate Owned

     Other real estate owned consists of properties acquired through mortgage loan foreclosure proceedings. These properties are recorded at the lower of the carrying value of the related loans or the estimated fair market value less estimated selling costs. Charges to the allowance for loan losses are the measure by which properties are reduced to fair market value less estimated selling costs upon reclassification as other real estate owned. Subsequent reductions in carrying value are charged to operating income.

     Beginning in 1995, in accordance with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan", the Company classifies loans as in-substance repossessed or foreclosed if the Company receives physical possession of the debtor's assets regardless of whether formal foreclosure proceedings take place.

Premises and Equipment

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the following estimated useful lives: building, 30 years; furniture, fixtures and equipment, 3-10 years. Leasehold improvements are amortized over the shorter of the estimated useful life or the life of the lease.

Income Taxes

     The Company recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. The adoption of this method as of January 1, 1993 resulted in the recognition of an additional deferred income tax asset of $227,800 which has been reported in 1993 income as the cumulative effect of an accounting change. As a matter of practice, it is the Company's policy is to continually evaluate the realizability of any deferred tax assets resulting from the use of the asset and liability method.

Earnings Per Share

     Earnings per share have been computed based on the weighted average number of shares outstanding after giving retroactive effect to stock splits and stock dividends. Shares issuable upon the exercise of stock option grants have not been included in the per share computation because they would not have a material effect on earnings per share.

Cash Flows

     For the purpose of reporting cash flows, the Company has defined cash equivalents as those amounts included in cash and due from banks, interest bearing demand deposits and federal funds sold.

Fair Values of Financial Instruments

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," (SFAS No. 107) requires disclosure of estimated fair values of financial instruments. A financial instrument is defined as cash, evidence of an ownership interest in an entity, or a contract that conveys or imposes the contractual right or obligation to receive or deliver cash or another financial instrument. Fair value is defined as the amount at which a financial instrument can be exchanged in a current exchange between willing parties, other than in a forced sale or liquidation, and is best evidenced by a quoted market price, if one exists.

     The Company has estimated fair value based on quoted market prices where available. In cases where quoted market prices were not available, fair value is based on estimates using the present value of expected future cash flows and certain other techniques. These techniques are based on certain assumptions which are subjective and judgmental in nature. Accordingly, the results may not be substantiated by comparison with independent market prices and, in some cases, cannot be realized in immediate settlement of the financial instrument. Furthermore, SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the fair values disclosed should not be interpreted as the aggregate current fair market value of the Company.

     The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

Financial Instrument            Methods and Assumptions
- --------------------------------------------------------------------------------

Cash and  cash   equivalents    The  carrying  amounts reported in the balance
                                sheet for cash and due from banks and federal funds sold approximate fair value.


Investment securities           The fair value of investment securities are
                                based on prices obtained through brokers and independent pricing services.

Loans The fair value of loans was estimated for groups of similar loans based on the type of loan, interest rate characteristics and maturity. The fair value of performing commercial, commercial real estate, installment loans and residential mortgage loans was estimated by discounting expected future cash flows using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The fair value of nonaccruing loans was estimated by determining expected future principal cash flows, adjusted for credit risk.

Deposits The fair value of demand deposits, savings, money market and NOW deposits and certificates of deposits having variable interest rates approximate their carrying value. The fair value of certificates of deposits with fixed maturities and interest rates was estimated by discounting expected future cash flows utilizing interest rates currently being offered on deposits with similar characteristics and maturities.

Short-term borrowings           The  carrying  amounts  reported  for short-term
                                borrowings approximate fair value.

NOTE 3 -- INVESTMENT SECURITIES

     There were no securities of issuers whose aggregate carrying amount exceeded 10% of stockholders' equity at December 31, 1995.

     Securities having an amortized cost basis of $5,020,000 and $2,694,000 at December 31, 1995 and 1994, respectively were pledged to secure treasury, tax and loan deposits and public deposits.

NOTE 4 -- INVESTMENTS IN SECURITIES HELD-TO-MATURITY

     Investments in securities held-to-maturity at December 31, 1995 are carried at amortized cost on the balance sheet and are summarized as follows:

(amounts in thousands)

                                                                        Gross             Gross
                                                Amortized Cost      Unrealized         Unrealized
                                                     Basis          Holding Gains     Holding Losses       Fair Value
                                      -------------------------------------------------------------------------------

Debt securities issued by...
 ...the U.S. Treasury and other U.S.
   government agencies                             $5,501                $71                $12            $5,560

 ...states of the United States and
   political subdivisions of the states             1,565                 65                  1             1,629
                                      -------------------------------------------------------------------------------

                                                   $7,066               $136                $13            $7,189
                                     ================================================================================

     Information about the contractual maturities of investments in debt securities classified as held-to-maturity at December 31, 1995 is summarized as follows:

(amounts in thousands)

                                            Amortized Cost
                                                 Basis           Fair Value
                                        --------------------------------------
Due within one year                                  $1,500             $1,503
Due after one year through five years                 4,622              4,691
Due after five years through ten years                  697                726
Due after ten years                                     247                269
                                        --------------------------------------
                                                     $7,066             $7,189
                                        ======================================

     Investments in securities held-to-maturity at December 31, 1994 are carried at amortized cost on the balance sheet and are summarized as follows:

(amounts in thousands)

                                                               Gross             Gross
                                        Amortized Cost      Unrealized         Unrealized
                                            Basis          Holding Gains     Holding Losses       Fair Value
                                      ---------------------------------------------------------------------------
Debt securities issued by...
 ...the U.S. Treasury and other U.S.
   government agencies                            $10,886                $                 $242           $10,644
 ...states of the United States and
   political subdivisions of the states               856                 28                                  884
                                      ---------------------------------------------------------------------------
                                                  $11,742                $28               $242           $11,528
                                      ===========================================================================


NOTE 5 -- INVESTMENTS IN SECURITIES AVAILABLE-FOR-SALE

     Investments in available-for-sale securities at December 31, 1995 are carried at fair value on the balance sheet and are summarized as follows:

(amounts in thousands)

                                                                                 Gross            Gross
                                                            Amortized Cost     Unrealized       Unrealized
                                                                Basis        Holding Gains    Holding Losses     Fair Value
                                                           -------------------------------------------------------------------

Marketable equity securities                                        $15,115              $93               $7          $15,201
Debt securities issued by...
 ...the U.S. Treasury and other U.S. government
   agencies                                                          38,483              275              203           38,555
 ...states of the United States and political subdivisions
   of the states                                                        251                                                251
Corporate debt securities                                             9,688                8               28            9,668
Mortgage-backed securities                                           11,256              159               27           11,388
                                                           -------------------------------------------------------------------
                                                                    $74,793             $535             $265          $75,063
                                                           ===================================================================

     Information about the contractual maturities of investments in debt securities classified as available-for-sale at December 31, 1995 is summarized as follows:


(amounts in thousands)                                                     Amortized Cost Basis           Fair Value
                                                                         ---------------------------------------------------
Debt securities other than mortgage-backed securities:
   Due within one year                                                                     $11,540                   $11,534
   Due after one year through five years                                                    32,435                    32,418
   Due after five years through ten years                                                    4,447                     4,522
Mortgage-backed securities                                                                  11,256                    11,388
                                                                                           -------                   -------
                                                                                           $59,678                   $59,862
                                                                         ===================================================

     During 1995, proceeds from sales of available-for-sale securities amounted to $4,535,000. Gross realized gains and gross realized losses on those sales amounted to $36,000 and $17,000, respectively. During 1994, proceeds from sales of available-for-sale securities amounted to $7,301,000. Gross realized gains and gross realized losses on those sales amounted to $63,000 and $63,000, respectively. During 1993, proceeds from sales of securities amounted to $3,578,000. Gross realized gains and gross realized losses on those sales amounted to $181,000 and $4,000, respectively.

     Investments in available-for-sale securities at December 31, 1994 are carried at fair value on the balance sheet and are summarized as follows:

(amounts in thousands)
                                                                                 Gross            Gross
                                                            Amortized Cost     Unrealized       Unrealized
                                                                Basis        Holding Gains    Holding Losses     Fair Value
                                                           -------------------------------------------------------------------
Marketable equity securities                                         $2,120              $18               $8           $2,130
Debt securities issued by the U.S. Treasury and other
   U.S. government agencies                                          22,977                1              998           21,980
Debt securities issued by foreign governments                             5                                                  5
   Corporate debt securities                                          3,361                                85            3,276
Mortgage-backed securities                                            9,045               12              383            8,674
                                                           -------------------------------------------------------------------
                                                                    $37,508              $31           $1,474          $36,065
                                                           ===================================================================

NOTE 6 -- LOANS

(amounts in thousands)

Loans consisted of the following at December 31,                                             1995                   1994
                                                                                  ------------------------------------------

Commercial and financial; less unearned income of $266 and
   $70 in 1995 and 1994, respectively                                                          $35,808               $27,033
Real estate construction                                                                        12,942                 1,883
Real estate mortgage; less unearned income of $365 and
   $268 in 1995 and 1994, respectively                                                         165,904                91,245
Installment; less unearned income of $24 and
   $38 in 1995 and 1994, respectively                                                            5,415                12,298
Other                                                                                            2,166                   165
                                                                                  ------------------------------------------
                                                                                              $222,235              $132,624
                                                                                  ==========================================

     Most of the Company's business activity is with customers located within the state. There are no concentrations of credit to borrowers that have similar economic characteristics. The majority of the Company's loan portfolio is comprised of loans collateralized by real estate located in the State of Connecticut.

Nonaccrual Loans and Allowance for Possible Loan Losses

     At December 31, 1995 and 1994 nonaccrual loans totaled $4,725,000 and $2,975,000, respectively. Interest income related to nonaccrual loans not reflected in the accompanying financial statements amounted to approximately $120,000 in 1995, $194,000 in 1994 and approximately $193,000 in 1993.
Additionally, loans in excess of ninety days past their contractual due dates and still accruing interest at December 31, 1995 and 1994 amounted to approximately $273,000 and $16,000, respectively.

Changes in the allowance for possible loan losses for the years ended December 31 were as follows:

(amounts in thousands)
                                              1995        1994        1993
                                              ----        ----        ----
Balance, beginning of year                  $2,564      $2,784      $3,197
Changes incident to merger, net              1,961
Provision charged to operations                700         530         764
Recoveries on loans previously charged-off     199         251          50
Loans charged-off                             (978)     (1,001)     (1,227)
                                             -----     -------     -------
Balance, end of year                        $4,446      $2,564      $2,784
                                            ======      ======      ======

Loans to Officers and Directors

     Loans to officers, directors, principal shareholders and their associates of the Company aggregated $6,971,000 at December 31, 1995 as compared to $3,337,000 at December 31, 1994. The following table summarizes the related party loan activity for the year ended December 31, 1995:

(amounts in thousands)
Balance, beginning of year             $3,337
Changes incident to merger              2,908
Additions                               3,361
Repayments/sales                        2,635
                                        -----
Balance, end of year                   $6,971
                                       ======

As of December 31, 1995, information about loans that meet the definition of an impaired loan in Statement of Financial Accounting Standards No. 114 is as follows:

(amounts in thousands)

                                                                           Recorded           Related
                                                                                           Investment
                                                                          Allowance
                                                                        In Impaired        for Credit
                                                                              Loans            Losses
                                                                              -----            ------
Loans for which there is a related allowance for credit losses               $2,267              $634
Loans for which there is no related allowance for credit losses                 869
                                                                                ---
     Totals                                                                  $3,136              $634
                                                                             ======              ====
Average recorded investment in impaired loans during the year
     ended December 31, 1995                                                 $  870
                                                                             ======
Related amount of interest income recognized during the time, in the year ended December 31, 1995, that the loans were impaired
     Total recognized                                                            $1
                                                                                 ==
     Amount recognized using a cash-basis method of accounting                   $0
                                                                                 ==

NOTE 7 -- PREMISES AND EQUIPMENT

     Premises and equipment at December 31, comprised the following:

(amounts in thousands)

                                                        1995               1994
                                                        ----               ----
Land                                                  $1,035             $1,035
Premises                                               5,877              4,906

Furniture and equipment                                3,042              2,537
Leasehold improvements                                   646                302
                                                         ---                ---
                                                      10,600              8,780
Accumulated depreciation and amortization             (3,640)            (3,173)
                                                     -------            -------
                                                      $6,960             $5,607
                                                     =======            =======

     Provisions for depreciation and amortization on premises and equipment were $467,000, $397,000, and $372,000 for the years ended December 31, 1995, 1994 and
1993, respectively.

Noncancelable Leases

     The Company and its subsidiaries occupy certain premises and are provided equipment under noncancelable leases that are accounted for as operating leases and that have expiration dates through 2011. These leases are renewable for either three or five-year terms at the Company's option. Certain of the leases contain escalation clauses for additional rentals based upon increases in local property taxes and inflationary measures. Rental expense under these leases aggregated $197,000 in 1995, $188,000 in 1994 and $224,000 in 1993 and is
recorded in occupancy expenses.

     The aggregate minimum rental commitments under all leases at December 31, 1995 are $2,399,000 as indicated below:

(amounts in thousands)

          In Year...                          ...the minimum commitment is...
          ----------                          -------------------------------
            1996;                                            $  326
            1997;                                               263
            1998;                                               270
            1999;                                               270
            2000;                                               243
            and subsequent years,                             1,027
                                                              -----
            Total                                            $2,399
                                                             ======

     The Equity Bank leases its premises from one of its directors. The lease expires in 2004, with two five year renewal options.

NOTE 8 -- DEPOSITS

     As of December 31, 1995 and 1994, outstanding certificates of deposit of $100,000 or more were $19,222,000 and $8,559,000, respectively. Interest expense incurred on such deposits was $1,076,000, $278,000 and $469,000 for the years ended December 31, 1995, 1994 and 1993, respectively. NOW accounts totaled $29,527,000 and $23,836,000 as of December 31, 1995 and 1994, respectively.
Interest expense incurred on NOW accounts was $266,000, $307,000 and $567,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

NOTE 9 -- SHAREHOLDERS' EQUITY

Common Stock

     The Company is authorized to issue 10,000,000 shares of common stock, $0.10 par value.

     In 1994 an offering of shares of common stock of the Company resulted in the sale of 778,260 shares. These shares were purchased at the fair market value which was determined at the time to be $8.00. The offering resulted in additional capital of $5,570,574 after deducting expenses associated with the offering.

     On November 30, 1995, the Company acquired The Equity Bank which resulted in the issuance of 1,003,617 shares of its common stock in exchange for all of the outstanding common shares (less 69,486 shares not exchanged by dissenting shareholders).

Serial Preferred Stock

     The Company is authorized to issue 200,000 shares of serial preferred stock in one or more series and to fix the number of shares of each series and to determine the rights and privileges of the shares of each series. At December 31, 1995, no such shares have been issued.

Common Stock Options

     During 1993 the Board of Directors of the Company voted to grant stock options to two executive officers to purchase 34,000 shares of common stock at $5.00 per share expiring on September 1, 1996. The granting of these options was approved by shareholders on April 12, 1994. In January 1995, the Board of
Directors of the Company voted to grant stock options to three executive officers to purchase 30,000 shares of common stock at $7.75 per share after January 24, 1996 and prior to January 24, 1998. The granting of these options was approved by shareholders on May 16, 1995. The following table reflects this activity:
                                                  Number of Options
                                                  -----------------
                                         1995            1994            1993
                                       ------          ------          ------
Outstanding, beginning of year         34,000          34,000               0
Granted                                30,000                          34,000
                                       ------          ------          ------
Outstanding, end of year               64,000          34,000          34,000
                                       ======          ======          ======
Exercisable, end of year               34,000          34,000          34,000
                                       ======          ======          ======

                                                 Aggregate Option Price
                                                 ----------------------
                                         1995            1994            1993
                                     --------        --------        --------
Outstanding, beginning of year       $170,000        $170,000              $0
Granted                               232,500                         170,000
                                      -------                         -------
Outstanding, end of year             $402,500        $170,000        $170,000
                                     ========        ========        ========

NOTE 10 -- EMPLOYEE BENEFITS

     The Company and its subsidiaries maintain defined contribution plans for substantially all of its full-time employees. The contributions under the plans were $227,000, $86,000 and $131,000, for the years ended December 31, 1995, 1994 and 1993, respectively.

NOTE 11 -- INCOME TAXES

     As discussed in Note 2, effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

     The components of income tax provision are as follows:

(amounts in thousands)
Years ended December 31,                   1995          1994          1993
- --------------------------------------------------------------------------------
Current:
Federal                                    $706          $112          (170)
State                                       270            45             8
                                            ---            --             -
                                            976           157          (162)
                                            ---           ---          -----
Deferred:
Federal                                     145           387           206
State                                        50           157            12
                                             --           ---            --
                                            195           544           218
                                            ---           ---           ---
Change in valuation allowance              (186)          (36)
                                          -----          ----           ---
        Total income tax provision         $985          $665           $56
                                           ====          ====           ===

     The following reconciles the income tax provision from the statutory rate to the amount reported in the consolidated statements of income:

(amounts in thousands)

Years ended December 31,                                           % of                    % of                    % of
                                                        1995     Income         1994     Income         1993     Income
- -----------------------------------------------------------------------------------------------------------------------
Federal income tax at statutory rate                  $1,008      34.0%         $601      34.0%         $81      34.0%
Increase (decrease) in tax resulting from:
     Tax-exempt income                                   (19)      (.6)          (14)      (.8)         (21)     (8.7)
     Surtax exemption                                                                                   (11)     (4.9)
     Dividends received deduction                        (49)     (1.7)          (15)      (.8)         (22)     (9.3)
     Alternative minimum tax                                                     (12)      (.7)          12       5.0
     Unallowable expenses                                 21        .7             7        .4            4       1.9
  Change in valuation allowance                         (187)     (6.3)          (36)     (2.0)
State tax, net of federal tax benefit                    211       7.1           134       7.5           13       5.6
                                                         ---       ---           ---       ---           --       ---
                                                        $985      33.2%         $665      37.6%         $56      23.6%
                                                        ====      =====         ====      =====         ===      =====

     The major components of deferred income tax expense attributable to income are as follows:

(amounts in thousands)
Years ended December 31,                    1995           1994           1993
- --------------------------------------------------------------------------------
Other real estate valuation                 $118           $131           $146
Contribution carryover                         5              3             (7)
Fair value of loans available for sale                      (14)            14
Accrued expenses                            (104)
Other temporary differences                    5             43
Alternative minimum tax credit                              (12)           (48)
Operating loss carryover-state                                4             (4)
Deferred loan fees                            35             37            (60)
Provision for loan losses                     97            380            174
Accelerated depreciation                       9             12              3
Accrued interest nonperforming loans          30            (40)
                                              --           ----           ----
                                            $195           $544           $218
                                            ====           ====           ====

     At December 31, the Company had gross deferred tax assets and gross deferred tax liabilities as follows:

(amounts in thousands)

                                                                 1995      1994
- --------------------------------------------------------------------------------
Deferred tax assets:
   Accrued interest nonperforming loans                           $118    $80
   Accrued expenses                                                103
   Allowance for loan losses                                       876    475
   Loan origination fees                                           242    219
   Depreciation                                                     95     98
   Contribution carryover                                                  33
   Other real estate owned valuation                               192    115
   Net unrealized holding loss on available-for-sale securities           600
                                                                 -----    ---
     Gross deferred tax asset                                    1,626  1,620
Valuation allowance                                               (684)  (871)
                                                                 -----  -----
                                                                   942    749
Deferred tax liabilities:                                        -----  -----
  Other adjustments                                                (22)    (4)
  Net unrealized holding gain on available-for-sale securities    (112)
                                                                 -----  -----
     Gross deferred tax liability                                 (134)    (4)
                                                                 -----  -----
  Net deferred tax asset                                          $808   $745
                                                                  ====  =====

     At December 31, 1995, the Company had no operating loss carryovers for tax purposes.

     The deferred tax assets, liabilities and valuation allowance at December 31, 1994 have been adjusted to reflect the results of an examination of the Company's federal income tax returns of prior years by the Internal Revenue Service.

     The net deferred tax asset at December 31, 1995 includes approximately $783,000 from the merger with The Equity Bank as of November 30, 1995.

NOTE 12 -- CONDENSED  FINANCIAL  INFORMATION OF NEW ENGLAND  COMMUNITY  BANCORP,
INC.

     The condensed balance sheets of New England Community Bancorp, Inc. (parent company only) as of December 31, 1995 and 1994 and statements of income and cash flows for each of the three years in the period ended December 31, 1995 follow:

(amounts in thousands)                                                                  1995              1994
                                                                                        ----              ----
Balance Sheets
Assets:
     Investment in bank subsidiaries, at equity in net assets                        $25,510           $12,959
     Investments                                                                       4,919             5,500
     Cash                                                                                 58               122
     Other assets                                                                      1,010
                                                                                       -----           -------
                                                                                     $31,497           $18,581
                                                                                     =======           =======

Other liabilities                                                                     $1,017              $108
Shareholders' equity                                                                  30,480            18,473
                                                                                      ------            ------
                                                                                     $31,497           $18,581
                                                                                     =======           =======

Statements of Income
                                                                       1995             1994            1993
                                                                       ----             ----            ----
Equity in undistributed net income of bank subsidiaries              $2,027           $1,097            $409
Interest income                                                         293               16
Income tax benefit (expense)                                             33              (4)
Other expense                                                         (373)              (6)
                                                                      -----              ---            ----
Net income                                                           $1,980           $1,103            $409
                                                                     ======           ======            ====

Statements of Cash Flows

Operating activities:
Net income                                                           $1,980           $1,103            $409
Adjustments to reconcile net income
   to net cash provided by (used for) operating activities:
     Equity in undistributed net income of bank subsidiaries         (2,027)          (1,097)           (409)
     Net change in other liabilities                                    355
     Net change in other assets                                        (450)
     (Decrease) increase in taxes payable                              (101)               4
                                                                      -----                -           -----
     Net cash provided by (used for) operating activities              (243)              10
                                                                      -----               --           -----

Investing activities:
     Purchases of investment securities                                (235)          (5,500)
     Sales of investment securities                                     850
                                                                        ---           -------          -----
     Net cash provided by (used for) investing activities               615           (5,500)
                                                                        ---           -------          -----

Financing activities:
     Net proceeds from issuance of common stock                                        5,571
     Dividends paid                                                    (415)
     Cash paid in lieu of fractional shares in the merger of
        The Equity Bank                                                  (3)
     Costs of registering and issuing shares for the merger
        of The Equity Bank                                              (18)
                                                                        ----            -----           -----
     Net cash provided by (used for) financing activities              (436)            5,571
                                                                        ----            -----            ----
Increase (decrease) in cash                                             (64)               81
Cash, beginning of year                                                 122                41              41
                                                                        ---                --              --
Cash, end of year                                                       $58              $122             $41
                                                                        ===              ====             ===

NOTE 13 -- FINANCIAL INSTRUMENTS

     The Company is party to financial instruments with off-balance-sheet risk to satisfy the financing needs of its borrowers. These financial instruments include commitments to extend credit and standby letters of credit and financial guarantees. The Company does not anticipate any material losses as a result of these transactions.

     Commitments to extend credit are agreements to lend to a borrower as long as there is not a violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. The Company evaluates each borrower's creditworthiness on a case-by-case basis using the same credit policies as for on-balance-sheet financial instruments. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on Management's credit evaluation of the counterpart. Collateral held varies but may include real estate, accounts receivable, inventory, property, plant and equipment and income-producing property.

     Standby letters of credit and financial guarantees are conditional commitments issued by the Company's subsidiaries to guarantee the performance of a borrower to a third party. The evaluations of creditworthiness, consideration of need for collateral and credit risk involved in issuing letters of credit are essentially the same as that involved in extending loans to borrowers.

     Of the total standby letters of credit outstanding at December 31, 1995, $361,000 are secured by deposit accounts held with the Company's subsidiaries.

     The estimated fair values of the Company's financial instruments, all of which are held or issued for purposes other than trading, were as follows at December 31:


                                                                      1995                             1994
                                                                      ----                             ----
(amounts in thousands)                                    Carrying              Fair         Carrying              Fair
                                                           Amount               Value         Amount              Value
                                                           ------               -----         ------              -----
Financial assets:
     Cash and cash equivalents                             $23,625           $23,625          $27,716           $27,716
     Securities available-for-sale                          75,063            75,063           36,065            36,065
     Securities held-to-maturity                             7,066             7,189           11,742            11,528
     Federal Home Loan Bank stock                            1,176             1,176              810               810
     Loans                                                 217,789           218,516          130,060           129,037
     Accrued interest receivable                             2,538             2,538            1,502             1,502
     Interest-bearing time deposits with other banks         3,000             3,000               99                99
     Mortgages held-for-sale                                   788               788                -                 -


                                      F-12

Financial liabilities:

     Deposits                                              307,161           308,164          196,872           197,075
     Short-term borrowings                                     540               540              800               800

     The carrying amounts of financial instruments in the above table are included in the consolidated balance sheets under the individual captions.

Off-balance-sheet liabilities:

                                                           1995           1994
                                                           ----           ----
                                                       Notional       Notional
                                                         Amount         Amount
                                                         ------         ------
Commitments to extend credit                            $44,753        $20,511
Standby letters of credit and financial guaranties        1,715            754

     There is no material difference between the notional amount and the estimated fair value of loan commitments and unadvanced portions of loans. The fair value of letters of credit approximates the notional value.


NOTE 14 -- MERGER

     On November 30, 1995, the Company merged with The Equity Bank by issuing 1,003,617 shares of the Company's common stock in exchange for all of the outstanding common shares (less 69,486 shares not exchanged by dissenting shareholders) of The Equity Bank. The value of the Company's shares of common stock issued to effect the merger and the direct costs of the merger was $9,507,000.

     The merger has been accounted for as a purchase, and the results of operations for The Equity Bank since the date of the merger are included in the consolidated financial statements. Goodwill reflected by purchase accounting amounted to $402,000 and is being amortized over fourteen (14) years. The estimated amount due to dissenting shareholders of The Equity Bank is $1,221,216 and is reflected in other liabilities in the consolidated balance sheet of the Company as of December 31, 1995. The dissenting shareholders have exercised their rights to submit the value of their shares to arbitration. The arbitration award could result in a different liability.

     The following summary, prepared on an unaudited pro forma basis, combines the consolidated results of operations as if The Equity Bank had been merged as of the beginning of the periods presented and includes purchase accounting adjustments (amounts in thousands).

                                                           1995          1994
                                                           ----          ----
Net interest income after provision for loan losses      $14,612      $12,877
Noninterest income                                         1,990        2,002
                                                           -----        -----
     Total                                                16,602       14,879
Noninterest expense                                       11,682       11,346
                                                          ------       ------
Income before income taxes                                 4,920        3,533
Income taxes                                               1,829        1,441
                                                           -----        -----
Net Income                                                $3,091       $2,092
                                                          ======       ======

     The pro forma results are not necessarily indicative of what actually would have occurred if the merger had been in effect for the entire periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

NOTE 15 -- REGULATORY MATTERS

Agreement with Regulators

     In July 1992, the Federal Deposit Insurance Corporation ("FDIC") conducted a routine periodic examination of the New England Bank. To address certain concerns of the FDIC resulting from the examination, on February 22, 1993 the Bank agreed to consent to the FDIC's issuing to the Bank an order to cease and desist (the "Order") which became effective on March 4, 1993. Management took swift action to comply with all provisions of the Order--which was subsequently removed by the FDIC on April 14, 1994.

Restrictions on Dividends

     The Company's principal assets are its investments in its bank subsidiaries. As such, the Company's ability to pay dividends to its shareholders is largely dependent on the ability of the Banks to pay dividends to the Company. The declaration of cash dividends is dependent on a number of factors, including regulatory limitations, and the Banks' operating results and financial conditions. The Stockholders of the Company will be entitled to dividends only when, and if, declared by the Company's Board of Directors out of funds legally available therefore. The declaration of future dividends will be subject to favorable operating results, financial conditions, tax considerations and other factors. The Federal Deposit Insurance Corporation regulations require banks to maintain certain capital ratios as noted below which may otherwise restrict the ability of the Banks to pay dividends to the Company.

Minimum Capital Requirements

     Bank regulators have established Risk-Based and Leverage Capital requirements that establish the minimum level of capital. Under the requirements, a minimum level of capital will vary among banks based on safety and soundness of operations. Along with the regulatory minimums, the table below reflects actual Risk-Based and Leverage Capital ratios for the Company and its subsidiaries at December 31, 1995:


                  Minimum Level   The Equity    New England       New England
                                     Bank          Bank       Community Bancorp
- --------------------------------------------------------------------------------
Leverage               4%            8.22%         7.34%            11.89%
Tier 1 Risk-Based      4%           10.13%        10.42%            12.25%
Total Risk-Based       8%           11.38%        11.67%            13.49%

     Under Federal Reserve regulation, the Company's subsidiaries are limited as to the amount they may lend or advance to the Company, unless such loans and advances are collateralized by specific obligations. No advances were made to the Company by either subsidiary at December 31, 1995 or 1994.

NOTE 16 --  BUSINESS COMBINATION AGREEMENT

     In an agreement dated December 19, 1995, the Company and Manchester State Bank agreed to consummate a business combination transaction in which Manchester State Bank will merge with and into New England Bank & Trust Company. The agreement is subject to the approval of regulators and the shareholders of Manchester State Bank.

NOTE 17 --  RECLASSIFICATION

     Certain amounts in the prior years have been reclassified to be consistent with the current year's statement presentation.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and the Board of Directors
Manchester State Bank
1041 Main Street
Manchester, Connecticut 06040

We have audited the accompanying consolidated statements of condition of Manchester State Bank as of December 31, 1995, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Manchester State Bank as of December 31, 1995, 1994 and 1993, and the results of its operations and its cash flows for the each of years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.


/s/ Bardaglio, Hart & Shuman

BARDAGLIO, HART & SHUMAN

Windsor Locks, Connecticut
January 12, 1996

                              MANCHESTER STATE BANK

                      CONSOLIDATED STATEMENTS OF CONDITION

                        DECEMBER 31, 1995, 1994 AND 1993




                                                        1995                1994               1993
                                                        ----                ----               ----

ASSETS
   Cash and due from banks                         $  3,854,412        $  3,766,675        $  5,228,470
   Federal funds sold                                14,275,000           1,540,000           1,000,000
   Securities to be held to maturity (Note 2)         2,982,984          13,410,020          10,894,880
   Federal Home Loan Bank Stock                         576,300             576,300             576,300
   Loans, net (Notes 3 and 4)                        70,066,260          72,927,045          81,227,161
   Bank premises and equipment (Note 5)               1,088,105           1,204,231           1,212,908
   Other real estate owned (Note 6)                     778,803             860,336           1,896,959
   Accrued income receivable                            462,540             385,634             505,952
   Deferred taxes (Note 8)                              430,749             516,659             672,624
   Other assets                                         255,702             189,946             439,956
                                                   ------------        ------------        ------------

                                                   $ 94,770,855        $ 95,376,846        $103,655,210
                                                   ============        ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Demand deposits                                 $ 17,525,053        $ 16,849,164        $ 14,326,972
   Now deposits                                      12,532,620          10,746,006           9,334,488
   Savings and money market deposits                 21,597,829          28,689,489          37,934,573
   Time deposits (Note 7)                            35,478,312          32,495,954          35,644,781
                                                   ------------        ------------        ------------
                                                     87,133,814          88,780,613          97,240,814
   Other liabilities                                  1,102,873             353,362             374,794
                                                   ------------        ------------        ------------
                                                     88,236,687          89,133,975          97,615,608
                                                   ------------        ------------        ------------


Stockholders' Equity:
   Capital stock (Note 9)                             1,000,000           1,000,000           1,000,000
   Capital Surplus (Note 9)                             850,000             850,000             850,000
   Retained earnings (Note 9)                         4,684,168           4,392,871           4,189,602
                                                   ------------        ------------        ------------
                                                      6,534,168           6,242,871           6,039,602
                                                   ------------        ------------        ------------

                                                   $ 94,770,855        $ 95,376,846        $103,655,210
                                                   ============        ============        ============



              The accompanying notes are an integral part of these
                             financial statements.

                              MANCHESTER STATE BANK

                        CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                      1995                 1994                1993
                                                      ----                 ----                ----

INTEREST INCOME
   Interest and fees on loans                      $6,443,735          $6,030,491          $7,402,832
   Interest on US Treasury securities                 241,744             526,046             143,660
   Interest on other securities                           946                 447               1,172
   Dividends                                           40,159              44,427              49,693
   Interest on federal funds sold                     628,973             112,716             192,701
                                                   ----------          ----------          ----------
                                                    7,355,557           6,714,127           7,790,058
                                                   ----------          ----------          ----------
INTEREST EXPENSE
   Interest on NOW deposits                           202,225             211,747             245,935
   Interest on savings and money market deposits      607,149             748,003           1,034,361
   Interest on time deposits                        1,921,933           1,438,208           1,677,414
   Interest on federal funds purchased                   -                   -                     45
   Interest on other borrowed  funds                    1,865                 156             161,841
                                                   ----------          ----------          ----------
                                                    2,733,172           2,398,114           3,119,596
                                                   ----------          ----------          ----------

NET INTEREST INCOME                                 4,622,385           4,316,013           4,670,462

PROVISION FOR CREDIT LOSSES (NOTE 4)                  475,000             700,000           1,814,000
                                                   ----------          ----------          ----------

NET INTEREST INCOME AFTER
   PROVISION FOR CREDIT LOSSES                      4,147,385           3,616,013           2,856,462
                                                   ----------          ----------          ----------

OTHER  INCOME
   Service charges on deposit accounts                264,701             285,158             325,582
   Other charges, collections and fees                118,715             129,849              85,534
   Other operating income                              15,341              72,328              66,856
                                                   ----------          ----------          ----------
                                                      398,757             487,335             477,972
                                                   ----------          ----------          ----------
OTHER  EXPENSES
   Salaries and wages                               1,567,123           1,205 874           1,136,971
   Other employee benefits                            193,746             179,443             162,643
   Net occupancy expense  (Note 11)                   264,674             250,663             239,653
   Furniture and equipment expense
        (Note 5)                                      266,604             254,233             233,702
   Computer service fees                              208,271             213,019             197,809
   FDIC assessment                                    159,449             280,681             296,009
   Other real estate owned  expenses                  124,838             619,421             378,264
   Other  expenses                                  1,039,711             708,870             611,848
                                                   ----------          ----------          ----------
                                                    3,824,416           3,712,204           3,256,899
                                                   ----------          ----------          ----------

INCOME BEFORE  INCOME TAXES                           721,726             391,144              77,535
                                                   ----------          ----------          ----------
   Provision for income taxes (Note 8) :
        Current                                       294,519              31,910            (162,194)
        Deferred                                       85,910             155,965             230,575
                                                   ----------          ----------          ----------
                                                      380,429             187,875              68,381
                                                   ----------          ----------          ----------

NET INCOME                                         $  341,297          $  203,269          $    9,154
                                                   ==========          ==========          ==========
NET INCOME PER SHARE OF
   COMMON STOCK                                    $     3.41          $     2.03          $      .09
                                                   ==========          ==========          ==========




              The accompanying notes are an integral part of these
                             financial statements.

                              MANCHESTER STATE BANK

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993







                                                                                              Total
                                                                                              Stock-
                                          Common            Capital         Retained          Holder's
                                          Stock             Surplus         Earnings          Equity
                                          -----             -------         --------          ------





Balance at January 1, 1993              $1,000,000          $850,000       $4,180,448        $6,030,448

   Net income                                -                 -                9,154             9,154
                                        ----------        ----------       ----------        ----------

Balance at December 31, 1993             1,000,000           850,000        4,189,602         6,039,602

   Net income                                -                 -              203,269           203,269
                                        ----------        ----------       ----------        ----------

Balance at December 31, 1994             1,000,000           850,000        4,392,871         6,242,871

   Net income                                -                 -              341,297           341,297

   Dividends                                 -                 -              (50,000)          (50,000)
                                        ----------        ----------       ----------        ----------


Balance at December 31, 1995            $1,000,000        $  850,000       $4,684,168        $6,534,168
                                        ==========        ==========       ==========        ==========







              The accompanying notes are an integral part of these
                             financial statements.

                              MANCHESTER STATE BANK

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993




                                                                1995          1994            1993
                                                                ----          ----            ----

CASH FLOW FROM OPERATING ACTIVITIES
   Net income                                               $  341,297     $ 203,269       $   9,154
   Adjustments to reconcile net income to
    net cash provided by operating activities:
Depreciation and amortization                                  153,209       137,637         122,659
       Deferred income taxes                                    85,910       155,965         230,575


Excess (deficiency) of provision for credit losses
          charged to income over net credit losses            (25,059)      (852,962)       (499,651)
Realized (gain) loss on sale of
          other real estate owned                               7,851         48,728         144,267
       (Increase) Decrease in accrued
          income receivable                                   (76,906)       (35,412)         57,225
       (Increase) Decrease in other assets                    (65,756)       250,010          (1,460)
       Increase (Decrease) in other liabilities               749,511        (21,432)        (66,663)
                                                              -------        -------         --------

       Net cash provided (used) by
          operating activities                               1,170,057      (114,197)         (3,894)
                                                            ----------       --------         -------

CASH FLOW FROM INVESTING ACTIVITIES
    Net(increase)decrease in federal funds sold            (12,735,000)     (540,000)      3,600,000
    Proceeds from maturities of
       securities held to maturity                          19,258,256    33,514,159      10,135,521
       Purchase of securities held to maturity             ( 8,831,220)  (35,873,569)    (15,343,425)

    Net (increase) decrease in loans                         2,421,925     9,507,135      10,991,505
    Purchases of premises and equipment                        (37,083)     (128,960)        (53,562)
     Proceeds from sale of other real estate owned             537,601       633,838         723,173
                                                               -------       -------       ----------

       Net cash provided (used) by investing activities        614,479     7,112,603      10,053,212
                                                            ----------     ---------      -----------

CASH FLOW FROM FINANCING ACTIVITIES
   Net increase (decrease) in demand,
       NOW and savings deposits                             (4,629,157)   (5,311,374)     (2,043,757)
       Net increase (decrease) in time deposits              2,982,358    (3,148,827)     (6,199,209)
   Net increase (decrease) in other borrowed funds                   -           -        (2,000,000)
   Dividends paid                                              (50,000)          -              -
                                                            ----------     ----------      ----------

       Net cash provided (used) by
          financing activities                              (1,696,799)   (8,460,201)    (10,242,966)
                                                            ----------     ----------    ------------


NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS                                            87,737    (1,461,795)       (193,648)

CASH AND CASH EQUIVALENTS, BEGINNING                         3,766,675     5,228,470       5,422,118
                                                             ---------     ---------       ---------

CASH AND CASH EQUIVALENTS, ENDING                           $3,854,412    $3,766,675     $ 5,228,470
                                                            ==========    ==========     ===========



              The accompanying notes are an integral part of these
                             financial statements.

                              MANCHESTER STATE BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the bank is presented to assist in understanding the bank's financial statements. The financial statements and notes are representations of the bank's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity
- -----------------
Manchester State Bank is in the commercial banking business predominately servicing the local community's banking needs. The Bank has its main office and two branch facilities all located in Manchester, Connecticut.

Principles of Consolidation
- ---------------------------
The consolidated financial statements of Manchester State Bank (the bank) include the accounts of the bank and its wholly owned subsidiary, MSB, Inc., which has owned, and is expected to own in the future, various parcels of real estate acquired through foreclosure actions of the bank. Significant intercompany transactions and amounts have been eliminated.

Investments in Securities
- -------------------------
The bank's investments in securities are classified into three categories and are accounted for as follows:

     Trading securities:
     Government bonds held principally for resale in the term and mortgage-backed securities held for sale in conjunction with the bank's mortgage activities are classified as trading securities and recorded at their fair values. Realized and unrealized gains and losses on trading securities are included in other income. The bank did not own any securities which were classified as trading securities at December 31, 1995, 1994 and 1993.

     Securities to be held to maturity:
     Bonds, notes and debentures for which the bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for the amortization of premiums and accretion of discounts, which are recognized in interest income using the effective interest method over the period to maturity.

     Securities available for sale:
     Securities available for sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities or as securities to be held to maturity.

                              MANCHESTER STATE BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                                   (Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments in Securities (Continued)
- -------------------------
Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write downs of the individual securities to their fair value. The related write downs, if any, are included in earnings as realized losses.

Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of securities available for sale are determined using the specific identification method.

Loans and  Allowance  for  Credit  Losses
- -----------------------------------------
Loans are stated at their principal amount outstanding and are net of the allowance for credit losses and unearned income on discounted loans. Interest on non-discounted loans is recognized on the simple interest method based upon the principal amount outstanding, except for those loans in a nonaccrual status. Loans are placed in a nonaccrual status when they are specifically determined to be impaired or when principal or interest is delinquent for ninety days or more except certain consumer loans and loans which, in management's judgment, are fully secured and in the process of collection. Interest income on an impaired loan is generally not recognized unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other non-accrual loans is recognized only to the extent of interest payments received.

The allowance for credit losses is established through charges against income and is maintained at a level considered adequate to provide for potential loan losses based on management's evaluation of known and inherent risks in the various categories of loans. When a loan or a portion of a loan is considered uncollectible, it is charged against the allowance for loan losses. Recoveries of loans previously charged-off are credited to the allowance when collected.

Management makes regular evaluations of the loan portfolio to determine the adequacy of the level of the allowance for loan losses. Management's continuing evaluations include a review of many factors, including identification and review of individual problem situations which may affect the borrower's ability to repay; review of overall loan portfolio quality through analytical review of current charge-offs, delinquency and nonperforming loan data; review of regulatory authority examinations and evaluations of loans; assessment of current economic conditions; and changes in the size and character of the loan portfolio.

                              MANCHESTER STATE BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                                   (Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Premises and Equipment
- ----------------------
Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the following estimated useful lives: building and improvements, 15-40 years; furniture, fixtures and equipment, 5-10 years. Major renovations, repairs and betterment's are capitalized, and recurring repairs and maintenance are charged to income. Gains or losses on dispositions of premises and equipment are included in income as realized.

Other Real Estate Owned
- -----------------------
Other real estate owned consists of properties acquired through loan foreclosure proceedings and those properties which meet the criteria for in-substance foreclosures. These properties are recorded at the lower of the carrying value of the related loans, including costs of the foreclosure, or the net realizable value of the properties. The net realizable value is based on management's evaluation of current independent appraisals of the fair market values of the properties; anticipated selling costs of the properties; and consideration for the period of time necessary to sell the properties.

If the net realizable value of the properties is less than the carrying value of the related loan, management adjusts the book value of the related property by charging-off an appropriate amount of the related loan against the allowance for loan losses. Gains on the sale of other real estate owned are recognized only when received. Holding costs and any subsequent provisions to reduce the carrying value to revised net realized values are charged to operating expenses.

In-substance foreclosures are reflected in other real estate owned when the borrower has minimal equity in the property; the bank expects repayment of the loan to come only from the operation or sale of the property; and the borrower has abandoned control of the property or is unlikely to rebuild equity or otherwise meet the terms of the loan in the foreseeable future.

Income Taxes
- ------------
Provisions for income taxes are based on amounts reported in the consolidated statement of income (after the exclusion of non-taxable income) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax asset and liabilities are expected to be realized or settled as prescribed in SFAS No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                              MANCHESTER STATE BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                                   (Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes  (Continued)
- ------------------------
The Bank and its subsidiary file a consolidated federal income tax return. The provision for federal taxes of the Bank and its subsidiary are recorded on the basis of filing separate tax returns with adjustments as required by consolidated federal income tax return regulations.

Net Income Per Share Of Common Stock
- ------------------------------------
Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period, after giving retroactive effect to stock dividends, if any.

Financial Instruments
- ---------------------
In the ordinary course of business the bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Fair Values Of Financial Instruments
- ------------------------------------
Cash and cash equivalents:
For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities to be held to maturity and securities available for sale: For investment securities (excluding restricted securities), fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. The carrying values of restricted securities approximate their fair values.

Loans:
For certain homogenous categories of loans, such as some residential mortgages, credit card receivables, and other consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Deposit liabilities:
The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

                              MANCHESTER STATE BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                                   (Continued)


Fair Values Of Financial Instruments (Continued)
- ------------------------------------------------
Commitments to extend credit and standby letters of credit: The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

Cash And Cash Equivalents
- -------------------------
For the purpose of presentation in the Consolidated Statements of Cash Flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption, "Cash and due from banks".

Use Of Estimates
- ----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the bank's allowance for losses on loans and foreclosed real estate. Such agencies may require the bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near term.

                              MANCHESTER STATE BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                                   (Continued)



NOTE 2 - INVESTMENT SECURITIES

Investment securities having an amortized cost of $1,970,845, $494,250 and $988,070 and an approximate market value of $1,974,588, $496,189 and $991,181 at
December 31, 1995, 1994 and 1993 respectively were pledged to secure public deposits and for other purposes as required by law.

The amortized cost and approximate fair value of investment securities at December 31, 1995, 1994 and 1993, are as follows:



                                                               Gross           Gross
                                            Amortized        Unrealized      Unrealized           Fair
                                              Cost             Gains           Losses             Value
                                              ----             -----           ------             -----

Securities To Be Held To Maturity
- ---------------------------------

December 31, 1995:
   U.S. Treasury securities                $ 2,962,984         $ 5,089            -            $ 2,968,073
   Other debt securities                        20,000            -           $ 2,250               17,750
                                            ----------         -------        -------          -----------
                                           $ 2,982,984         $ 5,089        $ 2,250          $ 2,985,823
                                           ===========         =======        =======          ===========
December 31, 1994:

   U.S. Treasury securities                $13,390,020         $ 5,384        $ 1,557          $13,393,847
   Other debt securities                        20,000             -            3,250               16,750
                                           -----------         -------        -------          -----------
                                           $13,410,020         $ 5,384        $ 4,807          $13,410,597
                                           ===========         =======        =======          ===========

December 31, 1993:

   U.S. Treasury securities                $10,879,880          38,265        $   -            $10,918,145
   Other debt securities                        15,000            -             3,250               11,750
                                           -----------          -------       -------          -----------
                                           $10,894,880         $38,265       $  3,250          $10,929,895
                                           ===========         ========      ========          ===========


                              MANCHESTER STATE BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                                   (Continued)


NOTE 2 - INVESTMENT SECURITIES (Continued)

The scheduled maturities of securities to be held to maturity at December 31, 1995, 1994 and 1993 are as follows:


                                    1995                              1994                              1993
                                    ----                              ----                              ----

                            Amortized       Fair           Amortized           Fair           Amortized            Fair
                              Cost          Value             Cost            Value             Cost              Value
                              ----          -----             ----            -----             ----              -----

   Due in one year
   or less                 $2,967,984     $2,972,973       $13,390,020    $13,393,847       $10,879,880      $10,918,145
   Due from one
   to five years                 -            -                  5,000          4,188             -                    -

   Due from five to
   ten years                   10,000          8,570             -               -                 -                   -
  Due after ten years           5,000          4,280            15,000         12,562            15,000           11,750
                           ----------     ----------       -----------    -----------       -----------      -----------
                           $2,982,984     $2,985,823       $13,410,020    $13,410,597       $10,894,880      $10,929,895
                           ==========     ==========       ===========    ===========       ===========      ===========


NOTE 3 - LOANS

   Loans at December 31, 1995, 1994 and 1993 are as follows:

                                       1995           1994             1993
                                       ----           ----             ----

   Commercial loans                $ 6,169,114     $ 5,873,918     $ 6,459,809
   Real estate construction          1,587,353       1,520,483       2,315,635
   Commercial real estate           30,114,270      31,056,142      34,412,672

   Residential real estate          32,763,419      35,164,590      39,419,335
   Consumer                            867,089         771,956         932,716
                                   -----------     -----------     -----------
                                    71,501,245      74,387,089      83,540,167

   Less, allowance for possible
       credit losses                 1,434,985       1,460,044       2,313,006
                                   -----------     -----------     -----------
                                   $70,066,260     $72,927,045     $81,227,161
                                   ===========     ===========     ===========


The above total loans, with only minor exceptions, are all at variable interest rates. Commercial loans include overdrafts of $30,244, $32,114 and $69,127 at December 31, 1995, 1994 and 1993 respectively.

                              MANCHESTER STATE BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                                   (Continued)

NOTE 3 - LOANS (Continued)

At December 31, 1995, 1994 and 1993, the Bank had loans amounting to approximately $2,112,174, $4,358,841 and $2,226,406 respectively, that were classified as impaired. The average balance of these loans amounted to approximately $2,950,500, $3,292,600 and $1,840,400 for the years ended December 31, 1995, 1994 and 1993 respectively. At December 31, 1995, 1994 and 1993, approximately $1,610,446 $4,358,841 and $2,226,406 respectively of the total impaired loans had a related allowance for credit losses. The allowance for loan losses related to impaired loans amounted to approximately $1,013,663, $2,464,030 and $978,339 at December 31, 1995, 1994 and 1993 respectively. The amount by which interest income would have increased if these loans were not classified as impaired for the years ended December 31, 1995, 1994 and 1993 was approximately $363,320, $473,596 and $197,690 respectively.

In addition, at December 31, 1995, 1994 and 1993, the Bank had other nonaccrual loans of $801,467, $1,747,980 and $3,831,413 respectively, for which impairment had not been recognized. If interest on these loans had been recognized at the original interest rates, interest income would have increased by approximately $137,810, $189,704 and $339,510 for the years ended December 31, 1995, 1994 and
1993 respectively.

Loans to officers, directors, principal security holders and their associates of the bank aggregated $2,481,824, $2,805,928 and $2,715,998 at December 31, 1995,
1994 and 1993, respectively. The following summarizes the related party loan activity for the years ended December 31, 1995, 1994 and 1993:

                                         1995            1994          1993
                                         ----            ----          ----
   Balance, at beginning of year      $2,805,928     $2,715,998    $2,646,005
   Additions                             295,500        381,830       404,178
   Repayments                           (619,604)      (291,900)     (334,185)
                                      ----------     ----------     ----------

   Balance, at end of year            $2,481,824     $2,805,928    $2,715,998
                                      ==========     ==========    ===========

NOTE 4 - ALLOWANCE FOR POSSIBLE CREDIT LOSSES

   Changes in the  allowance  for possible  credit  losses for the years ended
       December 31, 1995, 1994 and 1993 are as follows:
                                         1995           1994            1993
                                         ----           ----            ----

   Balance, at beginning of year      $1,460,044     $2,313,006      $2,812,657
   Provision charged to operations       475,000        700,000       1,814,000
   Recoveries                            385,792        369,643         294,868
   Credits charged-off                  (885,851)    (1,922,605)     (2,608,519)
                                      ----------     ----------      ----------

   Balance, at end of year            $1,434,985     $1,460,044      $2,313,006
                                      ==========     ==========      ==========

                              MANCHESTER STATE BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                                   (Continued)

NOTE 5 - BANK PREMISES AND EQUIPMENT

     Bank premises and equipment at December 31, 1995, 1994 and 1993 are as follows:

                                  1995              1994               1993
                                  ----              ----               ----
     Premises                  $1,451,069         $1,449,118       $1,440,645
     Leasehold improvements        90,245             90,245           90,245
     Furniture and equipmen     1,363,091          1,353,396        1,236,282
                               ----------         ----------       ----------
                                2,904,405          2,892,759        2,767,172
     Less, accumulated
       depreciation             1,816,300          1,688,528        1,554,264
                               ----------         ----------        ---------

                               $1,088,105         $1,204,231       $1,212,908
                               ==========         ==========       ==========



Depreciation and amortization on premises and equipment of $153,209 in 1995, $137,637 in 1994 and $122,659 in 1993 are included in the operating expenses.

The bank leases its two branch office facilities under noncancelable leases that are accounted for as operating leases. The annual rent expense of $93,676, $89,370 and $84,796 for the years ended December 31, 1995, 1994 and 1993 respectively is recorded in occupancy expenses.

The lease for the Spencer Street, Manchester branch has a commencement date June 1, 1984 as per the amendment to the lease dated May 15, 1984. The term of the lease is twenty years with options to renew for two additional five year periods.

The lease for the Heartland Plaza, Manchester branch is dated June 17, 1987. The term of the lease is ten years with one option to renew for an additional five year period.

The annual minimum rental commitments for the above leases are summarized below:

                                  Spencer            Heartland
                                  Street               Plaza            Total
                                  -------            ---------         -------
          1996                    $38,736            $53,400           $92,136
          1997-2000               $38,736            $   -             $38,736
          2001-2005               $42,610            $   -             $42,610

NOTE 6 - OTHER REAL ESTATE OWNED

Other real estate owned consists of parcels of real estate acquired through foreclosure or deemed to be in-substance foreclosures. At December 31, 1995 there were seven parcels with carrying values of $778,803 and approximate market values of $979,000. At December 31, 1994, there were seven parcels of real estate with carrying values of $860,336 and approximate market values of $1,005,000. At December 31, 1993, there were fourteen parcels with carrying values of $1,896,959 and approximate market values of $2,310,000.

                              MANCHESTER STATE BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                                   (Continued)
NOTE 7 - TIME DEPOSITS

The following is a maturity distribution of time certificates of deposit in denominations of $100,000 or more at December 31, 1995, 1994 and 1993:

                                       1995           1994            1993
                                       ----           ----            ----
   3 months or less                $4,676,508      $2,962,562      $3,708,370
   Over 3 months through 6 months     723,402       1,185,892       1,115,400
   Over 6 months through 12 months    500,000       1,392,133       1,588,627
   Over 12 months                     545,290         725,058         106,355
                                   ----------      ----------      ----------

                                   $6,445,200      $6,265,645      $6,518,752
                                   ==========      ==========      ==========

Interest expense regarding these certificates of deposit amounted to $347,256, $278,356 and $359,618 for the years ending December 31, 1995, 1994 and 1993 respectively.

NOTE 8 - INCOME TAXES

The components of the consolidated income tax provision for the years ended December 31, 1995, 1994 and 1993 are as follows:
                                      1995             1994           1993
                                      ----             ----           ----
   Current:

       Federal                     $244,922         $ 28,662       $(165,911)
       State                         49,597            3,248           3,717
                                   --------         --------       ---------
                                    294,519           31,910        (162,194)
                                   --------         --------       ---------

   Deferred:

       Federal                       67,416          127,506         175,263
       State                         18,494           28,459          55,312
                                   --------         --------       ---------
                                     85,910          155,965         230,575
                                   --------         --------       ---------
Total provision                    $187,875        $  68,381       $ 111,181
                                   ========        =========       =========

   Total provision                 $380,429         $187,875       $  68,381
                                   ========         ========       =========

The following is a reconciliation between the U.S. Federal statutory rates and the net effective rate computed for financial reporting purposes for the years ended December 31, 1995, 1994 and 1993:
                                           1995        1994        1993
                                           ----        ----        ----

   U.S. Federal statutory tax rate         34.00%     34.00%       34.00%
   Increase (Decrease) in rates due to:
   State taxes, net                         8.17        .19         3.16
       Non-deductible items                10.54      13.84        37.60
       Tax exempt income                     -           -         (2.42)
   Current & future tax rate changes         -           -         15.85
   Other items                               -           -            -
                                           -----      ------       -----

   Effective tax rate                      52.71%     48.03%       88.19%
                                           =====       =====       =====

                              MANCHESTER STATE BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                                   (Continued)

NOTE 8 - INCOME TAXES (Continued)

The components of the deferred income tax assets are as follows at December 31, 1995, 1994 and 1993:

                                                     1995               1994             1993
                                                     ----               ----             ----

Deferred income tax liabilities
- -------------------------------
   Accretions on securities                        $ (6,904)         $ (64,768)       $    -

   Depreciation                                     (22,902)           (37,987)         (42,575)
                                                   --------          ---------        ---------

   Total deferred income tax liabilities            (29,806)          (102,755)         (42,575)
                                                   --------          ---------        ---------


Deferred income tax assets
- --------------------------
   Deferred compensation                            145,854               -                -
   Write down of other real estate owned            201,349            237,270           79,507
   Loan losses                                      113,352            382,144          635,692
                                                   --------          ---------        ---------

   Total deferred income tax assets                 460,555            619,414          715,199
                                                   --------          ---------        ---------

Net  deferred income tax asset                     $430,749           $516,659         $672,624
- ------------------------------                     ========           ========         ========

NOTE 9 - STOCKHOLDERS' EQUITY

Capital Stock
- -------------
The bank has 100,000 shares of $10 par value common stock authorized, issued and outstanding at December 31, 1995, 1994 and 1993.

Common Stock Dividends
- ----------------------
The board of directors of the bank may, subject to statutory limitations, declare quarterly, semiannual or annual dividends of so much of the net profits of the bank as it may deem prudent. No dividend may be declared that would impair the capital of the bank. A cash dividend of fifty cents per share aggregating $50,000 was declared on November 16, 1995 to shareholders as of that date and was paid on November 30,1995.

Capital Surplus And Retained Earnings
- -------------------------------------
Capital surplus includes voluntary transfers from retained earnings in the aggregate amount of $850,000 at December 31, 1995, 1994 and 1993. In addition to any other restrictions that may exist under Federal and State regulations with regard to declaration of common stock dividends to shareholders, these funds are not available for payments of dividends.

                              MANCHESTER STATE BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                                   (Continued)

NOTE 10 - STOCK OPTION PLAN

The bank has a stock option plan which provides for the granting of options to certain employees of the bank, as determined by a Stock Option Committee, in the aggregate amount of 5,000 shares of common stock. The option price may not be less than the fair market value of common stock at the time the option is granted and shall be exercisable during the period of the option but not exceeding five years. There are no shares of stock available for this option plan because all authorized shares have been issued. At December 31, 1995, 1994 and 1993, there were no options outstanding.

NOTE 11 - OCCUPANCY EXPENSES

The occupancy expenses as presented on the statements of income are $264,674, $250,633, and $239,653 for the years ended December 31, 1995, 1994 and 1993 respectively. These amounts are net of rental income of $ 3,885, $ 7,200, and $17,300 for the years ended December 31, 1995, 1994 and 1993 respectively.

NOTE 12 - RELATED PARTY TRANSACTIONS

The bank has entered into transactions with its directors, significant stockholders, principal officers, and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and did not, in the opinion of management, involve more than the normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties were $2,481,824, $2,805,928, and $2,715,998 at December 31,
1995, 1994 and 1993 respectively. The aggregate amount of deposits from such related parties were $2,864,735, $4,545,343 and $3,705,044 at December 31, 1995,
1994 and 1993 respectively.

A detailed analysis of these loan transactions is provided in Note 3 - Loans of these financial statements.


NOTE 13 - COMMITMENTS AND CONTINGENCIES

The bank's consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments are described in Note 15 - Financial Instruments.

The bank and its subsidiary are parties to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial position.

                              MANCHESTER STATE BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                                   (CONTINUED)



NOTE 14 - CONCENTRATIONS OF CREDIT

All of the bank's loans, commitments, and commercial and standby letters of credit have been granted to the customers in the bank's market area. Such customers are usually depositors of the bank. Investments in state and municipal securities, if any, also involve governmental entities within the bank's market area. The concentration of credit by type of loan is set forth in Note 3 -
Loans. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of $973,000.

NOTE 15 - FINANCIAL INSTRUMENTS

The bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit and interest rate caps and floors written. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract amounts of those instruments reflect the extent of the bank's involvement in particular classes of financial instruments.

The bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Unless otherwise noted, the bank does not require collateral or other security to support instruments with credit risk.

Commitments to Extend Credit:
At December 31, 1995, 1994 and 1993 the bank was exposed to credit risk on commitments to extend credit and standby letters of credit as follows:


                                          1995            1994          1993
                                          ----            ----          ----

    Commitments to extend credit       $3,423,806      $2,390,352     $1,891,743
    Letters of credit                     804,766         843,352      1,245,394
                                       ----------      ----------     ----------
                                       $4,228,572      $3,233,704     $3,137,137
                                       ==========      ==========     ==========

                              MANCHESTER STATE BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                                   (CONTINUED)


NOTE 15 - FINANCIAL INSTRUMENTS (Continued)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The bank evaluates each customer's credit worthiness on a case by case basis. The amount of collateral obtained, if it is deemed necessary by the bank upon the extension of credit, is based on management's credit evaluation of the counter party. Collateral held varies but may include accounts receivable; inventory; property, plant and equipment; and income producing properties.

Standby letters of credit written are conditional commitments issued by the bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The bank holds various collateral supporting those commitments for which collateral is deemed necessary.

The estimated fair values of the Bank's financial instruments at December 31, 1995 are as follows:


                                                  Carrying              Fair
                                                   Amount               Value
                                                   ------               -----

  Financial Assets:
     Cash and short-term investments            $18,129,412          $18,129,412
     Investment securities                      $ 3,559,284          $ 3,562,123
     Loans, net                                 $70,066,260          $69,813,466

  Financial Liabilities:
     Deposits                                   $87,133,874          $87,506,452



The preceding carrying amounts are included in the statement of financial condition under the applicable captions. Other disclosures required by SFAS No. 107 may be found in Note 1 - Summary of Significant Accounting Policies under the section entitled "Financial Instruments".

                              MANCHESTER STATE BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                                   (CONTINUED)

NOTE 16 - CASH FLOW INFORMATION

For the years ended December 31, 1995, 1994 and 1993, the bank paid, on a cash basis, the following amounts for interest and income taxes.

                                     1995              1994             1993
                                     ----              ----             ----

          Interest                $2,565,053        $2,401,484       $3,180,193
                                  ==========        ==========       ==========

          Income taxes            $  215,185        $  110,000       $  172,500
                                  ==========        ==========       ==========

   Cash received from income tax refunds was as follows:

          Federal                 $    -            $  296,781       $  190,382
                                  ==========        ==========       ==========

          State income tax        $    -            $   56,533       $   83,012
                                  ==========        ==========       ==========


   Supplemental Disclosures of Non-cash Investing Activities:

                                              1995                1994                1993
                                              ----                ----                ----


   Loans transferred to other real
       estate owned                        $  653,335          $  761,920          $1,606,454
                                           ==========          ==========          ==========

   In-substance foreclosures transferred
       to (from) other real estate owned   $ (231,415)         $  (73,129)         $ (910,983)
                                           ==========          ==========          ==========

   Other real estate owned transferred
       to losses                           $   42,000          $  481,000          $  121,169
                                           ==========          ==========          ==========

NOTE 17 - REGULATORY MATTERS

On December 29, 1992, the bank voluntarily agreed to enter into a Stipulation and Consent to the Issuance of an Order with the Federal Deposit Insurance Corporation (FDIC), which was concurred on by the Banking Commissioner of the State of Connecticut. On January 12, 1993, the FDIC issued an Order which became effective on January 22, 1993.

The Order required the Bank and its officers and directors to take certain courses of action to improve various areas of the operation of the Bank. The Bank complied with all aspects of this Order to the satisfaction of the regulatory agencies. Accordingly, the Order was removed on October 19, 1995.

The Bank is required by the regulatory agencies to maintain minimum levels of tier one leverage and tier one risk based capital. At December 31, 1995, the minimum levels are 4.00% and 8.00% respectively. The Bank's actual tier one leverage and tier one risk based capital levels at December 31, 1995 are 6.95% and 11.72% respectively.

                              MANCHESTER STATE BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                                   (Continued)


NOTE 18 - CORPORATE REORGANIZATION

The Bank has entered into a Plan and Agreement of Reorganization (the "Plan") with New England Community Bancorp, Inc., as of December 19, 1995. This "Plan" has also been approved by the Banking Commissioner of the State of Connecticut. It is currently anticipated that this reorganization will occur during the third quarter of 1996.

Under the terms of the "Plan" Manchester State Bank will merge with and into the New England Community Bancorp, Inc. The Shareholders of Manchester State Bank will receive cash of $35.20 and 5.493 shares of New England Bank Community Bank common stock for each share of Manchester State Bank presently held.

In accordance with the provisions of a retirement or deferred compensation plan which was previously approved and in force, and as a result of the corporate reorganization described above, the president and the ten founding directors of the bank are entitled to certain benefits. At December 31, 1995 the aggregate present value of these benefits, of which a portion are payable in a lump sum and a portion are in the form of annuities, is approximately $568,789. This liability of $568,789 is reflected in other liabilities on the statement of
condition  as  presented.   The  expense  for  the  current  year  of  $415,000,
representing the portion due in a lump sum, is included in other operating expenses on the statement of income. The related asset and liability of $153,789, regarding the future annuity payments, are reflected in other assets and other liabilities, respectively, on the statement of condition as presented.

There have also been various expenses associated with the reorganization of approximately $105,606. These items are included in other expenses on the statement of income for the year ended December 31, 1995.

                                   APPENDIX A

- --------------------------------------------------------------------------------
                  PLAN AND AGREEMENT OF REORGANIZATION

                              By and Among

                   New England Community Bancorp, Inc.

                    New England Bank & Trust Company

                                   and

                          Manchester State Bank

                      Dated as of December 19, 1995

- --------------------------------------------------------------------------------

                  PLAN AND AGREEMENT OF REORGANIZATION


         PLAN AND AGREEMENT OF REORGANIZATION, dated as of December 19, 1995, by and among New England Community Bancorp, Inc., a Delaware corporation (the "Company"), New England Bank & Trust Company, a Connecticut-chartered commercial bank and a wholly-owned subsidiary of the Company (the "Bank"), and Manchester State Bank, a Connecticut-chartered commercial bank ("Manchester State Bank").

         WHEREAS, the Boards of Directors of the Company, the Bank and Manchester State Bank have determined that it is in the best interests of their respective institutions and shareholders to consummate the business combination transaction provided for herein in which Manchester State Bank will, subject to the terms and conditions set forth herein, merge with and into the Bank, with the Bank being the surviving corporation in the Reorganization (the "Reorganization"); and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Reorganization and also to prescribe certain conditions to the Reorganization.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                ARTICLE I

                           THE REORGANIZATION

         1.01 THE REORGANIZATION. In accordance with the provisions of this Agreement and of the banking laws of Connecticut, including Section 36a-125 of the Connecticut General Statutes ("C.G.S."), at the Effective Time as defined by
Section 1.02, Manchester State Bank shall be merged with and into the Bank, the separate corporate existence of Manchester State Bank shall cease, and the Bank shall continue its corporate existence as the resulting corporation in the Reorganization (the "Resulting Corporation") as a Connecticut-chartered commercial bank under the name "New England Bank & Trust Company" with all of the powers provided to such banks under the laws of the State of Connecticut. Also at the Effective Time, all the outstanding shares of common stock, $10.00 par value, of Manchester State Bank ("Manchester State Bank Common Stock") (except for (i) shares held by Manchester State Bank as treasury shares, (ii) shares owned by any direct or indirect subsidiary of Manchester State Bank,
(iii) shares held by the Company or the Bank other than in a fiduciary or trust capacity for the benefit of third parties, and (iv) shares as to which dissenters' rights have been perfected) will be converted into the right to receive consideration in cash and shares of the Class A common stock, $.10 par value, of the Company ("Company Common Stock"), without interest, in the manner specified in Section 1.04 and Article II hereof, and each outstanding share of common stock, $5.00 par value, of the Bank ("Bank Common Stock") and Company Common Stock, respectively, shall remain outstanding and continue to be one fully paid and nonassessable share of Common Stock of the Resulting Corporation and of the Company, respectively.

         1.02 EFFECTIVE TIME. The Reorganization shall become effective on the last day of the month in which the filing of a certified copy of this Agreement by the Banking Commissioner of the State of Connecticut (the "Commissioner"), along with his approval of the Reorganization, are filed with the Secretary of State of the State of Connecticut (the "Secretary").

         1.03 EFFECT OF THE REORGANIZATION. At and after the Effective Time and by virtue of the Reorganization, the Resulting Corporation shall possess all the rights, privileges, powers and franchises of Manchester State Bank and the entire assets, business and franchises of Manchester State Bank shall be vested in the Resulting Corporation without any deed or transfer, provided the parties may execute such deeds or instruments of conveyance as may be convenient to confirm the same. The Resulting Corporation shall assume and be liable for all debts, accounts, undertakings, contractual obligations and liabilities of Manchester State Bank and shall exercise and be subject to all the duties, relations, obligations, and trusts of Manchester State Bank, whether as debtor, depository, registrar, transfer agent, executor, administrator, trustee or otherwise, and shall be liable to pay and discharge all such debts and liabilities, to perform such duties and to administer all such trusts in the same manner and to the same extent as if the Resulting Corporation had itself incurred the obligation or liability or assumed the duty, relation or trust, and all rights of creditors and all liens upon the property of Manchester State Bank shall be preserved unimpaired and the Resulting Corporation shall be entitled to receive, accept, collect, hold and enjoy any and all gifts, bequests, devises, conveyances, trusts and appointments in favor of or in the name of Manchester State Bank whether made or created to take effect prior to or after the Reorganization and the same shall inure to and vest in the Resulting Corporation. In addition to the foregoing, the Reorganization shall have such other effects as may be provided under the laws of the State of Connecticut.

         1.04     CONVERSION OF MANCHESTER STATE BANK COMMON STOCK.

                  (a) At the Effective Time, each share of the common stock, par value $10.00 per share, of Manchester State Bank ("Manchester State Bank Common Stock") issued and outstanding immediately prior to the Effective Time (except for (i) shares held by Manchester State Bank as treasury shares, (ii) shares owned by any direct or indirect subsidiary of Manchester State Bank, (iii) shares held by the Company, or the Bank other than in a fiduciary or trust capacity for the benefit of third parties, and (iv) shares as to which dissenters' rights have been perfected) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for Reorganization consideration ("Per Share Reorganization Consideration") consisting of $35.20 payable in cash (the "Cash Portion") and
5.493 shares of Company Common Stock.

                  (b) At the Effective Time, all of the shares of Manchester State Bank Common Stock converted into cash and Company Common Stock pursuant to
Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Manchester State Bank Common Stock shall thereafter represent the right to receive the Per Share Reorganization Consideration into which the share of Manchester State Bank Common Stock represented by such Certificate has been converted pursuant to this Section 1.04 and Section 2.02(d) hereof. Certificates previously representing shares of Manchester State Bank Common Stock shall be exchanged for certificates representing whole shares of Company Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.02 hereof, without any interest thereon. If prior to the Effective Time the Company should split or combine its common stock, or pay a stock dividend or other distribution in such common stock, then the Exchange Ratio (including, if applicable, the Minimum Exchange Ratio, the Maximum Exchange Ratio, and the Adjusted Maximum Exchange Ratio) shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

                  (c) At the Effective Time, (i) all shares of Manchester State Bank Common Stock that are owned by Manchester State Bank as treasury shares,
(ii) all shares of Manchester State Bank Common Stock that are owned directly or indirectly by any subsidiary of Manchester State Bank, and (iii) shares of Manchester State Bank Common Stock held by the Company or the Bank other than in a fiduciary or trust capacity for the benefit of third parties shall be cancelled and shall cease to exist and no stock of the Company or other consideration shall be delivered in exchange therefor.

         1.05 DISSENTERS' RIGHTS. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, shares of Manchester State Bank Common Stock which are issued and outstanding immediately prior to the Effective Time and which are owned by shareholders who: (a) pursuant to applicable law, deliver to Manchester State Bank, before the taking of the vote of Manchester State Bank's shareholders on the Reorganization, written demand for the appraisal of their shares, if the Reorganization is effected; and (b) whose shares are not voted in favor of the Reorganization, nor consented thereto in writing (the "Dissenting Shares"), shall not be converted into Reorganization consideration as provided in Section 1.04, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their right of appraisal and payment under applicable law. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, Manchester State Bank Common Stock of such holder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, Reorganization consideration determined pursuant to Section 1.04 and Section 2.02(d) hereof.

         1.06     OPTIONS.  [RESERVED]

         1.07 OTHER MATTERS. At and after the Effective Time: (i) the Resulting Corporation's main office shall continue to be located in Windsor, Connecticut,
(ii) except as provided in Section 1.08 hereof, the Directors and officers of the Bank who are holding office immediately prior to the Effective Time shall continue to be the Resulting Corporation's Directors and officers, (iii) the Certificate of Incorporation and Bylaws of the Bank existing immediately prior to the Effective Time shall continue to be the Certificate of Incorporation and Bylaws of the Resulting Corporation, (iv) the authorized capital stock of the Resulting Corporation at the Effective Time shall consist of 350,000 shares of common stock, $5.00 par value per share, and no shares of preferred stock, as provided in the Certificate of Incorporation of the Bank, and (v) the minimum and maximum number of Directors of the Resulting Corporation shall be as set forth in the Certificate of Incorporation and Bylaws of the Resulting Corporation.

         1.08 DIRECTORS. At the Effective Time, the Company shall offer (i) Nathan G. Agostinelli currently an officer and Director of Manchester State Bank, to be elected as a Director of the Resulting Corporation and to serve as an officer of the resulting Corporation pursuant to an agreement in the form of
SCHEDULE 6.07(c) , and (ii) Andrew Ansaldi, Jr. currently a Director of Manchester State Bank, to be elected as a Director of the Resulting Corporation.

         1.09 ACCOUNTHOLDER ACCOUNTS. Upon the Effective Time, subject to any contractual provisions in effect between Manchester State Bank and its accountholders, the Resulting Corporation shall provide to each accountholder of Manchester State Bank, without charge, an account or accounts in the Resulting Corporation which shall be equal in value to the withdrawal account or accounts held by such accountholder in Manchester State Bank at such time. To the extent practicable, but without requiring that the Resulting Corporation establish any new types of accounts, or to change the terms of the types of accounts which the Bank had established prior to the Effective Time, the accounts provided by the Resulting Corporation to the accountholders of Manchester State Bank shall be selected from among the types of accounts which were made available by the Bank to its depositors prior to the Effective Time with a view toward ensuring that the accounts provided by the Resulting Corporation to the accountholders of Manchester State Bank shall be comparable to the withdrawal accounts which were held by such accountholders in Manchester State Bank prior to the Reorganization.

         1.10 TAX CONSEQUENCES. It is intended that the Reorganization shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a tax-free "plan of reorganization" for the purposes of Section 368 of the Code.

         1.11 CERTAIN AGREEMENTS. In order to protect the integrity of this Agreement, as of the date of this Agreement (a) the Company and certain shareholders of Manchester State Bank are entering into agreements (the "Shareholder Agreements") whereby such shareholders agree to take or refrain from certain actions and (b) Manchester State Bank agrees to reflect on its financial statements for December 31, 1995 and the year then ending appropriate adjustments to the satisfaction of its independent accountants and independent accountants of the Company and the Bank to reflect the anticipated payment by Manchester State Bank to each "Founding Director" eligible to participate in the Manchester State Bank plan for compensating "Founding Directors" in the event of a change in control.

                               ARTICLE II

                           EXCHANGE OF SHARES

         2.01 THE COMPANY TO MAKE REORGANIZATION CONSIDERATION AVAILABLE. At or prior to the Effective Time, the Company shall deposit, or shall cause to be deposited, with a bank or trust company selected by the Company (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Company Common Stock and cash sufficient to pay the Reorganization consideration provided for in Sections 1.04 and 2.02(c) (the"Reorganization Consideration") (such cash and certificates for shares of Company Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued and paid pursuant to Section 1.04 and paid pursuant to Section 2.02(a) in exchange for outstanding shares of Manchester State Bank Common Stock. The cash portion of the Exchange Fund shall be invested by the Exchange Agent, as directed by the Company in writing, (i) solely in U.S. Treasury obligations, or (ii) a mutual fund or similar investment pool which invests its assets substantially in U.S. Treasury obligations, or which invests its assets in repurchase agreements which are collateralized or secured by U.S. Treasury obligations, and any net earnings with respect thereto shall be paid to the Company as and when requested by the Company. If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of shares of Manchester State Bank Common Stock shall be entitled under this Agreement, the Company shall be liable for the payment thereof.

2.02 EXCHANGE OF SHARES.

                  (a) As soon as practicable after the Effective Time, and in no event later than three business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for Reorganization Consideration into which the shares of Manchester State Bank Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor
(x) a certificate representing that number of whole shares of Company Common Stock to which such holder of Manchester State Bank Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing (i) the amount of cash to which such holder of Manchester State Bank Common Stock shall have become entitled pursuant to the provisions of
Article I hereof and (ii) the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash payable hereunder or on unpaid dividends and distributions, if any, payable to holders of Certificates.

                  (b) At the Effective Time and until so surrendered and exchanged, each such Certificate (other than Certificates representing Dissenting Shares or shares held by Manchester State Bank, or any direct or indirect subsidiary of Manchester State Bank) shall represent solely the right to receive Reorganization Consideration as provided for in this Agreement. If Reorganization Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing shares of Manchester State Bank Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of Reorganization Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                  (c) After the Effective Time, there shall be no transfers on the stock transfer books of Manchester State Bank of the shares of Manchester State Bank Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for Reorganization Consideration as provided in this Article II.

                  (d) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Company Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder. In lieu of the issuance of any such fractional share, each former shareholder of Manchester State Bank who otherwise would be entitled to receive a fractional share of Company Common Stock shall be entitled to receive an amount in cash determined by multiplying (i) the closing price of Company Common Stock as quoted on the National Association of Securities Dealers Automatic Quotation System, NASDAQ National Market System as reported by THE WALL STREET JOURNAL for the trading day immediately preceding the date of the Effective Time by (ii) the fraction of a share of Company Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.04 hereof.

                  (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Manchester State Bank for 12 months after the Effective Time shall be paid to the Company. Any shareholders of Manchester State Bank who have not theretofore complied with this Article II shall thereafter look only to the Company for payment of Reorganization Consideration deliverable in respect of each share of Manchester State Bank Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of the Company, Manchester State Bank, the Exchange Agent or any other person shall be liable to any former holder of shares of Manchester State Bank Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (f) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Reorganization Consideration deliverable in respect thereof pursuant to this Agreement.

                               ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF MANCHESTER STATE BANK

         Manchester State Bank hereby represents and warrants to the Bank and the Company as follows:

         3.01     CORPORATE ORGANIZATION.

                  (a) Manchester State Bank is a state bank and trust company duly organized, validly existing and in good standing under the laws of the State of Connecticut. Manchester State Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Manchester State Bank has all necessary federal, state and local banking authorization to own or lease its properties and assets and to carry on its business as it is being conducted. The accounts of depositors of Manchester State Bank are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC") in accordance with law and with the regulations of the FDIC and all premiums and assessments required in connection therewith have been paid. The copies of Manchester State Bank's Certificate of Incorporation and Bylaws, each certified by its Secretary as of the date of this Agreement, which are being delivered to the Company herewith, are complete and correct copies in effect as of the date of this Agreement. Except as listed on the attached SCHEDULE 3.01(a), Manchester State Bank does not have any wholly owned subsidiaries or capital stock or other equity ownership interest in any corporation, partnership or other entity which totals 5% or more of such entity's total equity.

                  (b) As used in this Agreement, the word "Subsidiary", when used with respect to any party, means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial purposes. MSB, Inc. is the only subsidiary of Manchester State Bank. MSB, Inc. is wholly owned by Manchester State Bank and is duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all corporate power and authority required to own or lease all of its properties and assets and to carry on its business as then conducted. For purposes of this Agreement, all representations and warranties of Manchester State Bank pertaining to its business, operations and financial condition shall be deemed to include the business, operations and financial condition of MSB, Inc. as a wholly-owned subsidiary of Manchester State Bank.

                  (c) Manchester State Bank's minute books contains complete and accurate records of all meetings through December 14, 1995, and other corporate actions of its shareholders and its Board of Directors (including committees of its Board of Directors).

         3.02 CAPITALIZATION. The authorized capital stock of Manchester State Bank consists solely of 100,000 shares of common stock, $10.00 par value ("Manchester State Bank Common Stock"). As of the date of this Agreement, there were 100,000 shares of Manchester State Bank Common Stock issued and outstanding and no shares held in Manchester State Bank's treasury or (except as described below) reserved for issuance upon exercise of outstanding stock options. All issued and outstanding shares of Manchester State Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Manchester State Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Manchester State Bank capital stock or any security representing the right to purchase or otherwise receive any capital stock of Manchester State Bank. None of the shares of capital stock of Manchester State Bank has been issued in violation of the preemptive rights of any person. Except as provided for in this Agreement, there are no agreements of record or of which Manchester State Bank is aware among any of the Manchester State Bank shareholders relating to rights to own, vote or dispose of Manchester State Bank Common Stock.

         3.03     AUTHORITY; NO VIOLATION.

                  (a) Manchester State Bank has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby including the proposal and settlement of amounts to "Founding Directors" as set forth in the most recent proxy material of Manchester State Bank and as founded in the Shareholder's Agreement referred in Section 1.11 of this Agreement. The execution and delivery of this Agreement by Manchester State Bank and the consummation by Manchester State Bank of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of Manchester State Bank and a certified copy of the Board resolution reflecting such approval is attached hereto as SCHEDULE 3.03(a). The Board of Directors of Manchester State Bank has directed that this Agreement and the transactions contemplated hereby be submitted to Manchester State Bank's shareholders for consideration at a meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of Manchester State Bank's shareholders, no other corporate proceedings on the part of Manchester State Bank are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Manchester State Bank and (assuming adoption of the Agreement by the requisite vote of Manchester State Bank's shareholders and the due authorization, execution and delivery by the Bank and the Company, and also subject to the receipt of the requisite regulatory approvals) constitutes a valid and binding obligation of Manchester State Bank, enforceable against Manchester State Bank in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Neither the execution and delivery of this Agreement by Manchester State Bank, nor the consummation by Manchester State Bank of the transactions contemplated hereby, nor compliance by Manchester State Bank with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Manchester State Bank or (ii) assuming that the consents and approvals referred to in Section 3.04 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Manchester State Bank, or (y) violate, result in a breach of any provision of, constitute a default under, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Manchester State Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Manchester State Bank is a party, or by which it or any of its properties or assets may be bound or affected.

         3.04 CONSENTS AND APPROVALS. Except for consents, approvals, filings or registrations which may be required of or with the Commissioner, the FDIC, any other applicable governmental authorities and the shareholders of Manchester State Bank, no consents or approvals of or filings or registrations with any third party or any public body or authority are necessary in connection with (a) the execution and delivery by Manchester State Bank of this Agreement or (b) the consummation of the Reorganization and the other transactions contemplated hereby, insofar as they relate to any actions required of Manchester State Bank.

         3.05 FINANCIAL STATEMENTS. Manchester State Bank has previously delivered to the Company accurate and complete copies of (a) the balance sheets of Manchester State Bank as of December 31 of each of the five fiscal years 1990 through 1994, inclusive, and the related statements of operations, statements of shareholders' equity, and statements of cash flows for the periods then ended, in each case accompanied by the report of Manchester State Bank's independent certified public accountants, (b) all management letters from such accountants delivered to Manchester State Bank since January 1, 1990, and (c) the unaudited balance sheet of Manchester State Bank as of September 30, 1995 and the related unaudited statements of operations, statements of shareholders' equity, and statements of cash flows for the nine month period then ended. Each of the financial statements referenced above ("Financial Statements") has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with other periods, except as otherwise noted therein or in notes thereto, and fairly presents in all material respects the financial condition or income of Manchester State Bank as at the date thereof and for the period covered thereby except, in the case of the interim statement, for normal year end adjustments and year end accruals. Except as and to the extent reflected or reserved in the balance sheets included in the Financial Statements or notes thereto and except for liabilities involving the Shareholder's Agreements referred to in Section 1.11 (which liability shall not exceed $600,000), Manchester State Bank did not have, as of the dates of such balance sheets, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in balance sheets or notes thereto prepared in accordance with generally accepted accounting principles ("GAAP"). The books and records of Manchester State Bank have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only valid transactions.

         3.06 ABSENCE OF UNDISCLOSED LIABILITIES. Except for the transactions contemplated by this Agreement including the liability provided for in Section
1.11 and the Shareholder's Agreements, pursuant thereto (which liability shall not exceed $600,000), Manchester State Bank has not incurred any liability (contingent or otherwise) that is material to Manchester State Bank or that, when combined with all similar liabilities, would be material to Manchester State Bank, except as disclosed in the notes to Manchester State Bank's December 31, 1994 balance sheet, and except for commitments and contingencies incurred in the ordinary course of business.

         3.07 ABSENCE OF CERTAIN CHANGES OR EVENTS.

          (a) Except as set forth in SCHEDULE 3.07(a) or elsewhere in the Schedules delivered by Manchester State Bank, since December 31, 1994, there has not been:

          (1) any material adverse change in the business, operations, properties, assets or financial condition of Manchester State Bank and no fact or condition exists which Manchester State Bank believes will cause such a material adverse change in the future;

          (2) any loss (for purposes of this subsection 3.07(a)(2), "loss" shall not mean a loan loss), damage, destruction or other casualty materially and adversely affecting any of the significant properties, assets or business of Manchester State Bank (whether or not covered by insurance);

          (3) any increase in the compensation payable by Manchester State Bank to any of its employees whose total compensation after such increase was in excess of $50,000 per annum, or to any of its Directors, officers, agents, consultants, or any bonus, service award or other like benefit granted, made or accrued to the credit of any such Director, officer, agent, consultant or employee, or any welfare, pension, retirement, severance or similar payment or arrangement made or agreed to by Manchester State Bank for the benefit of any such Director, officer, agent, consultant or employee;

         (4) any change in any method of accounting or accounting practice of Manchester State Bank;

         (5) any rescheduling or having a moratorium on payments, or writing off as uncollectible of any individual loan in excess of $10,000, or loans in the aggregate in excess of $50,000, or any portion thereof; or

         (6) any agreement or understanding, whether in writing or otherwise, of Manchester State Bank to do any of the foregoing.

         (b) Except as set forth in SCHEDULE 3.07(b), since December 31, 1994, Manchester State Bank has not:

         (1) issued or sold any promissory notes, stock, bonds or other corporate securities of which it is the issuer;

          (2) discharged or satisfied any lien or encumbrance or paid or satisfied any obligation or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) in an amount greater than $25,000, other than current liabilities shown on the December 31, 1994 balance sheet (the "1994 Balance Sheet") and current liabilities incurred since December 31, 1994 in the ordinary course of business;

          (3) declared, paid or set aside for payment any dividend or other distribution (whether in cash, stock or property) in respect of its capital stock;

          (4) split, combined or reclassified any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or other securities;

          (5) sold, assigned, or transferred any of its assets (real, personal or mixed, tangible or intangible), cancelled any debts or claims or waived any rights of substantial value, except, in each case, in the ordinary course of business;

          (6) sold, assigned, transferred or permitted to lapse any patents, trademarks, trade names, copyrights or other similar assets, including applications or licenses therefor;

          (7) paid any amounts or incurred any liability to or in respect of, or sold any properties or assets (real, personal or mixed, tangible or intangible) to, or engaged in any transaction or entered into any agreement or arrangement with, any corporation or business in which Manchester State Bank or any of its officers or Directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of any such person, has any direct or indirect interest;

          (8) entered into or amended any collective bargaining agreement or suffered any material strike, work stoppage, slow down, or other labor disturbance;

          (9) amended its Certificate or Incorporation or Bylaws, or any provision thereof, or proposed any such amendment;

          (10) borrowed or agreed to borrow any funds or incurred, or become subject to, any obligation or liability (absolute or contingent), except for borrowings from the Federal Home Loan Bank of Boston or other borrowings in the ordinary course of business;

          (11) waived any rights of value which in the aggregate are material considering the business of Manchester State Bank taken as a whole;

          (12) except in the ordinary course of business, made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination would have a material adverse effect on Manchester State Bank, or its business or operations taken as a whole;

          (13) made any material investment or commitment therefor in any person, corporation, association, partnership, joint venture or other entity;

          (14) permitted the occurrence of any change or event within its control which would render any of its representations and warranties contained herein untrue in any material respect at and as of the Effective Time;

          (15) incurred any liability that has had, or to the knowledge of Manchester State Bank, any liability that could reasonably be expected to have, a material adverse effect on Manchester State Bank, or its business or operations taken as a whole; or

          (16) entered into any other transaction other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement.

         3.08 LOAN PORTFOLIO. Except as set forth in SCHEDULE 3.08, all evidences of indebtedness reflected as assets of Manchester State Bank in Manchester State Bank's Financial Statements are in all respects binding obligations of the respective primary obligors named therein and no material amount thereof is subject to any defenses known to Manchester State Bank which may be asserted against Manchester State Bank. Except as set forth on SCHEDULE 3.08, Manchester State Bank has delivered to the Company a true and complete list in all material respects and brief description of all real property in which Manchester State Bank has an interest as creditor or mortgagee securing an amount or amounts greater than $250,000 to one borrower, or a series of related borrowers. Except as set forth in such list, (a) there are no outstanding loans held by Manchester State Bank with an unpaid balance of $50,000 or more in which a default has occurred and is continuing, and (b) Manchester State Bank has no loans reflected as assets in such Financial Statements which have principal balances in excess of $25,000, except for fully secured mortgage loans. For the purposes hereof, "default" shall include but not be limited to a failure of an obligor to make any payments with respect to any loans for 30 days or more past the due date for such payment. SCHEDULE 3.08 sets forth all of the loans in the original principal amount in excess of $100,000 of Manchester State Bank that as of the date of this Agreement are classified by Manchester State Bank or any bank regulatory examiner as "Special Mention," "Substandard," "Doubtful," "Loss" or "Classified," together with the aggregate principal amount of and accrued and unpaid interest on such loans by category. Except for normal examinations conducted by (i) the FDIC, and (ii) the Commissioner, in the regular course of the business of Manchester State Bank, and except for the Stipulation and

Consent to the Issuance of an Order to Cease and Desist issued by the FDIC and consented to by the Commissioner, which became effective January 22, 1993 and which was terminated October 19, 1995 and the Resolutions adopted by the Board of Directors of Manchester State Bank on December 14, 1995, no agency has initiated any proceeding into the business or operations of Manchester State Bank since December 31, 1990. The amount established by Manchester State Bank as a reserve for loan losses on the date hereof is sufficient in all material respects to cover losses in Manchester State Bank's loan portfolio as it now exists.

         3.09     INVESTMENTS.

                  (a) Except as set forth in SCHEDULE 3.09, Manchester State Bank has no subsidiaries other than Manchester State Bank, Inc. and no equity interest or other investment, direct or indirect, in any corporation, partnership, joint venture or other entity other than interests that have been pledged to Manchester State Bank as collateral for loans or obligations made by Manchester State Bank in the ordinary course of its lending business. To the extent any such interest has been foreclosed or otherwise thereafter become owned by Manchester State Bank, no filing with any regulatory authority is necessary.

                  (b) Except as disclosed in the notes to Manchester State Bank's December 31, 1994 balance sheet and on SCHEDULE 3.09 and except for pledges to secure public funds or for other purposes required by law, none of the investments reflected under the heading "Investment Securities" in Manchester State Bank's 1994 Balance Sheet which are owned by Manchester State Bank at the Effective Time and none of the investments made by Manchester State Bank since December 31, 1994 are subject to any investment or other restriction, whether contractual or statutory, which materially impairs the ability of the holder freely to dispose thereof in the open market at any time.

                  (c) SCHEDULE 3.09 sets forth the book and market value as of September 30, 1995 of the investment securities, mortgage backed securities and securities held for sale of Manchester State Bank.

         3.10 TITLE TO PROPERTIES. Except as set forth in SCHEDULE 3.10, Manchester State Bank has good, valid and marketable title to, (a) all its owned real properties, and (b) all other properties and assets reflected in the 1994 Balance Sheet or acquired since December 31, 1994, other than any of such properties or assets which have been sold or otherwise disposed of since December 31, 1994 in the ordinary course of business and consistent with past practice. Except as set forth in SCHEDULE 3.10, and except for Manchester State Bank's loans which are described in Section 3.08 all of such properties and assets are free and clear of title defects and obligations, mortgages, pledges, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, including, without limitation, leases, options to purchase, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of owned real property, subject to any easements, building use restrictions, exceptions, reservations or limitations of any nature whatsoever except those having no material adverse effect upon the operations of Manchester State Bank or which would involve no material expense to correct or remove. All personal property material to the business, operations or financial condition of Manchester State Bank, and all buildings, structures and fixtures used by Manchester State Bank in the conduct of its business, are in good operating condition and have been properly maintained. Except as set forth in SCHEDULE 3.10, Manchester State Bank has not received any notification of any violation (which has not been cured) of any building, zoning or other law, ordinance or regulation in respect of such property or structures or Manchester State Bank's use thereof.

         3.11 LEASES. Manchester State Bank owns no real property used in the operation of its business, except as listed in SCHEDULE 3.11, and Manchester State Bank has delivered to the Company an accurate and complete list of all leases pursuant to which Manchester State Bank, as lessee, leases real or personal property, including, without limitation, all leases of computer or computer services and all arrangements for time-sharing or other data processing services, describing for each lease Manchester State Bank's financial obligations under such lease, its expiration date and renewal terms. Except as set forth in SCHEDULE 3.11, (a) all such leases are valid and binding and are enforceable in accordance with their terms, and (b) there exists on the part of Manchester State Bank no event of default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event or condition would become a default under any such lease.

         3.12 TRADEMARKS; TRADE NAMES. To the best knowledge of Manchester State Bank, set forth in SCHEDULE 3.12 is an accurate and complete list and brief description of all trademarks (either registered or common law), trade names and copyrights (and all applications and licenses therefor) owned by Manchester State Bank or in which it has any interest. Manchester State Bank owns, or has the right to use, all trademarks, trade names and copyrights used in or necessary for the ordinary conduct of its existing business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth in SCHEDULE 3.12, no claims are pending by any person for the use of any trademarks, trade names or copyrights or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, nor, to the best knowledge of Manchester State Bank, is there any valid basis for any such claim, challenge or question, and use of such trademarks, trade names and copyrights by Manchester State Bank does not infringe on the rights of any person.

         3.13 LEGAL PROCEEDINGS. Except as set forth in the attached SCHEDULE 3.13, Manchester State Bank is not a party to any, and there are no, pending or, to the best knowledge of Manchester State Bank's management, threatened legal, administrative, arbitration or other proceedings, claims, actions, suits or governmental investigations of any nature involving, affecting or relating to Manchester State Bank other than such matters arising in the ordinary course of Manchester State Bank's business which, individually and in the aggregate, are not material, or challenging the validity or propriety of the transactions contemplated in this Agreement; and there is not known to Manchester State Bank any reasonable basis for any such proceedings, claim, action or governmental investigation. Manchester State Bank is not a party to any order, judgment or decree which will, or might reasonably be expected to, affect its business, operations, properties, assets, financial condition, prospects or results of operations or its ability to acquire any property or conduct business in any, area in which it presently does business.

         3.14 COMPLIANCE WITH APPLICABLE LAWS. Manchester State Bank holds, and has at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to all, and has complied in all materials respects with and is not in default in any material respect under, any applicable law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority relating to it, and which may materially affect the business, operations or financial condition of Manchester State Bank, and has not received notice of violation of, and does not know of any violations of, any of the above. To the best knowledge of Manchester State Bank, no suspension or cancellation of any material license, franchise, permit or authorization is threatened.

         3.15 ABSENCE OF QUESTIONABLE PAYMENTS. Manchester State Bank has not, nor has any Director, officer, agent, employee, consultant or other person associated with, or acting on behalf of, Manchester State Bank, (a) used any Manchester State Bank corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (b) made any direct or indirect unlawful payments to government officials from any Manchester State Bank corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from Manchester State Bank. The payment of funds by Manchester State Bank pursuant to the Plan to compensate "Founding Directors" in the event of a change in control of Manchester State Bank has been properly approved by all corporate action and the requisite vote of Shareholders and will not violate applicable laws. Attached as SCHEDULE 3.15 is a list of eligible "Founding Directors" and each eligible Founding Director has signed a Shareholder's Agreement pursuant to Section 1.11 of this Agreement.

         3.16 TAXES. Manchester State Bank properly and accurately completed and duly filed in correct form all federal, state and local information and tax returns required to be filed by it (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all taxes and other charges which have been incurred or are due or claimed to be due from it by federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls). The amounts set up as reserves for taxes on the 1994 Balance Sheet are, to the best of Manchester State Bank's knowledge, sufficient in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon and including reserves for local real estate or other property taxes in an amount which is at least as great as the amount of such taxes paid in any prior year), whether or not disputed, accrued or applicable for the period ended December 31, 1994 or for any year or period prior thereto, and for which Manchester State Bank may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. The federal and state income tax returns of Manchester State Bank have never been examined by the Internal Revenue Service.

To the best of Manchester State Bank's knowledge, there are no pending questions relating to, or claims asserted for, taxes or assessments upon Manchester State Bank nor has Manchester State Bank been requested to give any waivers extending the statutory period of limitation applicable to any federal, state or local income tax return for any period. Proper and accurate amounts have been withheld by Manchester State Bank from its employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state and local laws; federal, state and local returns, accurate and complete in all material respects, have been filed by Manchester State Bank for all periods for which returns were due with respect to income tax withholding, Social Security, property, sales, retirement plan and unemployment taxes; and the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by Manchester State Bank in its financial statements as of December 31, 1994.

         3.17 EMPLOYEE BENEFIT AND OTHER PLANS. Except as set forth in SCHEDULE 3.17, Manchester State Bank neither maintains nor contributes to any "employee pension benefit plan" or " employee welfare benefit plan," as such terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). With respect to any such plan listed on SCHEDULE 3.17, Manchester State Bank is in compliance with, and such plans comply with, ERISA. In this connection, (i) no "reportable event" has occurred and is continuing with respect to any such plans; (ii) the statements of assets and liabilities of such plans as of the close of the most recent plan year for which financial statements are available, and the statements of changes in fund balance and in financial position, or the statements of changes in net assets available for each plan's benefits, for the plan year then ended, fairly present the financial condition of such plan for such plan year; (iii) except as disclosed in the annual reports of the plans, no "prohibited transaction" (as defined in Section 406 of ERISA) resulting in material liability of Manchester State Bank has occurred with respect to the plans; (iv) no breach of fiduciary responsibility under Part 4 of Title I of ERISA resulting in material liability of Manchester State Bank has occurred with respect to the plans; (v) all contributions required to be made to the plans have been made; (vi) no waiver of the minimum funding standards under ERISA or the Code is in effect or has been applied for with respect to the plans; (vii) as of the latest valuation date, the present value of the assets of Manchester State Bank's plans listed on the attached
SCHEDULE 3.17 which are subject to Title IV of ERISA (other than "Multiemployer Plans," as defined in Section 3 of ERISA), exceeds the present value of all vested accrued benefits under such plans, based upon actuarial assumptions currently utilized for such plans; (viii) Manchester State Bank does not currently maintain or contribute to a Multiemployer Plan; (ix) each of Manchester State Bank's plans listed on the attached SCHEDULE 3.17 which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified to the extent required under current law, and Manchester State Bank is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan; and (x) no liability under Title IV of ERISA has been incurred by Manchester State Bank that has not been satisfied in full.

         3.18     CONTRACTS AND COMMITMENTS; NO DEFAULTS.

                  (a) Set forth in or attached to SCHEDULE 3.18 are true and correct copies of the following documents or summary descriptions of the following information relating to Manchester State Bank:

                  (1) subject to applicable law, any bank regulatory agency reports or other communication relating to the examination of Manchester State Bank which have been made available to Manchester State Bank;

                  (2) the name of each bank with which Manchester State Bank has an account or safekeeping or custodial arrangement or correspondent relationship and the names of all persons who are authorized with respect thereto;

                  (3) all mortgages, indentures, promissory notes, deeds of trust, loan or credit agreements or similar instruments under which Manchester State Bank is indebted in an amount greater than $100,000 for borrowed money or the price of purchased property, accompanied by copies thereof including all amendments or modifications of any thereof;

                  (4) any loans or other credit arrangements by Manchester State Bank to, with or for the benefit of any holder of 5 % or more of Manchester State Bank Common Stock, any of Manchester State Bank's Directors or officers, or, to the best of Manchester State Bank's knowledge, any members of the immediate families of any of such persons or any corporation, firm or other entity in which any of such Directors or officers has a financial interest; and

                  (5) any pending application, including any documents or materials relating thereto, which has been filed by Manchester State Bank with any bank regulatory authority in order to obtain the approval of such bank regulatory authority for the establishment of a new branch bank or for any other purpose.

                  (b) Except as set forth in SCHEDULE 3.18, Manchester State Bank is not a party to or bound by, nor have any bids or proposals been made by or to Manchester State Bank with respect to, any written or oral, express or, to the best of Manchester State Bank's knowledge, implied:

                  (1) contract relating to the matters referred to in paragraph
         (a) above;

                  (2) contract with or arrangement for Directors, officers, employees, former employees, agents or consultants with respect to salaries, bonuses, percentage compensation, pensions, deferred compensation or retirement payments, or any profit sharing, stock option, stock purchase or other employee benefit plan or arrangement;

                  (3) collective bargaining or union contract or agreement;

                  (4) contract, commitment or arrangement for the borrowing of money or for obtaining a line of credit (except for federal funds purchases);

                  (5) contract or agreement for the future purchase by it of any materials, equipment, services, or supplies, which continues for a period of more than 12 months (including periods covered by any option to renew by either party), or which provides for a price in excess of the prevailing market price or is in excess of normal operating requirements over its remaining term;

                  (6) contract containing covenants purporting to limit its freedom to compete;

                  (7) contract or commitment for the acquisition, construction or refurbishment of any owned real property, branch or significant equipment;

                  (8) contract or commitment upon which its total business is substantially dependent;

                  (9) contract or commitment to which present or former Directors or officers of Manchester State Bank or any of their "affiliates" or "associates" (as such terms are defined in the rules and regulations promulgated under the Securities Act) are parties;

                  (10) agreement or arrangement for the sale of any of Manchester State Bank stock, tangible assets, or rights or for the grant of any preferential rights to purchase any of Manchester State Bank stock, tangible assets, or rights or which requires the consent of any third party to the transfer and assignment of any of Manchester State Bank stock, significant tangible assets, or rights; or

                  (11) contract, agreement, arrangement or commitment not elsewhere specifically disclosed pursuant to this Agreement, involving the payment or receipt by Manchester State Bank of more than $50,000.

                  (c) Manchester State Bank has not committed a default with respect to any material contract, agreement or commitment to which it is a party, and Manchester State Bank has not received notice of any such default, nor has Manchester State Bank knowledge of any facts or circumstances which would reasonably indicate that Manchester State Bank will be or may be in such default under any such contract, agreement, arrangement, commitment or other instrument subsequent to the date hereof.

         3.19 MANCHESTER STATE BANK REPORTS. Manchester State Bank has previously delivered or will deliver to, or made or will make available for inspection by, the Company an accurate and complete copy of each final offering circular, registration statement, prospectus, report and definitive proxy statement filed by Manchester State Bank with the FDIC, pursuant to the Exchange Act since January 1, 1990, and each communication concerning the financial condition of Manchester State Bank mailed by Manchester State Bank to its shareholders or its depositors since January 1, 1990, and each annual report on

Form F-2 for and since the year ended December 31, 1990, if any. The most recently mailed offering circular, report, communication and proxy statement did not contain, and no other such offering circular, report, proxy statement or communication has contained, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         3.20     ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE 3.20:

                  (a) Manchester State Bank is in compliance, and has in the last three years been in compliance, with all applicable laws, rules, regulations, standards and requirements adopted or enforced by the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment, except where such noncompliance or violations could not reasonably be expected to have a material adverse effect on Manchester State Bank taken as a whole; and

                  (b) There is no suit, claim, action or proceeding pending before any court or governmental entity (and, to the best of Manchester State Bank's knowledge, no basis exists for the assertion or commencement thereof) in which Manchester State Bank has been named as a defendant (x) for alleged noncompliance with any environmental law, rule or regulation or (y) relating to the release into the environment of any Hazardous Material (as hereinafter defined) or oil at or on a site presently or formerly owned, leased, or operated by Manchester State Bank or to Manchester State Bank's knowledge, on a site with respect to which Manchester State Bank has made a commercial real estate loan and has a mortgage or security interest in, except where such noncompliance or release would not have a material adverse effect on Manchester State Bank taken as a whole. "Hazardous Material" means any pollutant, contaminant, or hazardous substance under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar state law.

         3.21 MANCHESTER STATE BANK INFORMATION. No representation or warranty contained in this Agreement, and no Statement or information contained in any certificate, list or other writing furnished to the Company by Manchester State Bank pursuant to the provisions hereof, including without limitation for inclusion in the S-4 (as defined in Section 6.01(a)) or any regulatory application, filing or report, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information material to the Reorganization and which is necessary to make the representations and warranties herein contained not misleading, has been withheld from, or has not been delivered in writing to, the Company.

         3.22 INSURANCE. Set forth in SCHEDULE 3.22 is an accurate and complete list in all material respects, of all policies of insurance, including the amounts thereof, owned by Manchester State Bank or in which Manchester State Bank is named as the insured party. All such policies are valid, outstanding and enforceable.

         3.23 POWERS OF ATTORNEY; GUARANTEES. Manchester State Bank does not have any power of attorney outstanding, nor any obligation or liability, either actual, accruing or contingent, as guarantor, surety, co-signer, endorser, co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the ordinary course of business which are listed in SCHEDULE 3.23.

         3.24 BROKER'S FEES. Neither Manchester State Bank nor any of its officers, Directors or employees has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated herein, except as disclosed in SCHEDULE 3.24.

         3.25 AGREEMENTS WITH REGULATORY AGENCIES. Except as set forth in
SCHEDULE 3.25, Manchester State Bank is not subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding (each a "Regulatory Agreement"), with any regulatory agency or other governmental entity that restricts in any material respect the conduct of its business or that relates to its capital adequacy, its credit policies or its management, nor has Manchester State Bank been notified by any regulatory agency or other governmental entity that it is considering issuing or requesting any Regulatory Agreement.

         3.26 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as set forth in
SCHEDULE 3.26, no officer or Director of Manchester State Bank, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or Director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Manchester State Bank that would be required to be disclosed in a proxy statement to shareholders under Regulation 14A of the Exchange Act.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company and Bank hereby represent and warrant to Manchester State Bank as follows:

         4.01     CORPORATE ORGANIZATION.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Company is duly registered as a bank holding company under the Bank Holding Company Act (the "BHC Act"). The Certificate of

Incorporation and Bylaws of the Company, copies of which have previously been made available to Manchester State Bank, are true and complete copies of such documents as in effect as of the date of this Agreement. Except for the Bank and The Equity Bank, which is a Connecticut-chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Connecticut and which became a subsidiary of the Company November 30, 1995, the Company does not have any wholly-owned subsidiaries or capital stock or other equity ownership interest in any corporation, partnership or other entity which totals 5% or more of such entity's total equity.

                  (b) The Bank is a Connecticut-chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Connecticut. The Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Bank has all necessary federal, state and local banking authorization to own or lease its properties and assets and to carry on its business as it is being conducted. The Bank is a Subsidiary of the Company. The accounts of depositors of the Bank are insured by BIF of the FDIC in accordance with law and with the regulations of the FDIC and all premiums and assessments required in connection therewith have been paid. The copies of the Bank's Certificate of Incorporation and Bylaws, each certified by its Secretary as of the date of this Agreement, which are being delivered to Manchester State Bank herewith, are complete and correct copies in effect as of the date of this Agreement. Except as listed on the attached SCHEDULE 4.01(b), the Bank does not have any wholly-owned subsidiaries or capital stock or other equity ownership interest in any corporation, partnership or other entity which totals 5 % or more of such entity's total equity.

         4.02     CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 10,200,000 shares, consisting of 10,000,000 shares of Company Class A Common Stock, $.10 par value and 200,000 shares of preferred stock, $.10 par value ("Preferred Stock"). As of the date of this Agreement, there are approximately 3,084,309 shares of Company Common Stock issued and outstanding, no shares held in the Company's treasury, and (except as described below in SCHEDULE 4.02) no shares reserved for issuance upon exercise of outstanding stock options. At the date of this Agreement, no shares of preferred stock are outstanding and no shares of Company preferred stock have heretofore been issued or are outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for 64,000 shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options that have been granted to certain of the Bank's and the Company's Executive Officers. The Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company capital stock or any security representing the right to purchase or otherwise receive any capital stock of the Company. None of the shares of capital stock of the Company has been issued in violation of the preemptive rights of any person.

                  (b) The authorized capital stock of the Bank consists of 350,000 shares, shares of common stock, $5.00 par value ("Bank Common Stock"). As of the date of this Agreement, one share of Bank Common Stock issued and outstanding, all of which are held by the Company, and no shares held in the Bank's treasury or reserved for issuance. At the date of this Agreement, no shares of preferred stock are outstanding or reserved for issuance and no shares of Bank preferred stock have heretofore been issued or are outstanding. All issued and outstanding shares of Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

         4.03     AUTHORITY; NO VIOLATION.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company, a certified copy of the Board Resolution reflecting such approval is attached hereto as SCHEDULE 4.03(a), and no other corporate proceedings on the part of the Company are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Manchester State Bank) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) The Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Upon the due and valid approval of this Agreement by the Company as the sole shareholder of the Bank, no other corporate proceedings on the part of the Bank will be necessary to consummate the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by the Bank and will (assuming due authorization, execution and delivery by Manchester State Bank) constitute a valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (c) Neither the execution and delivery of this Agreement by the Company or the Bank, nor the consummation by the Company or the Bank, as the case may be, of the transactions contemplated hereby, nor compliance by the Company or the Bank with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of the Company or the Bank, as the case may be, or (ii) assuming that the consents and approvals referred to in Section 4.04 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or (y) violate, result in a breach of any provision of, constitute a default under, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

         4.04 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the FDIC under the Bank Merger Act and with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act and approval of such applications and notices, (ii) the filing of applications with the Commissioner under Section 36a-125 and potentially 36a-180 of the Connecticut General Statutes and approvals of such applications, (iii) the filing with the SEC of the Proxy Statement and the S-4, (iv) the filing of this Agreement by the Commissioner, with his approval thereon, with the Secretary, (v) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Company Common Stock pursuant to this Agreement, (vi) the approval of this Agreement by the Company as the sole shareholder of the Bank, and (vii) the approval of this Agreement by the shareholders of the Company (viii) such filings, authorizations or approvals as may be set forth in
SCHEDULE 4.04, no consents or approvals of or filings or registrations with any governmental entity or with any third party are necessary in connection with the execution and delivery by the Company and the Bank of this Agreement and the consummation by the Company and the Bank of the Reorganization and the other transactions contemplated hereby, except where the failure to obtain such consents or approvals, or to make such filings or registrations, would not prevent or delay the Reorganization or otherwise prevent the Company from performing its obligations under this Agreement. The affirmative vote of the holders of the outstanding shares of Company Common Stock is not required to approve this Agreement or the transactions contemplated hereby.

         4.05 FINANCIAL STATEMENTS. The Company has previously made available to Manchester State Bank accurate and complete copies of (a) the consolidated balance sheets of the Company and its Subsidiaries as of December 31 for the fiscal years 1990 through 1994 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1990 through 1994, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed with the SEC under the Exchange Act, and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1995 and the related unaudited consolidated statement of income, changes in shareholders' equity and cash flows for the nine month periods then ended as reported in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1995 filed with the SEC under the Exchange Act. The December 31, 1994 consolidated balance sheet of the Company (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.05 (including the related notes where applicable) fairly present in all material respects the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Without limiting the generality of the foregoing, the financial statements as of, and for, the nine month period ending September 30, 1994, were prepared on a basis consistent with the Company's audited financials for the year ended December 31, 1994. The books and records of the Company and of its Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only valid transactions.

         4.06 BROKER'S FEES. Neither the Company nor the Bank nor any Company Subsidiary, nor any of their respective officers, Directors, or employees has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement except as disclosed in SCHEDULE 4.06.

         4.07    ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  (a) Except for the transactions contemplated by this Agreement or as a result of the consummation of its Plan and Agreement of Reorganization with The Equity Bank, which became effective November 30, 1995, the Company has not incurred any liability (contingent or otherwise) that is material to Company or that, when combined with all similar liabilities, would be material to Company, except as disclosed in the notes to Company's December 31, 1994 balance sheet, and except for commitments and contingencies incurred in the ordinary course of business.

                  (b) Except as a result of the consumation of its Plan and Agreement of Reorganization with The Equity Bank, which became effective November 30, 1995, and except as may be set forth in SCHEDULE 4.07, since December 31, 1994:

                  (i) there has not been any material adverse change in the Company, its loan portfolio, and its Subsidiaries, their businesses or operations taken as a whole, and no fact or condition exists which the Company believes will cause such a material adverse change;

                  (ii) there has not been any occurrence by the Company of any liability that has had, or to the knowledge of the Company, could reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries taken as a whole;

                  (iii) there has not been any change in any of the accounting methods or practices of the Company or any of its Subsidiaries other than changes required by applicable law or generally accepted accounting principles;

                  (iv) there has not been any agreement or understanding, whether in writing or otherwise, of the Company of any of its Subsidiaries to do any of the foregoing; and

                  (v) there has not been any loss, damage, destruction or other casualty, materially and adversely affecting any of the significant properties, assets or business of the Company of any of its Subsidiaries.

                  (c) For purposes of this Section 4.07, no transaction, event or condition or series or combination of transactions, events or conditions shall be materially adverse with respect to the Company or the Bank if the net adverse effect thereof, on the capital of the Company and the Bank is not in excess of $1,500,000.

         4.08 LEGAL PROCEEDINGS. There are no pending or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any Subsidiary of the Company, as to which there is, in the judgment of the Company, a reasonable likelihood of adverse determination and which if adversely determined, would, individually or in the aggregate, (i) have a material adverse effect on the Company and its Subsidiaries, or their business or operations taken as a whole, or (ii) as of the date hereof, prevent or materially and adversely affect the Company's ability to consummate the transactions contemplated hereby. Set forth in SCHEDULE 4.08 hereto is a list of any pending or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental investigation of any nature against the Company or any Subsidiary of the Company which involves a claim of $1,500,000 or more or a series of claims which in the aggregate equal $1,500,000 or more. Set forth in SCHEDULE 4.08 hereto is also a listing of any and all class actions or shareholders' actions pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, regardless of the amount in controversy.

         4.09 SEC REPORTS. The Company has previously made available to Manchester State Bank a true and complete, in all material respects, copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by the Company with the SEC pursuant to the Securities Act or the Exchange Act (the"Company Reports") and (b) communication mailed by the Company to its shareholders since January 1, 1994, and, as of their respective dates, no such Company Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

         4.10 COMPANY INFORMATION. No representation or warranty contained in this Agreement, and no statement or information contained in any certificate, list or other writing furnished to Manchester State Bank pursuant to the provisions hereof, including without limitation for inclusion in the Proxy Statement and the S-4 (as defined in Section 6.01(a)) or any regulatory application, filing or report, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information material to the Reorganization and which is necessary to make the representations and warranties herein contained not misleading, has been withheld from, or has not been delivered in writing to, Manchester State Bank.

         4.11 COMPLIANCE WITH APPLICABLE LAW. The Company and each of its Subsidiaries holds, and have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable law, statute, order, rule, regulation, policy or guideline of any governmental entity relating to the Company or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not have a material adverse effect on the Company, and neither the Company nor any of its Subsidiaries has received notice of any material violation of, or knows of any material violation of, any of the above.

         4.12 AGREEMENTS WITH REGULATORY AGENCIES. Neither the Company nor any of its Subsidiaries is subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding (each a "Company Regulatory Agreement"), with any regulatory agency or other governmental entity that restricts in any material respect the conduct of its business or that relates in any manner to its capital adequacy, its credit policies or its management, nor has the Company or any of its Subsidiaries been notified by any regulatory agency of other governmental entity that it is considering issuing or requesting any Regulatory Agreement.

         4.13 REGULATORY APPROVALS. The Company is not, as of the date hereof, aware of any reason why the regulatory approvals required to be obtained by it or any of its Subsidiaries to consummate the Reorganization would not be satisfied within the time frame customary for transactions of the nature contemplated thereby.

         4.14     ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE 4.14:

                  (a) The Company and the Bank are in compliance, and have in the last three years been in compliance, with all applicable laws, rules, regulations, standards and requirements adopted or enforced by the EPA and of state and local agencies with jurisdiction over pollution or protection of the environment, except where such noncompliance or violations could not reasonably be expected to have a material adverse effect on the Company;

                  (b) There is no suit, claim, action or proceeding pending before any court or governmental entity (and, to the best of the Company's knowledge, no basis exists for the assertion or commencement thereof) in which the Company or any of its Subsidiaries has been named as a defendant (x) for alleged noncompliance with any environmental law, rule or regulation or (y) relating to the release into the environment of any Hazardous Material (as defined in Section 3.20(b)) or oil at or on a site presently or formerly owned, leased, or operated by the Company or any of its Subsidiaries or to the Company's knowledge, on a site with respect to which the Company or any of its Subsidiaries has made a commercial real estate loan and has a mortgage or security interest in, except where such noncompliance or release would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.01 COVENANTS OF MANCHESTER STATE BANK. During the period from the date of this Agreement to the Effective Time, Manchester State Bank will conduct its business only in the ordinary course and consistent with prudent banking practice, will use all reasonable efforts to preserve Manchester State Bank's properties wherever located, and will comply in all material respects with all laws applicable to Manchester State Bank to the conduct of its business, and to the transactions contemplated by this Agreement. Manchester State Bank will use all reasonable efforts to preserve its business organization intact, to keep available the present services of its employees, and to preserve the goodwill of its customers and others with whom business relationships exist. Manchester State Bank will, from the date hereof until at least through the consummation of the transactions contemplated by this Agreement, keep all insurance policies set forth in SCHEDULE 3.22 in full force and effect. In addition, Manchester State Bank agrees that from the date hereof to the consummation of the Reorganization, and except as otherwise consented to or approved by a duly authorized officer of the Company in writing, which consent shall not be unreasonably withheld, or as permitted or required by this Agreement, Manchester State Bank will not:

                  (a) enter into or amend any contract of the nature required to be set forth in SCHEDULE 3.18;

                  (b) change any provision of its Certificate of Incorporation or Bylaws or similar governing documents;

                  (c) change the number of issued shares of its capital stock, or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any shares of its capital stock;

                  (d) make unsecured loans in excess of $10,000 for any individual loan or in excess of $25,000 in the aggregate to any borrower or group of borrowers, other than renewals in the ordinary course of business and not involving any change in terms;

                  (e) (i) make any loan or loans described as an "Undesirable" or "Prohibited" Loan on SCHEDULE 5.01; (ii) make any secured loan or loans, other than residential mortgage loans with a loan to value of in excess of 80%, in an aggregate amount to any one borrower (including members of his/her immediate family or affiliates of such borrower) in excess of $250,000, except for loans sold to investors and renewals in the ordinary course of business and not involving any change in terms; (iii) make any junior mortgage loan in excess of $100,000 behind first mortgages if the resulting loan to value ratio of the combined mortgages would exceed 70% or if prior mortgage loans are in excess of $250,000; (iv) make any commercial loan or loans in excess of $100,000 unless fully secured by readily marketable collateral or real estate with a maximum loan to value ratio of 80%; or (v) honor or extend any overdraft in excess of $5,000 unless fully secured by readily marketable collateral.

                  (f) make any new loans to any Director or employee of Manchester State Bank, or any member or affiliate of their respective families;

                  (g) other than with respect to residential mortgage loans, renew or otherwise reinstate any loan that has been in default for a period of 30 days or more which, when added to any loans outstanding to the families or affiliates of any maker or surety of the defaulted loans (whether or not such other loans are in default) has a balance outstanding in excess of $20,000, except that Manchester State Bank may accept payments for the purpose of bringing loans current, so long as there is no amendment or restructuring of the loans;

                  (h) offer rates on deposits that are set in deviation from past practice and procedure employed by Manchester State Bank or are materially higher than those of its competitors in the local market, or offer loan pricing which is materially different relative to its competitors in the local market.

                  (i) hire or retain any new employees, consultants or contractors, or increase the compensation of current employees, consultants or contractors, except that Manchester State Bank may hire replacements for current employees who are not officers or managers if such employees cease to be employees of Manchester State Bank;

                  (j) make any capital expenditures in excess of $10,000;

                  (k) enter into any real property lease or any lease of personal property or extend or modify any existing lease of real or personal property;

                  (l) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection in with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business, which would be material to Manchester State Bank;

                  (m) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Reorganization set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement except, in every case, as may be required by applicable law;

                  (n) change its methods of accounting in effect at December 31, 1994, except as required by changes in GAAP or regulatory accounting principles as concurred to by Manchester State Bank's independent auditors;

                  (o) take or cause to be taken any action which would disqualify the Reorganization as a tax-free reorganization under Section 368 of the Code;

                  (p) take or cause to be taken any action which would, or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Reorganization;

                  (q) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

                  (r) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (s) file any application to open, relocate or terminate the operations of any banking office;

                  (t) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business;

                  (u) purchase or sell loans in bulk;

                  (v) foreclose upon or take deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property; and shall not foreclosure upon such commercial real estate if such environmental assessment indicates the presence of hazardous material;

                  (w) terminate the employment of, or decrease in any material respect, the duties, obligations, responsibilities, or position of any senior officer of Manchester State Bank; or

                  (x) agree to do any of the foregoing.

         5.02 COVENANTS OF THE COMPANY. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Manchester State Bank, which should not be unreasonably withheld, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations and relationships. Without limiting the generality of the foregoing and as otherwise contemplated by this Agreement or consented to in writing by Manchester State Bank, which shall not be unreasonably withheld, the Company shall not, and shall not permit any of its Subsidiaries to:

                  (a) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Reorganization set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

                  (b) change its methods of accounting in effect at December 31, 1994, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by the Company's independent certified public accountants;

                  (c) take or cause to be taken any action which would disqualify the Reorganization as a tax-free reorganization under Section 368 of the Code;

                  (d) take or cause to be taken any action which would, or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Reorganization; or

                  (e) agree to do any of the foregoing.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.01     REGULATORY MATTERS.

                  (a) Following the review by the Company and Manchester State Bank of all information and material provided to each in accordance with this Agreement, Manchester State Bank shall promptly prepare and file with the FDIC a proxy statement for the meeting of its shareholders called for the purpose of approving this Agreement (the 'Proxy Statement") and the Company shall promptly prepare and file with the SEC a registration statement on Form S-4 with respect to the shares of Company Common Stock to be issued in the Reorganization (the "S-4"), in which the Proxy Statement will be included as a prospectus. Each of the Company and Manchester State Bank shall use their best efforts to have the

S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Manchester State Bank shall thereafter promptly mail the Proxy Statement to its shareholders. The Company shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Manchester State Bank shall furnish all information concerning Manchester State Bank and the holders of Manchester State Bank Common Stock as may be reasonably requested in connection with any such action.

                  (b) The parties hereto shall cooperate with each other and use their best efforts to prepare and file promptly all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by this Agreement including without limitation, approval of the Reorganization by the FDIC pursuant to the Bank Merger Act, and approval of the Reorganization by the Commissioner of the Connecticut General Statutes and approval by the Board of Governors of the Federal Reserve System if it wishes to exercise jurisdiction. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                  (c) The Company and Manchester State Bank shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of the Company, Manchester State Bank or any of their respective Subsidiaries to any governmental entity in connection with the Reorganization and the other transactions contemplated hereby.

                  (d) The Company and Manchester State Bank shall promptly furnish each other with copies of written communications received by the Company or Manchester State Bank, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental entity in respect of the transactions contemplated hereby.

         6.02     ACCESS TO INFORMATION.

                  (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information and so as not to unreasonably interfere with the ordinary proper conduct of its business, Manchester State Bank shall afford to the officers, employees, accountants, counsel and other representatives of the Company, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records relating to the ownership, operation, obligations and liabilities of Manchester State Bank, including, but not limited to, its books of account (including its general ledger), tax records, minute books of Directors' and shareholders' meetings, Certificate of Incorporation, Bylaws, contracts and agreements, public filings with any regulatory authority, examination reports of any regulatory authority, including preliminary and partial reports received in connection with the regulatory examination currently in progress (subject to applicable law), plans affecting its employees, and any other business activities or prospects in which the Company may have a reasonable interest. During such period, Manchester State Bank shall make available to the Company (i) a copy of each report, schedule, and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws and (ii) all other information concerning its business, properties and personnel as the Company may reasonably request (other than information which Manchester State Bank is not permitted to disclose under applicable law). As to information which Manchester State Bank is not permitted by law to disclose, Manchester State Bank will, upon request from the Company, use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

                  (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Manchester State Bank, access, during normal business hours during the period prior to the Effective Time, to such information regarding the Company and its Subsidiaries as shall be reasonably necessary for Manchester State Bank to fulfill its obligations pursuant to this Agreement to prepare the Proxy Statement or which may be reasonably necessary for Manchester State Bank to confirm that the representations and warranties of the Company contained herein are true and correct and that the covenants of the Company contained herein have been performed in all material respects, including, but not limited to, any regulatory information, including FDIC examination reports and any other reports from regulatory agencies concerning the Company, information concerning the Company's liabilities, all financial reports and statements, information concerning the Company's business plans, all external audit reports concerning the Company or the Bank, and, during the thirty (30) days following the date of execution of this Agreement and continuing until the Effective Time, all information regarding (i) the Company's loan portfolio, including its watch list, reserves, and non-performing loans, (ii) the Company's investments and (iii) the federal, state and local tax returns and tax obligations of the Company and its Subsidiaries. As to information which the Company is not permitted by law to disclose, the Company will, upon request from Manchester State Bank, use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

                  (c) Neither the Company nor any of its Subsidiaries, nor Manchester State Bank, shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the customers of such party, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (d) All information furnished pursuant to this Agreement shall be held in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreements, dated December 7, 1995, among the Company, the Bank and Manchester State Bank (the "Confidentiality Agreements").

         6.03     SHAREHOLDER APPROVALS.

                  (a) The Company and Manchester State Bank shall each take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval of this Agreement. Manchester State Bank and the Company will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement.

                  (b) The Company, as sole shareholder of the Bank, shall take all steps necessary to duly call, give notice of, convene and hold a meeting of the shareholder(s) of the Bank (or take action by written consent) for the purpose of voting upon the approval of this Agreement.

         6.04 LEGAL CONDITIONS TO REORGANIZATION. Each of the Company and Manchester State Bank shall, and the Company shall cause each of its Subsidiaries to, use its best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Reorganization and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and any other third party which is required to be obtained by Manchester State Bank or the Company or any of the Company's Subsidiaries in connection with the Reorganization and the other transactions contemplated by this Agreement.

         6.05 AFFILIATES. Manchester State Bank shall cause each Director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of Manchester State Bank to deliver to the Company, prior to the signing of this Agreement, a signed written agreement, in the form of SCHEDULE 6.05 hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Company Common Stock to be received by such "affiliate" in the Reorganization except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder, including without limitation, Rule 145.

         6.06 STOCK LISTING. The Company shall cause the shares of Company Common Stock to be issued in the Reorganization to be approved for inclusion for quotation on the NASDAQ National Market System, subject to official notice of issuance, prior to the Effective Time.

         6.07     EMPLOYEE MATTERS.

                  (a) From and after the Effective Time and subject to applicable law, the Company shall provide the employees of Manchester State Bank who are offered employment with the Company or any of its Subsidiaries, and who accept such employment, with benefits comparable to those provided to its own employees in similar positions and with comparable terms of service with the Company or its Subsidiaries, as reasonably determined by the Company and its Subsidiaries.

                  (b) There is no collective bargaining agreement applicable to employees of the Company or the Bank.

                  (c) Nathan G. Agostinelli's employment and severance shall be governed by the proposed employment agreement included as SCHEDULE 6.07(c).

         6.08     FINANCIAL STATEMENTS.

                  (a) As soon as reasonably available, but in no event later than 90 days after the end of the calendar year ending after the date of this Agreement, the Company will deliver to Manchester State Bank and Manchester State Bank will deliver to the Company their respective Annual Reports on Form 1O-K, or F-2, as appropriate, as filed with the SEC or the FDIC, as appropriate, under the Exchange Act.

                  (b) As soon as reasonably available, but in no event later than 45 days after the end of each fiscal quarter ending after the date of this Agreement, the Company will deliver to Manchester State Bank and Manchester State Bank will deliver to the Company their respective Quarterly Reports on Form 1O-Q, or F-4, as appropriate, as filed with the SEC or the FDIC, as appropriate, under the Exchange Act.

         6.09 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, or to vest the Resulting Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Reorganization, the proper officers and Directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Company.

         6.10 DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party will promptly supplement or amend the Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purposes of determining satisfaction of the conditions set forth in Sections 7.02(a) or 7.03(a) hereof, as the case may be, or the compliance by Manchester State Bank or the Company, as the case may be, with the respective covenants set forth in Sections 5.01 and 5.02 hereof.

         6.11     CURRENT INFORMATION.

                  (a) During the period from the date of this Agreement to the Effective Time, Manchester State Bank will cause one or more of its designated representatives to be available, upon the reasonable request of the Company, to confer on a regular and frequent basis with representatives of the Company and to report the general status of the ongoing operations of Manchester State Bank. Manchester State Bank will promptly notify the Company of any significant change in the normal course of business of Manchester State Bank or in the operation of its properties, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of any significant litigation involving Manchester State Bank and will keep the Company reasonably informed of such events and permit the Company access to all significant materials prepared in connection therewith. With respect to the regulatory examination of Manchester State Bank currently in progress, Manchester State Bank will keep the Company advised of all reports, preliminary or otherwise, received from examiners, subject to applicable disclosure laws, and will use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

                  (b) The Company will promptly notify Manchester State Bank of any material change in the normal course of business of the Company or any of its Subsidiaries and of any governmental complaints, investigations or hearings, or the institution or threat of significant litigation involving the Company or any of its Subsidiaries, and will keep Manchester State Bank reasonably informed of such events and permit Manchester State Bank access to all significant materials for a reasonable period in connection therewith. With respect to the regulatory examination of the Company currently in progress or just recently ended, the Company will keep Manchester State Bank advised of all reports, preliminary or otherwise, received from examiners, subject to applicable disclosure laws, and will use all reasonable efforts to obtain any consent, approval, or waiver that may be required for such disclosure.

         6.12 ENVIRONMENTAL ASSESSMENT. Manchester State Bank agrees, to the extent it is legally permitted, to allow the Company, its agents and representatives, during the sixty days subsequent to execution of this Agreement at the Company's expense, to conduct an environmental site assessment of any real property owned (including assets held as other real estate owned) or leased by Manchester State Bank, and agrees to cooperate in providing information and other assistance to the Company, its agents and representatives in connection therewith, including, without limitation, providing access and entry onto such real property for the purpose of making appropriate environmental and related inspections, provided, however that Company agrees to enter into a confidentiality agreement with the party(ies) conducting any environmental testing that said party shall not disclose its findings to any third party unless required by State or Federal law. Company agrees that it shall also be bound by this restriction. An environmental site assessment may include sampling and intrusive studies if the Company's representative deems them advisable in light of the current standards. Manchester State Bank shall be entitled, as a condition to its obligations hereunder, to notice within 60 days of signing this Agreement of any material environmental problems identified by the Company and to be indemnified to its reasonable satisfaction from and against any loss or damage incurred from the conducting of any such site assessment (but not the findings thereof). The Company shall contract for any site assessment desired by it not later than 30 days after the later of the date hereof or, with respect to property acquired after the date hereof, the date Manchester State Bank notified the Company of such acquisition.

         6.13 PUBLIC ANNOUNCEMENTS. Except to the extent required otherwise by applicable state or federal securities laws or any applicable Connecticut or federal banking laws, with respect to which Manchester State Bank and the Company may act upon the advice of their respective legal counsel, neither Manchester State Bank, nor the Company or any of its Subsidiaries, shall issue any press release or otherwise make any public statement with respect to this Agreement or any of the transactions contemplated hereby prior to the Effective Time without obtaining the consent to or approval thereof from the other party, which consent or approval shall not be unreasonably withheld.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         7.01 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

                  (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Manchester State Bank Common Stock and if legally required, by the requisite shareholder vote of Bank Common Stock and Company Common Stock.

                  (b) This Agreement and the transactions contemplated hereby shall have been approved by the Commissioner, by the FDIC and by the Board of Governors of the Federal Reserve System unless it waives jurisdiction, and by any other regulatory authority having appropriate jurisdiction, none of such approvals shall contain any term or condition which would (i) have a material adverse effect on the business, operations, properties, assets or financial condition of Manchester State Bank or Resulting Corporation, or (ii) otherwise materially impair the value of Manchester State Bank or Resulting Corporation, and all appropriate waiting periods shall have expired.

                  (c) Neither the Company nor Manchester State Bank shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which prevents or delays the consummation of the Reorganization.

                  (d) The shares of Company Common Stock which shall be issued to the shareholders of Manchester State Bank upon consummation of the Reorganization shall have been authorized for inclusion for quotation on the NASDAQ National Market System, subject to official notice of issuance.

                  (e) The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         7.02 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY UNDER THIS AGREEMENT. The obligations of the Company under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by the Company:

                  (a) Each of the obligations of Manchester State Bank required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Manchester State Bank contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise contemplated by this Agreement), and the Company shall have received a certificate to that effect signed by the President and by the Chief Financial Officer of Manchester State Bank.

                  (b) All action required to be taken by, or on the part of, Manchester State Bank to authorize the execution, delivery and performance of this Agreement by Manchester State Bank and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Manchester State Bank and Manchester State Bank shareholders and the Company shall have received certified copies of the resolutions evidencing such authorization.

                  (c) The Company shall have received certificates as of a day as close as practicable to the date of the Effective Time from appropriate authorities as to the good standing of, and of the payment of franchise taxes, if any, in Connecticut by Manchester State Bank.

                  (d) Any and all permits and approvals of governmental bodies and material consents (including all consents of landlords) and authorizations of other third parties shall have been obtained by Manchester State Bank and the Company which are required with respect to and are necessary in connection with
(i) the consummation of the Reorganization and the other transactions contemplated hereby, (ii) the ownership by the Resulting Corporation of all of the properties and assets of Manchester State Bank, or (iii) the conduct by the Resulting Corporation of the business of Manchester State Bank as conducted by Manchester State Bank at the Effective Time.

                  (e) The Company shall have received an opinion, dated the date of Closing, from counsel to Manchester State Bank, in form and substance reasonably satisfactory to the Company, on the matters set forth on EXHIBIT 7.02(e) hereto.

                  (f) Manchester State Bank shall have caused to be delivered to the Company a letter from Manchester State Bank's independent public accountants with respect to Manchester State Bank, and dated the date of the Closing, and addressed to the Company and Manchester State Bank, in form and substance reasonably satisfactory to the Company to the effect that:

                  (1) they are independent public accountants with respect to Manchester State Bank;

                  (2) in their opinion the audited financial statements of Manchester State Bank examined by them comply as to form in all material respects with the applicable published rules and regulations of the FDIC with respect to proxy statements and of the SEC with respect to registration statements; and

                  (3) at the request of Manchester State Bank they have carried out procedures to a specified date not more than 10 business days prior to the date of each such letter as follows: (i) read the unaudited financial statements of Manchester State Bank for the period from the date of the most recent audited financial statements ("Audit Date") through the date of the most recent financial statements available in the ordinary course of business; (ii) read the minutes of the meetings of the Board of Directors of Manchester State Bank from the date of the most recently audited financial statements to the date not more than 10 days prior to the date of each such letter, and (iii) consulted with the Chief Financial Officer of Manchester State Bank as to whether there has been an increase or decrease in total assets of $500,000 or more, an increase in nonperforming loans of more than $500,000, an increase in foreclosed real estate of more than $500,000, an increase or decrease in total deposits of more than $500,000, and a decrease in total shareholders' equity, each as compared to the audited financial statements of Manchester State Bank as of the Audit Date and, based on such procedures and except as disclosed in such letter, nothing has come to their attention which would cause them to believe that said financial statements and the financial statements referred to in (i) above and the most recent unaudited financial statements are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of Manchester State Bank at the Audit Date.

                  (g) Holders of more than 85% of the outstanding shares of Manchester State Bank shall have not exercised their statutory appraisal or dissenters' rights.

                  (h) Neither the Company nor Manchester State Bank shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which would impose limitations on the ability of the Resulting Corporation to exercise full rights of ownership of the assets or business of Manchester State Bank and no action, suit, proceeding or investigation shall be pending or threatened which, in the opinion of counsel to the Company, is reasonably likely to result in any such order, decree or injunction.

                  (i) Except as otherwise provided for in this Agreement, any agreement to which Manchester State Bank is a party on the date hereof or hereafter which takes effect upon, or which provides a payment or penalty conditioned upon or related to, a change of control of Manchester State Bank, shall have been duly terminated without cost or expense to Manchester State Bank, the Resulting Corporation or the Company.

                  (j) The Company shall have received the results of any environmental site assessment contracted for in accordance with Section 6.12 hereof, and based upon such environmental site assessment, not more than $25,000 shall be needed to be expended to correct any deficiency cited in such assessment and, in the case of property used for Manchester State Bank bank operations, it shall not be necessary to cease using the cited location for a period in excess of 30 days in order to complete such corrections, provided, that, as to any deficiency that can be corrected reasonably promptly and before the Effective Time, Manchester State Bank shall have the option of correcting such deficiency.

                  (k) The real property leases to which Manchester State Bank is a party shall have remained in full force and effect as of the Effective Time and shall not have been terminated by reason of the consummation of the Reorganization.

                  (l) The Company shall have received, prior to the execution of this Agreement and such opinion to be updated upon reasonable request by the Company for inclusion in Registration/ Proxy Solicitation materials in form and substance reasonably satisfactory to the Company, an opinion from HAS Associates, Inc., or such other investment banker as may be selected by the Company, that the terms of the Reorganization are fair to the Company from a financial point of view.

                  (m) Rulings from the Internal Revenue Service, in form and substance satisfactory to counsel for the Company and the Bank, or an opinion of counsel for the Company and the Bank, shall have been received to the effect that, for federal income tax purposes, (i) the transactions described in this Agreement will qualify for treatment as a tax-free reorganization under Section 368 of the Code; (ii) except to the extent of cash consideration received, no gain or loss will be recognized by the Company or the Bank upon the Reorganization; (iii) no gain or loss will be recognized by the shareholders of the Company upon consummation of the Reorganization; and (iv) such other matters as the Company or the Bank deems appropriate and necessary.

                  (n) Manchester State Bank and each "Founding Director" of Manchester State Bank shall have executed and delivered to the Company, prior to the execution of this Agreement, the Shareholder Agreements described in Section
1. 11, in form and substance reasonably satisfactory to the Company, and no material breach or threatened breach of such Shareholder Agreements shall exist.

                  Manchester State Bank will furnish the Company with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 7.02 as the Company may reasonably request.

         7.03 CONDITIONS TO THE OBLIGATIONS OF MANCHESTER STATE BANK UNDER THIS AGREEMENT. The obligations of Manchester State Bank under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Manchester State Bank:

                  (a) Each of the obligations of the Company and the Bank required to be performed by them at or prior to the Effective Time shall have been duly performed and complied with and the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise contemplated by this Agreement), and Manchester State Bank shall have received a certificate to that effect signed by the President and Chief Financial Officer of the Company.

                  (b) All action required to be taken by, or on the part of, the Company and the Bank to authorize the execution, delivery and performance of this Agreement by the Company and the Bank and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of the Company and the Bank, and by the Company as sole shareholder of the Bank, and Manchester State Bank shall have received certified copies of the resolutions evidencing such authorization.

                  (c) The conditions in Section 7.02(d) shall have been satisfied.

                  (d) Manchester State Bank shall have received from First Albany, or such other investment banker as may be selected by Manchester State Bank, prior to execution of this Agreement an opinion to be updated for inclusion in Registration and Proxy Solicitation materials, in form and substance reasonably satisfactory to Manchester State Bank, that the terms of the Reorganization are fair to Manchester State Bank and its shareholders from a financial point of view.

                  (e) Manchester State Bank shall have received an opinion, dated the date of Closing, from counsel to the Company, in form and substance reasonably satisfactory to Manchester State Bank, on the matters set forth on
EXHIBIT 7.03(e) hereof.

                  (f) Rulings from the Internal Revenue Service, in form and substance satisfactory to counsel for Manchester State Bank, or an opinion of counsel for Manchester State Bank or the Company, shall have been received, rendered on the basis of facts, representations, and assumptions set forth in such opinions or in writing elsewhere and referred to therein, substantially to the effect that for federal income tax purposes (i) the Reorganization constitutes a reorganization within the meaning of Section 368(a) of the Code, and (ii) accordingly no gain or loss will be recognized by shareholders of Manchester State Bank with respect to Company Common Stock received solely in exchange for Manchester State Bank Common Stock pursuant to this Agreement (noting, however, that non-taxability does not extend to cash received as the cash portion of the Reorganization Consideration, or in lieu of a fractional share interest in Company Common Stock, or by dissenters, if any). In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of Manchester State Bank, the Company, affiliates of the foregoing, and others.

                  The Company will furnish Manchester State Bank with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 7.03 as Manchester State Bank may reasonably request.

                                  ARTICLE VIII

                                     CLOSING

         8.01 TIME AND PLACE. Subject to the satisfaction of the conditions of
Article VII hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Cranmore, FitzGerald & Meaney, 49 Wethersfield Avenue, Hartford, Connecticut at 10:00 A.M., on the third business day after the date on which all of the conditions contained in Article VII, to the extent not waived, are satisfied; or at such other place, at such other time, or on such other date as the Company and Manchester State Bank may mutually agree upon for the Closing to take place.

         8.02 DELIVERIES AT THE CLOSING. At the Closing, there shall be delivered to the Company and Manchester State Bank the opinions, certificates, and other documents and instruments required to be delivered under Articles VI and VII hereof.

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

         9.01 TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Reorganization by the shareholders of Manchester State Bank and the
Company:

                  (a) by mutual consent of the Company and Manchester State Bank in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                  (b) by either the Company or Manchester State Bank upon written notice to the other party 90 days after the date on which any request or application for a regulatory approval required to consummate the Reorganization shall have been denied or withdrawn at the request or recommendation of the governmental entity which must grant such requisite regulatory approval, unless within the 90 day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable governmental entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.01(b) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (c) by either the Company or Manchester State Bank if the Reorganization shall not have been consummated on or before December 31, 1996, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants and agreements of such party set forth herein;

                  (d) by either the Company or Manchester State Bank (provided, that the terminating party is not in material breach of any of its obligations under this Agreement) if any approval of the shareholders of either party required for the consummation of the Reorganization shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

                  (e) by either the Company or Manchester State Bank (provided, that the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing;

                  (f) by the Company or Manchester State Bank, if it shall have determined that the Reorganization has become imprudent by reason of the institution by any governmental agency of any litigation or proceeding to restrain or prohibit the consummation of the Reorganization;

                  (g) by the Company if at the time of such termination there shall have been a material adverse change in Manchester State Bank's financial condition from that set forth in Manchester State Bank's financial statements referred to in Section 3.05 unless such change shall have resulted from conditions affecting the banking industry generally;

                  (h) by Manchester State Bank if at the time of such termination there shall have been a material adverse change in the Company's financial condition unless such change shall have resulted from conditions affecting the banking industry generally. For purposes of this Section 9.01(h),
(1) no bulk sale of non-performing assets by the Company or the Bank approved by the Board of Directors of the Company or the Bank, and made in all material respects in accordance with such approval after the date of this Agreement, shall be counted except to the extent the net adverse effect thereof (after considering any tax benefits) on the capital of the Company exceeds $1,500,000, and (2) no other transaction, event or condition, or series or combination of transactions, events or conditions shall be considered as resulting in a material adverse change with respect to the Company if the net adverse effect thereof, together with any net adverse effect counted under (1), on the capital of the Company is not in excess of $1,500,000;

                  (i) by the Company if the results, preliminary or other, of any regulatory examination of Manchester State Bank indicates (1) any action or actions the net effect of which is likely to result in a reduction in Manchester State Bank's capital of 5 % or more below levels disclosed to the Company prior to execution of this Agreement, or (2) any other action that is likely to result in a significant restriction on Manchester State Bank, its business or operations, unless such reduction or restriction has been requested in writing by the Company;

                  (j) by the Company if, in order to obtain any required permit, consent, approval or authorization of any governmental authority having jurisdiction, the Company or Resulting Corporation will be required to agree to, or will be subjected to, a limitation upon its activities following the Effective Time which the Company or the Bank reasonably regards as materially adverse; or

         9.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Manchester State Bank as provided in Section 9.01, this Agreement shall forthwith become void and have no further effect except (i) Sections 6.02(d), 9.02, 10.01 and 10.02, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any representation, warranty, or other provision of this Agreement.

         9.03 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Reorganization by the shareholders of Manchester State Bank; provided, however, that after any approval of the transactions contemplated by this Agreement by Manchester State Bank's or the

Company's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to such shareholders hereunder in any material respect other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.04 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein (other than Section 7.01). Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.01 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall, except to the extent and under the circumstances set forth in Section 10.02 below to the contrary, be paid by the party incurring such costs and expenses.

         10.02    FEES AND EXPENSES UNDER CERTAIN CIRCUMSTANCES.

                  (a) Manchester State Bank and its Directors shall vote for the Reorganization and recommend this Reorganization to the Shareholders of Manchester State Bank and shall not solicit, approve or recommend to its shareholders, or undertake or enter into with or without shareholder approval, either as the surviving or disappearing or the acquiring or acquired corporation, any other reorganization, consolidation, assets acquisition, tender offer or other takeover transaction, or furnish or cause to be furnished any information concerning its business, properties or assets to any person or entity, other than the Company, interested in any such transaction (except for Directors and executive officers of Manchester State Bank and such other persons as may be required by law), and Manchester State Bank will not authorize or permit any officer, Director, employee, investment banker or other representative directly or indirectly to, solicit, encourage or support any offer from any person or entity (other than the Company) to acquire substantially all of the assets of Manchester State Bank, to acquire 10% or more of the outstanding stock of Manchester State Bank, to enter into an agreement to merge with Manchester State Bank, or to take any other action that would have substantially the same effect as the foregoing, without the written consent of the Company (any such solicitation, approval, undertaking, authorization, permission or other action referred to in this sentence being sometimes referred to as an "unauthorized action"). If the Reorganization is not consummated in accordance with the terms hereof because of any action or omission by Manchester State Bank, as set forth above in this Section then Manchester State Bank shall on demand pay to the Company the sum of (a) the out-of-pocket expenses, including without limitation, reasonable attorney, accountant and investment banker fees and expenses, incurred by the Company in connection with the proposed Reorganization and the transactions provided for in this Agreement, plus (b) $500,000, as liquidated damages.

                  (b) If either Manchester State Bank or the Company fails to perform any material covenant or agreement in this Agreement, or if any representation or warranty by Manchester State Bank or the Company is determined to be materially untrue (the party which fails to perform or which makes the untrue representation or warranty being referred to as a "Breaching Party"), and if at the time of the failure or untrue representation or warranty by the Breaching Party, the other party is not a Breaching Party (the "Non-Breaching Party"), and if the Agreement is thereafter terminated prior to the Effective Time, then the Breaching Party shall on demand pay to the Non-Breaching Party the out-of-pocket expenses, including without limitation, reasonable attorney, accountant and investment banker fees and expenses, incurred by the NonBreaching Party in connection with the proposed Reorganization and the transactions provided for in this Agreement; provided, however, that the amount payable under this Section 10.02(b) shall not exceed $250,000.

                  (c) If Manchester State Bank does not take any unauthorized action, if Manchester State Bank shareholders do not approve the Reorganization, and if the Company does not breach this Agreement and if an agreement to acquire or merge with Manchester State Bank at $88.00 of value per share or more to the Manchester State Bank shareholders is executed on or before December 1, 1997 with an entity that makes an offer during the term of the Agreement, Manchester State Bank shall pay to the Company upon execution of such agreement the sum of all out-of-pocket expenses, including without limitation, reasonable attorney, accountant and investment banker fees and expenses, incurred by the Company in connection with the proposed Reorganization and the transactions provided for in the Agreement; provided that if the transaction agreed to with such other entity shall not close, the Company shall thereupon promptly repay such amount to Manchester State Bank.

         10.03 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the Company and Manchester State Bank contained in this Agreement or in any instrument or certificate delivered pursuant hereto by the Company or Manchester State Bank shall expire on and be terminated and extinguished at the Effective Time; provided, however, that after the Effective Time, any such representation or warranty of the Company or Manchester State Bank shall not be deemed to be terminated or extinguished so as to deprive the Company of any defense at law or in equity which it would otherwise have to any claim against it by any person, firm, corporation or other legal entity, including, without limitation, any shareholder or former shareholder of Manchester State Bank.

         10.04    NOTIFICATION OF CERTAIN MATTERS.

                  (a) Manchester State Bank shall give prompt notice to the Company and the Company shall give prompt notice to Manchester State Bank, of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure of Manchester State Bank or the Company, as the case may be, or of any officer, Director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that no such notifications shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder,

                  (b) Manchester State Bank agrees to notify the Company by telephone within 24 hours of receipt of any inquiry with respect to a proposed Reorganization, consolidation, assets acquisition, tender offer or other takeover transaction with another person or receipt of a request for information from the FDIC, the Commissioner, or other governmental authority with respect to a proposed acquisition of Manchester State Bank by another party. Manchester State Bank will promptly communicate to the Company the terms of any such proposal, discussion, negotiation, or inquiry, including the identity of the party making such proposal or inquiry.

         10.05 NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid certified first class mail (return receipt requested) or by recognized overnight delivery service addressed as follows:

                  (a)      If to the Company or the Bank, to:

                           New England Community Bancorp, Inc. and
                           New England Bank and Trust Company
                           P. O. Box 130
                           Old Windsor Mall
                           Windsor, CT  06095
                           Attention:  David A. Lentini
                                       President and Chief
                                         Executive Officer

                  Copy to:
                           Cranmore, FitzGerald & Meaney
                           49 Wethersfield Avenue
                           Hartford, CT 06114
                           Attention:  J. J. Cranmore

                  (b)      If to Manchester State Bank, to:

                           Manchester State Bank
                           1041 Main Street
                           Manchester, CT  06045-1440
                           Attention:  Nathan G. Agostinelli
                                       President and Treasurer

                  Copy to:
                           Jacobs, Walker, Rice & Basche, P.C.
                           146 Main Street
                           P.O. Box 480
                           Manchester, CT  06045
                           Attention: Ronald K. Jacobs

or such other address as shall be furnished in writing by either party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         10.06 DELIVERY OF SCHEDULES.  [ RESERVED]

         10.07 PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, and that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         10.08 COMPLETE AGREEMENT. This Agreement, including the documents and other writings referred to herein or delivered pursuant thereto, contains the entire agreement and understanding of the parties with respect to its subject matter, other than the Confidentiality Agreements. There are no restrictions, agreements, premises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter. If any provision or part of this Agreement is deemed unenforceable, the enforceability of the other provisions and parts shall not be affected.

         10.09 COUNTERPARTS. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         10.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

         10.11 HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, Manchester State Bank, the Company and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                     NEW ENGLAND COMMUNITY BANCORP, INC.

                                     By /S/ DAVID A. LENTINI
                                        --------------------
                                        Its President

Attest:

/S/ JOHN COCCOMO
- ----------------
Secretary

                                     NEW ENGLAND BANK & TRUST COMPANY

                                     By /S/ DAVID A. LENTINI
                                        --------------------
                                        Its President

Attest:

 /S/ JOHN COCCOMO
- -----------------
Secretary

                                     MANCHESTER STATE BANK

                                     By /S/ NATHAN G. AGOSTINELLI
                                        -------------------------
                                        Its President

Attest:

/S/ RONALD K. JACOBS
- --------------------
Secretary

                DIRECTORS OF NEW ENGLAND COMMUNITY BANCORP, INC.

         We hereby confirm, as of this 19th day of December, 1995, our approval of the foregoing Agreement and Plan of Reorganization by and between New England Community Bancorp, Inc., New England Bank & Trust Company and Manchester State Bank


/S/ TADEUS J. BUCZKOWSKI                             /S/ JOHN C. CARMON
- ------------------------                             ------------------

/S/ JOHN A. COCCOMO, SR.                             /S/ GEORGE A. COLLI, JR.
- ------------------------                             ------------------------

/S/ GARY J. DENINO                                   /S/ FRANK A. FALVO
- ------------------                                   ------------------

/S/ DOMINIC J. FERRAINA                              /S/ CHARLES D. GERSTEN
- -----------------------                              ----------------------

/S/ JOHN R. HARVEY                                   /S/ DAVID A. LENTINI
- ------------------                                   --------------------

/S/ ANGELINA MCGILLIVRAY                             /S/ EDWARD J. SZEWCZYK
- ------------------------                             ----------------------

                  DIRECTORS OF NEW ENGLAND BANK & TRUST COMPANY

         We hereby confirm, as of this 19th day of December, 1995, our approval of the foregoing Agreement and Plan of Reorganization by and between New England Community Bancorp, Inc., New England Bank & Trust Company and Manchester State Bank


/S/ TADEUS J. BUCZKOWSKI                             /S/ JOHN C. CARMON
- ------------------------                             ------------------

/S/ JOHN A. COCCOMO, SR                              /S/ GEORGE A. COLLI, JR.
- -----------------------                              ------------------------

/S/ LESTER R. DADDARIO                               /S/ DOMINIC J. FERRAINA
- ----------------------                               -----------------------

/S/ RUSSELL A. FERRIGNO, D.D.S                       /S/ HURLBURT R. FREW
- ------------------------------                       --------------------

/S/ DAVID A. LENTINI                                 /S/ ANGELINA J. MCGILLIVRAY
- --------------------                                 ---------------------------

/S/ JOHN J. NARKIEWICZ                               /S/ EDWARD J. SZEWCZYK
- ----------------------                               ----------------------

/S/ PAUL H. WABREK
- ------------------

                       DIRECTORS OF MANCHESTER STATE BANK

         We hereby confirm, as of this 19th day of December, 1995, our approval of the foregoing Agreement and Plan of Reorganization by and between New England Community Bancorp, Inc., New England Bank & Trust Company and Manchester State Bank


/S/ PAUL ACETO                                       /S/ NATHAN G. AGOSTINELLI
- --------------                                       -------------------------

/S/ ANDREW ANSALDI, JR.                              /S/ ANTHONY DZEN
- -----------------------                              ----------------

/S/ RONALD JACOBS                                    /S/ NICHOLAS LAPENTA
- -----------------                                    --------------------

/S/ ROXIE LEONE                                      /S/ WILLIAM OLEKSINSKI
- ---------------                                      ----------------------

/S/ SAMUEL PIERSON                                   /S/ ED TOMKIEL
- ------------------                                   --------------

                                   APPENDIX B

FIRST ALBANY
CORPORATON

              53 STATE STREET, BOSTON, MASSACHUSETTS 02109-2811 o (617) 228-3000



                                        December 19, 1995



Board of Directors
Manchester State Bank
1041 Main Street
P.O. Box 1440
Manchester, Connecticut  06045-1440

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of Manchester State Bank (the "Bank") of the consideration (the "Consideration") to be received by such holders as a result of the transaction (the "Transaction") described in the Agreement and Plan of Reorganization as of December 20, 1995 (the "Agreement"), by and between the Bank and New England Community Bancorp, Inc. ("Bancorp") and its wholly owned subsidiary, New England Bank and Trust ("NEBT").

First Albany Corporation, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate, estate and other purposes. We regularly publish research reports regarding the financial services industry and the companies in the industry.

In connection with and in preparation for rendering this opinion, we have reviewed, analyzed and relied upon certain information bearing upon the financial and operating condition and regulatory status of the Bank, Bancorp and NEBT, including: the Agreement; certain financial information of the Bank, Bancorp and NEBT for the five years ended December 31, 1994; the historical prices at which the common stock of the Bancorp has been transferred; and other financial information concerning the business and operations of the Bank, Bancorp and NEBT, including certain internal financial and operating analyses and forecasts of the Bank and Bancorp prepared by their respective managements. We have also met with members of the senior management of the Bank, Bancorp and NEBT to discuss past and current business operations, results of regulatory examinations, financial condition and future prospects of the Bank, Bancorp and NEBT, as well as other matters believed to be relevant to our analysis. Further, we considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant to our analysis.

In conducting our review of the Transaction, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us by the Bank, Bancorp, and NEBT or publicly available. We have not independently verified this information or had such information verified. For the purposes of rendering this opinion, except as set forth below, we have not conducted a physical inspection of any of the properties or facilities of the Bank, Bancorp or NEBT or analyzed any loan or asset documentation, nor have we made or obtained any independent evaluation or appraisals of any such properties or facilities or of any loans, investments or financial assets and liabilities. Furthermore, we are not experts in the evaluation of allowances for loan losses, and we have not made an independent evaluation of the adequacy of the allowances for loan losses of either the Bank or Bancorp (or any of its subsidiaries, including NEBT), nor have we reviewed the loan portfolios of either the Bank, Bancorp or NEBT beyond what was required to conduct our due diligence review of the Transaction.

First Albany has acted as financial advisor to the Bank in connection with the Transaction and has received compensation for its services, a portion of which is contingent upon the consummation of the Transaction. We will also receive a fee for rendering this opinion, but such fee is not contingent upon the consummation of the Transaction.

First Albany has, within the past year, rendered investment banking services to Bancorp in connection with another merger. First Albany makes a market in Bancorp common stock, and may from time to time have a long position in Bancorp common stock for our own account and for the accounts of our customers. As of the date of this opinion, we have a long position in the common stock of Bancorp.

Based on our analysis of the foregoing, it is our opinion that the Consideration to be received by the stockholders of the Bank in the Transaction is fair, from a financial point of view, to such stockholders as of the above date.


                                             Very truly yours,


                                             /S/ FIRST ALBANY CORPORATION
                                             FIRST ALBANY CORPORATION

                                   APPENDIX C


December 19, 1995

Board of Directors
New England Community Bancorp, Inc.
176 Broad Street, Olde Windsor Mall
Windsor, CT  06105

Members of the Board:

     You have requested our opinion as to the fairness to the stockholders of New England Community Bancorp, Inc., Windsor, Connecticut ("NECB"), from a financial point of view, of the terms of the Agreement and Plan of Merger dated December 19, 1995 ("the Agreement") which will ultimately provide for the merger (the "Reorganization") of Manchester State Bank, Manchester, Connecticut ("Manchester") into New England Bank and Trust Company ("NEB&T"), a wholly-owned subsidiary of NECB. Shareholders of Manchester will receive the Per Share Merger Consideration upon consummation of the Merger. The Per Share Merger Consideration will be $35.20 payable in cash and 5.493 shares of NECB Stock.

     In connection with its opinion, HAS Associates, Inc. ("HAS") reviewed, analyzed and relied upon material relating to the financial and operating conditions of Manchester including, among other things, the following: (i) the Agreement; (ii) Annual Reports to Stockholders and Annual Report on Form F-2 for the three years ended December 31, 1992, 1993, and 1994, of Manchester; (iii) certain Quarterly Reports on Form F-4, and proxy solicitation material of Manchester and certain other communications from Manchester to its stockholders;
(iv) other financial information concerning the business and operations of Manchester furnished to HAS by Manchester for purposes of its analysis, including certain internal financial analyses and forecasts for Manchester prepared by the senior management of Manchester; (v) corporate minutes of Manchester for three years; (vi) audit reports certified by the independent accountants of Manchester for three years; (vii) regulatory filings of Manchester for three years; (viii) Manchester policies and procedures, certain loan files, its investment portfolio; and (ix) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions that HAS considered relevant to its inquiry. In addition, HAS reviewed certain market information concerning Manchester, analyzed data concerning private and publicly owned banks in New England, reviewed stock market data of other banks generally deemed comparable whose securities are publicly traded, publicly available information concerning certain recent business combinations, and such additional financial and other information as HAS deemed necessary. Furthermore, HAS reviewed the public financial information available concerning NECB. In addition, HAS reviewed certain internal reports and documents of Manchester including loan lists grouped by risk rating, past due and non-accrual loan reports, internal loan watch list, loan relationship reports, restructured loan reports, OREO and ISF reports, loan loss reserve analysis reports, 1995 operating budget and forecast, securities portfolio-book value and market value reports, and schedule of threatened or pending litigations. HAS also held discussions with senior management of Manchester concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

     In conducting its review and arriving at its opinion, HAS relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and HAS did not attempt to verify such information independently or undertake an independent appraisal of the assets and liabilities of Manchester. HAS relied upon the accuracy and opinion of the audit reports prepared by the Manchester's independent accountants. HAS assumes no responsibility for the accuracy and completeness of the financial and other information relied upon.

     We have acted as financial advisor to the Board of NECB in connection with the Reorganization and will receive a fee for this service.

     In reliance upon and subject to the foregoing, it is our opinion that, as of December 19, 1995, the financial terms of the Agreement were, and as of the date hereof, such terms are, fair, from a financial point of view, to the current shareholders of NECB.

     This letter is furnished to you in connection with the Reorganization and we consent to its inclusion in the Registration Statement and proxy solicitation material.

Sincerely,

/s/ HAS Associates, Inc.

HAS Associates, Inc.

                                   APPENDIX D

Connecticut Statutes Governing Appraisal Rights

SEC. 36a-125(h). Upon the effectiveness of the agreement of merger or consolidation, the shareholders, if any, of the constituent banks, except to the extent that they have received cash, property or other securities of the resulting bank or shares or other securities of any other corporation in exchange for or upon conversion of their shares, shall be shareholders of the resulting bank. Unless such agreement otherwise provides, the resulting bank may require each shareholder to surrender such shareholder's certificates of stock in the constituent bank and in that event no shareholder, until such surrender of that shareholder's certificates, shall be entitled to receive a certificate of stock of the resulting bank or to vote thereon or to collect dividends declared thereon, or to receive cash, property or other securities of the resulting bank, or shares or other securities of any other corporation. Any shareholder of any of such constituent banks who, on or before the date of such meeting of shareholders of the constituent bank of which that shareholder holds shares, gave written notice to the secretary of the constituent bank of objection thereto may, provided none of that shareholder's shares shall have been voted in favor of the merger or consolidation, require the constituent bank to purchase that shareholder's shares at fair value by delivering to the secretary of such constituent bank a demand to that effect in writing within ten days after the date of such meeting. Any such demand shall comply with the requirements of section 33-374 and, after the delivery of such demand, it shall be deemed for all purposes to have been delivered pursuant to section 33-374, and the effect of such demand and the rights and obligations of the objecting shareholders and the bank shall be determined in accordance with section 33-374. The stock of the resulting bank up to an amount of the combined stock of the constituent banks shall be exempt from any franchise tax.

SEC. 33-374. PROCEDURE FOR OBJECTING SHAREHOLDER. (a) As used in this section, the term (1) "corporation" includes, if the context so indicates, the successor, surviving or new corporation which acquires the property of a predecessor corporation upon a sale of assets for securities, merger or consolidation; (2) "the date on which the exchange was effective" means the date on which the corporation first actually consummated an exchange of shares or, if it reserved the right to postpone the operation or effectiveness of all acceptances of its offer of exchange, the date on which it declared the acceptance operative or effective; (3) "sale of assets for securities" means a sale of assets entitling objecting shareholders to be paid the value of shares pursuant to subsection (d) of section 33-373; (4) "shares" of a shareholder means those shares owned by him as to which he is entitled to be paid the value pursuant to the provisions of section 33-373.

(b) Any shareholder designated in section 33-373 as having the right to be paid the value of shares as provided in this section may elect to exercise such right by giving notice to the corporation, in writing, objecting to the proposed corporate transaction giving rise to such right. (1) In the case of a shareholder so designated in subsections (a), (c) and (d) of section 33-373 such notice shall be delivered to the corporation prior to the meeting of shareholders called for the purpose of voting on such transactions, or at such meeting prior to voting on such transaction, or prior to the time taken by consents as provided in section 33-330 shall become effective. If such transaction is approved, any such shareholder so notifying the corporation, provided none of his shares shall have been voted in favor thereof, may require the corporation to purchase his shares at fair value by delivering to the corporation a demand to that effect in writing, within ten days after the date on which the vote was taken or action taken by consents as provided in section 33-330 became effective. (2) In the case of a shareholder so designated in subsection (b) of section 33-373, such notice shall be delivered to the corporation within fifteen days after the date of mailing the offer. If an exchange is effected with any shareholder, any such shareholder so notifying the corporation, provided none of his shares shall have been so exchanged, may require the corporation to purchase his shares at fair value by delivering to the corporation a demand to that effect in writing, within ten days after the date on which the exchange was effective if the corporation shall give notice of such date to such shareholder or within sixty days after delivering the written notice to the corporation, whichever is the earlier. (3) A shareholder so designated in subsection (e) of section 33-373 may require the corporation to purchase his shares at fair value by delivering such notice to the corporation within fifteen days after the date of mailing the distribution or any notice thereof from the corporation, whichever is earlier, accompanied by a demand to that effect in writing, provided such shareholder shall not have accepted such distribution. (4) In the case of a shareholder so designated in subsection (c) of section 33-373, where a merger has been effected as provided in section 33-370, such notice shall be delivered to the corporation within fifteen days after the date of mailing the plan of merger, and be accompanied by a demand in writing that the corporation purchase his shares at fair value.

(c) Any demand to purchase shares under subsection (b) of this section shall state the number and classes of shares of the shareholder making the demand. Except as provided in subsection (i) of this section, any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote, to receive dividends or to exercise any other rights of a shareholder in respect of such shares. No such demand may be withdrawn unless the corporation consents thereto. Any shareholder failing to make demand as provided in subsection (b) of this section shall be bound by the corporate transaction involved in accordance with its terms.

(d) At any time after the receipt of a notice by a shareholder objecting to the proposed corporate transaction giving rise to rights under this section, but not later than ten days after receipt of a demand to purchase shares or ten days after the corporate transaction is effective, whichever is later, the corporation shall make a written offer, to each shareholder who makes demand as provided in this section, to pay for his shares at a specified price deemed by such corporation to be the fair value thereof as of the day prior to the date on which notice of the proposed corporate transaction was mailed, exclusive of any element of value arising from the expectation or accomplishment of such corporate transaction.

(e) Within twenty days after demanding the purchase of his shares, each shareholder so demanding shall submit the certificate or certificates representing his shares to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of competent jurisdiction, for good and sufficient cause shown, otherwise directs. If shares represented by a certificate on which notation has been so made are transferred, each new certificate issued therefor shall bear similar notation, together with the name of the shareholder of such shares who made such demand, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which such shareholder had after making such demand.

(f) If the corporation and any shareholder making a demand to purchase shares under subsection (b) of this section agree in writing as to the value of the shares, the corporation shall pay such shareholder such value upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares duly endorsed for transfer. If the corporation defaults in or refuses to make such payment, such shareholder may file a petition in the superior court for the judicial district where the principal office of the corporation is located, praying that judgment be entered for such amount, and such shareholder shall be entitled to judgment for such amount. If any such shareholder should be a party to a proceeding under subsection (g) of this section, the court in such proceeding shall upon motion of either the corporation or such shareholder dismiss the proceeding with respect to such shareholder.

(g) At any time during the period of sixty days after the date the corporation is obliged to make an offer under subsection (d) of this section, the corporation, or any shareholder who has made a demand to purchase shares under subsection (b) of this section and who has not accepted the offer made by the corporation and acting in the name of the corporation, may file a petition in the superior court for the judicial district where its principal office is located, or before any judge thereof, praying that the value of the shares of such shareholders be found and determined. All shareholders making demand under subsection (b) of this section who have not accepted the offer made by the corporation, wherever residing, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the petition shall be served on each such shareholder who is a resident of this state and shall be served by registered or certified mail on each such shareholder who is a nonresident.
Service on nonresidents shall be made by publication as provided by law. The jurisdiction of the court shall be plenary and exclusive. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares as of the day prior to the date on which notice of the proposed corporate transaction was mailed, exclusive of any element of value arising from the expectation or accomplishment of such corporate transaction. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or an amendment thereof. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment therefor and shall direct the payment of such value, together with interest, if any, as hereinafter provided, to the shareholders entitled thereto. The judgment may include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date notice of the proposed corporate transaction was mailed to the date of payment. The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all shareholders who are parties to the proceeding to whom the corporation has made an offer to pay for the shares if the court finds that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding.

(h) Any judgment entered under subsection (f) or (g) of this section shall be enforceable as other decrees of the superior court may be enforced and shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing the shares for which payment is due, duly endorsed for transfer. Upon payment of any such judgment, the shareholder shall cease to have any interest in such shares. The liability to pay for shares or to pay damages imposed by this section on a corporation extends to the successor corporation which acquires the assets of the predecessor, whether by merger, consolidation or sale of assets for securities. Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, unless in the case of a merger or consolidation the plan of merger or consolidation otherwise provides.

(i) If a demand to purchase shares under subsection (b) of this section is withdrawn upon consent, or if the proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action, or if no demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section, or if a court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section, then the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall thereupon be restored.

                                   APPENDIX E

                             Shareholder's Agreement
                                 (Section 1.11)

                                            December 19, 1995

Boards of Directors
New England Community Bancorp, Inc. and
New England Bank & Trust Company

Board of Directors
Manchester State Bank

Gentlemen:

         The undersigned beneficially owns and has sole voting power or shared voting power with respect to the number of shares of common stock, $10.00 par value per share (the "Shares"), of Manchester State Bank ("Manchester State Bank") indicated on the signature page hereof.

         Simultaneously with the execution of this letter agreement, New England Community Bancorp, Inc., ("New England Community Bancorp, Inc.") and New England Bank & Trust Company (the "Bank") (collectively the "Company") and Manchester State Bank have entered into a Plan and Agreement of Reorganization (the "Reorganization Agreement") dated as of the date hereof, providing for the merger of Manchester State Bank into New England Bank & Trust Company, a wholly-owned subsidiary of New England Community Bancorp, Inc. (the "Reorganization"), pursuant to which New England Bank & Trust Company will be the surviving corporation and all of the issued and outstanding Shares of Manchester State Bank will be converted into the right to receive a consideration on terms and conditions set forth in the Reorganization Agreement.

         In consideration of the Company's entering into the Reorganization Agreement and proceeding to use its best efforts to consummate the Reorganization, and in consideration of the expenses incurred by the Company in connection therewith, the undersigned agrees as follows:

         1. The undersigned will vote the Shares, or cause the Shares to be voted, for the approval of the Reorganization Agreement and the Reorganization, and any other matters relating thereto presented for approval of the shareholders of Manchester State Bank, and will vote the Shares, or cause the Shares to be voted, against the approval of any other agreement providing for a Reorganization, consolidation, sale of assets or other business combination of Manchester State Bank with any person or entity other than the Company, or the Bank.

         2. The undersigned will not sell, assign, transfer or otherwise dispose of, or permit to be sold, assigned, transfered or otherwise dispose of, any of the Shares except (a) for transfers by will or by operation of law (in which case this letter agreement shall bind the transferee) and (b) as the Company may otherwise agree in writing.

         3. The undersigned will not:

            (a) directly or indirectly solicit or encourage (including by way of furnishing information), or initiate any communication with any other person or entity with respect to, any proposal for a Reorganization, consolidation, sale of assets or other business combination involving Manchester State Bank or any Subsidiary (as defined in the Reorganization Agreement) of Manchester State Bank or for the acquisition of any capital stock of Manchester State Bank; or

            (b) encourage any person, firm, corporation, group or other entity to engage in any of the actions covered by subparagraph (a) above.

         4. If the Reorganization shall be consummated as provided in the Reorganization Agreement, for a period of at least two (2) years after the effective date of the Reorganization (the "Non-Compete Period"), the undersigned shall, consistent with fiduciary duty, prudent business judgment and past practices, use his reasonable best efforts to assist in the development and growth of the business, prospects, and operations of the Company (as successor to the business and operations of Manchester State Bank) ("Successor Entity") at least at levels and in respects consistent with efforts and undertakings heretofore made by the undersigned on behalf of Manchester State Bank and, without limiting the generality of the foregoing, (a) the undersigned will, consistent with fiduciary duty, prudent business judgment and past practices, continue to provide his personal and business banking business to the Successor Entity to substantially the same extent as heretofore provided to Manchester State Bank, and encourage others to do so, (b) the undersigned will not, consistent with fiduciary duty, prudent business judgment and past practices, directly or indirectly, solicit business for, or encourage any person to provide business to, any other banking or financial institution doing business in the geographic area comprised of the Hartford and Tolland Counties, in the State of Connecticut, (the "Area"), and (c) the undersigned will not serve as a member of the governing board, or on any committee or advisory committee, or as an organizer or incorporator of, any bank, bank holding company, or other financial institution which competes with the Company or any of its Subsidiaries and maintains its principal office in, or has 25% or more of its deposits or assets in the Area.

        5. The Company, the Bank, Manchester State Bank and the undersigned each represents that it/he has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this letter agreement, and that this letter agreement constitutes a valid and binding agreement with respect to such party, enforceable in accordance with its terms.

        6. Contingent upon the effectiveness of the Reorganization, the undersigned hereby irrevocably and unconditionally releases and discharges Manchester State Bank, and their respective successors and assigns, from any and all claims, demands, agreements, promises, actions, causes of action, suits, obligations, costs, expenses, damages, losses and liabilities, of whatever kind or nature, at law or in equity or otherwise, whether known or unknown, which he ever had, may have had, now has, or may have in the future, for or by reason of any cause, thing, or matter whatsoever from the beginning of the world to the Effective Time of the Reorganization, except only for any rights arising solely under and by reason of the Reorganization Agreement.

        7. The undersigned acknowledges that irreparable damage would occur if any of the provisions hereof were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the undersigned agrees that the Company shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the provisions hereof and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which the Company may be entitled at law or equity. The undersigned acknowledges and agrees that by breaching the provisions of this Agreement the undersigned waives and forfeits any rights which he may have to any compensation and remuneration pursuant to the Manchester State Bank plan to compensate "Founding Directors" in the event of a change in control. The undersigned acknowledges and agrees that upon breaching the provisions hereof, the undersigned, will be personally liable to Manchester State Bank and the Company for their fees and expenses in connection with the Reorganization Agreement.

         8. This letter agreement shall apply to any and all shares of common stock of Manchester State Bank acquired in any manner by the undersigned after the date hereof and, for purposes of this letter agreement, any and all such after-acquired shares shall be deemed included in the term "Shares" as used herein.

         9. This letter agreement is to be governed by the laws of the State of Connecticut, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

         10. This letter agreement will terminate upon any termination of the Reorganization Agreement effected in accordance with the terms thereof.

         11. The undersigned, in consideration of the sum of ________ (1) of the United States of America, and other lawful consideration to be paid by Manchester State Bank, has remised, released and forever discharged, and by these presents does remise, release and forever discharge Manchester State Bank, the Company and the Bank of and from all debts, obligations, reckonings, promises, covenants, controversies, suits, actions, causes of actions, damages, claims or demands, arising from Releasors' service as an officer, director, employee or agent of Manchester State Bank, and hereby agrees to indemnify the Resulting Corporation for any liability which may arise by reason of Manchester State Bank's payment pursuant to such Plan for "Founding Directors."

         Please confirm our agreement with you by signing a copy of this letter.

- --------
(1)It is further agreed that the consideration to be received by the undersigned will be reduced to the extent necessary on a PRO RATA percentage basis along with all of the other "Founding Directors" of Manchester State Bank if such reduction is required by any regulatory agency acting with proper jurisdiction or if in the opinion of the Internal Revenue Service or counsel to either Manchester State Bank or the Company, such reductions are necessary to: enable the qualification of the Reorganization as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code in order to obtain the rulings or opinions provided pursuant to Sections 7.02(m) or 7.03(f) of the Reorganization Agreement.

         IN WITNESS WHEREOF, the undersigned releasor has signed and sealed this instrument affixed this __ day of December, 1995.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF OR ATTESTED BY

_________________________________        _________________         Number of
                                                                    SHARES
_________________________________                                  _________

STATE OF CONNECTICUT       )
                           ) ss.
COUNTY OF                  )

         Personally Appeared _______________, signer of the foregoing Instrument, and acknowledged the same to her free act and deed before me.

                                         _______________________________
                                         Notary/Public Commissioner of
                                         the Superior Court
                                         My Commission Expires _________


Confirmed and Agreed:

New England Community Bancorp, Inc.


By  ___________________________________
    President


New England Bank & Trust Company


By  ___________________________________
    President


Manchester State Bank

By  ___________________________________

                              STATE OF CONNECTICUT

                              DEPARTMENT OF BANKING

     260 CONSTITUTION PLAZA                          HARTFORD, CT 06103

John P. Burke
  Commissioner

                                December 19, 1995

J. J. Cranmore, Esq.
Cranmore, FitzGerald & Meaney
49 Wethersfield Avenue
Hartford, CT 06114-1102

Dear Mr. Cranmore:

     This is in reference to your letter dated December 18, 1995, requesting my approval, pursuant to Section 36a-112(b) of the Connecticut General Statutes, of the shareholder's agreement attached hereto and described below ("Shareholder's Agreement").

     The Shareholder's Agreement, dated December 19, 1995, is to be entered into between New England Community Bancorp, Inc. ("NECB"), New England Bank & Trust Company ("NEBTC"), Manchester State Bank ("MSB"), and each of the directors of MSB, in connection with a proposed Plan and Agreement of Reorganization, dated December 19, 1995, for the merger of MSB with and into NEBTC, a wholly-owned subsidiary of NECB. Pursuant to the Shareholder's Agreement, the directors of MSB will, among other things, agree to vote their shares of the common voting stock of MSB for the approval of the proposed merger and against the approval of any competing transaction.

     Section 36a-112(b) provides that "[n]otwithstanding the provisions of sections 33-337 to 33-339, inclusive, an irrevocable proxy, voting trust, voting agreement or similar arrangement with respect to the shares of a capital stock Connecticut bank is valid or enforceable only if approved by the commissioner."
Section 33-339(a) defines the term "voting agreement" as "an agreement among any number of shareholders, or among any number of shareholders and the corporation, to vote their shares as a group, or as groups, as determined by arbitration or in any other manner provided for by the agreement". It is the position of this department that although the Shareholder's Agreement is not a voting agreement as so defined, it is a "similar arrangement" within the meaning of

J. J, Cranmore, Esq.
Page 2
December 19, 1995


Section 36a-112(b) in that each director as shareholder has agreed to vote his or her shares in a particular manner as specified in the Shareholder's Agreement.

     Finding that agreements such as these generally have a valid business purpose, pursuant to Section 36a-112(b), I hereby approve the Shareholder's Agreement.

     Nothing contained in this approval, however, is intended to enable NECB and NEBTC to claim that they have any rights to pursue remedies against MSB by reason of the failure of one or more of the respective shareholders to vote their shares in accordance with the Shareholder's Agreement. All remedies exercised for any claimed breach of the Shareholder's Agreement only should be as against the appropriate shareholder executing the same.

                                               Very truly yours,


                                               /s/ John P. Burke

                                               John P. Burke
                                               Banking Commissioner

JPB/ASD/td

Attachment

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Delaware law and NECB's Bylaws and Restated Certificate of Incorporation authorize NECB to indemnify Officers, Directors and certain individuals associated with NECB. In general, Article V of NECB's Bylaws and Article VII of NECB's Restated Certificate of Incorporation authorize NECB to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of NECB) by reason of the fact that he is or was a director, officer, trustee, employee or agent of NECB, or is or was serving at the request of NECB as a director, officer, trustee, employee or agent of another corporation, association, partnership, venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of NECB, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of NECB, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

ITEM 21. EXHIBIT AND FINANCIAL STATEMENTS SCHEDULES

     The exhibit and financial statement schedules filed as a part of this Registration Statement are as follows:

(a)      List of Exhibits

Exhibit No.                         Exhibit                           Location
- -----------                         -------                           --------
         2.1               Plan and Agreement of Reorganization,
                           dated as of December 19, 1995, among
                           Manchester State Bank, New England
                           Community Bancorp, Inc. and New England
                           Bank and Trust Company included as
                           Appendix A hereto.                             (1)

         3.1               Amended and Restated Certificate of
                           Incorporation of New England Community
                           Bancorp, Inc.                                  (2)

         3.2               Amended and Restated Bylaws of New
                           England Community Bancorp, Inc.                (3)

         4.                Specimen Common Stock Certificate
                           of New England Community Bancorp, Inc.         (4)


         5.                Opinion of Cranmore, FitzGerald &
                           Meaney regarding legality of securities
                           being registered.                              (5)

         8.                Opinion of Reid and Reige, P.C.
                           regarding certain federal income tax
                           consequences.                                  (6)

        10.1               Severance Agreement by and between
                           Barry R. Loucks and Olde Windsor Bancorp,
                           Inc. (now known as New England Community
                           Bancorp., Inc.) and New England Bank and
                           Trust Company dated March 22, 1993.            (7)

        10.2               Severance Agreement between Raymond
                           G. Halstead and Olde Windsor Bancorp, Inc.
                           (now known as New England Community Bancorp,
                           Inc.) and New England Bank and Trust Company
                           dated March 22, 1993.                          (8)

         10.3              Employment Agreement between New
                           England Bank and Trust Company and David
                           A. Lentini dated August 9, 1994.               (9)

         10.4              Employment Agreement by and between
                           New England Bank and Trust Company and
                           David A. Lentini dated August 31, 1993.        (10)

         10.5              Employment Agreement by and between
                           New England Bank and Trust Company and
                           Donat A. Fournier dated August 31, 1993.       (11)

         10.6              Employment Agreement by and between
                           New England Bank and Trust Company and
                           Donat A. Fournier dated August 9, 1994.        (12)

         10.7              Employment Agreement by and between
                           New England Bank and Trust Company and
                           Anson C. Hall dated August 25, 1994.           (13)

         10.8              Employment Agreement by and between
                           The Equity Bank and Frank A.
                           Falvo dated Septmber 1, 1989.                  (14)

         10.9              Form of Employment Agreement by and
                           between New England Bank and Trust
                           Company and Nathan G. Agostinelli              (15)

         21.               List of Subsidiaries of New England
                           Community Bancorp, Inc.                        (16)

         23.1              Consent of Cranmore, FitzGerald &
                           Meaney                                         (E-1)

         23.2              Consent of Shatswell, MacLeod
                           & Company, P.C.                                (E-2)

         23.3              Consent of Bardaglio, Hart & Shuman            (E-3)

         23.4              Consent of Jacobs, Walker, Rice & Basche,      (E-4)
                           P.C.

         23.5              Consent of First Albany
                           Corporation                                    (E-5)

         23.6              Consent of HAS Associates, Inc.                (E-6)

         23.7              Consent of Reid and Reige, P.C.                (E-7)

         27                Financial Data Schedule                         (17)

         99.1              Form of Proxy for the Special Meeting
                           of Shareholders of Manchester State
                           Bank                                           (E-8)
- ----------------------------


           (1) Exhibit is incorporated by reference to the Form 8-K report filed by New England Community Bancorp, Inc. with the SEC on January 11, 1996.

           (2) Exhibit was filed on June 20, 1995 as Exhibit 3.1 to New England Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 33-93640) and is incorporated herein by reference.

           (3) Exhibit was filed as Exhibit 3.2 to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, filed with the SEC on March 31, 1995 and is incorporated herein by reference.

           (4) Exhibit was filed on June 20, 1995 as Exhibit 4 to New England Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 33-93640) and is incorporated herein by reference.


           (5) Exhibit was filed on March 27, 1996 as Exhibit 5 to New England Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 333-1979), and is incorporated herein by reference.

           (6) Exhibit was filed on March 27, 1996 as Exhibit 8 to New England Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 333-1979), and is incorporated herein by reference.

           (7)             Exhibit  was filed on  September  2, 1994 as  Exhibit
                           10.1 to Olde Windsor Bancorp, Inc.'s, now known as, New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622) and is incorporated herein by reference.

           (8)             Exhibit  was filed on  September  2, 1994 as  Exhibit
                           10.2 to Olde Windsor Bancorp, Inc.'s, now known as, New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622) and is incorporated herein by reference.

           (9)             Exhibit  was filed on  September  2, 1994 as  Exhibit
                           10.3 to Olde Windsor Bancorp, Inc.'s, now known as New England Bancorp, Inc.'s, Registration Statement on Form S-1 (No. 33-83622) and is incorporated herein by reference.

           (10)            Exhibit  was filed on  September  2, 1994 as  Exhibit
                           10.4 to Olde Windsor  Bancorp,  Inc.'s,  now known as
                           New England Community Bancorp, Inc.'s, Registration Statement on Form S-1 (No. 33-83622) and is incorporated herein by reference.

           (11)            Exhibit  was filed on  September  2, 1994 as  Exhibit
                           10.5 to Olde Windsor  Bancorp,  Inc.'s,  now known as
                           New England Community Bancorp, Inc.'s, Registration Statement on Form S-1 (No. 33-83622) and are incorporated herein by reference.

           (12) Exhibit was filed on October 20, 1994 as Exhibit 10.6 to New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622), Amendment 1, and is incorporated herein by reference.

           (13) Exhibit was filed on October 20,1994 as Exhibit 10.7 to New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622), Amendment Number 1, and is incorporated herein by reference.


           (14) Exhibit was filed on March 27, 1996 as Exhibit 10.8 to New England Community Bancorp, Inc.'s, Registration Statement on Form S-4 (No. 333-1979) and is incorporated herein by reference.

           (15) Exhibit was filed on March 27, 1996 as Exhibit 10.9 to New England Community Bancorp, Inc.'s, Registration Statement on Form S-4 (No. 333-1979) and is incorporated herein by reference.

           (16) Exhibit was filed on March 27, 1996 as Exhibit 21 to New England Community Bancorp, Inc.'s, Registration Statement on Form S-4 (No. 333-1979) and is incorporated herein by reference.

           (17) Exhibit was filed on March 27, 1996 as Exhibit 27 to New England Community Bancorp, Inc.'s, Registration Statement on Form S-4 (No. 333-1979) and is incorporated herein by reference.



         (b) Financial Statement Schedules.

     No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

ITEM 22.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  PROVIDED,  HOWEVER,  that  paragraphs  (a) (1) (i) and (a) (1)
(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registrations statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form which respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(4) That every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on April 18, 1996.


                                            NEW ENGLAND COMMUNITY BANCORP, INC.
                                            (Registrant)


                                                      By /s/ David A. Lentini
                                                        -----------------------
                                                        David A. Lentini
                                                        Its President and
                                                        Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ David A. Lentini                      /s/ Anson C. Hall
- ------------------------                  ---------------------------
David A. Lentini                          Anson C. Hall
Director, President and                   Vice President, Chief
Chief Executive Officer                   Financial Officer, Principal
April 18, 1996                            Financial Officer
                                          April 18, 1996


/s/ Tadeus J. Buczkowski                  /s/ Charles D. Gersten
- ------------------------                  ---------------------------
Tadeus J. Buczkowski                      Charles D. Gersten
Director                                  Director
April 18, 1996                            April 18, 1996


/s/ John C. Carmon                        /s/ Gary J. DeNino
- ------------------------                  ---------------------------
John C. Carmon                            Gary J. DeNino
Director                                  Director
April 18, 1996                            April 18, 1996



/s/ John A. Coccomo, Sr.                  /s/ Angelina J. McGillivray
- ------------------------                  ---------------------------
John A. Coccomo, Sr.                      Angelina J. McGillivray
Director                                  Director
April 18, 1996                            April 18, 1996

/s/ George A. Colli, Jr.                  /s/ Frank A. Falvo
- ------------------------                  ---------------------------
George A. Colli, Jr.                      Frank A. Falvo
Director                                  Director
April 18, 1996                            April 18, 1996



/s/ John R. Harvey                        /s/ Edward J. Szewczyk
- ------------------------                  ---------------------------
John R. Harvey                            Edward J. Szewczyk
Director                                  Director
April 18, 1996                            April 18, 1996


/s/ Dominic J. Ferraina
- ------------------------
Dominic J. Ferraina
Director
April 18, 1996

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

- --------------------------------------------------------------------------------

                                    EXHIBITS
                                       TO
         REGISTRATION STATEMENT ON FORM S-4/A Pre-Effective Amendment 1
                                      UNDER
                           THE SECURITIES ACT OF 1933

- --------------------------------------------------------------------------------



                       NEW ENGLAND COMMUNITY BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

================================================================================

                                  EXHIBIT INDEX


Exhibit No.                         Exhibit                           Location
- -----------                         -------                           --------
        2.1               Plan and Agreement of Reorganization,
                          dated as of December 19, 1995, among
                          Manchester State Bank, New England
                          Community Bancorp, Inc. and New England
                          Bank and Trust Company included as
                          Appendix A hereto.                             (1)

        3.1               Amended and Restated Certificate of
                          Incorporation of New England Community
                          Bancorp, Inc.                                  (2)

        3.2               Amended and Restated Bylaws of New
                          England Community Bancorp, Inc.                (3)

        4.                Specimen Common Stock Certificate
                          of New England Community Bancorp, Inc.         (4)


        5.                Opinion of Cranmore, FitzGerald &
                          Meaney regarding legality of securities
                          being registered.                              (5)

        8.                Opinion of Reid and Reige, P.C.
                          regarding certain federal income tax
                          consequences.                                  (6)

       10.1               Severance Agreement by and between
                          Barry R. Loucks and Olde Windsor Bancorp,
                          Inc. (now known as New England Community
                          Bancorp., Inc.) and New England Bank and
                          Trust Company dated March 22, 1993.            (7)

       10.2               Severance Agreement between Raymond
                          G. Halstead and Olde Windsor Bancorp, Inc.
                          (now known as New England Community Bancorp,
                          Inc.) and New England Bank and Trust Company
                          dated March 22, 1993.                          (8)

        10.3              Employment Agreement between New
                          England Bank and Trust Company and David
                          A. Lentini dated August 9, 1994.               (9)

        10.4              Employment Agreement by and between
                          New England Bank and Trust Company and
                          David A. Lentini dated August 31, 1993.        (10)

        10.5              Employment Agreement by and between
                          New England Bank and Trust Company and
                          Donat A. Fournier dated August 31, 1993.       (11)

        10.6              Employment Agreement by and between
                          New England Bank and Trust Company and
                          Donat A. Fournier dated August 9, 1994.        (12)

        10.7              Employment Agreement by and between
                          New England Bank and Trust Company and
                          Anson C. Hall dated August 25, 1994.           (13)

        10.8              Employment Agreement by and between
                          The Equity Bank and Frank A.
                          Falvo dated Septmber 1, 1989.                  (14)

        10.9              Form of Employment Agreement by and
                          between New England Bank and Trust
                          Company and Nathan G. Agostinelli              (15)

        21.               List of Subsidiaries of New England
                          Community Bancorp, Inc.                        (16)

        23.1              Consent of Cranmore, FitzGerald &
                          Meaney                                         (E-1)

        23.2              Consent of Shatswell, MacLeod
                          & Company, P.C.                                (E-2)

        23.3              Consent of Bardaglio, Hart & Shuman            (E-3)

        23.4              Consent of Jacobs, Walker, Rice & Basche,      (E-4)
                          P.C.

        23.5              Consent of First Albany
                          Corporation                                    (E-5)

        23.6              Consent of HAS Associates, Inc.                (E-6)

        23.7              Consent of Reid and Reige, P.C.                (E-7)

        27                Financial Data Schedule                        (17)

        99.1              Form of Proxy for the Special Meeting
                          of Shareholders of Manchester State
                          Bank                                           (E-8)
- ---------------------------


          (1) Exhibit is incorporated by reference to the Form 8-K report filed by New England Community Bancorp, Inc. with the SEC on January 11, 1996.

          (2) Exhibit was filed on June 20, 1995 as Exhibit 3.1 to New England Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 33-93640) and is incorporated herein by reference.

          (3) Exhibit was filed as Exhibit 3.2 to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, filed with the SEC on March 31, 1995 and is incorporated herein by reference.

          (4) Exhibit was filed on June 20, 1995 as Exhibit 4 to New England Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 33-93640) and is incorporated herein by reference.

          (5) Exhibit was filed on March 27, 1996 as Exhibit 5 to New England Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 333-1979), and is incorporated herein by reference.

          (6) Exhibit was filed on March 27, 1996 as Exhibit 8 to New England Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 333-1979), and is incorporated herein by reference.


          (7)             Exhibit  was filed on  September  2, 1994 as  Exhibit
                          10.1 to Olde Windsor Bancorp, Inc.'s, now known as, New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622) and is incorporated herein by reference.

          (8)             Exhibit  was filed on  September  2, 1994 as  Exhibit
                          10.2 to Olde Windsor Bancorp, Inc.'s, now known as, New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622) and is incorporated herein by reference.

          (9)             Exhibit  was filed on  September  2, 1994 as  Exhibit
                          10.3 to Olde Windsor Bancorp, Inc.'s, now known as New England Bancorp, Inc.'s, Registration Statement on Form S-1 (No. 33-83622) and is incorporated herein by reference.

          (10)            Exhibit  was filed on  September  2, 1994 as  Exhibit
                          10.4 to Olde Windsor  Bancorp,  Inc.'s,  now known as
                          New England Community Bancorp, Inc.'s, Registration Statement on Form S-1 (No. 33-83622) and is incorporated herein by reference.

          (11)            Exhibit  was filed on  September  2, 1994 as  Exhibit
                          10.5 to Olde Windsor  Bancorp,  Inc.'s,  now known as
                          New England Community Bancorp, Inc.'s, Registration Statement on Form S-1 (No. 33-83622) and are incorporated herein by reference.

          (12) Exhibit was filed on October 20, 1994 as Exhibit 10.6 to New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622), Amendment 1, and is incorporated herein by reference.

          (13) Exhibit was filed on October 20,1994 as Exhibit 10.7 to New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622), Amendment Number 1, and is incorporated herein by reference.

          (14) Exhibit was filed on March 27, 1996 as Exhibit 10.8 to New England Community Bancorp, Inc.'s, Registration Statement on Form S-4 (No. 333-1979) and is incorporated herein by reference.

          (15) Exhibit was filed on March 27, 1996 as Exhibit 10.9 to New England Community Bancorp, Inc.'s, Registration Statement on Form S-4 (No. 333-1979) and is incorporated herein by reference.

          (16) Exhibit was filed on March 27, 1996 as Exhibit 21 to New England Community Bancorp, Inc.'s, Registration Statement on Form S-4 (No. 333-1979) and is incorporated herein by reference.

          (17) Exhibit was filed on March 27, 1996 as Exhibit 27 to New England Community Bancorp, Inc.'s, Registration Statement on Form S-4 (No. 333-1979) and is incorporated herein by reference.


        (b) Financial Statement Schedules.

         No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.